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MASTER SERVICES AGREEMENT

between

Healthways, Inc. (“HWAY”),

and

HP Enterprise Services, LLC (“Supplier”)

Dated: May 25, 2011

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TABLE OF CONTENTS

Page

1.	OBJECTIVES AND DEFINITIONS	1

1.1	Objectives	1

1.2	Definitions	2

2.	TERM	2

2.1	Term	2

2.2	Extension of Term	3

3.	SERVICES	3

3.1	Scope of Services	3

3.2	Services Performed by HWAY or Third Parties	5

3.3	Transition	7

3.4	Transformation	8

4.	PERFORMANCE STANDARDS AND SERVICE CREDITS	9

4.1	Performance of the Services	9

4.2	Service Levels for Services Performed during the Transition	10

4.3	Service Levels for Services Performed during the Transformation	10

4.4	Service Levels for Services Performed Upon Steady State	10

4.5	Quality Assurance and Improvement Programs	10

4.6	Periodic Reviews	11

4.7	Failure to Perform	11

4.8	Service Credits	12

4.9	Measurement and Monitoring Tools	12

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5.	CHARGES	13

5.1	Service Charges and Project Fees	13

5.2	Pass-Through Expenses	13

5.3	Cost Improvement	15

5.4	Taxes	15

5.5	Incidental Expenses	17

5.6	Benchmarking	17

6.	INVOICING AND PAYMENT	20

6.1	Invoicing	20

6.2	Payment Due	21

6.3	Proration	21

6.4	Prepaid Amounts	21

6.5	Refunds and Credits	21

6.6	Accountability	21

6.7	Disputed Charges	22

7.	HWAY FACILITIES	23

7.1	Provision of HWAY Facilities	23

7.2	Use of HWAY Facilities	24

7.3	Relocation of HWAY Facilities	25

7.4	Return of HWAY Facilities	25

8.	EQUIPMENT AND THIRD PARTY CONTRACTS	25

8.1	Existing Equipment	25

8.2	Retained Contracts	26

8.3	Assigned Contracts	27

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8.4	Equipment Acquisitions During the Term	28

8.5	Equipment Maintenance	28

8.6	Required Consents	28

9.	SOFTWARE AND PROPRIETARY RIGHTS	29

9.1	Intellectual Property Rights Existing as of the Effective Date	29

9.2	HWAY Software and HWAY Material	29

9.3	Developed IP Developed Under this Agreement	30

9.4	Pre-Existing Supplier Software, Supplier Material and Supplier Developed Software	31

9.5	Incidental IP Developed by Supplier	31

9.6	Third Party Software and Third Party Materials	32

9.7	Third Party Software Acquired During the Term	32

10. MAINTENANCE OF KNOWLEDGE DATABASE/REPOSITORY	33

11.	PERSONNEL	33

11.1	Key Supplier Positions	33

11.2	Key Supplier Position Approvals Procedure	33

11.3	Retaining Key Supplier Positions	34

11.4	Use and Compliance of Supplier Personnel	35

11.5	Turnover of Supplier Personnel	35

11.6	Replacement of Supplier Personnel at HWAY’s Request	36

11.7	Restrictions on Supplier Personnel	37

11.8	Transfer of HWAY Personnel	37

12. SUBCONTRACTORS	38

12.1	Approval of Supplier Subcontractors	38

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12.2	Supplier Subcontractor Compliance	40

12.3	Problems or Delays	40

12.4	Revocation of Approval	41

12.5	Procedure After Revocation	41

12.6	Requirements for Supplier Subcontractors	41

12.7	Offshore Services	42

12.8	Liability of Supplier	42

13.	HWAY RESPONSIBILITIES	43

13.1	Cooperation	43

13.2	Savings Section	43

14.	RELATIONSHIP MANAGEMENT	43

14.1	Supplier Account Manager	43

14.2	Key Supplier Personnel Performance Appraisal	43

14.3	Steering Committee	44

14.4	Reports	45

14.5	Meetings	45

14.6	Technology Plan	45

14.7	Systems Change Management	47

15.	CHANGES TO SERVICES	47

15.1	Scope Changes	47

15.2	System Changes	47

15.3	New Services	47

15.4	Technology Refresh	48

15.5	Support for Acquisitions	48

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15.6	Due Diligence	49

16.	AUDITS AND RECORD KEEPING	50

16.1	Audit Rights	50

16.2	Supplier Audits	53

16.3	Audit Follow-Up	54

16.4	Records Retention	55

16.5	Supplier Subcontractors and Pass-Through Expenses	56

17.	SAFEGUARDING OF INFORMATION AND SECURITY	56

17.1	Rights in HWAY Information	56

17.2	HIPAA	56

17.3	Security	57

17.4	Viruses	58

18.	CONFIDENTIALITY	59

18.1	Protection of Confidential Information	59

18.2	Use of Confidential Information	60

18.3	Handling HWAY Information	60

18.4	Handling Supplier’s Confidential Information	61

18.5	Exceptions to Obligations of Confidentiality	61

18.6	Period of Confidentiality	62

18.7	Treatment of Source Code Materials	62

18.8	Returning Material, Data and Information	63

18.9	Equitable Remedies	63

19.	REPRESENTATIONS AND WARRANTIES	63

19.1	Representations and Warranties by Supplier	63

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19.2	Representations and Warranties By HWAY	65

19.3	Compliance with Laws	67

19.4	No Additional Representations and Warranties	67

20.	INDEMNITIES	68

20.1	Indemnity by Supplier	68

20.2	Indemnity by HWAY	70

20.3	Anticipation of Infringement	72

20.4	Indemnification Procedures	73

21.	LIMITATION OF LIABILITY	76

21.1	Exclusion of Certain Types of Damages	76

21.2	Agreed Direct Damages	78

21.3	Exceptions	78

22.	INSURANCE AND RISK	79

22.1	Insurance Coverage	79

22.2	Terms of Insurance	80

22.3	Risk of Loss and Damage	81

22.4	Coverage Remaining In Effect	81

23.	FORCE MAJEURE	81

23.1	Force Majeure Events	81

23.2	Allocation of Resources	83

23.3	Subcontractors	84

23.4	HWAY Option	84

23.5	No Compensation	84

24.	INFORMAL DISPUTE RESOLUTION	85

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24.1	Dispute Resolution	85

24.2	Referral to Steering Committee	86

24.3	Special Procedure Following a Notice of Termination	86

24.4	Equitable Relief	86

25.STEP-IN RIGHTS	87

26.	TERMINATION	87

26.1	Termination for Cause or Bankruptcy	87

26.2	Termination for Convenience by HWAY	89

26.3	Termination for Change of Control	89

26.4	Termination by Supplier for Non-Payment and for Cause	90

26.5	Effective Date of Termination	91

26.6	Termination Charges	91

26.7	Equitable Remedies	91

26.8	Termination Assistance	91

26.9	Accrued Rights	92

26.10	Survival of Terms	92

27.	GENERAL	92

27.1	Non-Solicitation	92

27.2	Use of Name; Public Statement	93

27.3	Notices	94

27.4	Relationship of Parties	95

27.5	No Security Interest	95

27.6	Waivers, Consents and Approval	95

27.7	Entire Agreement	96

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27.8	Variation	96

27.9	Priority of Documents	96

27.10	Counterparts	97

27.11	Cumulative Rights	97

27.12	Severability	98

27.13	Costs	98

27.14	Further Assurance	98

27.15	Governing Law	98

27.16	Assignment	99

27.17	Background Checks	100

27.18	Federal Healthcare Programs	101

27.19	Equal Opportunity Employer and Minority-Owned Businesses	101

27.20	Drug-Free Workplace	101

27.21	Foreign Anti-Corruption Compliance	101

27.22	Attorneys’ Fees	103

27.23	Changes in Laws	103

27.24	Duty to Mitigate	106

27.25	Joinder/Guaranty	107

27.26	Interpretation	107

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Schedules, Annexes, and Exhibits

Schedule A	Definitions

Schedule B	In-Flight and Transformation Project

Schedule C	Services Agreements and Service Level Methodology

Annex C-1                      Governance Services Agreement

Exhibit 1 to Annex C-1                                      Sample Reports

Exhibit 2 to Annex C-1                                      Customer Satisfaction

Annex C-2                      ADM Services Agreement

Exhibit 1 to Annex C-2                                      Application Portfolio

Exhibit 2 to Annex C-2                                      Data Interfaces

Annex C-3                      Infrastructure Services Agreement

Exhibit 1 to Annex C-3	In-Scope Hardware Devices and OS Instances

Exhibit 2 to Annex C-3	HWAY Locations

Exhibit 3 to Annex C-3	End User Computing Equipment

Annex C-4                      Transition Services Agreement

Exhibit 1 to Annex C-4                                      Transition Framework

Exhibit 2 to Annex C-4                                      Critical Milestones

Annex C-5                      Security Services Agreement

Annex C-6                      Service Level Definitions

Annex C-7                      Service Level Matrix

Schedule D	Pricing Form

Annex D-1                      Resource Unit Definitions

Annex D-2                      Pricing Provision

Annex D-3                      Financial Responsibility Matrix

Annex D-4                      Form of Invoice

Schedule E	Change Control Procedures

Schedule F	Policies and Procedures

Schedule G	Meetings

Schedule H	Equipment and Contracts

Schedule I	Key Supplier Positions

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Schedule J	Approved Subcontractors [______]*

Schedule K	Technology Plan

Schedule L	Business Associate Addendum

Schedule M	Exit Services and Termination Assistance Plan

Schedule N	Disaster Recovery Plan

Schedule O	Guaranty

Schedule P	Supplier Account Information

Schedule Q	HWAY Software

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MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT is entered into and made effective on May 25, 2011 (the “Effective Date”) by and between Healthways, Inc. (“HWAY”), and HP Enterprise Services, LLC (“Supplier”).

RECITALS

A.           HWAY is the leading provider of comprehensive integrated medical management solutions, including without limitation, specialized health, wellness, prevention and care management programs, chronic condition management services, care enhancement services, and decision support services. HWAY desires to engage a vendor to assist HWAY in focusing on its core business by receiving information technology (“IT”) services and solutions, along with key outcomes, from Supplier.

B.           Supplier has represented that it has the necessary skill, resources and experience to provide all the Services (as defined herein) set forth in this Agreement and the attachments and schedules hereto.

C.           Supplier recognizes the complexity of interrelationships between HWAY, its clients and other related entities, including with respect to IT services, and acknowledges HWAY’s commitment to such entities with respect to, among other things, such IT services in maintaining their standards of excellence and achieving their strategic goals.

D.           Based on the foregoing, each Party has agreed to enter into this Agreement, and Supplier has agreed to provide the Services, on the terms set out below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, the Parties hereto agree as follows:

1. OBJECTIVES AND DEFINITIONS

1.1	Objectives

The following objectives reflected in this Section 1.1 (the “Objectives”) are not intended to expand or contract the scope of the Parties’ obligations or to alter the plain meaning of this Agreement’s terms and conditions. However, to the extent that the terms and conditions of this Agreement do not address a particular circumstance or are unclear or ambiguous, such terms and conditions should be interpreted to give effect to the following Objectives.

1.1.1	Supplier and HWAY agree that the primary objectives for this Agreement include, but are not limited to:

(a)	further develop, enhance, [______]*, maintain and support HWAY’s Embrace platform;

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(b)
give HWAY the opportunity to focus its energies on its core business, including achieving leadership in all service lines while also increasing membership volume with increased market share and executing new revenue-generating initiatives, by receiving the Services;

(c)	[______]*, standardize, consolidate, and integrate HWAY’s organizational IT-related processes and IT environment];

(d)	provide HWAY with quality, state-of-the-art technology on an on-going basis in a cost-effective manner;

(e)
provide HWAY with services and solutions that are specifically designed or capable of supporting the provision of top-tier integrated well-being support services, including services and solutions that increase satisfaction and improve member experience and meet or exceed regulatory requirements;

(f)	improve access to information and coordination of service delivery across service locations;

(g)	provide HWAY with a framework for predictable variable pricing;

(h)
provide a flexible arrangement that will accommodate changes in the demand for the Services, adapt as a result of changes in the legal and regulatory regime applicable to the services and to HWAY’s operation as a provider of integrated well-being support services, and adapt to developments in technology and processes especially those most applicable to an integrated well-being support services provider;

(i)	to the extent consistent with the other objectives set forth in this Section 1.1, reduce operating costs and conserve and defer IT capital expenditure; and

(j)	offer HWAY’s Colleagues the opportunity to operate consistently through standardization of IT.

1.2	Definitions

Capitalized terms shall have the meaning set forth in Schedule A (Definitions).

2. TERM

2.1	Term

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The term of this Agreement shall begin on the Effective Date and shall expire on the tenth (10th) anniversary of the Effective Date unless earlier terminated in accordance with Section 26 or extended in accordance with Section 2.2 (the “Term”).

2.2	Extension of Term

Upon at least six (6) months’ written notice from HWAY to Supplier prior to the then-current expiration date of this Agreement, HWAY shall have the right to extend the Term for two (2) additional periods of eighteen (18) months each on the terms of this Agreement (including pricing as adjusted in accordance with Annex D-2 to Schedule D (Pricing Provision) then in effect.

3. SERVICES

3.1	Scope of Services

3.1.1
References to this “Agreement” herein shall be construed as references to the body of this Agreement, together with the Schedules, Annexes, and Exhibits hereto and any Scope Changes or amendments to this Agreement entered into by the Parties.

3.1.2
Upon the Effective Date, Supplier shall provide the services and functions and fulfill the responsibilities set forth in this Agreement (the “Services”); provided, that Supplier shall commence providing the services set forth in the Services Agreements (as defined in Section 3.1.3(c)) upon the dates set forth in Exhibit 1 to Annex C-4 Transition Framework and the Transition Plan. Supplier acknowledges and agrees that this Agreement does not give Supplier any exclusive rights with respect to the provision of any services, including the Services, or products to HWAY or End Users.

3.1.3	The Services include, without limitation, the following:

(a)
the transition services set forth or described in Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan, which are undertaken by Supplier in preparation of performance of the obligations and the Services hereunder, and unless otherwise provided for in this Agreement, are an investment by Supplier made in order to perform the Services;

(b)	the transformation services and projects set forth or described in Schedule B (In-Flight and Transformation Projects);

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(c)	the services set forth in detail in the Annexes to Schedule C (Services Agreements), which are as follows:

(i)	Annex C-1 to Schedule C (Governance Services Agreement): Governance Services Agreement;

(ii)	Annex C-2 to Schedule C (ADM Services Agreement): ADM Services Agreement;

(iii)	Annex C-3 to Schedule C (Infrastructure Services Agreement): Infrastructure Services Agreement;

(iv)	Annex C-4 to Schedule C Transition Services Agreement): Transition Services Agreement;

(v)	Annex C-5 to Schedule C (Security Services Agreement): Security Services Agreement;

(vi)	Annex C-6 to Schedule C (Service Level Definitions): Service Level Definitions;

(vii)	Annex C-7 to Schedule C (Service Level Matrix): Service Level Matrix;

   (collectively, the “Services Agreements”);

(d)	Supplier’s cooperation with HWAY’s suppliers, vendors, licensors and consultants to allow HWAY to improve the integration of all IT-related services it receives;

(e)
Supplier’s cooperation with HWAY and other related entities and such entities’ suppliers, vendors, licensors and consultants to allow HWAY to improve the integration of all IT-related services they receive;

(f)
to the extent Schedule N (Disaster Recovery Plan) is entered into by the Parties, Supplier’s testing and recovery of each of the Services in compliance with the Disaster Recovery Plan attached hereto as Schedule N (Disaster Recovery Plan), including but not limited to (i) providing operational and technical support for disaster recovery planning, development, documentation, testing and execution in accordance with Schedule N (Disaster Recovery Plan), (ii) ensuring that Schedule N (Disaster Recovery Plan) is updated with improvements, subject to the prior written agreement of HWAY, on an on-going basis, and (iii) proposing, from time to time, changes to such Disaster Recovery Plan to meet or exceed industry standards for similar healthcare service providers;

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(g)
in addition to Supplier’s compliance with its obligations under the Disaster Recovery Plan, Supplier’s reasonable cooperation with HWAY’s global, internal disaster recovery plan, a copy of which is attached to this Agreement as part of Schedule F (Policies and Procedures), upon HWAY’s declaration of an emergency.  For purposes of clarification, “reasonable cooperation” in the event of a declaration of an emergency shall be to support HWAY in HWAY’s performance of the following disaster recovery activities: (i) continue data replication to secondary site in practice as of the Effective Date, (ii) support current “tabletop” testing approach and scope, (iii) remediation of issues or concerns as a result of the “tabletop” test, (iv) update test plan as required, (v) In the event a disaster is declared, assemble identified personnel (DR team, leadership, decision makers), (vi) provide notification to stakeholders, (vii) execute parameters as defined in the disaster recovery plan, (viii) coordination of delivery of equipment, (ix) re-routing of network connectivity, and (x) restoration of systems, databases and applications based on defined priority; and

(h)
any services, functions and responsibilities (including any incidental services, functions or responsibilities) not specified in this Agreement as within the scope of Supplier’s responsibilities but reasonably and necessarily required for, or related to, the proper performance and provision of the services, functions and responsibilities set out above.

To the extent that this Section 3.1.3(i) may require performance of material services, functions and responsibilities not described in Sections 3.1.3(a) - (h) above, the Parties shall mutually agree on such additional services, functions or responsibilities pursuant to the Change Control procedures in accordance with this Agreement. Nothing contained in Sections 3.1.3(a) – (i) shall be construed to assign to Supplier any responsibility for services, functions or responsibilities expressly designated as HWAY responsibilities in a Schedule, Annex or Exhibit hereto.

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3.1.4	Supplier acknowledges that the Services may be supplemented, enhanced, modified or replaced in accordance with this Agreement.

3.1.5
The Financial Responsibility Matrix attached as Annex D-3 to Schedule D (Pricing Form) shall specify which Party is responsible for providing the facilities, personnel, equipment, Software, Materials, technical knowledge, training, expertise and other resources necessary for the proper performance of the Services.

3.1.6
Supplier covenants that Supplier shall not intentionally or willfully withhold any Services to be provided by Supplier under this Agreement except as expressly permitted in Section 26.4 of this Agreement or as may be required by Laws applicable to Supplier.

3.2	Services Performed by HWAY or Third Parties

3.2.1
HWAY, at any time after giving [______]* days prior written notice, may perform itself, or retain third parties to perform, any portion of the Services (“Insourced Services”).  For the avoidance of doubt, this Agreement, and the provision of Services described herein, is non-exclusive. In the event that, and to the extent that, the volume or scope of Services being performed by Supplier is reduced pursuant to this Section 3.2.1, then (a) the Service Charges shall be adjusted in accordance with Schedule E (Change Control Procedures), (b) such reduction may result in termination charges [______]* in accordance with Schedule E (Change Control Procedures).

3.2.2
To the extent that HWAY performs or retains third parties to perform, pursuant to Section 3.2.1, any Insourced Services, or any other activities related to or affected by the Services, Supplier shall allocate Supplier Personnel assigned to provide the Services, and Supplier and Supplier Personnel shall reasonably cooperate with HWAY and such third parties in the transition of such services in a coordinated, efficient and timely manner, subject to the Change Control procedures and mutual agreement on additional compensation to be paid Supplier (if any) for any material, additional services performed in connection with such transition. Supplier’s cooperation in such transition shall include, without limitation, the provision of the following to HWAY or such third parties, as necessary to enable such services to be performed as a whole (subject to reasonable security and other policies and procedures, and without materially disrupting operations):

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(a)	reasonable access to any facilities used to provide the Services for the limited purpose of transitioning the Insourced Services to HWAY or its designee;

(b)	reasonable access to the Equipment and Software;

(c)
information, including Supplier’s Confidential Information, Software and Supplier Material to the extent permitted under Section 9 hereof, to HWAY and its third party suppliers, including such information regarding the operating environment, system constraints, interoperability requirements and other operating parameters as a person with reasonable skills and expertise in the applicable field would find reasonably necessary to perform the Insourced Services; and

(d)
creating and maintaining in accordance with Schedule E (Change Control Procedures) and Schedule M (Termination Assistance), APIs and other interfaces, interoperability and/or exchange of data between the Equipment and Software and the equipment and software used to provide Insourced Services, to the extent reasonably required for the Services and Insourced Services, respectively, to operate in accordance with the applicable documentation.

3.2.3
Third parties retained by HWAY, to the extent that they have been provided access to the facilities, assets and information specified in Section 3.2.2, shall materially comply with Supplier’s reasonable security and confidentiality requirements and work standards, methodologies and procedures that have been provided to HWAY in writing in advance.  Supplier shall promptly notify HWAY if an act or omission of such a third party may cause a problem or delay in providing the Services and shall cooperate with HWAY to prevent or circumvent such problem or delay.

3.2.4
Once Insourced Services have been transitioned to HWAY or a third party pursuant to Sections 3.2.1 and 3.2.2, Supplier will perform the remaining Services in such a manner, and shall maintain the APIs and other interfaces, interoperability and/or exchange of data described in Section 3.2.2(d) that were created or provided by Supplier, to the extent reasonably required for the Services to operate in accordance with the applicable documentation.

3.3	Transition

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3.3.1	Supplier shall conduct the Transition as follows:

(a)	the Transition shall be implemented in conformity with Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan; and

(b)
Supplier shall perform the Transition without causing any material disruption to the business of HWAY, unless such disruption is caused by planned, mutually agreed outages of the Services; provided, that Supplier will use Diligent Efforts to minimize such planned disruption.

3.3.2
Supplier shall designate an individual to manage the Transition (the “Supplier Transition Manager”) on a dedicated full-time basis.  The Supplier Transition Manager shall (a) report to the Supplier Account Executive, (b) serve as the single point of accountability for Supplier for the Transition, and (c) have day-to-day authority for ensuring that the Transition is completed in accordance with Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan.

3.3.3
Supplier shall be responsible for the overall management of the Transition, and shall identify and resolve or, if the task is expressly designated as a task for HWAY in Exhibit 1 to Annex C-4 (Transition Framework) or the Transition Plan, assist HWAY in the resolution of, any problems encountered in the timely completion of each task identified therein.

3.3.4
Supplier shall provide HWAY with weekly (or more frequent as requested by HWAY) written progress reports that describe, in reasonable detail, the current status of the Transition, indicate the progress of the work being performed, identify any actual or anticipated problems or delays, assess the impact of such problems or delays on Supplier’s provision of the Services, and describe all actions being taken or to be taken to remedy such problems or delays. Such reports shall be as set forth in Exhibit 1 to Annex C-1 (Sample Reports).

3.3.5
In the event that Supplier fails to fulfill any of its obligations with respect to Transition in accordance with Exhibit 1 to Annex C-4 (Transition Framework), the Transition Plan or this Section 3 by the dates specified therein, Supplier shall, at HWAY’s request and without prejudice to HWAY’s other rights and remedies under this Agreement, promptly arrange (at Supplier’s own cost, except as provided below) all such additional resources as are necessary to fulfill the obligation(s) as early as practicable thereafter.

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3.4	Transformation

3.4.1	Supplier shall conduct transformation services as follows:

(a)	transformation services shall be performed in accordance with the transformation projects attached as Schedule B (In-Flight and Transformation Projects); and

(b)
Supplier shall perform the transformation services without causing any material disruption to the business of HWAY, unless such disruption is caused by planned, mutually agreed outages of the Services; provided, that Supplier will use Diligent Efforts to minimize such planned disruption.

3.4.2
Supplier shall designate an individual to manage the transformation (the “CTO”) on a dedicated full-time basis. The CTO shall (a) serve as the single point of accountability for Supplier for the transformation projects, and (b) have day-to-day authority for ensuring that the transformation services are completed in accordance with the transformation projects attached as Schedule B (In-Flight and Transformation Projects). The CTO shall be one of the Key Supplier Positions.

3.4.3
Supplier shall be responsible for the overall management of the transformation, and shall identify and resolve, or if the task is expressly designated as a task for HWAY in Schedule B (In-Flight and Transformation Projects) assist HWAY in the resolution of, any problems encountered in the timely completion of each task identified in the transformation projects.

3.4.4
Supplier shall provide HWAY with weekly (or more frequent as requested by HWAY) written progress reports that describe, in reasonable detail, the current status of the transformation, indicate the progress of the work being performed, identify any actual or anticipated problems or delays, assess the impact of such problems or delays on Supplier’s provision of the Services, and describe all actions being taken or to be taken to remedy such problems or delays. Such reports shall be as set forth in Exhibit 1 to Annex C-1 (Sample Reports).

3.4.5
In the event that Supplier fails to fulfill any of its obligations with respect to the transformation projects in accordance with Schedule B (In-Flight and Transformation Projects) by the dates specified therein, Supplier shall, at HWAY’s request and without prejudice to HWAY’s other rights and remedies under this Agreement, promptly arrange (at Supplier’s own cost, except as provided below) all such escalations and reasonable, additional or alternate resources as are necessary to fulfill the obligation(s) as early as practicable thereafter.

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4. PERFORMANCE STANDARDS AND SERVICE CREDITS

4.1	Performance of the Services

4.1.1
Without limiting the obligations set forth in Schedule C (Services Agreements) or elsewhere in this Agreement, Supplier shall, from the Effective Date, at all times achieve or exceed the applicable Performance Standards with respect to the Services and shall perform the Services:

(a)	efficiently and reasonably using the resources or services used to provide the Services;

(b)	in a reasonable and cost-effective manner consistent with the required level of quality and performance;

(c)	in accordance with the Change Control procedures set forth in Schedule E (Change Control Procedures); and

(d)	using adequate numbers of Supplier Personnel that:

(i) are appropriately experienced, qualified and trained;

(ii) are familiar with IT systems and requirements of HWAY and the requirements set forth in this Agreement; and

(iii) shall perform the Services with all reasonable skill, care and diligence.

4.2	Service Levels for Services Performed during the Transition

4.2.1	During the Transition, the Services provided by Supplier shall meet or exceed the service levels that were provided by or for HWAY prior to the Effective Date, as set forth in the Transition Plan.

4.3	Service Levels for Services Performed during the Transformation

4.3.1	During the period of transformation, the Services provided by Supplier shall meet or exceed the Service Levels attached as Annex C-7 (Service Level Matrix).

4.4	Service Levels for Services Performed Upon Steady State

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4.4.1
From the date of completion of the transformation projects attached as Schedule B (In-Flight and Transformation Projects), Supplier shall at all times perform the Services in accordance with, and at a level that meets or exceeds (including without limitation levels with respect to accuracy, quality, completeness, timeliness, responsiveness, and efficiency) the Service Levels attached as Annex C-7 (Service Level Matrix).

4.5	Quality Assurance and Improvement Programs

4.5.1	Subject to Section 4.5.2, Supplier shall adopt and comply with the IT quality procedures set forth in Schedule F (Policies and Procedures).

4.5.2
Supplier shall enhance the delivery of the Services through the introduction of Tools, procedures and other improvements into HWAY’s IT environment such that the Services are performed at least in accordance with the Performance Standards, as such Performance Standards are correspondingly improved over the Term.  Such enhancements shall include:

(a)	as part of its total quality management process, Supplier’s provision of continuous quality assurance and quality improvement through:

(i)
the identification and, subject to the Change Control procedures (other than with respect to Supplier’s right to reject such proposed change), application of Supplier’s proven techniques and Tools from other installations, particularly those installations within the health care industry, that could benefit HWAY operationally and/or financially;

(ii)
the implementation of programs, practices and measures (including checkpoint reviews, testing, acceptance, and other procedures for HWAY to assure the quality of Supplier’s performance) which are specified in the Policies and Procedures Manual set forth in Schedule F (Policies and Procedures); and

(b)
those enhancements set forth in Exhibit 1 to Annex C-4 (Transition Framework), the Transition Plan and Schedule B (In-Flight and Transformation Projects), each as amended, subject to the Change Control procedures, from time to time;

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provided, that each such enhancement will be provided to HWAY without additional cost if such enhancement is not provided as a separately marketed and priced product to all of Supplier’s other customers.

4.6	Periodic Reviews

Within thirty (30) days following the Cut-Over Date and thereafter on a periodic basis as set forth in Schedule G (Meetings), HWAY and Supplier shall review the Performance Standards and shall make adjustments to them as appropriate and mutually agreed to reflect improved performance capabilities associated with advances made by the industry, particularly with respect to the integrated well-being and health care industry, and by HWAY with respect to the technology and methods used to perform the Services.

4.7	Failure to Perform

If Supplier fails to meet any Performance Standard including a failure to meet a Service Level (a “Service Problem”), Supplier shall promptly:

4.7.1
investigate, identify, and analyze the chain of events leading to, and the causes of, the failure to meet the Performance Standard, including a thorough root cause analysis for Severity 1 Service Problems, Severity 2 Service Problems if requested, and recurring problems;

4.7.2	take all reasonable steps to preserve any data indicating the cause of the Service Problem;

4.7.3
prepare and deliver to HWAY a summary of an action plan and report in accordance with the timetable set forth in Schedule C (Services Agreements) and as such report is specified in Exhibit 1 to Annex C-1 (Sample Reports);

4.7.4	take all reasonable steps to minimize the impact of the Service Problem and prevent it from recurring;

4.7.5	correct the Service Problem pursuant to the timeframe and reporting requirements of the Services Agreements and resume meeting the Performance Standard; and

4.7.6
advise HWAY in writing of the status of remedial efforts being undertaken on a weekly (daily or as reasonably requested by HWAY, in the event of a Severity 1 Service Problem or recurring problem, or at HWAY’s request, a Severity 2 Service Problem) basis until a permanent fix is tested and implemented in full production, with such status reports provided in accordance with Exhibit 1 to Annex C-1 (Sample Reports).

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4.8	Service Credits

4.8.1
If Supplier fails to meet a Service Level, Supplier shall promptly notify HWAY of service credits that may, in HWAY’s discretion, be levied against Supplier in accordance with Schedule C (Services Agreements).  Upon request in writing by HWAY delivered to Supplier within ten (10) days after HWAY receives notice of a potential service credit, Supplier will credit or pay such credit in the next invoice issued to HWAY.

4.8.2
Supplier acknowledges and agrees that the service credits are a price adjustment reflecting a diminution of service suffered by HWAY, the exact extent of which is difficult to ascertain, but that service credits are not HWAY’s sole or exclusive remedy for a failure by Supplier to meet a Service Level.

4.9	Measurement and Monitoring Tools

Supplier shall use reasonable measurement and monitoring tools and procedures as set forth in the Schedules hereto, or as mutually agreed upon by the Parties, that are necessary to measure and report Supplier’s performance of the Services against the applicable Performance Standards. Such measurement and monitoring tools and procedures must utilize industry standard automation and functionality. Such measurement and monitoring shall permit reporting at a level of detail sufficient to reasonably verify compliance with the Performance Standards and in a form as set forth in Exhibit 1 to Annex C-1 (Sample Reports), and shall be subject to Audit by HWAY in accordance with Section 16.

5. CHARGES

5.1	Service Charges and Project Fees

All charges for the Services, including the charges for the transformation projects described in Schedule B (In-Flight and Transformation Projects), are set forth in this Section 5, Sections 7.3, 8.4.3, 16.4.2, 16.4.4, 23.5, and 26.7, and Schedule D (Pricing Form) (collectively, the “Charges”). HWAY shall only be required to pay Supplier those amounts set forth in this Section 5, Sections 7.3, 8.4.3, 16.4.2, 16.4.4, 23.5, and 26.7, and Schedule D (Pricing Form), and Supplier acknowledges that no implied amounts will be payable by HWAY for the Services.

5.2	Pass-Through Expenses

As of the Effective Date, the Parties do not anticipate that there will be any Pass-Through Expenses.  In the event that this changes, Pass-Through Expenses will be set forth in an amendment to Schedule D (Pricing Form). HWAY’s payment of the Pass-Through Expenses shall be in accordance with, and subject to, the following:

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5.2.1
In the event that a particular Pass-Through Expense is to be paid directly by HWAY, Supplier shall ensure that the original invoice for any such Pass-Through Expense shall be addressed to HWAY but sent to Supplier and shall, as soon as practicable and in any event not more than ten (10) business days following Supplier’s receipt of the original third party invoice:

(a)	provide HWAY with such original third party invoice;

(b)	review the invoice charges to determine the apparent validity and accuracy of the Pass-Through Expenses; and

(c)	provide HWAY with a statement that the charges appear proper.

5.2.2	With respect to Pass-Through Expenses for which the Parties agree that Supplier shall pay on behalf of HWAY, Supplier shall:

(a)	review the invoice charges to determine the apparent validity and accuracy of the Pass-Through Expense;

(b)	provide HWAY with a reasonable opportunity to review the original invoice; and

(c)	pay the amounts due and invoice HWAY, on a Supplier invoice, for the Pass-Through Expense, without mark-up, fees, increase or overhead charges of any kind by Supplier.

5.2.3	With respect to services or materials paid for on a Pass-Through Expenses basis, HWAY reserves the right to:

(a)
obtain such services or materials directly from a third party, provided that if Supplier demonstrates to HWAY’s reasonable satisfaction that such action will have a material adverse impact on Supplier’s ability to meet the Performance Standards, then in the event that HWAY elects to obtain such Services or materials directly from a third party, then Supplier shall not be liable for such corresponding inability to meet such Performance Standards;

(b)	designate the third party who will provide such services or materials;

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(c)
designate the particular services or materials (e.g., equipment make and model) that Supplier shall obtain; provided, that such services or materials are reasonably consistent with the Services; provided further, that if Supplier demonstrates to HWAY that such designation will have a material adverse impact on Supplier’s ability to meet the Service Levels or Objectives, such designation shall be subject to Supplier’s reasonable approval;

(d)	designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time);

(e)
require Supplier to identify and consider multiple sources for such services or materials for the Service Charges set forth in Schedule D (Pricing Form) or, at HWAY’s request and expense, to conduct a competitive procurement; and

(f)	review and approve the Pass-Through Expense for such services or materials before entering into a contract for such services or materials.

5.3	Cost Improvement

5.3.1	[______]*

5.3.2	[______]*

5.4	Taxes

5.4.1	Except as otherwise provided in Sections 5.4.6, 5.4.7 and 5.4.9, each of HWAY and Supplier shall be responsible for:

(a)	any taxes on property or assets for which it has Equipment capital or Software capital ownership or leasehold;

(b)	any taxes based on its net income or gross receipts.

5.4.2
The Parties shall, wherever legally permissible, cooperate with each other to enable each other to determine and minimize its own tax costs that arise from or are associated with this Agreement, such as obtaining exemptions and the favorable withholding of taxes. Such cooperation shall include, but not be limited to, the development of a tax matrix by the Parties where the Parties will establish coding for the various Services provided under this Agreement, with all such Services to be coded in accordance with the tax matrix.

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5.4.3
Supplier shall be liable for any sales, use, excise, value-added, services, consumption and other taxes and duties payable by Supplier on any goods and services used or consumed by Supplier in providing the Services where the tax is imposed on Supplier’s acquisition or use of such goods or services in its provision of the Services.

5.4.4
Supplier shall be liable for all sales, use, excise, value added, services, consumption, transfer and other use taxes that are assessed against or incurred on the transfer of assets from HWAY to Supplier, including the transfer of Existing Equipment or Software, the Assigned Contracts or any other good or service transferred or provided from HWAY to Supplier, other than taxes imposed on HWAY that are based on HWAY’s net income or gross receipts.  HWAY will use commercially reasonable efforts to minimize sales, use, excise, VAT, or services tax associated with such transfers. HWAY shall be responsible for charging any U.S. sales tax, excise, VAT, or services tax associated with the transfer of such above assets, for consideration where applicable, unless Supplier provides a valid resale/exemption certificate at the time of the transaction.

5.4.5
The Parties shall, wherever legally permissible, use commercially reasonable efforts to cooperate with each other to minimize sales, use, excise, VAT, or services tax associated with transfers of Assigned Contracts, Equipment or Software to HWAY from Supplier or, on the Termination of this Agreement, to a third party supplier or back to HWAY as part of Transition or Termination Assistance.

5.4.6
Notwithstanding the foregoing, with respect to Services performed in any jurisdiction [______]*, Supplier shall be solely responsible for any sales, use, excise, value-added, services, withholding or other tax, whether existing as of the Effective Date or increased or becoming applicable during the Term, that is assessed [______]*. Supplier may anticipate the impact of such taxes when pricing for services delivered to HWAY at the onset of the Agreement. Invoice and payment will be by and between U.S. entities in U.S. Dollars [______]*.

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5.4.7
Subject to the foregoing, HWAY shall be liable for all present and future sales, use, ad valorem, gross receipts, excise, transaction, goods and services, value-added, services, consumption and other similar taxes, [______]* that are assessed against or incurred by HWAY on receipt of the Services, provided however, where required by applicable local law, charges shall be increased to include the applicable taxes and such taxes will, where applicable, be charged by Supplier in addition to the Charges, unless Supplier receives a valid and applicable exemption certificate before the associated Services are performed and charges made, or unless such Services would otherwise be exempt from such taxes (without regard to such an exemption certificate).

5.4.8
Each Party shall notify and coordinate with the other Party within a reasonable amount of time in response to taxing authorities for taxes which such other Party is responsible under this Agreement. Supplier reserves the right to settle any and all claims, without notification to, or approval by HWAY, provided however that in such event, HWAY shall not be responsible for such settled taxes.

5.4.9
If withholding tax based on any payment due Supplier under this Agreement is required by Law to be withheld and remitted to a taxing authority, then HWAY will withhold and remit what it believes to be the legally proper amount to the taxing authority on Supplier’s behalf and pay the remainder to Supplier.  HWAY shall timely provide Supplier with a written receipt from the taxing authority or other evidence of such remittance payment, and reasonably cooperate with Supplier, at Supplier’s expense and reasonable request, in obtaining any lawfully available exemption from or reduction in such withholding tax requirement. If after sixty (60) days of receipt of such documentation by HWAY from the taxing authority, HWAY has not supplied Supplier with the required certificates of withholding, documentation or receipts, then Supplier shall invoice HWAY or the applicable eligible recipient for such withholding taxes and HWAY or such eligible recipient shall either pay to Supplier an amount equal to such withholding or provide the required certificates of withholding, documentation or receipts within sixty (60) days after HWAY’s or such eligible recipient’s receipt of an invoice for such amounts from Supplier. In the event that Supplier does not agree with any particular withholding, Supplier shall request, and HWAY or such eligible recipient shall provide, a reasonable explanation for such withholding. If, after receipt of such reasonable explanation, Supplier still disputes the withholding, Supplier may use the dispute resolution procedures in Section 24 to resolve such dispute.

5.5	Incidental Expenses

Unless otherwise expressly stated in this Agreement, all routine expenses that Supplier incurs in performing the Services (including routine travel and lodging) are included in

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Supplier’s charges and rates as set forth in this Agreement.  Accordingly, such Supplier expenses are not separately reimbursable by HWAY unless, on a case-by-case basis for unusual expenses, HWAY has agreed in writing in advance to reimburse Supplier for the expense.

5.6	Benchmarking

HWAY shall have the right during the Term, beginning [______]*, to benchmark the Service Charges and Service Levels for all or a portion of the Services (provided that, for the purpose of benchmarking Service Charges, such portion of the Services is discretely priced under this Agreement), with such benchmarking to occur [______]*. Any benchmarking exercise initiated by HWAY in relation to this Agreement shall be in accordance with this Section 5.6.

5.6.1
Benchmarking under this Section shall be conducted promptly by an independent industry-recognized benchmarking service provider, that has no conflict of interest with either Party, designated by HWAY and reasonably approved by Supplier (the “Benchmarker”). The Parties shall jointly develop a “Terms of Reference” document detailing the objectives, scope, requirements and governance of the benchmarking. The Parties shall be equally responsible for the charges for the Benchmarker and shall enter into a tripartite agreement with the Benchmarker. The Parties shall each, at their own cost, reasonably cooperate with the Benchmarker and provide reasonable information requested by the Benchmarker relating to the Services (including making available knowledgeable personnel and pertinent documents and records), subject to the Benchmarker agreeing to comply with reasonable confidentiality restrictions. The benchmarking shall be conducted collaboratively, with the Parties being fully involved throughout. All communications between either Party and the Benchmarker which relate to the benchmarking shall be shared concurrently with the other Party, unless the Parties have agreed that some information can be shared with the Benchmarker in confidence.

5.6.2
The Benchmarker shall perform the benchmarking in accordance with mutually agreed benchmarking procedures and criteria; provided that if the Parties are unable to agree on the Terms of Reference, the Benchmarker shall use the Benchmarker’s documented procedures. The Benchmarker shall compare the Service Charges under this Agreement for the Services being benchmarked to the charges in a representative sample of [______]*. The Benchmarker shall compare the Service Levels under this Agreement for the Services being benchmarked to the service levels utilized in a representative sample [______]*. The Benchmarker shall select the representative sample from a pool of entities:

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(a)	identified by the Benchmarker and approved in writing by the Parties; and

(b)	identified by a Party and approved by the Benchmarker.

5.6.3	The following conditions shall apply to the representative sample contemplated in Section 5.6.2:

(a)	the representative sample shall include [______]*;

(b)	the representative sample may only include [______]*; and

(c)	the representative sample may include entities that are outsourcing customers of Supplier.

5.6.4
The Benchmarker is to conduct benchmarking in a prompt manner.  In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking to accommodate differences in volume of services, scope of services, service levels, service locations, financing or payment streams (including costs spread over the life of an agreement), and other pertinent factors to the extent mutually agreed by the Parties.  Each Party shall be provided the opportunity to concurrently review, comment on and request changes in the Benchmarker’s proposed findings.  Following such review and comment, the Benchmarker shall issue a final report of its findings and conclusions.

5.6.5
If, in the final report of the Benchmarker, Service Charges to HWAY under this Agreement for the benchmarked Services are not within [______]*, then HWAY and Supplier will reasonably cooperate to assess such final report. [______]*

5.6.6
After Supplier’s receipt of such final report, Supplier shall give HWAY written notice within [______]* after issuance of Benchmarker’s final report whether Supplier accepts such final report, and, if Supplier accepts such final report, Supplier will promptly develop a plan and schedule, subject to written approval of HWAY, to bring Supplier’s future Service Charges, Service Levels and/or other elements of the Services [______]* in a reasonable amount of time but in any event no longer than within [______]* from the delivery of the final report. [______]*

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5.6.7
In the event that Supplier (as contemplated in Section 5.6.6) (a) does not accept the final report, (b) does not provide notification, (c) fails promptly to develop a plan and schedule to the approval of HWAY, or (d) fails to implement the plan [______]*, then HWAY may refer the matter to the Steering Committee for resolution.  If the Steering Committee is unable to resolve the matter to the reasonable satisfaction of both Parties within [______]*, then HWAY may terminate all of the benchmarked Services or one or more of the applicable benchmarked Service Sub-Towers (provided that, if Supplier fails to achieve the Competitive Range for charges, such portion is discretely priced under this Agreement), [______]*, by giving Supplier not less than [______]* advance written notice. [______]*

6. INVOICING AND PAYMENT

6.1	Invoicing

6.1.1
Supplier shall render a single consolidated invoice for each month’s Service Charges in the form, and pursuant to the requirements, set forth in Schedule D (Pricing Form) and Annex D-4 to Schedule D (Form of Invoice) that includes at least the following:

(a)	the calculations utilized to establish the charges;

(b)	for each charge listed, the specific Section(s) of this Agreement on which such charge is based;

(c)	itemization of all Pass-Through Expenses for the previous month pursuant to Section 5.2;

(d)	deductions for applicable credits requested, in accordance with Schedule D (Pricing Form), to be levied by HWAY due to Supplier's failure to meet the Service Levels;

(e)	the amount of any taxes Supplier is collecting from HWAY, set forth on an itemized basis; and

(f)	such details or requirements as may be reasonably specified by HWAY including such details that are necessary to satisfy HWAY’s internal accounting and chargeback requirements.

6.2	Payment Due

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6.2.1
Subject to the other provisions of this Section 6 and Supplier performing the Services in accordance with this Agreement, undisputed invoices provided in accordance with Section 6.1.1 will be paid by HWAY within thirty (30) days after the date of the invoice thereof. Supplier shall provide each invoice to HWAY electronically on the date of the invoice. All payments will be made via ACH in accordance with Schedule P Supplier Account Information). Supplier shall give HWAY prior written notice of any change in this account information. Payment by HWAY does not constitute a waiver of any rights and remedies of HWAY or restrict HWAY’s right to make any claims with respect to the Services or deficiencies therein. If HWAY fails to pay such fees within thirty (30) days of receipt of the invoice, Supplier may charge interest from the due date on overdue undisputed amounts at the lesser of (a) one percent (1%) per month or (b) the maximum rate allowable under applicable law.

6.3	Proration

Periodic charges under this Agreement are to be calculated on a calendar month basis, and shall be prorated for any partial month.

6.4	Prepaid Amounts

Where HWAY has prepaid for a service or function for which Supplier is assuming financial responsibility under this Agreement, upon either Party identifying the prepayment, Supplier shall credit to HWAY on the first invoice practicable that portion of such prepaid expense which is attributable to periods on and after the Effective Date.  A list of pre-paid services and functions, and the corresponding pre-payment amounts, as of the Effective Date, if any, is attached as Annex D-3 to Schedule D (Financial Responsibility Matrix).

6.5	Refunds and Credits

If Supplier receives a refund, credit or other rebate from a third party for goods or services previously paid for by HWAY as a Pass-Through Expense, Supplier shall promptly notify HWAY of such refund, credit or rebate and shall promptly credit the full amount of such refund, credit or rebate, as the case may be, to HWAY on Supplier’s next invoice.

6.6	Accountability

Supplier shall provide HWAY with supporting documentation and other information with respect to each invoice as may be reasonably requested by HWAY to verify the accuracy of the invoice and compliance with the provisions of this Agreement.

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6.7	Disputed Charges

6.7.1
HWAY shall pay undisputed charges when those payments are due.  HWAY may withhold payment of any particular charges that HWAY disputes in good faith, subject to the remainder of this Section 6.7, without Supplier’s assertion of a payment default by HWAY or assessment of any late payment penalty.  In the event that a particular invoice covers both disputed and undisputed items, HWAY shall pay all undisputed items in accordance with this Section 6 and Schedule D (Pricing Form).

6.7.2
With respect to particular charges that HWAY disputes in good faith, the provisions of this Section 6.7 shall apply.  Subject to the remainder of this Section 6.7, (a) if HWAY has already paid the disputed charge, HWAY may set off the disputed charge against other charges owed by HWAY under this Agreement; and (b) if HWAY has not paid the disputed charge, HWAY may withhold payment of such charge; provided, however, in no event may HWAY withhold more than the [______]* (the “Monthly Invoice Cap”). If HWAY disputes amounts pursuant to this Section 6.7.2 in excess of the Monthly Invoice Cap, HWAY shall remit any excess up to an aggregate amount equal to [______]* the amount of the Monthly Invoice Cap (such aggregate amount, the “Escrow Cap Amount”) into an escrow account located with a mutually agreed upon financial institution, subject to a mutually agreed upon escrow agreement.  Disputed amounts in excess of [______]* the amount of the Monthly Invoice Cap shall be paid to Supplier (subject to HWAY’s right to dispute its obligations and such charges). HWAY shall notify Supplier in writing on or before the date that any amount is so withheld (whether in respect of dispute on a current invoice or as a set off) and describe, in reasonable detail, the reason for such withholding, and the Parties shall work together expeditiously and in good faith to resolve any disputed charges as soon as practicable in accordance with Section 24 hereof.

6.7.3	For as long as HWAY pays undisputed amounts to Supplier, then Supplier shall continue to provide the Services to HWAY.

7. HWAY FACILITIES

7.1	Provision of HWAY Facilities

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7.1.1
HWAY shall provide to Supplier, at HWAY’s own cost (other than as set forth in Section 7.2), and Supplier shall utilize in providing the Services during the Term, the space, furnishings (including basic furniture, a telephone, an HWAY-standard personal computer and standard office software, utilities and common office supplies) and fixtures of HWAY (the foregoing facilities, collectively referred to as the “HWAY Facilities”). In addition, HWAY shall provide to the Supplier Personnel who provide Services at HWAY Facilities, at HWAY’s own cost, reasonable access to photocopy, printer, facsimile, and similar office equipment.  Supplier shall be responsible for providing, at its own cost, any other facilities and support it needs to provide the Services and to perform its obligations under the Agreement.

7.1.2
Subject to Supplier’s obligations in this Section 7 with respect to HWAY Facilities, HWAY shall manage and maintain the HWAY Facilities, including the management and provision, at HWAY’s own cost (other than as set forth in Section 7.2), the facility and property electrical systems, water, sewer, lights, heating, ventilation and air conditioning systems, physical security services, maintenance and repair services, and general custodial services.

7.1.3
Supplier shall permit HWAY and its agents and representatives to enter into those portions of HWAY Facilities occupied by Supplier’s staff at any time and for any reason, including to perform Facilities-related services, subject to Supplier’s physical security policies and procedures as set forth in the Policies and Procedure Manual.

7.1.4
HWAY shall be entitled to schedule and undertake emergency and, following coordination with Supplier, pre-planned maintenance, repairs, shutdowns and alterations with respect to HWAY Facilities, provided that Supplier shall not be liable for any breach, or delay in performance, of its obligations under this Agreement, including any failure to meet the Performance Standards, to the extent that such breach, delay or failure is caused by any such maintenance, repairs, shutdowns or alterations that are not preplanned.  In the event of mutually unplanned maintenance, repairs, shutdowns or alterations, Supplier will, to the extent appropriate under the circumstances, perform its obligations under HWAY’s disaster recovery plan or take other reasonable actions to mitigate the adverse impact, if any, of such unplanned maintenance, repairs, shutdowns or alterations.

7.2	Use of HWAY Facilities

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7.2.1
Supplier shall use HWAY Facilities in a reasonable manner, minimizing interference with HWAY’s and HWAY’s contractors’ operations.  With respect to Supplier’s use of HWAY Facilities or other use or access, directly or indirectly of the Facilities or information systems of HWAY, Supplier shall comply with all reasonable policies and procedures as provided by HWAY to Supplier from time-to-time, including procedures for physical security and health and safety requirements.

7.2.2
With respect to Supplier’s use of HWAY Facilities, conference rooms and office space shall be provided on the same basis as such Facilities, conference rooms and offices space are provided to HWAY’s employees or as otherwise mutually agreed upon in writing by the Parties.

7.2.3
Supplier shall not commit or permit waste or damage to such HWAY Facilities, nor use such HWAY Facilities for any unlawful purpose or act, and shall use such facilities in accordance with the reasonable policies and procedures of HWAY as provided to Supplier.

7.2.4
Unless otherwise agreed by HWAY in writing, Supplier shall only use HWAY Facilities for the purpose of providing the Services; provided, Supplier may use the HWAY Facilities for incidental corporate and administrative purposes. Supplier shall not permit any other person to use HWAY Facilities, other than Supplier Subcontractors specifically approved in writing with respect to access and use of HWAY’s Facilities, without HWAY’s prior written approval.

7.2.5
Supplier shall be responsible for any damage to HWAY Facilities resulting from any abuse or misuse by Supplier, Supplier Personnel and Supplier Subcontractors, or other failure to comply with its obligations with respect to HWAY Facilities.  In the event of such damage, Supplier shall repair such damage and/or (if HWAY repairs such damages) compensate HWAY for the reasonable cost of such repairs.

7.2.6
Supplier shall not make any improvements or alterations involving structural, mechanical, electrical or other material aspects of HWAY Facilities without HWAY’s prior written approval. Any and all improvements to HWAY Facilities shall, except as otherwise agreed by the Parties in writing, become the sole property of HWAY.

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7.2.7
Supplier shall coordinate the installation of Equipment at HWAY Facilities with HWAY.  The installation of Equipment that materially increases the power, cooling or weight requirements for a HWAY Facility, or otherwise has a material impact on the environment of such HWAY Facility, shall be subject to HWAY’s prior written approval.

7.3	Relocation of HWAY Facilities

HWAY shall be entitled to change or relocate HWAY Facilities upon reasonable advance written notice to Supplier.  In the event that such relocation or change is not stated in Exhibit 1 to Annex C-4 (Transition Framework), the Transition Plan or elsewhere in this Agreement and is not due to Supplier’s failure to comply with the terms of this Agreement, HWAY shall reimburse Supplier for Supplier’s Out-of-Pocket Expenses incurred in such relocation or change and, if the cost or difficulty of providing the Services is materially increased as a result of such relocation or change, the Charges under this Agreement shall be equitably increased.

7.4	Return of HWAY Facilities

In the event any of the HWAY Facilities are no longer required for performance of the Services or upon Termination of this Agreement, Supplier shall promptly return such HWAY Facilities to HWAY (but in no event more than twenty (20) days from such date) in substantially the same condition as when Supplier began to use such HWAY Facilities, subject to reasonable and ordinary wear and tear.

8. EQUIPMENT AND THIRD PARTY CONTRACTS

8.1	Existing Equipment

8.1.1
Subject to Supplier’s prior written approval, HWAY shall sell, and Supplier shall purchase and pay HWAY for, the Transferred Equipment, if any, identified in Schedule H (Equipment and Contracts) for the amount set forth in such Schedule pursuant to a mutually satisfactory Sale Agreement.

8.1.2
With respect to Existing Equipment, other than any Transferred Equipment identified in Schedule H (Equipment and Contracts), that is owned or leased by HWAY including Equipment procured for HWAY pursuant to Sections 8.4.2 or 8.4.3 (“Retained Equipment”), HWAY grants to Supplier during the Term the rights to access and use the Retained Equipment solely to the extent necessary for performing the Services.

8.1.3	Supplier acknowledges that no legal or equitable claim to the Retained Equipment owned by HWAY or leased by HWAY from a third party shall transfer to Supplier by way of this Agreement.

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8.1.4
Throughout the Term and thereafter for the purposes of Termination Assistance, Supplier shall keep any Retained Equipment that it uses to provide the Services separate, to the extent reasonably practicable, from the property of Supplier and of third parties, and identified as HWAY’s property.

8.1.5
Supplier shall not purport to pledge, or in any way charge by way of security, permit any lien to be placed on, or otherwise encumber or permit the encumbrance in any way, any of the Retained Equipment which shall at all times remain HWAY’s or the applicable third party lessor’s property and shall irrevocably waive any rights which may arise under Law to take a lien over the Retained Equipment for any sums due to Supplier pursuant to this Agreement.

8.1.6
Supplier shall install, operate and maintain at its expense any equipment, software and licenses needed to provide the Services unless expressly identified as HWAY’s responsibility in the Financial Responsibility Matrix attached as Annex D-3 to Schedule D. During the Term hereof, Supplier shall comply with all applicable requirements of the vendor agreements between a third-party vendor and Supplier, including, without limitation, license requirements, site requirements (including environmental and other requirements), technical requirements, and any other contractual requirements.

8.2	Retained Contracts

8.2.1
Subject to Section 8.5 hereof, HWAY hereby authorizes Supplier to, and Supplier shall, administer the Retained Contracts. HWAY will promptly notify all corresponding third parties of such authorization through a letter of agency.  Supplier has no right to sue, claim or take any legal actions (or any precursors to such actions) in HWAY’s name or with respect to the Retained Contracts, and Supplier shall inform HWAY of any issues arising in relation to the Retained Contracts. Supplier shall inform HWAY when any contracts are due for renewal, and ensure that Supplier’s use of Equipment, Software and any services received under the Retained Contracts is, and Supplier is otherwise, in compliance with the provisions of such contracts.  Supplier shall administer such Retained Contracts for the sole benefit of HWAY and shall not use any Equipment and Software provided under such Retained Contracts except in connection with this Agreement.

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8.2.2
Supplier shall support and use Diligent Efforts to cause the corresponding third parties to comply with their obligations under the Retained Contracts to maintain in good working order through the industry standard useful life of all Equipment and Software provided under the Retained Contracts.

8.2.3	HWAY will, from the Effective Date, not terminate, extend, amend, or substitute any Retained Contract without prior written notice to Supplier.

8.2.4
Supplier shall comply with the duties imposed on HWAY under the Retained Contracts, including use restrictions and confidentiality obligations, and Supplier shall not seek to modify or otherwise revoke such terms without HWAY’s prior written consent.

8.2.5	HWAY shall pay the charges under the Retained Contracts.

8.2.6	HWAY intends to terminate, or allow to expire, those Retained Contracts as set forth in Schedule H (Equipment and Contracts).

8.2.7
Except as otherwise requested or approved by HWAY (or the relevant licensor), Supplier shall cease all use of the Retained Contracts upon Termination of this Agreement, except to the extent necessary to comply with Supplier’s obligations under Section 26.8.

8.3	Assigned Contracts

8.3.1
Subject to Supplier’s prior written approval and Supplier having obtained any Required Consents, HWAY shall on the later of the Effective Date or the date on which Supplier obtains the applicable Required Consent, assign to Supplier, and Supplier shall accept such assignment for, those Existing Equipment Leases, third party service contracts, Third Party Software Contracts, and other contracts, if any, as are listed in Schedule H (Equipment and Contracts) (the “Assigned Contracts”).

8.3.2
Supplier shall comply with the duties imposed on HWAY under the Assigned Contracts, if any, and shall pay directly (or reimburse HWAY if HWAY has paid) the charges under the Assigned Contracts that are attributable to periods on and after the effective date of the applicable assignment.

8.4	Equipment Acquisitions During the Term

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8.4.1
Subject to Sections 8.4.2 and 8.4.3, Supplier shall procure for and on behalf of HWAY, and HWAY shall acquire, Equipment, including modifications, upgrades, enhancements, additions and replacements of Transferred Equipment (if any) and all Retained Equipment as necessary or appropriate to provide the Services and refresh such equipment in accordance with Supplier’s technology refreshment policies set forth in Schedule F (Policies and Procedures) or as otherwise agreed in writing by the Parties.

8.4.2
Modifications, upgrades, enhancements, additions and replacements of the Retained Equipment shall be acquired in the name of HWAY (and title shall vest with HWAY) to the extent that HWAY or its Affiliates remains the owner of such Retained Equipment, and shall be treated in accordance with the governing lease to the extent that HWAY remains the lessee of such Retained Equipment. Supplier will use commercially reasonable efforts to structure such leases as capital rather than operating leases and Supplier shall submit such leases to HWAY’s Corporate Financial Officer for approval prior to execution.

8.4.3
With respect to Equipment acquisitions for which there is a charge set forth in Schedule D (Pricing Form), the acquisition costs, if any, for such Equipment shall be treated as a Pass-Through Expense unless otherwise mutually agreed on a case-by-case basis, and such Equipment shall be purchased or leased in the name of HWAY unless HWAY requires otherwise in writing.

8.5	Equipment Maintenance

Supplier shall manage the maintenance of the Supplier Equipment and maintain the Systems Software (excluding operating systems) so that they operate in accordance with their specifications, including:

(a)	maintaining the equipment in good operating condition, subject to normal wear and tear; and

(b)	undertaking repairs and preventative maintenance on Equipment and performing Software maintenance in accordance with the applicable manufacturer’s or licensor’s recommendations.

8.6	Required Consents

HWAY, with the reasonable assistance of Supplier, shall use commercially reasonable efforts to obtain, as of the Cut-Over Date, the Required Consents. HWAY shall pay such fees (such as transfer or upgrade fees) as may be required

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to obtain a Required Consent with respect to resources or rights of access provided by HWAY, and Supplier shall pay such fees (such as transfer or upgrade fees) as may be required to obtain a Required Consent with respect to resources or rights of access provided by Supplier. If a Required Consent is not obtained, then unless and until such Required Consent is obtained, subject to the Change Control procedures, Supplier and HWAY shall determine and adopt such alternative approaches as are necessary and sufficient to provide the Services without such Required Consents and HWAY shall solely be responsible for all payments due in connection with the alternative approach.

9. SOFTWARE AND PROPRIETARY RIGHTS

9.1	Intellectual Property Rights Existing as of the Effective Date

This Agreement shall not be deemed to assign or transfer ownership by any Party of any Intellectual Property Rights existing as of the Effective Date.

9.2	HWAY Software and HWAY Material

9.2.1	HWAY shall retain all right, title and interest in and to HWAY Software and HWAY Material, including all Intellectual Property Rights therein.

9.2.2
HWAY hereby grants to Supplier, during the Term, [______]* to use, reproduce, modify, enhance and create derivative works from the HWAY Software and HWAY Material, only to the extent necessary and for the sole purpose of performing its obligations under this Agreement. HWAY hereby consents to sublicenses of the HWAY Software and HWAY Material solely to Supplier Subcontractors approved by HWAY in accordance with Section 12 of this Agreement and to Supplier Affiliates, and solely to the extent necessary for their respective performance of Services (provided that all subcontracts with Supplier Subcontractors contain provisions that are no less protective of HWAY’s Intellectual Property Rights and HWAY Confidential Information than the terms of this Agreement).

9.2.3
Except for the [______]* in Section 9.2.2, Supplier acknowledges that HWAY retains all right, title and interest in and to the HWAY Software and HWAY Material and all Modifications, enhancements and derivative works that Supplier, its Affiliates and Supplier Subcontractors may from time to time make to the HWAY Software and HWAY Material.

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9.2.4
Supplier agrees that all such Modifications, enhancements and derivative works of the HWAY Software and HWAY Material are the sole and exclusive property of HWAY and are “works made for hire” within the meaning of the United States Copyright Act of 1976, 17 U.S.C. §101 et seq. To the extent that any such Modifications, enhancements or derivative works do not qualify as a “work made for hire,” Supplier hereby irrevocably assigns (free from any encumbrance) all right, title and interest (including all Intellectual Property Rights created hereunder) in and to such Modifications, enhancements and derivative works without further consideration for such assignment. To the extent any such rights cannot be assigned by Supplier, including moral rights, if applicable, Supplier agrees to, and hereby does, irrevocably waive any and all such rights and will not seek to assert or enforce such rights for its own benefit. Supplier shall ensure that all Supplier Affiliates, Supplier Subcontractors and Supplier Personnel assign to Supplier and waive all rights (including all Intellectual Property Rights) in and to such Modifications, enhancements and derivative works. Supplier agrees to execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further documents and instruments as may reasonably be required to effect the assignment contemplated herein. For the avoidance of doubt, this assignment shall not be affected in any way by the rejection of any Modifications, enhancements or derivative works by HWAY under this Agreement or the termination, in whole or in part, of this Agreement by HWAY.

9.2.5
Upon Termination of this Agreement, except as necessary for Supplier to provide Termination Assistance as set forth in Section 26.8 (and then only during the period in which Supplier is performing or provides Termination Assistance), Supplier shall, and shall cause its Affiliates and Subcontractors to, cease any and all use of HWAY Software, HWAY Material and all Modifications thereto.

9.3	Developed IP Developed Under this Agreement

9.3.1
Except as provided in Section 9.6 hereof, Supplier acknowledges and agrees that any and all Developed IP (including Intellectual Property Rights therein), together with all copies thereof, developed or created by Supplier, its Affiliates or Supplier Subcontractors hereunder, including without limitation, any Developed IP developed by Supplier jointly with HWAY, is the sole and exclusive property of HWAY and are “works made for hire” within the meaning of the United States Copyright Act of 1976, 17 U.S.C. §101 et seq. To the extent that any such Developed IP does not qualify as a “work made for hire,” Supplier hereby irrevocably assigns (free from any encumbrance) all right, title and interest (including all Intellectual Property Rights created hereunder) in and to such Developed IP without further consideration for such assignment. To the extent any such rights cannot be assigned by Supplier, including moral rights, if applicable, Supplier agrees to, and hereby does, irrevocably waive any and all such rights and will not seek to assert or enforce such rights for its own benefit. Supplier shall ensure that all Supplier Affiliates, Supplier Subcontractors and Supplier Personnel assign to Supplier and waive all rights (including all Intellectual Property Rights) in and to the Developed IP. Supplier agrees to execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further documents and instruments as may reasonably be required to effect the Developed IP assignment contemplated herein. For the avoidance of doubt, this assignment shall not be affected in any way by the rejection of any Developed IP by HWAY under this Agreement or the termination, in whole or in part, of this Agreement by HWAY.

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9.4	Pre-Existing Supplier Software, Supplier Material and Supplier Developed Software

9.4.1
Supplier shall retain all right, title and interest in and to all Pre-Existing Supplier Software, Supplier Material, and any Supplier Developed Software (and all Modifications thereto), including all Intellectual Property Rights therein.

9.4.2
Subject to Section 9.4.4 hereof, Supplier hereby grants, during the Term, and during any Termination Assistance Period, to HWAY and its subsidiaries and Affiliates [______]* (as may be reasonably necessary) Pre-Existing Supplier Software (excluding commercial “off the shelf” Supplier Software), Supplier Material and Supplier Developed Software and any Modifications to any of the foregoing to the extent necessary for HWAY to receive the benefit of the Services. The license granted under this Section 9.4.2 shall take effect on the date that the relevant Pre-Existing Supplier Software, Supplier Material or Supplier Developed Software is first used by or on behalf of Supplier to provide the Services.

9.4.3
Upon the Termination Date, for Pre-Existing Supplier Software (excluding commercial “off the shelf” Supplier Software), Supplier Materials and Supplier Developed Software that is used in the performance of the Services on such Termination Date and that is necessary for the continuity of replacement services for the Services or necessary for HWAY to continue providing services on behalf of HWAY’s clients and End Users as such services were provided consistent with recent past practice prior to the Termination Date (including, without limitation, with the same functionality, features and quality as provided to such clients, customers and End Users consistent with recent past practice prior to Termination), Supplier will, if requested by HWAY, grant to HWAY a worldwide, fully paid-up, non-exclusive, perpetual right and license to use, operate, copy and Modify such Pre-Existing Supplier Software, Supplier Materials, Supplier Developed Software and Modifications thereto pursuant to Section 9.4.4 hereof.

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9.4.4	[______]*

9.5	Incidental IP Developed by Supplier

9.5.1
With respect to any Incidental IP developed by Supplier, its Affiliates and Supplier Subcontractors, which Incidental IP Supplier desires to use in connection with the Services, in the manner contemplated by Schedule E (Change Control Procedures), the Parties will (i) review all uses of Incidental IP, and Supplier shall provide a description of all such Incidental IP and a description of how such Incidental IP is used, (ii) meet to determine the use of such Incidental IP pursuant to the Change Control procedures set forth in Schedule E (Change Control Procedures) and (iii) determine the terms related to the use of such Incidental IP, including without limitation, a perpetual license grant to HWAY for continued use of such Incidental IP after Termination upon commercially reasonable terms and pricing as determined by the Parties in accordance with Schedule E (Change Control), using reasonable, good faith efforts.

9.6	Third Party Software and Third Party Material

9.6.1
Supplier hereby grants to HWAY a [______]* to use, operate, and copy (as may be reasonably necessary) the Third Party Software and the Third Party Material, to the extent that Supplier is permitted to do so by the applicable third party license agreements, except for Third Party Software or Third Party Material licensed by or otherwise supplied by HWAY, during the Term and for the duration of Termination Assistance without further consideration.

9.6.2
Supplier, in its reasonable discretion, shall have the right to use any Third Party Software as part of, or in the provision of, the Services without obtaining HWAY’s prior written consent; provided, that in the event Supplier desires to [______]*, Supplier shall obtain HWAY’s prior written approval.

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9.7	Third Party Software Acquired During the Term

9.7.1
Supplier shall acquire Third Party Software, including modifications, enhancements, upgrades, additions, and replacements of Third Party Software existing as of the Effective Date, as necessary or appropriate to provide the Services. Third Party Software acquisitions shall be in Supplier’s name; provided, that:

(a)
for Third Party Software used by Supplier to provide services to multiple customers of Supplier, including HWAY, Supplier will, without additional charge to HWAY, at the expiration or termination of this Agreement assist HWAY in obtaining a license from the licensors of such Third Party Software. In addition, Supplier will (subject to the rights of third party licensors) grant [______]*. Such enhancements or modifications will be provided on an “as-is” basis, without any warranty or support obligations; and

(b)
for Third Party Software used by Supplier exclusively to provide the Services to HWAY, Supplier will, without additional charge to HWAY, at the expiration or termination of this Agreement (or any applicable Service Tower):

(1)
to the extent assignable under the relevant license, assign its license to HWAY for such Third Party Software that is used in providing the Services, provided that HWAY reimburses Supplier for any one-time license fees in an amount equal to the unamortized remaining value of such license; and

(2)
to the extent not assignable under the relevant license (after  using commercially reasonable efforts to obtain assignment rights), assist HWAY in obtaining a license from the licensor of such Third Party Software. With respect to Third Party Software for which there is a charge set forth in Schedule D (Pricing Form), such license costs shall be treated as a Pass-Through Expense, and such Third Party Software shall be licensed in the name of HWAY unless HWAY requires otherwise in writing.

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10. MAINTENANCE OF KNOWLEDGE DATABASE/REPOSITORY

Within ninety (90) days of the Effective Date, Supplier agrees to begin capturing, through use of its proprietary tool “Knowledge Center”, information, know-how, processes, policies and procedures, techniques and methodologies, developed or used by Supplier in the performance of Services and inputting this information into a separate repository available to HWAY (“Knowledge Repository”). Throughout the Term of this Agreement, Supplier shall maintain and update the Knowledge Repository on an “as needed” basis. Supplier shall make available to HWAY at all times electronic access to the Knowledge Repository. In addition, Supplier agrees to begin capturing information and know-how developed or used by Supplier in the performance of Helpdesk services only and input this information into a knowledge database made available to HWAY. Supplier acknowledges and agrees the Knowledge Repository shall be Developed IP, as that term is defined and used in this Agreement.

11. PERSONNEL

11.1	Key Supplier Positions

11.1.1
The Key Supplier Positions approved as of the Effective Date are set forth in Schedule I (Key Supplier Positions). In addition, Supplier acknowledges and agrees that the Supplier Transition Manager shall devote substantially his or her full time and effort to supplying the Transition Services until the conclusion of the Transition related Services.

11.1.2
HWAY may, from time to time, upon thirty (30) days’ prior written notice to Supplier, designate new or alternative Key Supplier Positions but HWAY shall not, without Supplier’s consent (such consent not to be unreasonably withheld), materially increase the proportion of Key Supplier Positions relative to the Personnel required to supply the Services.

11.2	Key Supplier Position Approvals Procedure

11.2.1	Prior to assigning an individual to a Key Supplier Position, whether as an initial assignment or a subsequent assignment, Supplier shall:

(a)	notify HWAY of the proposed assignment;

(b)	introduce the individual to appropriate HWAY representatives (and, upon request, provide such representatives with the opportunity to meet with the individual); and

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(c)	provide HWAY with such information as HWAY may reasonably request about the individual’s training, experience and skills relevant to the requirements of the Key Supplier Position.

11.2.2	In the event that HWAY objects to the proposed assignment, HWAY and Supplier shall each use commercially reasonable, good faith efforts to resolve HWAY’s concerns.

11.2.3
In the event that HWAY and Supplier are unable to resolve HWAY’s concerns within five (5) days of HWAY’s objection, Supplier shall not assign the individual to the Key Supplier Position and shall propose to HWAY the assignment of another individual of training, experience and skills suitable to the requirements of that position and the provisions of this Section 11.2 shall apply to such other individual.

11.3	Retaining Key Supplier Positions

11.3.1
Supplier shall (if necessary by temporary personnel provided that Supplier Personnel serving in Key Supplier Positions have vacated their positions as described below) ensure that the Key Supplier Positions are filled at all times and that:

(a)
each of Supplier Personnel identified in Schedule I (Key Supplier Personnel) to serve in the Key Supplier Positions devotes substantially his or her full time and effort to supplying the Services (except as otherwise provided in Schedule I) for at least two (2) years from the Effective Date except for those Supplier Personnel designated with only a one (1) year retention requirement; and

(b)	Supplier Personnel filling Key Supplier Positions at any time during the Term are not reassigned or replaced for at least two (2) years following assignment to those positions,

unless such Supplier Personnel resigns from his or her employment, or terminates his or her contract with Supplier, or is unable to work owing to mental or physical incapacity for a period exceeding fifteen (15) business days, or is dismissed, or terminated for misconduct, or in connection with a reduction in the volume of Services provided under this Agreement, or has a change in family circumstances, not due to Supplier, resulting in his or her relocation.

11.3.2	Supplier shall not replace a person filling a Key Supplier Position without first complying in full with Section 11.2 and:

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(a)	demonstrating to HWAY that the new person is qualified to meet the requirements of the Key Supplier Position; and

(b)	obtaining HWAY’s prior written consent.

11.4	Use and Compliance of Supplier Personnel

Supplier shall:

11.4.1	use an adequate number of Supplier Personnel to supply the Services;

11.4.2
ensure that all Supplier Personnel who perform the Services are properly trained and capable of meeting the requirements of the Services tasks assigned to them in a workmanlike and timely manner and in accordance with the Performance Standards;

11.4.3	ensure that Supplier Personnel perform their duties in a manner that does not intentionally interrupt and is not intentionally inconsistent with HWAY’s provision of health care services; and

11.4.4	ensure that all Supplier Personnel are informed of and comply with:

(a)
any applicable policies or procedures provided by HWAY to Supplier from time to time which shall include, without limitation, any health or safety requirements, building access and security procedures and policies relating to conduct of personnel admitted to HWAY’s (or a third party’s) premises; and

(b)	Supplier’s obligations under this Agreement with respect to Confidential Information, Protected Health Information and data security.

11.5	Turnover of Supplier Personnel

HWAY and Supplier agree that it is in their best interests to minimize the turnover rate of Supplier Personnel performing the Services (“Turnover Rate”). Accordingly, Supplier shall use commercially reasonable efforts to keep the Turnover Rate to a level reasonably comparable to the level experienced by other information technology suppliers in the health care sector for the geographic region where the applicable services are being performed.  If HWAY notifies Supplier that the Turnover Rate with respect to Supplier Personnel is not acceptable, Supplier shall as soon as reasonably practicable:

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11.5.1	provide to HWAY sufficient data to establish the actual extent of the Turnover Rate including, in particular, the Turnover Rate among Key Supplier Positions;

11.5.2	meet with HWAY to discuss the impact of the level of the Turnover Rate; and

11.5.3	submit to HWAY a proposal for reducing the Turnover Rate (including any associated price impact), which, once agreed to in writing between HWAY and Supplier, shall form part of this Agreement.

11.6	Replacement of Supplier Personnel at HWAY’s Request

11.6.1
HWAY may notify Supplier at any time during the Term that it requires Supplier to replace any (a) HWAY-facing Supplier Personnel or (b) Key Supplier Positions involved in the provision of the Services for the good and lawful reasons stated in the notice. After receipt of such notice, Supplier shall have ten (10) business days in which to investigate the matters stated in the notice and discuss its findings with HWAY. In the event that, following that period, HWAY still requires replacement of the individual, Supplier shall replace that individual with another individual with training, experience and skills suitable to meet the requirements of the assigned Services tasks.

11.6.2
In the event that, in its discretion, HWAY believes that an individual is a threat to the health, safety or security of any of HWAY’s or a third party’s personnel, data or property, or is disruptive to HWAY’s services, or threatens to be, or is materially in breach of the terms and conditions of this Agreement or any HWAY written policy or procedure which was previously provided to Supplier, then Supplier shall remove that individual from the provision of the Services forthwith and, not limiting the foregoing, HWAY shall have the right to restrict such individual’s access to HWAY’s premises and systems at its sole discretion.

11.6.3
Supplier shall bear all costs associated with any removal and replacement of Supplier Personnel pursuant to this Section 11.6, including costs associated with the training and education of replacement personnel.  HWAY shall have no liability for claims brought by any replaced Supplier Personnel against HWAY or Supplier as a result of HWAY’s exercise of its rights under this Section 11.6, and Supplier shall indemnify HWAY against any such claims.

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11.6.4
Nothing in this Agreement shall grant HWAY the right to require Supplier to terminate any individual’s employment or contract with Supplier, and the rights granted herein are solely in connection with Supplier’s provision of Services to HWAY.

11.7	Restrictions on Supplier Personnel

11.7.1
During the Term, without the prior written consent of HWAY in each instance, Supplier shall not reassign any of the following Supplier Personnel to provide services or products to any HWAY Competitor for a period of [______]* after such Supplier Personnel leave, are reassigned, or are otherwise removed from their assignment for HWAY: [______]*

11.8	Transfer of HWAY Personnel

11.8.1
Supplier will offer employment to those HWAY Personnel identified in Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan, as mutually agreed therein, and on such other terms and conditions as Supplier may elect to offer, consistent with Exhibit 1 to Annex C-4 and the Transition Plan. In all cases, the identified HWAY Personnel will be offered positions [______]*

11.8.2
The HWAY Personnel identified in Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan will continue to support HWAY in the fashion such HWAY Personnel did prior to such HWAY Personnel’s start date using the same tools, processes and procedures as was done immediately prior to the Effective Date during Transition. The HWAY Personnel identified in Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan also will (i) support a number of the KT tasks without material adverse effect on the performance of their day-to-day support of the HWAY environment; and (ii) continue to work as they have in the past. Any HWAY managers identified in Exhibit 1 to Annex C-4 (Transition Framework) and the Transition Plan will continue to manage the retained team for the HWAY’s services during the Transition Period.

11.8.3	[______]*

12. SUBCONTRACTORS

12.1	Approval of Supplier Subcontractors

12.1.1
Except as set forth in Section 12.1.2, Supplier shall obtain HWAY’s written approval prior to appointing or utilizing, directly or indirectly, a proposed subcontractor to provide any Services set forth on Annex C-2 to Schedule C (ADM Services Agreement) to HWAY, which approval shall not be unreasonably withheld. [______]*:

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(a)	the actual components of the Services that Supplier proposes to subcontract;

(b)	any HWAY Software, HWAY Material, Developed IP or HWAY Information to which the subcontractor would have access;

(c)	a description of the circumstances, if any, under which the subcontractor would have direct interaction with HWAY Personnel, HWAY clients or End Users;

(d)	the scope of the proposed subcontract;

(e)
the type of contract between Supplier and the subcontractor, including a summary of (i) any provisions inconsistent with this Agreement and (ii) any provisions material to the performance of the Services hereunder, including without limitation, any provisions relating to assignment of Intellectual Property Rights (as required in Section 9);

(f)	the identity, background and qualifications of the proposed subcontractor;

(g)	[______]*

(h)	[______]*

(i)	[______]*

12.1.2	[______]*

(a)	[______]*

(b)	[______]*

(c)	[______]*

(d)	[______]*

(e)	[______]*

12.1.3	[______]*

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12.1.4	[______]*

12.2	Supplier Subcontractor Compliance

Supplier shall ensure that each of the Supplier Subcontractors (a) complies with the terms, conditions and obligations of this Agreement as they apply to Supplier and Supplier Personnel, including (i) rules, guidelines, policies and procedures attached to or made a part of this Agreement and (ii) those obligations of the Agreement regarding Supplier Subcontractor’s access to or use of HWAY Confidential Information, HWAY Software, HWAY Material, Protected Health Information, resources or Facilities provided by HWAY, and (b) complies with applicable Laws, all to the extent relevant to the Supplier Subcontractor’s performance of the Services.

12.3	Problems or Delays

Without prejudice to any rights or remedies HWAY may have with respect to any problems or delays in Supplier’s provision of Services caused by Supplier Subcontractors, Supplier shall:

12.3.1	promptly notify HWAY in writing if an act or omission of any Supplier Subcontractor causes a problem or delay that has a material impact on Supplier’s provision of the Services;

12.3.2
promptly notify HWAY in writing if, in good faith, Supplier has material doubts concerning a Supplier Subcontractor’s ability to render future Services in accordance with the terms of this Agreement, including without limitation, any concerns regarding such Supplier Subcontractor’s service obligations that relate to HWAY Confidential Information, Protected Health Information, HWAY’s agreements with its clients, or regulatory or certification matters; or if Supplier believes in its reasonable judgment that the Supplier Subcontractor (or their personnel) is a threat to the health, safety or security of HWAY; and

12.3.3	work with HWAY and all other subcontractors immediately and use commercially reasonable efforts to prevent or circumvent the problem or delay.

12.4	Revocation of Approval

HWAY may request, by notice in writing, that Supplier replaces any Supplier Subcontractor for good cause as stated in the notice. “Good cause” shall include, without limitation: (i) HWAY’s dissatisfaction with the quality of Services performed by the Supplier Subcontractor; or (ii) material breaches of this Agreement caused by the Supplier Subcontractor (including violations of Law). After receipt of such notice, Supplier shall have ten (10) business days in which to investigate the matters stated and discuss its findings with HWAY.  In the event that, following that ten (10)-day period, HWAY still requests replacement of the Supplier Subcontractor, Supplier shall, subject to the other provisions of this Agreement, cease using such Supplier Subcontractor to provide the Services within a reasonable period of time.  For the avoidance of doubt, HWAY will not have the right under this Section 12 to require Supplier, or any subcontractor, to terminate any individual’s employment.  In the event that, in its reasonable discretion, HWAY believes that any Supplier Subcontractor (or individual retained by such Supplier Subcontractor) is a threat to the health, safety or security of HWAY’s or a third party’s personnel, data or property, or is disruptive to HWAY’s provision of health care and disease management services, or threatens to cause or has caused a material breach of the terms and conditions of this Agreement or any HWAY policy or procedure of which Supplier was previously notified, then Supplier shall have the right to remove that Supplier Subcontractor from the provision of the Services forthwith and, not limiting the foregoing, HWAY shall have the right to restrict such Supplier Subcontractor’s access to HWAY’s premises and systems.

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12.5	Procedure After Revocation

Any subcontractor proposed by Supplier to replace a Supplier Subcontractor must be approved by HWAY in writing in accordance with this Section 12.

12.6	Requirements for Supplier Subcontractors

12.6.1
Supplier shall have a written agreement with each Supplier Subcontractor which shall include the obligations imposed on Supplier under this Agreement that are applicable to such Supplier Subcontractor including, without, limitation:

(a)
obligations no less restrictive than those contained in this Agreement with respect to intellectual property pursuant to Section 9, privacy, data segregation, and data, network and physical security requirements, including those imposed by Law;

(b)
a Business Associate Addendum (“Business Associate Addendum”) materially similar to, and that meets all terms and conditions of, the Business Associate Addendum attached hereto as Schedule L (Business Associate Addendum), from those Supplier Subcontractors that have the ability to learn of, access, or use Protected Health Information; and

(c)	no right to subcontract or assign its rights or transfer its obligations without seeking Supplier’s and HWAY’s prior written consent.

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12.6.2
If requested, Supplier shall provide HWAY with a copy of each subcontract executed between Supplier and a Supplier Subcontractor, provided that Supplier may redact the financial and any similarly sensitive commercial terms defining the relationship between Supplier and such Supplier Subcontractor, to the extent required under such agreement.

12.7	Offshore Services

[______]*

12.8	Liability of Supplier

Supplier will remain liable at all times for all acts or omissions of the Supplier Subcontractors in the performance of the Services.

13. HWAY RESPONSIBILITIES

13.1	Cooperation

13.1.1	HWAY shall from time-to-time designate an individual to whom all Supplier communications concerning this Agreement may be addressed (the “HWAY CIO”).

13.1.2
HWAY shall cooperate with Supplier by making information and approvals of HWAY available as required in this Agreement within the time periods specified herein for such information or approvals or, where no time period is specified, within a reasonable time period.

13.2	Savings Section

The failure by HWAY to perform any of its responsibilities set forth in this Agreement shall not be deemed to be grounds for termination by Supplier (other than as provided for in Section 26.4); provided, however, Supplier’s non-performance of its obligations under this Agreement shall be excused if and to the extent that:

13.2.1	Supplier’s non-performance directly results from the acts or omissions of HWAY or any of HWAY’s subcontractors, agents and Affiliates to perform their respective obligations under this Agreement; and

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13.2.2
Supplier promptly provides HWAY with written notice of such non-performance as soon as it has knowledge of the non-performance and uses commercially reasonable efforts to perform the Services on a schedule that is extended by (i) no more than one day for each day of HWAY’s or any of its subcontractors’ non-performance of their responsibilities or interference, or (ii) such other time period as is reasonable under the circumstances. However, Supplier shall not be required to incur additional costs in such commercially reasonable efforts.

14. RELATIONSHIP MANAGEMENT

14.1	Supplier Account Manager

Supplier shall designate an individual to whom all HWAY communications concerning this Agreement may be addressed (the “Supplier Account Manager”).

14.2	Key Supplier Personnel Performance Appraisal

As part of Supplier’s annual performance review process, Supplier will solicit from the HWAY CIO a reasonable number of performance objectives that will be included among the performance objectives to be achieved by the Supplier Account Manager and other Key Supplier Personnel during the next evaluation year which performance objectives shall be subject to Supplier’s approval not to be unreasonably withheld.  In addition, Supplier shall solicit the HWAY CIO’s appraisal of Supplier’s Project Executive and other Key Supplier Personnel in connection with Supplier’s annual employee performance appraisal process, which appraisal shall include whether or not the Supplier Account Manager and other Key Supplier Personnel achieved the performance objectives provided by the HWAY CIO.

14.3	Steering Committee

14.3.1
The Parties shall form a steering committee to facilitate communications between them and assist in certain, specified evaluation and decision making tasks (the “Steering Committee”).  HWAY’s members of the Steering Committee shall be composed of HWAY’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, HWAY CIO, as well as members from HWAY’s Office of the CIO and Supplier’s Account Manager and other Key Personnel from Supplier, and such other persons as may be mutually agreed in writing by the Parties.  Members of the Steering Committee may be represented at any meeting by a designee appointed by such member for such meeting.  Each Party shall be free to designate different senior officers or executives, in accordance with the requirements of this Section 14.3.1, upon prior written notice to the other Party. Each Party may, in its discretion, invite personnel that are not members of the Steering Committee upon the other Party’s written consent to such invitee(s).

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14.3.2
The Steering Committee shall have the right to create, and assign responsibilities to, subcommittees.  Such subcommittees shall report to the Steering Committee.  The Steering Committee shall have authority over such subcommittees.

14.3.3	The purpose of the Steering Committee shall be for overall relationship management and performance reporting.

14.3.4	The Steering Committee shall meet as set forth in Schedule G (Meetings).

14.3.5
HWAY and Supplier shall use Diligent Efforts to reach consensus on the matters properly before the Steering Committee which materially affect Supplier’s obligations under this Agreement.  In the event that the Steering Committee cannot reach consensus with respect to such matter, either Party may invoke the provisions of Section 24 of this Agreement.

14.4	Reports

Commencing on the Effective Date, Supplier shall provide the reports as described and set forth in Exhibit 1 to Annex C-1 (Sample Reports).

14.5	Meetings

Commencing on the Effective Date, the Parties shall have meetings between representatives of HWAY and Supplier, in accordance with Schedule G (Meetings).

14.6	Technology Plan

14.6.1
Supplier shall prepare an annual technology plan in accordance with the provisions of this Section 14.6 which is attached hereto as Schedule K (Technology Plan) and shall, subject to the Change Control procedures set forth in Schedule E (Change Control Procedures), perform the Services in accordance with the Technology Plan. The Technology Plan shall address HWAY’s technology requirements in support of its Objectives for the subsequent three (3) full fiscal years. Supplier shall submit to HWAY a draft of the Technology Plan that shall be reasonably acceptable to HWAY and subject to HWAY’s written approval, which draft shall have been developed with input from key business Colleagues from HWAY.  Supplier shall submit a revised Technology Plan for HWAY’s written approval within fifteen (15) days of receiving HWAY’s comments.  The draft of the Technology Plan for the first year is attached hereto as Exhibit 1 to Annex C-4 (Transition Framework), and the draft Technology Plan for subsequent years shall be provided by March 1 of the relevant year. After the first year, the Technology Plan shall address the information technology requirements of HWAY’s activities and shall:

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(a)	incorporate, conform to, and support HWAY’s desired overall outcomes as provided by HWAY to Supplier for the relevant time period;

(b)
assess the appropriate direction for such systems and services, in light of HWAY’s business priorities and strategies (to the extent such business information is provided by HWAY to Supplier) and competitive market forces;

(c)	specifically identify proposed software and hardware strategies and direction;

(d)	include a detailed summary of the projects and tasks which Supplier proposes to achieve HWAY’s desired overall outcomes as provided by HWAY to Supplier, including:

(i)	in the event that such projects or tasks will result in a scope change, a Scope Change request in accordance with Schedule E (Change Control Procedures);

(ii)	in the event that such projects or tasks result in New Services the pricing applicable in the event that HWAY elects to have Supplier perform such projects or tasks;

(iii)	a cost/benefit analysis of any proposed changes;

(iv)	a description of the types of personnel skills and abilities needed to respond to any recommended changes or upgrades in technology;

(v)	a general plan and a projected time schedule for developing and achieving the recommended elements;

(vi)
references to appropriate information services operations platforms that support Performance Standard requirements and/or represent potential gains in service quality, cost savings, or efficiency for health and care support providers; and

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(vii)
a discussion of the potential regulatory and accreditation impact of any proposed information services operations platforms, provided that HWAY acknowledges that (A) such discussion shall not constitute legal advice or a legal opinion by Supplier and (B) HWAY shall be solely responsible for determining whether Supplier’s proposed technology solution satisfies HWAY’s obligations under applicable law; and

(e)	as necessary to support the overall objectives and directions of the three-year plan described above:

(i)	provide specific guidance as to the information services requirements, projects, and plans for the upcoming year, including details on operations, maintenance backlog and development activities; and

(ii)	include a summary review of Supplier’s performance of the Services in the year then concluding and review and assess the Technology Plan with respect to that year.

14.6.2
The Technology Plan shall be revised annually in accordance with Section 14.6.1 and in a manner that supports HWAY’s annual business planning cycle.  The Technology Plan shall also be updated during the year as necessary to reflect changes in the business of HWAY which materially impact the validity of the then-existing Technology Plan.  Supplier shall recommend modifications to the Technology Plan as it deems appropriate, and shall revise the Technology Plan as requested or approved by HWAY.

14.7	Systems Change Management

14.7.1
Supplier shall be responsible for all changes to HWAY’s IT environment relating to the Services, including changes to programs, manual procedures, job control language statements, distribution parameters and schedules.

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14.7.2	Supplier will control changes to HWAY’s IT environment pertaining to the Services according to Schedule E (Change Control Procedures).

15. CHANGES TO SERVICES

15.1	Scope Changes

Scope Changes shall be agreed and implemented pursuant to the Change Control procedures as set forth in Schedule E (Change Control Procedures).

15.2	System Changes

System Changes shall be implemented by Supplier in accordance with Section 14.7 and Schedule E (Change Control Procedures). Supplier shall not relocate any HWAY Equipment or HWAY Software without HWAY’s prior written consent. [______]*

15.3	New Services

15.3.1
HWAY may request Supplier to supply New Services from time to time.  New Services are subject to mutual agreement of the Parties as set forth in Schedule E (Change Control Procedures) and Service Charges for New Services shall be determined in accordance with Schedule D (Pricing Form) and Schedule E (Change Control Procedures).  New Services shall become part of the Services.

15.3.2
Supplier agrees that where regulatory or legal changes that affect multiple Supplier clients result in New Services, Supplier shall not allocate the charges for those New Services disproportionately to HWAY in relation to Supplier’s other clients.

15.3.3	Supplier shall not begin performing any New Services until the charges are approved by HWAY in writing.

15.4	Technology Refresh

15.4.1	[______]*

15.4.2	[______]*

15.5	Support for Acquisitions

15.5.1
With respect to a potential acquisition by HWAY, upon HWAY request, Supplier shall provide, subject to the Change Control procedures and for an additional charge, acquisition support (including assessments of any application portfolios and related technology environments to be acquired, potential integration approaches, and the impact of the acquisition on the Services, Service Levels, charges and other aspects of this Agreement) as reasonably necessary to assist with HWAY assessment of the portion of the acquisition to which the Services will relate. Such support shall be provided within the timeframe reasonably requested by HWAY or as required by the timing of the transaction.

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15.5.2
Supplier shall, subject to the Change Control procedures, transition the application portfolios and other aspects of the IT environment of the acquired entity as they relate to the Services to the HWAY environment.

15.6	Due Diligence

15.6.1
Equipment, Software and Retained Contracts and Assigned Contracts that are the subject of Section 8 are listed in Schedule H (Equipment and Contracts), Exhibit 3 to Annex C-3 (End User Computing Equipment), Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Annex D-3 to Schedule D (Financial Responsibility Matrix). While the Parties intend that such Schedule will be comprehensive, neither Party warrants the completeness or accuracy of such Schedule.

15.6.2
During the period commencing on the Agreement Date and ending six (6) months after the Effective Date, if the Parties discover that any Equipment or Software item or Contract is not identified in Schedule H (Equipment and Contracts), Exhibit 3 to Annex C-3 (End User Computing Equipment), Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) or Annex D-3 to Schedule D (Financial Responsibility Matrix), respectively (“Unidentified Resources”), the following shall apply:

(a)
Upon discovery of an Unidentified Resource, the Parties’ respective operational, administrative, financial, and legal obligations for a (formerly) Unidentified Resource shall be on the same basis for which the Parties are responsible for the most comparable analogous resource already listed in Schedule H, Exhibit 3 to Annex C-3 (End User Computing Equipment), Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) or Annex D-3 to Schedule D (Financial Responsibility Matrix), and such Unidentified Resource shall be added to Schedule H, Exhibit 3 to Annex C-3 (End User Computing Equipment), Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) or Annex D-3 to Schedule D (Financial Responsibility Matrix) by amendment of this Agreement in accordance with Section 27.8.

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(b)
To the extent that the Parties discover Unidentified Resources after such six (6) month period, then unless otherwise agreed by the Parties: (i) HWAY shall be financially responsible for such Unidentified Resources; and (ii) the Parties’ respective operational, administrative, and legal obligations for a (formerly) Unidentified Resource shall be on the same basis for which the Parties are responsible for the most comparable analogous resource already listed in Schedule H, Exhibit 3 to Annex C-3 (End User Computing Equipment), Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances)  or Annex D-3 to Schedule D (Financial Responsibility Matrix).

16. AUDITS AND RECORD KEEPING

16.1	Audit Rights

16.1.1
Supplier shall provide to HWAY Audit Representatives access to Supplier and Supplier Subcontractors’ service locations where the Services are being provided, during normal business hours at all reasonable times, [______]* provided however, that such access for regulatory audits, HWAY customer-requested audits and internal HWAY audit assistance reasonably requested for purposes of Sarbanes-Oxley compliance shall be provided at any times required or requested, and shall grant HWAY Audit Representatives reasonable access, subject to Sections 16.1.4 and 16.1.8 hereof, to Supplier Personnel to discuss, and to data, records and information relating to, the Services for the purpose of performing audits and inspections (“Audits”) to:

(a)	verify the accuracy of charges and invoices;

(b)	verify the integrity of HWAY Information and examine the systems that process, store, maintain, support and transmit HWAY Information;

(c)
verify Supplier’s and Supplier Subcontractors’ performance of the Services and compliance with the terms of this Agreement including without limitation, to the extent applicable to the Services and to the relevant charges, performing audits of:

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(i)	practices and procedures;

(ii)	compliance with certification and regulatory requirements relating to the Services;

(iii)	insurance coverages;

(iv)	general controls and security practices and procedures (including Supplier’s performance of vulnerability testing as set forth in Annex C-5 (Security Services));

(v)	disaster recovery, business resumption and continuity, and back-up planning and procedures;

(vi)	the charges for the Services;

(vii)	the use of any Equipment or Software owned by or licensed or leased by a third party to HWAY or used by or on behalf of Supplier;

(viii)	Performance Standards and supporting information and calculations, including the tools and procedures specified in Section 4.9; and

(ix)	such other audits as may be necessary to enable HWAY to meet, or to confirm that Supplier is meeting, applicable Laws.

16.1.2	Supplier shall reasonably cooperate with HWAY Audit Representatives and provide such assistance as HWAY Audit Representatives reasonably require in carrying out the Audits.

16.1.3	HWAY shall provide at least twenty (20) business days’ notice of any Audit it intends to conduct pursuant to this Section 16 unless any of the following circumstances apply:

(a)	such Audit is required by HWAY for reasons of suspected fraud or compliance with the security requirements set forth in this Agreement including Section 17.3;

(b)	HWAY has reasonable grounds to suspect that Supplier may be in material breach of its obligations;

(c)
where the Audit is of a regulatory nature and under such circumstances where providing Supplier twenty (20) business days’ notice is impracticable, in which case HWAY shall provide such advance notice as is reasonable and practicable under the circumstances; or

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(d)	where any HWAY customer, client or End User agreement or contract requires less than twenty (20) business days’ notice.

16.1.4
HWAY shall ensure that HWAY Audit Representatives (other than regulatory HWAY Audit Representatives) shall comply with Supplier’s reasonable security requirements provided to HWAY and shall obtain executed confidentiality agreements from such HWAY Audit Representatives in a form reasonably acceptable to Supplier.

16.1.5	Supplier shall cooperate with HWAY in dealing with regulatory Audits or requests by certification and regulatory agencies auditing HWAY or HWAY’s clients, customers or End Users, including:

(a)	providing HWAY and the applicable regulatory agencies with all reasonable assistance;

(b)	notifying HWAY as soon as practicable of any regulatory Audit;

(c)	permitting HWAY or its representatives to be present and to participate in such regulatory Audits;

(d)	providing HWAY with copies of any reports or written communications with respect to such regulatory Audits to the extent the report or communication is provided to Supplier;

(e)	liaising with HWAY and HWAY Audit Representatives with respect to responses to such regulatory Audit communications; and

(f)
implementing, and complying with, the recommendations or requirements of a regulatory Audit subject to the Change Control procedures (other than with respect to Supplier’s right to reject such proposed change).

16.1.6	Without limiting the foregoing in this Section 16.1, Supplier agrees:

(a)
to make available, upon the written request of the Secretary of Health and Human Services or the Comptroller General, or their representatives, or any other regulator exercising proper jurisdiction, this Agreement and such books, documents and records as may be necessary to verify the nature and price of the Services rendered hereunder to the full extent required by the Health Care Financing Administration implementing Section 952 of the Omnibus Reconciliation Act of 1980, codified at 42 U.S.C. Section 1395x(v)(1)(l), or by any other applicable federal or state authority;

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(b)	such access will be granted for four (4) years after the Services are furnished; and

(c)	such access shall be limited to books, documents and records necessary to verify the nature and extent of the price of the Services provided by Supplier.

16.1.7
If Supplier enters into any contract with any Supplier Subcontractor or any related organization to provide services pursuant to this Agreement with a value of [______]* or more within a [______]*, such agreement shall contain a clause identical in content to this Section 16.1. This Section shall be of force and effect only to the extent required by P.L. 96-499.

16.1.8
The Audit Representatives shall have no access to any data, records or other information concerning: (i) Supplier’s other customers; or (ii) Supplier’s internal costs of performing the Services or any internal charges (excluding only costs reimbursed by HWAY and Pass-Through Expenses). Neither HWAY nor the Audit Representatives shall have access to personal information about Supplier Personnel if prohibited by law or Supplier policies concerning personal information or personnel matters.

16.2	Supplier Audits

16.2.1
Supplier shall conduct reviews and audits of, or pertaining to, the Services in a manner consistent with the audit practices of well managed operations performing services similar to the Services. Supplier shall within seven (7) days of the Effective Date provide HWAY with the written results of the last security audit carried out by an independent third party on Supplier’s Service Management Center (“SMC”) from which the Services will be provided (e.g. the prior year’s SAS 70 Type 2 Report (or any successor thereto)).

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16.2.2
[______]* Supplier shall bear all costs and expenses associated with obtaining and delivering each SSAE 16 Type 2 Report (or successor thereto). [______]* As requested by HWAY, Supplier shall either (1) certify (via a factual self-assessment) to HWAY in writing that during the applicable gap period no changes have been made to the Services or the systems, the manner in which the Services or systems are provided or operated, applicable controls, or the Objectives that could reasonably be expected to have any impact on the contents of, or opinions set forth in, the applicable SSAE 16 Type 2 Report (or successor thereto); or (2) provide HWAY with a written description of any such changes. [______]*

16.2.3	[______]*

16.2.4
Supplier shall promptly make available to HWAY the results of any review or audit conducted by inspectors or regulators (but not including Supplier’s routine internal audits) relating to the Services and advise HWAY of any actual or suspected error with respect to amounts charged to HWAY under this Agreement.

16.3	Audit Follow-Up

16.3.1
Following an Audit, HWAY shall conduct (in the case of an internal Audit), or request its external HWAY Audit Representatives to conduct, a review meeting with Supplier to obtain factual concurrence with issues identified in the Audit.

16.3.2
Supplier and HWAY shall meet to review each Audit report promptly after the issuance thereof and shall mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the Audit report.  If the Audit report reveals that Supplier has failed to perform any of its obligations under this Agreement, Supplier promptly shall provide to HWAY for its approval a remediation plan and timetable for achievement of the actions and/or improvements set forth in such plan.  Following approval of the plan and timetable by HWAY, Supplier shall implement such plan in accordance with the agreed timetable and will confirm its completion by sending written notice to HWAY.

16.3.3	HWAY and Supplier shall develop and follow procedures for the sharing of reports for Audits carried out pursuant to this Section 16.

16.3.4
If any Audit reveals any overcharge or undercharge in any Supplier invoice, an appropriate correcting payment or credit shall be promptly made by the appropriate Party. In the event that an Audit reveals an overcharge by Supplier, Supplier’s correcting payment shall be made together with interest at the lesser of one percent (1%) above the U.S. prime lending rate as published by Citibank, N.A. or the maximum rate allowed by applicable law from the date the incorrect payment was made by HWAY to the date of the repayment by Supplier.

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16.3.5
Audits shall be conducted at HWAY’s expense unless fees in any Supplier invoice are found to have been overcharged by [______]* or more, in which case Supplier shall pay the reasonable costs of the audit and all adjustments in fees due.

16.4	Records Retention

16.4.1
Supplier shall maintain all records generated or retained by or on behalf of HWAY in accordance with HWAY’s internal records retention policy, a copy of which is attached to this Agreement as part of Schedule F (Policies and Procedures), and as such may be amended from time to time subject to the Change Control procedures.

16.4.2
Upon request, Supplier shall maintain and provide access for HWAY Audit Representative to the records, documents and other information required to meet HWAY’s audit rights under this Agreement until the later of:

(a)	five (5) years after the date the applicable Service was completed;

(b)	the date that all pending matters relating to the applicable Service (including disputes) are closed;

(c)	the date when such records, documents and other information are no longer required to meet Supplier’s records retention policy, as such policy may be amended from time to time; or

(d)	the date when such records, documents and other information is no longer required to be retained pursuant to Laws applicable to Supplier.

HWAY shall pay, as a Pass-Through Expense, all reasonable out-of-pocket costs of maintaining and providing access to (i) HWAY’s inactive records, documents and other information, and (ii) to the extent Supplier is required by this Section 16.4 to retain any of its inactive records for a period longer than that provided by Supplier’s records retention policy, Supplier’s inactive records, documents and other information.

16.4.3
Without limitation to Section 16.4.1, Supplier shall maintain complete and accurate records of, and supporting documentation for, invoices submitted to HWAY and the payments made by HWAY under this Agreement in accordance with generally accepted accounting principles applied on a consistent basis.

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16.4.4	Supplier shall promptly provide, at HWAY’s reasonable expense, copies of all records retained under this Section 16.4 as requested in writing by HWAY.

16.5	Supplier Subcontractors and Pass-Through Expenses

16.5.1	Supplier shall ensure that each of Supplier Subcontractors gives HWAY the same rights and agrees to fulfill the same obligations as are undertaken by Supplier under this Section 16.

16.5.2
Supplier shall ensure that arrangements which Supplier enters into with third parties and which are to be paid by HWAY as Pass-Through Expenses provide for the right for Supplier to audit charges and invoicing with respect to such Pass-Through Expenses.

17. SAFEGUARDING OF INFORMATION AND SECURITY

17.1	Rights in HWAY Information

17.1.1
HWAY Information shall be and remain, as between the Parties, the property of HWAY and nothing in this Agreement shall grant to Supplier any right, title or interest in such information. No HWAY Information, or any part thereof, may be assigned or leased to third parties by Supplier or commercially exploited by or on behalf of Supplier.

17.1.2	HWAY Information shall only be used by Supplier for the purpose of performing the Services under this Agreement and pursuant to the terms of this Agreement.

17.2	HIPAA

Notwithstanding anything to the contrary in this Agreement, Protected Health Information shall be subject to the terms of Schedule L (Business Associate Addendum) and Supplier shall use and disclose Protected Health Information only in accordance with Schedule L (Business Associate Addendum).  In the event of a conflict between a term or terms of this Agreement and Schedule L (Business Associate Addendum), the term or terms of Schedule L (Business Associate Addendum) shall control and govern.  For clarification, and notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit Suppliers’ obligations and liability as set forth in Schedule L (Business Associate Addendum).

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17.3	Security

17.3.1
Supplier shall establish and maintain safeguards against the destruction, loss, alteration or disclosure of HWAY Information or Protected Health Information in the possession of Supplier in accordance with the data, systems and physical security requirements attached as Annex C-5 to Schedule C (Security Services Agreement).

17.3.2	Without limiting the generality of Section 17.3.1:

(a)
Supplier’s obligations in the prevention of any unauthorized access, alteration, destruction, copying, use, or disclosure of HWAY Information, Confidential Information or Protected Health Information (“Information Breaches”) are as specified in the security requirements contained in Annex C-5 to Schedule C (Security Services Agreement).  In the event Supplier suspects, becomes aware of, or initiates an investigation into any such Information Breach, Supplier shall promptly report such incident, suspected incident, or investigation in writing to HWAY;

(b)
Supplier shall undertake the obligations as specified in the security requirements contained in Annex C-5 to Schedule C (Security Services Agreement) to prevent Information Breaches through physical, network and logical measures, which shall include:

(i)	security procedures and tools to prevent unauthorized access to Infrastructure Systems;

(ii)	requiring all users to enter a user identification and password prior to gaining access to the Infrastructure Systems;

(iii)	controlling and tracking user access in the manner specified in Annex C-5 to Schedule C; and

(iv)	controlling user access to areas and features of the Infrastructure Systems in the manner specified in Annex C-5 to Schedule C;

(c)
During the Term and the Termination Assistance Period, Supplier shall, and shall ensure that Supplier Personnel and Supplier Subcontractors shall, comply with the security requirements set forth in this Agreement, including this Section 17.3, and such other standard security policies of HWAY which may be incorporated into this Agreement pursuant to Change Control; and

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(d)
Supplier shall develop and maintain a contingency plan to promptly respond to Information Breaches which includes back-up security and data back-ups in the event of any data loss or Information Breaches in accordance with Annex C-5 to Schedule C.

(e)
In the event of an Information Breach, Supplier shall be solely responsible and liable for the following: (i) the cost of providing notice to affected individuals; (ii) the cost of providing notice to governmental and regulatory bodies, credit bureaus, and/or other required entities; (iii) the cost of providing affected individuals with credit monitoring services for a specific period not to exceed twenty-four (24) months or the time period provided by applicable Law, if longer; (iv) call center support for such affected individuals for a specific period not to exceed thirty (30) days or the time period provided by applicable law; and (v) any other notices or actions, including the costs associated therewith, as required by applicable Law.

17.4	Viruses

17.4.1
Supplier shall not negligently introduce, or permit the negligent introduction by any of Supplier’s employees or agents, of any Virus into the Infrastructure Systems or Developed IP. Supplier shall also comply with the provisions of Annex C-5 to Schedule C as to Information Breaches caused by a Virus. Nothing in this Section 17.4.1 shall obligate Supplier to perform services in excess of the Supplier obligations set forth in Annex C-5 to Schedule C (Security Services Agreement).

17.4.2	Without limiting Section 17.4.1 above, Supplier shall regularly check for and delete Viruses in the Infrastructure Systems and Developed IP.

17.4.3
Without limiting Supplier’s obligations set forth in this Section 17.4, if a Virus is found in the Infrastructure Systems or Developed IP, Supplier shall use all commercially reasonable efforts to mitigate the effects of such Virus upon the Services.  If such Virus was introduced by Supplier in breach of Section 17.4.1, Supplier shall perform such mitigation efforts at no additional charge to HWAY for Supplier Personnel to assist HWAY in reducing the effects of the Virus and, to the extent that the Virus causes a loss of operational efficiency or a loss of data, to assist HWAY to restore such loss. If such Virus was not introduced by Supplier in breach of Section 17.4.1, HWAY shall be obligated to pay Supplier’s actual and reasonable expenses for such mitigation efforts performed by Supplier Personnel; provided, that if a Virus affects multiple customers of Supplier, Supplier shall equitably allocate any such expense between HWAY and other affected Supplier customers.

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17.4.4
Supplier shall not, without the prior written agreement of HWAY, insert or knowingly allow the insertion into the Software or Developed IP of any code which would have the effect of wrongfully disabling or otherwise wrongfully shutting down all or any portion of the Services or Developed IP.  With respect to any disabling code that may be part of the Software, Supplier shall not invoke such disabling code at any time, including upon Termination of this Agreement, without HWAY’s prior written consent.

18. CONFIDENTIALITY

18.1	Protection of Confidential Information

HWAY and Supplier each shall:

18.1.1
treat and protect as confidential all Confidential Information given by one Party (the “Disclosing Party”) to the other Party (the “Recipient”), or otherwise obtained by the Recipient, and shall not (except as expressly permitted by this Agreement or by the Disclosing Party in writing) disclose or use such Confidential Information, and shall prevent the unauthorized use, dissemination or publication of the Confidential Information;

18.1.2
implement the security controls against any unauthorized copying, use, disclosure, access, damage or destruction of the Disclosing Party’s Confidential Information required by Annex C-5 to Schedule C (Security Services Agreement);

18.1.3
segregate all Confidential Information on Infrastructure Systems (including, without limitation, tape media, magnetic media, and all other mobile and print media) from the materials of all others not party to this Agreement, including without limitation any Confidential Information in electronic form, in order to prevent commingling;

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18.1.4
enforce against any employees, agents, subcontractors or other representatives (and to assist the other Party to so enforce) any obligation of confidence imposed or required to be imposed by this Agreement; and

18.1.5	do all things, execute all documents and give all assistance reasonably required by the Disclosing Party to enforce any obligation of confidence imposed or required to be imposed by this Agreement.

18.2	Use of Confidential Information

Subject to Sections 18.3 and 18.4, the Recipient may only use and copy the Disclosing Party’s Confidential Information to the extent necessary:

18.2.1	to comply with its obligations under this Agreement; or

18.2.2	to enable the Recipient to exercise its rights under this Agreement.

18.3	Handling HWAY Information

18.3.1
During the Term and for the duration of the Termination Assistance Period, Supplier may disclose HWAY Information to Supplier Personnel and Supplier Subcontractors, and Supplier’s professional advisers, attorneys, auditors, professional advisors and management on a “need to know” basis. Supplier may disclose HWAY Information to Supplier Personnel and Supplier Subcontractors that are bound by written confidentiality agreements substantially similar to the confidentiality terms of this Agreement or standards of professional conduct.

18.3.2
Supplier’s Personnel, Supplier Subcontractors, Supplier’s professional advisers and any other person approved by HWAY who performs Services on behalf of Supplier shall comply with the provisions of this Section 18.

18.3.3
If any HWAY Information is lost, destroyed or damaged due to Supplier’s or a Supplier Subcontractor’s action or inaction, Supplier shall regenerate, reconstruct or replace such HWAY Information. HWAY will provide any files or raw data needed for the regeneration, reconstruction or replacement, if available. If Supplier fails to regenerate, reconstruct or replace lost, destroyed or damaged HWAY Information within [______]* business days, HWAY may obtain data reconstruction services from a third party and without limiting any other right or remedy, Supplier will reimburse HWAY the costs incurred for the regeneration, reconstruction and replacement of HWAY Information by the third party; provided, that HWAY shall require such third party to execute a written agreement containing confidentiality obligations no less strict than those imposed on the Parties under this Section 18.

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18.4	Handling Supplier’s Confidential Information

HWAY may:

18.4.1	use and disclose Supplier’s Confidential Information to receive and use the Services; and

18.4.2
use and disclose Supplier’s Confidential Information during the Termination Assistance Period following the Termination of this Agreement to the extent necessary to enable HWAY to transition the Services being received as of the Termination Date to HWAY or its new services provider; provided, that any use or disclosure to a third party shall be subject to a written confidentiality agreement that is substantially similar to the terms of this Agreement.

18.5	Exceptions to Obligations of Confidentiality

18.5.1
Nothing in this Agreement shall prohibit the use, copying or disclosure by the Recipient of Confidential Information (other than the Source Code Materials and other Confidential Information subject to protection by Law) to the extent that:

(a)	such Confidential Information is publicly available other than through the fault of the Recipient or a person that was provided with the information by the Recipient;

(b)	such Confidential Information has been independently developed by the Recipient or its Affiliates without reference to any Confidential Information of the other Party;

(c)	the Disclosing Party has approved in writing the particular use or disclosure of the Confidential Information;

(d)	such Confidential Information is already known by the Recipient without an obligation of confidentiality; or

(e)	such Confidential Information is independently, lawfully and or properly received from a third party without an obligation of confidentiality.

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18.5.2
Nothing in this Agreement shall prevent the Recipient from disclosing any Confidential Information where the disclosure is legally required to be disclosed by Recipient pursuant to judicial, regulatory, or governmental order, provided that the Recipient:

(a)	uses commercially reasonable efforts to minimize any such disclosure and, to the extent permitted by applicable law, assists the Disclosing Party in preventing or restricting the disclosure;

(b)
where practicable and permitted by applicable law, gives the Disclosing Party prompt written notice of such requirement to disclose to enable the Disclosing Party to seek an appropriate protective order; and

(c)	uses commercially reasonable efforts to require the recipient of such Confidential Information to preserve the confidential nature of the Confidential Information once disclosed.

18.6	Period of Confidentiality

Subject to Section 18.8 hereof, the obligations with respect to Confidential Information disclosed under this Agreement shall survive Termination of this Agreement and continue in perpetuity.

18.7	Treatment of Source Code Materials

Supplier acknowledges and agrees that the source code for all HWAY Software, and all Material related thereto (collectively, “Source Code Materials”), constitutes Confidential Information of HWAY and a trade secret of HWAY for purposes of the foregoing restrictions. Supplier agrees to limit access to the Source Code Materials solely to those Supplier Personnel who have a need to access the Source Code Materials in the performance of Supplier’s obligations under the Agreement. Supplier will not permit access to the Source Code Materials electronically except for individually controlled distributions to permitted persons adequate to avoid receipt by unauthorized persons.  Supplier will be liable for any breach of this Section 18.7 arising from or related to the conduct of the Supplier Personnel. Upon Termination of this Agreement, Supplier shall promptly return any and all Source Code Materials, and any portions thereof, to HWAY, and shall provide HWAY with written certification of its compliance with this requirement.

18.8	Returning Material, Data and Information

Upon a Party’s request, and, in any event, on Termination of this Agreement, the other Party shall promptly return all or any specified part of the Party’s Information and all physical and written records containing the Party’s Information, and all documentation relating to or concerning such Party’s Information (except, in either case, backup or archival copies that are not routinely accessible to personnel of such Party’s, its Subcontractors or, in the case of HWAY, its Subcontractors or their personnel) or, if requested by the Party, destroy or delete in the manner specified by the Party and promptly report such destruction in a writing certified by an officer of the other Party.  Notwithstanding the foregoing, subject to Section 9 hereof, HWAY shall not be required to return that portion of Supplier’s Confidential Information to Supplier under this Section 18.8 if HWAY’s retention of such Confidential Information of Supplier is necessary for HWAY to perform services for its clients and End Users during or after the Term hereof.

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18.9	Equitable Remedies

The Parties acknowledge that, due to the unique nature of Confidential Information, there can be no adequate remedy at Law for breach of this Section 18, and that such breach would result in immediate and irreparable harm to the Disclosing Party; therefore, in addition to whatever other remedies and/or recourse the Disclosing Party might have at Law or under this Agreement, the Disclosing Party shall be entitled to seek immediate injunctive relief to compel Recipient to cease and desist all unauthorized use and disclosure of the Disclosing Party’s Confidential Information.

19. REPRESENTATIONS AND WARRANTIES

19.1	Representations and Warranties by Supplier

Supplier represents and warrants to HWAY that, with respect to the following (except for Section 19.1.7, which both Parties hereby expressly acknowledge that Supplier is only covenanting thereto):

19.1.1	Supplier’s signing, delivery and performance of this Agreement shall not:

(a)	constitute a violation of any Law, or of any judgment, order or decree of any court or governmental agency to which Supplier is a party or by which Supplier is bound;

(b)	constitute a violation, breach or default under any agreement by which Supplier or any of its assets (whether tangible or intangible) are bound (whether by charge, pledge, lien or otherwise); or

(c)
result in the termination, cancellation or acceleration (whether after the giving of notice, lapse of time, or both) of any contract by which Supplier or any of its assets (whether tangible or intangible) are bound (whether by charge, pledge, lien or otherwise);

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19.1.2	Supplier has the requisite power, capacity and authority and all necessary licenses, permits and consents to enter into this Agreement and to carry out the obligations contemplated herein;

19.1.3
to the knowledge of Supplier, there is no pending or threatened litigation or other matters which may have a material adverse effect on this Agreement or on the ability of Supplier to carry out its obligations under this Agreement;

19.1.4	as of the Effective Date, Supplier is not aware of anything within its reasonable control which will or is likely to adversely affect its ability to fulfill its obligations under this Agreement;

19.1.5	Supplier has not violated any Laws applicable to Supplier or HWAY’s policies provided to Supplier’s Compliance Officer regarding the offering of unlawful inducements in connection with this Agreement;

19.1.6
the Services will be performed in a diligent, workmanlike and timely manner in accordance with  high professional standards of Supplier’s industry, and each of the Supplier Personnel assigned to perform Services under this Agreement has the proper skill, training, education and background so as to be able to perform under this Agreement in a competent and professional manner (but this Section shall in no event be construed to alter any Service Level or other express performance standard, and HWAY acknowledges that all employees transferred by HWAY are so qualified);

19.1.7
the Services and the technology and processes proprietary to and utilized by Supplier in performance of the Services (including Supplier Materials, Pre-Existing Supplier Software and Supplier Developed Software), any deliverables provided by Supplier under this Agreement (including Developed IP but excluding any HWAY Material or third party material incorporated therein), or the use thereof by HWAY or any HWAY Affiliate, will not, to Supplier’s knowledge, violate, infringe or constitute misappropriation or unauthorized use of any Intellectual Property Rights of any third party; provided, that, with respect to any Third Party Software or products utilized in connection with the Services, Supplier provides no non-infringement warranty with respect thereto, but shall pass through any warranties provided by such third party software providers and shall notify HWAY in writing promptly upon knowledge of any infringement claim with respect to such Third Party Software and products;

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19.1.8	all Developed IP will substantially conform to the specifications set forth in the Schedules;

19.1.9	the Service Charges were independently established by Supplier and proposed to HWAY without collusion with any third party; and

19.1.10
 those Supplier Materials and documentation and materials created by Supplier that are reasonably necessary to understand, use, operate, access, support, perform, maintain and modify the Services, shall conform to and accurately describe the Services and be sufficient in scope and description to enable a reasonably skilled professional, trained in the Services to which such Supplier Materials relate, to understand, use, operate, access, support, perform, maintain and modify the Services.

Supplier acknowledges and agrees that its compliance with any or all of the warranties and representations contained in this Section 19.1 shall not of itself constitute performance of any of its other obligations under this Agreement.

19.2	Representations and Warranties By HWAY

HWAY represents and warrants to Supplier that with respect to the following (except for Section 19.2.5, which both Parties hereby expressly acknowledge that HWAY is only covenanting thereto):

19.2.1	HWAY’s signing, delivery and performance (including receipt of Services) of this Agreement shall not:

(a)	constitute a violation of any Laws, or of any judgment, order or decree of any court or governmental agency to which HWAY is a party or by which HWAY is bound;

(b)	constitute a violation of any Law, or of any judgment, order or decree of any court or governmental agency to which HWAY is a party or by which HWAY is bound;

(c)	constitute a material violation, breach or default under any agreement by which HWAY or any of its assets (whether tangible or intangible) are bound (whether by charge, pledge, lien or otherwise); or

(d)
to the knowledge of HWAY, result in the termination, cancellation or acceleration (whether after the giving of notice, lapse of time, or both) of any material contract by which HWAY or any of its assets (whether tangible or intangible) are bound (whether by charge, pledge, lien or otherwise);

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19.2.2
to the knowledge of HWAY, there is no pending or threatened litigation or other matters which may have a material adverse effect on this Agreement or on the ability of HWAY to carry out its obligations under this Agreement;

19.2.3	as of the Effective Date, HWAY is not aware of anything within its reasonable control which will or is likely to adversely affect its ability to fulfill its obligations under this Agreement;

19.2.4	HWAY has the requisite power, capacity and authority to enter into this Agreement and to carry out the obligations contemplated therein; or

19.2.5
to the knowledge of HWAY, the technology and processes proprietary to and utilized by HWAY in performance of its obligations hereunder (including HWAY Materials and HWAY Software), or the use thereof by HWAY or any HWAY Affiliate, will not, to HWAY’s knowledge, violate, infringe or constitute misappropriation or unauthorized use of any Intellectual Property Rights of any third party; provided, that, with respect to any Third Party Software or products utilized in connection with HWAY’S obligations hereunder, HWAY provides no non-infringement warranty with respect thereto, but shall pass through any warranties provided by such third party software providers and shall notify Supplier in writing promptly upon knowledge of any infringement claim with respect to such Third Party Software and products.

HWAY acknowledges and agrees that compliance by it with the warranties and representations contained in this Section 19.2 (or any of them) shall not of itself constitute performance of any of its other obligations under this Agreement.

19.3	Compliance with Laws

19.3.1
Each Party represents and warrants that it shall perform its obligations under this Agreement in a manner that complies with all U.S. Laws and [______]* all local [______]* Laws that are relevant to its obligations under, this Agreement and shall promptly notify the other Party if it receives a written allegation of non-compliance with any such Laws by any person, which relates to its performance of such obligations.

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19.3.2
Subject to the terms hereof and Section 19.3.3, Supplier represents and warrants that it shall be solely responsible for and shall obtain all filings, notifications and registrations, and shall be solely responsible for identifying and procuring permits, certificates, approvals and inspections as are required by Laws to perform its other obligations under this Agreement.

19.3.3
Subject to the terms hereof and Section 19.3.2, HWAY represents and warrants that it shall be solely responsible for and shall obtain all filings, notifications and registrations, and shall be solely responsible for identifying and procuring permits, certificates, approvals and inspections as are required by Laws to perform its obligations under this Agreement.

19.4	No Additional Representations and Warranties

The Materials, Equipment, Software, HWAY Facilities, Assigned Contracts, HWAY Information and other assets or resources to be transferred, licensed, provided or otherwise made available by HWAY to Supplier under this Agreement (collectively, the “HWAY Assets”) shall be transferred, licensed, or otherwise provided on an “AS IS” and “WHERE IS” basis, and Supplier acknowledges and accepts that, to the extent permitted by Law, no representation or warranty (whether express or implied) is, has been or will be made or given, by or on behalf of HWAY with respect to:

(a)	the condition, state of repair, design, quality, non-infringement or fitness for purpose of any of HWAY Assets; or

(b)	the accuracy, completeness, currency, design, suitability or efficacy of any of the Materials or HWAY Information provided by HWAY.

NO WARRANTY OR CONDITION, WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED BY SUPPLIER OR MAY BE INFERRED FROM A COURSE OF DEALING OR USAGE OF TRADE.

20. INDEMNITIES

20.1	Indemnity by Supplier

Supplier shall indemnify, defend and hold HWAY, HWAY’s Affiliates and their respective trustees, officers, directors, employees, agents, successors and assignees (“HWAY Indemnitees”) harmless from and against any Losses from third party claims arising from any of the following:

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20.1.1
any claim, suit, demand, proceeding or other action (“Claim”) that the performance of Supplier’s obligations or any Pre-Existing Supplier Software, Supplier Developed Software, Supplier Materials, or any deliverables provided by Supplier under this Agreement (including Developed IP but excluding any HWAY Material), actually or allegedly infringes, misappropriates or violates a third party’s Intellectual Property Rights or other rights of a third party with respect to its confidential information; provided, however, Supplier shall have no obligation to indemnify HWAY or any of its Affiliates or their respective officers, directors, employees, agents, successors, and assignees to the extent such Claim arises out of:

(a)	the combination, operation, or use of Software, Equipment, Materials or Developed IP provided by Supplier or any Supplier Subcontractor with items not provided or approved by Supplier;

(b)
Modifications made to Software, Equipment, Materials or Developed IP provided by Supplier or any Supplier Subcontractor by HWAY, a HWAY Subcontractor, HWAY agent or End User without Supplier’s knowledge or consent;

(c)	a material breach of this Agreement by HWAY;

(d)	the failure of HWAY, a HWAY Subcontractor, HWAY agent or End User to use corrections or modifications to Software, Materials, Equipment, or Developed IP provided by Supplier;

(e)
any development or modification to a work of authorship or Equipment made by HWAY or any of its Affiliates or subcontractors (other than Supplier and Supplier Subcontractors) prior to the Effective Date hereof; or

(f)
developments or modifications made by Supplier or Supplier Subcontractors according to or in compliance with designs, specifications, instructions, or the like, including business processes, furnished by HWAY where compliance with such designs, specifications, instructions, or the like, including business processes, caused such infringement or misappropriation; provided, that HWAY shall be indemnified if Supplier or Supplier Subcontractors knew such work in accordance with such HWAY-supplied instructions or materials would result in infringement or misappropriation of third-party rights and failed to notify HWAY;

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20.1.2	any fine or other penalty imposed by Laws or by any governmental agency arising as a result of any breach of any such Law by Supplier, Supplier Personnel or any Supplier Subcontractor;

20.1.3	any contravention of Laws by Supplier, Supplier Personnel, or by a Supplier Subcontractor or by any other third party acting on behalf of Supplier;

20.1.4
any Claim that Supplier, Supplier Personnel, or any Supplier Subcontractor has breached Supplier’s confidentiality or security obligations under Sections 17 or 18 of this Agreement, including the proscribed amounts associated with notices and any expenses related to notification and protecting individuals affected set forth in Section 17;

20.1.5	any Claim for loss of or damage to real or tangible personal property caused by the negligence or willful misconduct of Supplier, Supplier Personnel or any Supplier Subcontractors;

20.1.6
any Claim relating to Supplier’s failure to perform the Services in a diligent, workmanlike and timely manner in accordance with high professional standards of Supplier’s industry, or a failure of the Supplier Personnel assigned to perform Services under this Agreement to have the proper skill, training, education and background so as to be able to perform under this Agreement in a competent and professional manner;

20.1.7
any Claim relating to Supplier’s violation or alleged violation of any Laws applicable to Supplier, or HWAY Anti-Corruption Policies, regarding the offering of unlawful inducements in connection with this Agreement;

20.1.8	any Claim for death or personal injury caused by a wrongful, willful or negligent act or omission of Supplier, Supplier Personnel or any Supplier Subcontractors;

20.1.9
any Claim relating to Supplier’s breach of or failure to observe or perform any duties or obligations to be observed or performed by Supplier under the Assigned Contracts after the date of assignment (to the extent that such Assigned Contract has been delivered fully in writing to Supplier by the date of assignment);

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20.1.10
 any Claim relating to Supplier’s failure to manage the Retained Contracts in the manner required in this Agreement, after the date Supplier commences management thereof, or the failure to obtain any consent for which Supplier is responsible;

20.1.11
 except to the extent HWAY has the obligation to indemnify Supplier under this Agreement, any Claim by a transitioned HWAY employee relating to the Services or this Agreement arising on or after the date such transitioned employee became an employee of Supplier; and/or

20.1.12
 any liability assessment, including penalties and interest, imposed against HWAY by any local, state, Federal or foreign taxing authority, arising from or relating to Supplier’s failure to properly pay any taxes that are the responsibility of Supplier under this Agreement.

20.2	Indemnity by HWAY

Subject to Sections 20.1 and 20.4, and as further provided therein, HWAY shall indemnify, defend and hold Supplier, Supplier’s Affiliates and their respective officers, directors, employees, agents, successors, and assignees harmless from and against any Losses from third party claims arising from any of the following:

20.2.1	any Claim for loss of or damage to real or tangible personal property caused by the negligence or willful misconduct of HWAY, HWAY Personnel or any HWAY Subcontractor;

20.2.2	any Claim for death or personal injury caused by a wrongful, willful or negligent act or omission of HWAY, HWAY Personnel or any HWAY Subcontractor;

20.2.3	any Claim that HWAY has breached its confidentiality or security obligations under this Agreement;

20.2.4
any Claim that HWAY, its Affiliates or any HWAY Subcontractors (other than Supplier or any Supplier Subcontractor) failed to observe or perform any duties or obligations to be observed or performed by such parties relating to:

(a)	the Assigned Contracts before the date of assignment to Supplier in accordance with this Agreement; or

(b)	the Retained Contracts before the date of grant of rights to Supplier as set forth in this Agreement; or

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20.2.5
any liability assessment, including penalties and interest, imposed against Supplier by any local, state, Federal or foreign taxing authority, arising from or relating to HWAY’s failure to properly pay any taxes that are the responsibility of HWAY under this Agreement;

20.2.6	any fine or other penalty imposed by Laws or by any governmental agency arising as a result of any breach of any such Law by HWAY, HWAY Personnel or any HWAY Subcontractor;

20.2.7	any contravention of Laws by HWAY, HWAY Personnel, or by a HWAY Subcontractor or by any other third party acting on behalf of HWAY;

20.2.8
except to the extent Supplier has the obligation to indemnify HWAY under this Agreement, any Claim by a transitioned HWAY employee relating to the Services or this Agreement arising on or before the employee became an employee of Supplier;

20.2.9
any Claim that the HWAY Software or HWAY Materials as provided by HWAY to Supplier hereunder actually or allegedly infringe, misappropriate or violate a third party’s Intellectual Property Rights or other rights of a third party with respect to its confidential information; provided, however, HWAY shall have no obligation to indemnify Supplier or any of its Affiliates or their respective officers, directors, employees, agents, successors, and assignees to the extent such Claim arises out of:

(a)	the combination, operation, or use of HWAY Software or HWAY Materials provided by HWAY or any HWAY Subcontractor with items not provided or approved by HWAY;

(b)	Modifications made to HWAY Software or HWAY Materials provided by HWAY or any HWAY Subcontractor by Supplier or a Supplier Subcontractor;

(c)	a breach of this Agreement by Supplier;

(d)	the failure of Supplier to use corrections or Modifications to HWAY Software or HWAY Materials provided by HWAY;

(e)
any development or modification to a work of authorship or Equipment made by Supplier or any of its Affiliates or Subcontractors (other than HWAY and HWAY Subcontractors) prior to the Effective Date hereof; or

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(f)
developments or Modifications made by HWAY, HWAY Subcontractors or End Users to HWAY Software or HWAY Materials according to or in compliance with designs, specifications, instructions, or the like, including business processes, furnished by Supplier, where compliance with such designs, specifications, instructions, or the like, including business processes, caused such infringement or misappropriation; provided, that Supplier shall be indemnified if HWAY, HWAY Subcontractors, or End Users knew such work in accordance with such Supplier-supplied instructions or materials would result in infringement or misappropriation of third-party rights and failed to notify Supplier.

20.3	Anticipation of Infringement

If any item of Software, Material, Developed IP or Equipment used by a Party to perform its obligations hereunder becomes, or in such Party’s reasonable opinion is likely to become, the subject of a Claim, such Party shall, at its own expense (except for any expense attributable to one or more of the exceptions to the Party’s indemnification obligations, which shall be at the other Party’s expense) and in addition to its obligation to indemnify (or right to be indemnified) and the other rights either Party may have under this Agreement, promptly either:

20.3.1	obtain the right for the item to continue to be used on terms which are acceptable to the other Party;

20.3.2
if the right described in Section 20.3.1 cannot be obtained with Diligent Efforts, replace or Modify the item to make it non-infringing, provided that any such replacement or Modification shall not materially degrade the performance, functionality or quality of the affected component;

20.3.3
if neither the right described in Section 20.3.1 can be obtained nor the replacement or modification described in Section 20.3.2 can be accomplished with Diligent Efforts, remove the infringing item and substitute an alternative for the obligation affected by such removal, provided that such substitution shall be effected only pursuant to the terms of Section 15 and provided further that the Service Charges shall be equitably adjusted to reflect any changes in performance or functionality; or

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20.3.4
subject to prior written notice to the other Party, remove the item if none of the remedies in Sections 20.3.1 through 20.3.3 can be accomplished with Diligent Efforts, and the Service Charges shall be equitably reduced to reflect such removal and the effect thereof; provided, that in the event such removal materially and adversely affects the rights of HWAY or the Services hereunder, HWAY shall have the right to terminate this Agreement in accordance with Section 26.1.1 hereof.

20.3.5
Notwithstanding the foregoing, if HWAY determines that any such removal would present a material risk with respect to security or member care or would cause any violation of any Law, Supplier shall not remove the item unless HWAY agrees in writing to such removal; provided, however, that in the event HWAY exercises this right, Supplier shall have no further liability to HWAY to the extent that such liability could have been avoided by such removal and HWAY shall indemnify Supplier for any and all third party claims to the extent liability arises or continues as a result of compliance by Supplier with this Section 20.3.5.

20.4	Indemnification Procedures

20.4.1
The indemnified Party (the “Indemnified Party”) shall give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under this Section 20, but in no event shall the Indemnifying Party be liable for any Damages that result from any delay in providing such notice.  Each Indemnification Claim Notice must contain a reasonable description of the claim and the nature and amount of such Losses (to the extent that the nature and amount of such Losses are known at such time).  The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received with respect to any Losses.  All indemnification claims with respect to a Party or its Affiliates, or their respective trustees, officers, directors, employees, agents, successors, and assignees (collectively, the “Indemnitees” and each an “Indemnitee”), shall be made solely by such Party to this Agreement.

20.4.2
The obligations of an Indemnifying Party with respect to Losses arising from claims of any third party that are subject to indemnification as provided for in this Section 20 (a “Third Party Claim”) shall be governed by the following additional terms and conditions:

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(a)
at its option, the Indemnifying Party may assume and control the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. In the event that HWAY reasonably determines that the Claim, or defense of the Claim, includes or introduces a material liability with respect to or allegation or possibility of HWAY’s compliance with Laws, HWAY may assume the control of the defense of such Claim at its own expense; provided, however, that in assuming such control, (i) HWAY shall confer with Supplier on a regular basis, (ii) HWAY shall reasonably consider input from Supplier, and (iii) Supplier shall have no obligation to pay any Losses under any settlement agreement or other consensual disposition of such Claim agreed by HWAY without Supplier’s consent.  The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any Indemnitee with respect to the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnitee’s claim for indemnification.  Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party.  In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.  Should the Indemnifying Party assume and maintain the defense of a Third Party Claim, except as provided in Section 20.4.2(b) below, the Indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim;

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(b)
without limiting Section 20.4.2(a) above, any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (x) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (y) the Indemnifying Party has failed to assume and maintain the defense and employ counsel in accordance with Section 20.4.2(a) above (in which case the Indemnified Party shall control the defense).  If (i) the Indemnified Party and the Indemnifying Party are both named parties to the proceeding, and (ii) the Indemnified Party has reasonably concluded that the Indemnifying Party has a material conflict of interest in connection with the control of such defense or that there are one or more legal defenses that are different from or in addition to those available to the Indemnifying Party which counsel to the Indemnifying Party reasonably determines cannot be advanced on behalf of the Indemnified Party by counsel for the Indemnifying Party under applicable standards of professional conduct, the Indemnified Party shall have the right to participate in the defense of such action with counsel of its own choice at its own expense; provided, however, that in assuming such control, (i) the Indemnified Party shall confer with Indemnifying Party on a regular basis, (ii) the Indemnified Party shall reasonably consider input from the Indemnifying Party, and (iv) the Indemnifying Party shall have no obligation to pay any Losses under any settlement agreement or other consensual disposition of such Claim agreed by the Indemnified Party without the Indemnifying Party’s consent;

(c)
with respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in a material manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate.  With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 20.4.2(a) above, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses.  The Indemnifying Party shall not be liable for any settlement or other disposition of Losses by an Indemnitee that is reached without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).  Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability or wrong doing with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party; and

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(d)
regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable Out-of-Pocket Expenses in connection therewith.

21. LIMITATION OF LIABILITY

21.1	Exclusion of Certain Types of Damages

21.1.1
SUBJECT TO SECTION 21.3, NEITHER PARTY SHALL BE LIABLE, IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE, AND STRICT LIABILITY IN TORT) EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE, FOR (A) INDIRECT OR CONSEQUENTIAL, EXEMPLARY OR SPECIAL LOSS OR DAMAGES (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), OR (B) LOSS OF PROFITS, REVENUE, ANTICIPATED SAVINGS OR GOODWILL, SHARE PRICE DECLINES, OR REDUCTION IN BUSINESS VALUE (THIS SUBSECTION (B) COLLECTIVELY, “LOST PROFITS”).

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21.1.2
Subject to Section 21.1.3 below, total liability of each Party pursuant to this Agreement for all Claims under or relating to this Agreement shall be limited in the aggregate to (a) an amount equal to the amounts paid by HWAY to Supplier for all Services (including the transition and implementation fees relating to such Services) under this Agreement during the twelve (12) months prior to the occurrence of the most recent event giving rise to liability, or (b) if twelve (12) months have not yet elapsed since the Effective Date, then an amount equal to twelve (12) times the estimated average monthly payment to be made by HWAY to Supplier for all Services (including without limitation the transition and implementation fees relating to such Services) under the Agreement (in either event, the “Cap”).

21.1.3
Separate and apart from the limitations set forth in Section 21.1.2 above, the total aggregate liability of each Party, their respective Affiliates’, and their respective shareholders, subcontractors, licensors and representatives, for any and all Claims (whether based on warranty, contract, tort, negligence, misrepresentation, breach of any kind, or otherwise) under or in connection with a breach of Section 17 (Safeguarding of Information and Security) or Section 18 (Confidentiality), Supplier’s indemnification obligations under Section 20.1.4 (Supplier’s indemnity for breaches of Section 17 and Section 18), Supplier’s indemnification obligations under Sections 20.1.2 and 20.1.3 (solely with respect to confidentiality or Protected Health Information) and HWAY’s indemnification obligations under Section 20.2.3 shall be limited in the aggregate to the Separate Cap (and must be applied against the Separate Cap and not the Cap).  For the avoidance of doubt, the damages for the Separate Cap shall include Consequential Damages, but shall not include Lost Profits.

The term “Separate Cap” means an amount equal to (a) the amounts paid by HWAY to Supplier for all Services (including the transition and implementation fees relating to such Services) under this Agreement during the eighteen (18) months prior to the occurrence of the most recent event giving rise to liability, or (b) if eighteen (18) months have not yet elapsed since the Effective Date, then an amount equal to eighteen (18) times the estimated average monthly payment to be made by HWAY to Supplier for all Services (including without limitation the transition and implementation fees relating to such Services) under the Agreement.

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21.2	Agreed Direct Damages

21.2.1
The following are agreed to be direct damages and neither Party shall assert that they are Consequential Damages or any other form of damages for which recovery hereunder is denied, if such damages result from a failure to fulfill obligations under this Agreement:

(a)	costs of recreating or reloading HWAY’s lost or damaged information:

(b)	costs of replacing lost or damaged Facilities, Equipment, Software or other materials;

(c)	costs and expenses incurred to correct errors in the Services;

(d)	to the extent permitted by the terms of this Agreement, costs and expenses incurred to insource or procure the Services from an alternate source; and

(e)	costs and expenses incurred to notify HWAY customers under Section 17.3.2(e) hereof.

21.3	Exceptions

21.3.1	The limitations on liability set forth in Section 21.1 do not apply to a Party’s liability with respect to:

(a)
losses occasioned by Supplier’s intentional, improper or wrongful termination or abandonment of all or a material part of the Services; provided, however that if Supplier is properly exercising its termination rights in good faith, such exercise shall not be an improper or wrongful termination or abandonment hereunder;

(b)	death or personal injury caused by the liable Party’s negligence or intentional misconduct;

(c)	any credits, refunds, or reimbursements due and owing hereunder;

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(d)	gross negligence, fraud, or willful or intentional misconduct with respect to its obligations under this Agreement;

(e)	undisputed charges accruing under Schedule D (Pricing Form) payable to Supplier hereunder;

(f)	otherwise to the extent that such limitation is not permitted by Law;

(g)	attorneys’ fees and costs under Section 27.22; and

(h)
Supplier’s indemnification obligations under Sections 20.1.1 (Intellectual Property Infringement), 20.1.2 (Fines imposed by Law), 20.1.3 (Compliance with Laws; excluding indemnification obligations under Sections 20.1.2, 20.1.3 and 20.1.13 solely with respect to confidentiality or Protected Health Information, which shall be expressly subject to the Separate Cap), 20.1.5 (Damage to Property), 20.1.7 (Unlawful Inducements), 20.1.8 (Personal Injury), 20.1.11 (Employee Claims) and 20.1.2 (Taxes), and HWAY’s indemnification obligations under Sections 20.2.1 (Damage to Property), 20.2.2 (Personal Injury), 20.2.5 (Taxes), 20.2.8 (Employee Claims), and 20.2.9 (Intellectual Property Infringement).

21.4	Waiver of Liability Cap

If, at any time, the total aggregate liability of one Party for claims asserted by the other Party under or in connection with this Agreement exceeds eighty percent (80%) of either of the liability caps specified in Section 21.1 (as may be increased in accordance with this Section 21.4) and, upon the request of the other Party, the Party incurring such liability refuses to waive such cap and/or increase the available cap to an amount at least equal to the original liability cap, then the other Party may terminate this Agreement, and in the case of HWAY exercising its right to terminate, HWAY may terminate this Agreement subject to payment of the applicable Termination charges set forth in Schedule D (Pricing Form) as “Other Agreed Amounts”.

22. INSURANCE AND RISK

22.1	Insurance Coverage

22.1.1	During the Term of this Agreement, Supplier shall maintain, at Supplier’s expense, insurance coverage (and such other insurance coverage required by Law) which shall include:

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(a)	Commercial General Liability insurance with limits not less than [______]* per occurrence and [______]* General Aggregate;

(b)	Workers Compensation insurance as may be from time to time required under the applicable laws of the state(s) or country in which the Services are performed;

(c)	Technical Errors and Omissions insurance with limits of [______]*;

(d)	Automobile Liability insurance with limits of not less than [______]* per occurrence covering owned and non-owned vehicles;

(e)	Property Insurance to cover Supplier’s risk of loss under Section 22.3;

(f)	Employer’s Liability insurance with limits of [______]* each accident, [______]* disease—policy limit, and [______]* disease—each employee;

(g)
Excess Liability insurance (excess of the primary Commercial General Liability, Automobile Liability, and Employer’s Liability policies), with limits not less than [______]* each occurrence and aggregate; and

(h)	any other insurance required for Supplier to comply with Laws applicable to Supplier.

22.1.2	This Section 22.1 shall not be construed as to constitute acceptance by HWAY of any responsibility for liability in excess of the insurance coverage contemplated herein.

22.1.3
If Supplier fails to maintain insurance coverage as contemplated in this Section 22.1, in addition to any other remedies available to HWAY under this Agreement or at law, HWAY shall give notice to Supplier of such default, and if not remedied by Supplier within seven (7) days of receipt of such notice, HWAY shall be entitled to procure such insurance at Supplier’s expense. All reasonable sums paid by HWAY for such insurance shall immediately become due and payable to HWAY and HWAY shall be entitled to deduct such sums from any monies due or becoming due to Supplier.

22.2	Terms of Insurance

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Supplier shall:

22.2.1	provide HWAY with certificates or evidence of insurance for each of the insurance policies set forth in Section 22.1;

22.2.2	require its insurer to endeavor to provide HWAY at least thirty (30) days’ prior written notice of its intention to cancel the policy for any reason;

22.2.3	take out insurance policies that are primary and without any right of contribution by HWAY or any insurance affected by HWAY;

22.2.4	be solely responsible, in the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage specified in Section 22.1, to take such action;

22.2.5	comply with the insurance policies taken out to provide the coverage contemplated in Section 22.1; and

22.2.6
ensure that HWAY is named as loss payee on the Property Insurance, as HWAY’s interests may appear, and as an additional insured under the Commercial General Liability Insurance taken out to provide the coverage contemplated in Section 22.1.

22.3	Risk of Loss and Damage

Supplier shall be responsible for the risk of loss of, and damage to, property of HWAY (or its supplier or vendor) in the care, custody, or control of Supplier, unless such loss or damage was proximately caused by the negligent or intentional acts or omissions of HWAY or any of its agents.  HWAY is responsible for the risk of loss of, or damage to, property of Supplier at HWAY Facilities, unless such loss or damage was proximately caused by the negligent or intentional acts or omissions of Supplier or Supplier Subcontractors.  The risk of loss of, or damage to, property in transit will remain with the Party arranging shipment.

22.4	Coverage Remaining In Effect

Supplier shall maintain in effect, during the Term and for a period of one (1) year thereafter, the Professional Liability Insurance required hereunder and if, for any reason, such policy insurer cancels or fails to renew the policy, Supplier shall immediately purchase a replacement policy containing substantially the same terms as such policy and including a Prior Acts Coverage Endorsement effective from the Effective Date or a run-off “tail” policy effective for a period of one (1) year following the Termination of this Agreement.

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23. FORCE MAJEURE

23.1	Force Majeure Events

23.1.1	Neither Party (“Non-Performing Party”) shall be liable for any breach, or delay in performance, of its obligations under this Agreement if, and to the extent that:

(a)	the breach or delay is directly caused by:

(i)	fire, flood, earthquake or act of God;

(ii)	war, riot, civil disorder or revolution;

(iii)	industry-wide strikes, lock-outs or labor disputes; or

(iv)	other events beyond the Non-Performing Party’s reasonable control; and

(b)	such breach or delay:

(i)	is not the fault of the Non-Performing Party; and

(ii)	could not have been prevented by the Non-Performing Party taking reasonable precautions,

(a “Force Majeure Event”).

23.1.2	Notwithstanding the foregoing, the Parties shall, upon the occurrence of a Force Majeure Event:

(a)	promptly implement and adhere to their respective obligations under Schedule N (Disaster Recovery Plan) or another disaster recovery plan agreed by the Parties in writing;

(b)	diligently pursue all actions necessary and practicable to restore performance being affected by the Force Majeure Event as expeditiously as possible; and

(c)	use commercially reasonable efforts to otherwise attempt to mitigate the damages in time, cost, and other losses caused by the Force Majeure Event.

For purposes of clarification, except as set forth in Section 23.1.5(b), a Force Majeure Event shall not relieve Supplier of its obligations under this

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Agreement with respect to implementation and performance of the Disaster Recovery Plan.

23.1.3	Upon the occurrence of a Force Majeure Event:

(a)
the Non-Performing Party shall promptly notify the other Party of the occurrence of the Force Majeure Event, describing the circumstances causing such delay of performance to a reasonable level of detail, and giving an estimate of when performance will recommence; and

(b)
the Non-Performing Party shall perform (or recommence performing) its obligations as soon as, and to the extent, possible, including through the use of alternative sources (subject to Section 23.4 hereof), workarounds, plans and, in the case of Supplier, subject to the terms herein, complying with its obligations, if any, to perform disaster recovery services as described in Schedule N (Disaster Recovery Plan).

23.1.4
For the duration of the Force Majeure Event, Supplier’s performance under the Services Agreements shall be extended for so long as such performance is prevented by the circumstance of the particular Force Majeure Event.

23.1.5	Notwithstanding anything to the contrary above in this Section 23 or elsewhere in this Agreement:

(a)
Supplier shall use Diligent Efforts to perform its obligations with respect to HWAY Information and Protected Health Information during a Force Majeure Event and to mitigate the effects of any Force Majeure Event, and nothing in this Section 23 shall relieve Supplier from any obligations or liability with respect to such mitigation resulting from Supplier’s negligence or willful misconduct; and

(b)
A Force Majeure Event shall excuse Supplier’s non-performance of its obligations under the Disaster Recovery Plan solely to the extent that such Force Majeure Event affects Supplier’s execution of the Disaster Recovery Plan and only for so long as the Force Majeure Event prevents or prevented performance.

23.2	Allocation of Resources

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23.2.1
If a Force Majeure Event affecting HWAY causes Supplier to allocate limited resources between Supplier’s customers, Supplier shall allocate the same resources to HWAY as Supplier allocates to any other similarly affected customer receiving the same or substantially similar services (except to the extent that Supplier is contractually or legally obligated to perform more extensive disaster recovery services for other customers).

23.2.2
Supplier shall not redeploy or reassign any person ordinarily assigned to HWAY’s account on a full-time basis to another customer in the event of a Force Majeure Event, but may temporarily redeploy persons or reassign such persons, other than Key Supplier Positions, to assist another customer in the event of a Force Majeure Event that is not affecting HWAY.

23.3	Subcontractors

In no event shall the acts or omissions of either Party’s Subcontractor be considered a Force Majeure Event; provided however, that the failure of a Party’s Subcontractor to perform any obligation owed to such Party shall constitute a Force Majeure Event with respect to such Party’s performance of its obligations under this Agreement if, and only to the extent that, the failure by such Subcontractor is directly caused by a Force Majeure Event suffered by such Subcontractor.

23.4	HWAY Option

If a Force Majeure Event (i) results in the HWAY Software or system (Embrace Application and/or overall HWAY's infrastructure) being unavailable for more than [______]* or (ii) prevents HWAY from providing services to HWAY’s clients, customers or End Users in a material and adverse fashion for more than any [______]* rolling period, then without limiting any other rights of HWAY (whether in Law or under this Agreement), HWAY may, at its option, procure, or direct Supplier to procure, such affected Services from an alternate source and, in each instance, Supplier shall be liable for the difference in the cost of such affected Services procured from the alternate source for a period up to [______]*; provided, that if HWAY procures such Services, HWAY shall continue to pay Supplier for all Services, including the affected portion of the Services, subject to Section 23.5 hereof.

If (a) a Force Majeure Event results in the HWAY Software or system (Embrace Application and/or overall HWAY's infrastructure) being unavailable for more than [______]* or (ii) prevents HWAY from providing services to HWAY’s clients, customers or End Users in a material and adverse fashion for more than any [______]* rolling period and Supplier has not obtained the Services from an alternate source, or (b) Supplier is unable to resume performance of the Services affected by the Force Majeure Event and procured from an alternate source within sixty [______]* after the date of such procurement, HWAY may terminate this Agreement in whole or the affected Service Sub-

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Tower in part, subject to payment of the applicable termination fees set forth in Schedule D (Pricing Form), as of a date specified by HWAY in a written notice of termination to Supplier; provided, that upon any such termination, [______]*

23.5	No Compensation

In the event that Supplier fails to perform any of the Services due to a Force Majeure Event affecting the Services, HWAY shall only be obligated to pay for such Services that Supplier actually provides in accordance with the terms hereof. Supplier shall not have the right to any additional payments from HWAY as a result of any Force Majeure Event affecting a facility owned or leased by HWAY, its Affiliates or the performance of its obligations under this Section 23 with respect to Services provided from such facility, except as set forth in Schedule D (Pricing Form). Notwithstanding the foregoing, and solely to the extent not addressed in the Disaster Recovery Plan, HWAY shall reimburse Supplier for travel, lodging, meals and other out-of-pocket expenses incurred as a result of a Force Majeure Event affecting a facility owned or leased by HWAY or its Affiliates. »

24. INFORMAL DISPUTE RESOLUTION

The parties desire to avoid litigation with respect to disputes, controversies or claims concerning, arising out of or relating to this Agreement (“Disputes”) wherever practicable and therefore agree that any such Dispute between the Parties will be resolved as provided in this Section 24.

24.1	Dispute Resolution

24.1.1	Subject to Section 24.1.2 and Section 24.3 below, the Parties will attempt to resolve Disputes using the informal Dispute resolution procedure as set forth in this Section 24.1.

24.1.2
Nothing in this Section 24.1 will, at any time while the informal Dispute resolution procedures as set forth in this Section 24.1 are in progress or before or after they are invoked, restrict either Party’s right to remedy or to protect confidentiality or any Intellectual Property or trade secret right, or prevent any violations of Law.

24.1.3	Disputes shall be referred to the HWAY CIO and Supplier’s General Manager and Vice President for Technology Management Services, who shall use good faith efforts to resolve the Dispute.

24.1.4	Disputes that cannot be resolved by the HWAY CIO and Supplier’s General Manager and Vice President for Technology Management Services, shall follow the procedures as set out below:

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(a)
Upon the written request of a Party, each Party will appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

(b)
The designated representatives will hold an initial meeting within five (5) business days of the request to attempt to resolve the Dispute and thereafter meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue that the Parties believe to be appropriate and germane in connection with its resolution.  The representatives will discuss the problem and attempt to resolve the Dispute without unreasonable delay and without the necessity of any formal proceeding.  The Parties will seek to reach a resolution of the Dispute as expeditiously as practicable.

(c)
During the course of discussion, all reasonable requests made by either Party for non-privileged information reasonably related to this Agreement will be honored in order that each of the Parties may be fully advised of the other’s position.

(d)	The specific format for reaching a negotiated resolution will be left to the reasonable discretion of the Parties, but may include the preparation and submission of statements of fact or of position.

24.1.5
Each Party agrees to continue performing its obligations under this Agreement while a Dispute is being resolved, except to the extent the issue in dispute precludes performance and without limiting either Party’s right to terminate this Agreement as provided in Section 26.

24.2	Referral to Steering Committee and Executive Officers

If the Dispute has not been resolved as a result of the procedure in Section 24.1 within thirty (30) days of the meeting described in Section 24.1.4(b) or, in disputes involving payment of Charges within ten (10) days of the meeting described in Section 24.1.4(b), either Party may submit the Dispute to resolution by the Steering Committee in accordance with Section 14.3 hereof.

If the Steering Committee has not resolved the matter within thirty (30) days of referral or, in disputes involving payment of Charges, within ten (10) days of referral, then any

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Steering Committee member may present the Dispute, in the case of HWAY to the Chief Executive Officer and, in the case of Supplier, to the Vice President of U.S. Health and Life Sciences for resolution.

If the Parties’ respective executive officers provided for above are unable to agree upon a resolution within ten (10) days of the date of presentation to them, then either Party may pursue its rights in a court of competent jurisdiction.

24.3	Special Procedure Following a Notice of Termination

If a Party has delivered a notice of termination of this Agreement as a whole as provided herein, the Chief Executive Officer of HWAY and the most senior leader of Supplier’s General Manager for Outsourcing Services (or the relevant individuals holding similar positions) shall meet within fourteen (14) days after the date of such delivery for the purpose of defining the scope of the Dispute, if any, that may be referred to formal dispute resolution.  Such executives may include as attendees at such meeting a reasonable number of business managers and/or legal or other advisors as he or she requires to assist in the purpose of such meeting, provided that notice of such attendees is provided three (3) business days in advance of the meeting.

24.4	Equitable Relief

Each Party shall be entitled to seek equitable relief against the other Party (in addition to any other rights available under this Agreement or at Law) for any breaches of its obligations under this Agreement.

25. STEP-IN RIGHTS

[______]*

25.1.1	[______]*

25.1.2	[______]*

26. TERMINATION

26.1	Termination for Cause or Bankruptcy

26.1.1
Without prejudice to any other rights or remedies it may have, HWAY, by giving written notice to Supplier, may terminate this Agreement in whole or on a Service Sub-Tower basis, as of the date specified in the notice of termination (as the same may be amended in accordance with Section 26.5) if any of the following circumstances occur or exist:

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(a)
Supplier commits a material breach of this Agreement, which breach is not cured within thirty (30) days after written notice of the breach from HWAY to Supplier; provided that if such breach is not capable of being cured within thirty (30) days HWAY shall not have the right to terminate this Agreement, in whole or in part, provided that all of the following are met: (A) Supplier proposes, for HWAY’s approval, which shall not be unreasonably withheld, a plan to cure such breach, (B) Supplier diligently pursues such plan, and (C) Supplier cures such material breach within ninety (90) days of the original notice of breach from HWAY; or

(b)	Supplier commits a material breach of this Agreement which is not capable of being cured;

(c)
Supplier commits repeated breaches of its obligations under this Agreement (whether of the same or different obligations and regardless of whether these breaches are cured) within a rolling twelve (12)-month period, the cumulative effect of which is a material breach of this Agreement and fails to cure such breaches within thirty (30) days after receipt of notice from HWAY of the occurrence of an aggregated material breach; or

(d)	Supplier fails to meet (i) the Minimum Service Level for the [______]* (ii) the Minimum Service Level for the [______]* or (iii) the Minimum Service Level for the [______]*.

26.1.2	Either Party may immediately terminate this Agreement by giving written notice to the other Party in the event that:

(a)
a voluntary or involuntary petition is filed for protection of the other Party under the United States Bankruptcy Code which, in the case of an involuntary petition, is not dismissed within ninety (90) days; or

(b)	the other Party ceases, or threatens to cease, to carry on business or trade.

26.1.3
If this Agreement is terminated in part pursuant to Section 26.1.1, the Service Charges shall be equitably adjusted with effect from the Termination Date taking into account (a) the portion of the   Services that (i) prior to such termination, were provided as part of a terminated Service Agreement and (ii) after such termination are necessary to the performance of the remaining Service Agreements, and (b) any increase in the effort to provide the Services under the remaining Service Agreements resulting from such termination, subject to Schedule D (Pricing Form), [______]*.

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26.2	Termination for Convenience by HWAY

26.2.1
HWAY, by giving one hundred eighty (180) days prior written notice to Supplier, may terminate this Agreement or a portion of the Services after the second anniversary of the Effective Date for convenience, as of the date specified in the notice of Termination (as the same may be amended in accordance with Section 26.5).

26.2.2	If HWAY terminates this Agreement or part of the Services pursuant to Section 26.2.1:

(a)	HWAY shall pay to Supplier the amount specified in Schedule D (Pricing Form) which shall have been calculated as of the Termination Date;

(b)	[______]*

(c)	HWAY’s total liability to Supplier for Charges arising from such Termination shall be limited to the applicable amounts specified in Sections 26.2.2(a) and (b); and

(d)
Supplier shall provide Termination Assistance in relation to any removed Services (or part thereof) in accordance with Schedule M (Termination Assistance Plan) or as otherwise reasonably requested by HWAY.

26.3	Termination for Change of Control

26.3.1
HWAY, by giving written notice to Supplier, may terminate this Agreement as of the date specified in the notice of Termination (as the same may be amended in accordance with Section 26.5) if Supplier undergoes a Change of Control, provided that such right of Termination shall only be exercisable if HWAY gives written notice of such Termination within six (6) months of completion of the relevant transaction. Notwithstanding any other provision of this Agreement, Supplier shall provide prompt notice to HWAY in the event of a Change of Control of Supplier, and in such event, the six (6)-month period in which HWAY has a right to exercise Termination in accordance with this Section 26.3.1 shall not commence until receipt of such notice from Supplier.

26.3.2	If HWAY terminates this Agreement pursuant to Section 26.3.1:

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(a)	HWAY shall pay to Supplier the amount specified in Schedule D (Pricing Form) which shall have been calculated as of the Termination Date;

(b)	[______]*

(c)	HWAY’s total liability to Supplier for Charges arising from such Termination shall be limited to the applicable amounts specified in Sections 26.3.2(a) and (b); and

(d)
Supplier shall provide Termination Assistance in relation to any removed Services (or part thereof) in accordance with Schedule M (Termination Assistance Plan) or as otherwise reasonably requested by HWAY.

26.4	Termination by Supplier for Non-Payment and for Cause

26.4.1
Subject to Section 26.4.3 below, Supplier, by giving written notice to HWAY, may terminate this Agreement as of the date specified in the notice of Termination, which date shall not fall before the expiration of the twenty (20)-day period described in Section 26.4.3 below, if HWAY fails to pay any undisputed Service Charges or Pass-Through Expenses (to the extent that such Pass-Through Expenses have been paid by Supplier) when due, unless in dispute in accordance with Section 6.7, with respect to this Agreement that exceed in the aggregate [______]*.

26.4.2
Subject to Section 26.4.3 below, Supplier, by giving written notice to HWAY, may terminate this Agreement as of the date specified in the notice of Termination, which date shall not fall before the expiration of the twenty (20)-day period described in Section 26.4.3 below, if HWAY knowingly or willfully breaches: (i) Section 18 of this Agreement in any material respect with respect to Supplier’s Confidential Information; or (ii) Supplier’s intellectual property rights.

26.4.3	Supplier shall not terminate the Agreement in accordance with Sections 26.4.1 or 26.4.2 above unless Supplier has given HWAY:

(a)	twenty (20) days of notice of HWAY’s failure to make such payment or material breach of Section 18 hereof and HWAY fails to cure such breach within such twenty (20)-day period; and

(b)
a further written notice to HWAY’s Chief Executive Officer, Chief Financial Officer, Chief Information Officer and Chief Counsel delivered not less than ten (10) days prior to the expiration of the twenty (20) day period referred to in Section 26.4.2 above.

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26.4.4
Supplier, by giving [______]* days prior written notice to HWAY, may terminate this Agreement as of the date specified in the notice of Termination if HWAY fails to pay on more than [______]* occasions any undisputed Service Charges or Pass-Through Expenses (to the extent that such Pass-Through Expenses have been paid by Supplier) that exceed in the aggregate [______]* when such amounts are due.

26.4.5	If Supplier properly terminates this Agreement pursuant to this Section 26.4:

(a)	HWAY shall pay to Supplier the amount specified in Schedule D (Pricing Form), which shall have been calculated as of the Termination Date;

(b)	HWAY shall pay to Supplier the termination charges [______]* set forth on Schedule D (Pricing Form) for all terminated Services;

(c)	HWAY’s total liability to Supplier for Charges arising from such Termination shall be limited to the applicable amounts specified in Sections 26.4.5(a) and (b); and

(d)	Supplier shall provide Termination Assistance in relation to any removed Services (or part thereof) in accordance with Schedule M (Termination Assistance Plan).

Supplier acknowledges and agrees that Sections 26.1.2, 26.4.1, 26.4.2, and 26.4.4 set forth the sole and exclusive grounds upon which Supplier may terminate this Agreement.

26.5	Effective Date of Termination

HWAY may extend the termination date in any notice of termination given by HWAY in accordance with this Section 26 one or more times, provided that the total of such extensions shall not exceed twelve (12) months from the date the notice of termination was given.

26.6	Termination Charges

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Any termination by HWAY shall not result in the payment of any termination fee or other additional termination charges except as may be (i) specified in Schedule D (Pricing Form) or (ii) in connection with Termination Assistance.

26.7	Equitable Remedies

Due to the critical nature of Termination Assistance to HWAY as provided for in Section 26, there can be no adequate remedy at Law for breach of Supplier’s obligation to provide such assistance, and that such breach may result in immediate and irreparable harm to HWAY; therefore, in addition to whatever other rights and remedies HWAY might have at Law or under this Agreement, HWAY shall be entitled to immediate injunctive relief to compel such assistance. Supplier waives any defense to the effect that monetary damages are an adequate remedy for any such breach or threatened breach, but otherwise reserves all rights. HWAY acknowledges that any order compelling performance of Termination Assistance may be conditioned upon payment of undisputed Charges for all Services including Termination Assistance, or, in the case of termination by Supplier, prepayment.

26.8	Termination Assistance

Commencing on the earlier of:

26.8.1	[______]* prior to expiration of this Agreement; or

26.8.2	upon any notice of termination of this Agreement (or any part of this Agreement), (including a termination notice given by Supplier pursuant to Section 26.2 of this Agreement);

and for a period of at least [______]* following the termination date, and as the Parties may mutually agree to extend such period, Supplier shall provide to HWAY, or at HWAY’s request, to the Successor Supplier, the reasonable termination assistance requested by HWAY to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to HWAY or the Successor Supplier, including the termination services set forth in Schedule M (Termination Assistance Plan) (foregoing referred to as “Termination Assistance”).  If this Agreement is terminated by Supplier for non-payment by HWAY under Section 26.4.1 hereof, Supplier shall only be required to provide Termination Assistance if HWAY pays all amounts due and owing and prepays at least six (6) months’ fees for Services and Termination Assistance as reasonably estimated by Supplier.  Supplier shall perform Termination Assistance using its then existing resources dedicated to providing Services under this Agreement.  To the extent that resources additional to those then dedicated to providing the Service are needed, Supplier shall provide such resources on a time and materials basis at Supplier’s then current rates.

26.9	Accrued Rights

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Termination or expiration of this Agreement shall not affect any accrued rights of either Party.

26.10	Survival of Terms

The following terms shall survive the Termination of this Agreement and the Termination Assistance Period: Section 1; Sections 4.8, 5.1, 5.2, 5.4, 5.5 and 6 (each with respect to amounts due and owing as of the Termination of this Agreement and the Termination Assistance Period); Section 9 (other than licenses which are expressly stated to be effective during the Term and Termination Assistance Period only); Section 10; Sections 12.7 and 12.8; Sections 16 through 21; Section 22.4; Section 24; Sections 26 and 27; and such Schedules (or portions thereof, including Annexes and Exhibits) as necessary to describe or interpret such surviving provisions of this Agreement and/or the Parties’ respective rights and obligations thereunder.

27. GENERAL

27.1	Non-Solicitation

During the Term and for a period of twelve (12) months after the later of the Termination Date or the completion of the Termination Assistance Period, neither Party shall directly or indirectly solicit or attempt to solicit, without the prior written consent of the other Party, (i) in the case of HWAY, Supplier Personnel employed or engaged in the provision of the Services at the date of such solicitation or attempted solicitation or who have been so employed or engaged during the preceding twelve (12) months, and (ii) in the case of Supplier, HWAY Personnel employed or engaged in the provision of its information systems at the date of such solicitation or attempted solicitation or who have been so employed or engaged during the preceding twelve (12) months.  For the purposes of this Section 27.1, “solicit” means an approach by a Party or a third party on its behalf to an individual with a view to employ or engage or procure the employment or engagement of such person as an employee, director, officer or independent contractor or consultant, other than by way of general advertising.  For the purposes of this Section 27.1, “solicit” does not include indirect or non-targeted communications such as advertisements in newspapers, trade press, or on the Internet.

27.2	Use of Name; Public Statement

27.2.1
Neither Party may use the name, logo or corporate identity of the other Party for advertising or publicity without the prior written consent of the entity whose name, logo or corporate identity is proposed to be used.  For HWAY, this includes the name, logo and corporate identity of HWAY. For Supplier this includes the name, logo and corporate identity of Supplier, including without limitation, the name.

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27.2.2	Notwithstanding the provisions of this Section 27.2, nothing contained herein shall preclude either Party from using the other Party’s name:

(i)	in order to comply with applicable Law,

(ii)
in a public announcement, news release, advertising, or promotional literature, provided that the same shall have been first approved in writing by the other Party, approval not to be unreasonably withheld,

(iii)	for purposes of describing this Agreement to licensing and accrediting bodies, or

(iv)	for communications necessary in rendering member care, whether such communications are with physicians, members or other health care providers.

27.2.3
Without limiting the applicability of Section 27.2.2 (ii-iv), in no event shall Supplier identify HWAY as a Supplier client for publicity or advertising purposes in and publications and advertisements without HWAY’s prior written consent, and  Supplier shall submit to HWAY any advertising, written sales promotions, press releases, public announcements and other marketing or publicity material relating to this Agreement in which the HWAY name or other corporate logo or trademark of HWAY or its Affiliates is mentioned or which contains language from which the connection of said name, logo or trademark may be inferred or implied (“Publicity Material”).

27.3	Notices

All notices, requests, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given, served, and received for all purposes upon the first to occur of (a) actual receipt; (b) delivery by a generally recognized overnight courier service; (c) facsimile transmission (with the original subsequently delivered by other means permitted by this Agreement, although the effective date of such notice shall be the date of such facsimile transmission provided the original is subsequently delivered as provided herein); or (d) three (3) days after deposit in the United States Mail, certified or registered, return receipt requested, with postage prepaid, addressed as follows:

If to HWAY:

Healthways, Inc.

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Attn: Chief Executive Officer
701 Cool Springs Blvd.
Franklin, TN 37067
Facsimile: (615) 778-0486

With a copy to (which shall not constitute notice):

Healthways, Inc.
Attn: General Counsel
701 Cool Springs Blvd.
Franklin, TN 37067
Facsimile: (615) 778-0486

Healthways, Inc.
Attn: Chief Information Officer
701 Cool Springs Blvd.
Franklin, TN 37067
Facsimile: (615) 764-0343

Bass, Berry & Sims PLC
Attn: Robert L. Brewer
150 Third Avenue South, Suite 2800
Nashville, TN 37201
Facsimile: (615) 742-0410

If to Supplier:
HP Enterprise Services, LLC
Attn: Vice President –
U.S. Health and Life Sciences
248 Chapman Road
Newark, DE 19702
Facsimile: (972) 605-1690

With a copy to:

HP Enterprise Services, LLC
Attn: Deputy General Counsel - HPES
5400 Legacy Drive
Plano, TX 75024
Facsimile: (972) 605-1690

Or at such other address(s) set forth in any written notice delivered to the other Party.

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27.4	Relationship of Parties

27.4.1
Supplier, in furnishing the Services, will be acting as an independent contractor.  Nothing in this Agreement shall create any relationship of agent and principal, partnership, or employer and employee between the Parties or between one of the Parties and the other Party’s personnel, agents, employees or subcontractors.

27.4.2
Nothing in this Agreement shall give either Party any authority to act or make representations or commitments on behalf of the other Party or to create any contractual liability to a third party on behalf of the other Party.

27.5	No Security Interest

Supplier shall not give or purport to give any security interest in any of its rights to receive payment from HWAY under this Agreement without HWAY’s prior written consent which HWAY may withhold in its discretion.

27.6	Waivers, Consents and Approval

27.6.1
The failure of any Party to insist upon strict performance of any provision of this Agreement, or the delay or failure of any Party to exercise any right to which it is entitled hereunder, shall not constitute:

(a)	a waiver or diminution of that right or any other right hereunder; or

(b)	a waiver with respect to any subsequent breach by the other Party.

27.6.2	A waiver by any Party of any of the terms of this Agreement shall not be effective unless it is expressly stated in writing and executed by the duly Authorized Representative of such Party.

27.6.3
The waiver by any Party of a breach or default of any of the provisions of this Agreement by the other Party shall not be construed as a waiver with respect to any subsequent breach of the same or other provisions, unless expressly stated by the waiving Party in writing.

27.6.4
Any consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as, and to the extent, expressly so provided in such consent.

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27.6.5
Except where expressly provided as being in the discretion of a Party (in which event such discretion shall be sole and absolute), where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed, conditioned or withheld.

27.7	Entire Agreement

27.7.1	This Agreement:

(a)	constitutes the entire agreement between the Parties as to its subject matter; and

(b)
with respect to that subject matter and, in the absence of fraud, supersedes any prior warranties, indemnities, undertakings, conditions, understanding, commitments or agreements between the Parties, whether oral or written.

27.8	Variation

Except as expressly permitted in this Agreement, and subject to Section 27.9.3, no amendment or variation to this Agreement shall be effective unless it is in writing and signed by a duly Authorized Representative of each Party.

27.9	Priority of Documents

27.9.1
Subject to Section 27.9.2 hereof, the Schedules, Annexes, Attachments, and any other documents expressly identified in the same or this Master Services Agreement form part of, and are hereby incorporated into, this Agreement and shall have the same force and effect as if expressly set forth in this Master Services Agreement, and any reference to this Agreement shall include the Schedules, Annexes, Attachments and any such other documents.

27.9.2
Any conflict, ambiguity or inconsistency between the terms and conditions in this Master Services Agreement, the Schedules, the Annexes, Attachments and any document referred to in or incorporated into this Agreement shall be resolved in accordance with the following decreasing order of priority:

(a)	The Business Associate Addendum attached hereto as Schedule L;

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(b)	this Master Services Agreement;

(c)	Annex C-2 to Schedule C (ADM Services Agreement);

(d)	Schedule N (Disaster Recovery Plan);

(e)	Exhibits to Annexes to Schedule C (Services Agreements);

(f)	Schedule C (Services Agreements) and its Annexes and Exhibits;

(g)	Schedule B (In-Flight and Transformation Projects);

(h)	Schedule D (Pricing Form) and its Annexes;

(i)	The other Schedules, Annexes, and Exhibits; and

(j)	such other referenced or incorporated documents.

27.9.3
Notwithstanding the foregoing, to the extent that the Parties desire to supersede a term or condition of this Agreement, the Parties may do so only in writing and by expressly referencing the section of the Agreement that will be superseded, and including an acknowledgment that it is the intent of the Parties to supersede such section; provided, however, in no event shall any term of this Agreement be superseded in a subsequent writing unless such writing is executed by the HWAY CIO.

27.10	Counterparts

Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by the parties hereto.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

27.11	Cumulative Rights

Except as otherwise expressly provided herein, a right, power, remedy, entitlement or privilege given or granted to a Party under this Agreement is cumulative with, without prejudice to, and not exclusive of any other right, power, remedy, entitlement or privilege granted or given under this Agreement or by Law and may be exercised concurrently or separately.

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27.12	Severability

If any article, section, provision, or clause in this Agreement shall be found or be held to be invalid, unconscionable, or unenforceable in any jurisdiction in which this Agreement is being performed or enforced, such clause shall be enforced, in accordance with the Parties’ intrinsic intent, to the maximum extent allowable by applicable law whereby such intent of the Parties is preserved to the greatest extent possible.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

27.13	Costs

Each Party shall bear its own legal and other costs and expenses of, and incidental to, the preparation, negotiation, execution, completion and, if applicable, notification and/or registration of this Agreement and of any related documents or instruments.

27.14	Further Assurance

The Parties shall, and shall procure that their agents, employees and subcontractors shall, do all things reasonably necessary, including executing any additional documents and instrument, to give full effect to the terms and conditions of this Agreement.

27.15	Governing Law

The construction, performance and validity of this Agreement shall be governed by the laws of the State of Tennessee without regard to choice of Law provisions.  Subject to Section 24, any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court located in Davidson County, Tennessee.  The Parties agree to such jurisdiction and waive any objection to the conduct of such action or proceeding in such court. Notwithstanding the foregoing, the Parties agree that in the event that any of the provisions of the Uniform Computer Information Transactions Act (“UCITA”) is enacted by the State of Tennessee and such provisions add to or conflict with any portion of this Agreement, this Agreement shall govern, and to the extent permissible by law, such UCITA provisions shall not apply to the terms and conditions of this Agreement.

27.16	Assignment

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27.16.1	This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

27.16.2
 HWAY agrees that, by giving HWAY prior written notice, Supplier may assign this Agreement to any entity which acquires all or substantially all of the stock or assets of Supplier to which the Services (or applicable portions thereof) relate or all or substantially all of the assets of Supplier or to any successor entity in a merger or acquisition of Supplier, provided that Supplier’s assignee or successor in title is bound by Law to fulfill, and agrees in writing to HWAY to be bound by the, obligations of Supplier under this Agreement.

27.16.3
 Supplier agrees that, by giving Supplier prior written notice, HWAY may assign, transfer, or sub-contract this Agreement to any Affiliate of HWAY or any entity which acquires all or substantially all of the business of HWAY to which the Services (or applicable portions thereof) relate or all or substantially all of the assets of HWAY or to any successor entity in a merger, acquisition, Change of Control, corporate reorganization, or consolidation of HWAY, provided that HWAY’s assignee or successor in title agrees in writing to Supplier to be bound by the obligations of HWAY under this Agreement and has a credit rating at least as favorable as HWAY’s credit rating at the time of execution of this Agreement. In the event of an assignment or transfer of this Agreement to an Affiliate of HWAY, HWAY agrees to execute a guaranty in favor of Supplier substantially similar to the Guaranty provided by Guarantor in the form attached as Schedule O.

27.16.4
 Notwithstanding anything to the contrary contained in this Agreement, either Party may provide a copy of this Agreement to a permitted prospective assignee or successor in title, provided that such assignee or successor in title is subject to a non-disclosure agreement containing obligations of confidentiality at least equivalent to, and no less restrictive than, those contained in Section 18.

27.16.5
 The Parties acknowledge and agree that the Pre-Existing Supplier Software and Supplier Developed Software are “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code, which has been licensed hereunder in a contemporaneous exchange for value. The Parties further acknowledge and agree that if Supplier or its Affiliate that owns any Pre-Existing Supplier Software or Supplier Developed Software: (a) commences, or has commenced against it, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings; or (b) elects to reject, or a trustee on behalf of it elects to reject, this Agreement or any agreement supplementary hereto, pursuant to Section 365 of the Bankruptcy Code, or if this Agreement or any agreement supplementary hereto is deemed to be rejected pursuant to Section 365 of the Bankruptcy Code for any reason, then this Agreement, and any agreement supplementary hereto, shall be governed by Section 365(n) of the Bankruptcy Code and HWAY will retain and may elect to fully exercise its rights under this Agreement in accordance with Section 365(n) of the Bankruptcy Code. Supplier hereby consents to assignment of this Agreement, an assumption of this Agreement by HWAY pursuant to Section 365 of the United States Bankruptcy Code and/or an assumption and assignment of this Agreement by HWAY pursuant to Section 365 and/or any other applicable sections of the United States Bankruptcy Code.

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27.17	Background Checks

Prior to the provision of any Services hereunder, Supplier will, where legally permissible, conduct, or cause to be conducted (by contract or otherwise), third-party background checks on all Supplier Personnel and Supplier Subcontractors who will have access to Protected Health Information and will be involved in providing Services hereunder. Supplier represents and warrants that in no event will any person who has been convicted of any criminal offense involving dishonesty, a breach of trust, money laundering or has participated in a pre-trial diversion with respect to such an offense, or who has been convicted of a felony within the last ten (10) years, participate directly or indirectly in the provision of Services hereunder. [______]*

27.18	Federal Healthcare Programs

Supplier has not been, and during the Term of this Agreement will not be, sanctioned by the U.S. Department of Health and Human Services Office of the Inspector General List of Excluded Individuals/Entities and the General Services Administration List of Excluded Providers [available at <http://oig.hhs.gov/fraud/exclusions.html> and <http://epls.arnet.gov/>].

27.19	Equal Opportunity Employer and Minority-Owned Businesses

Supplier is an equal opportunity employer and does not discriminate in employment on the basis of age, national origin, race, religion, disability, sex or any other basis prohibited by law. Supplier acknowledges that HWAY is required, pursuant to certain contracts with HWAY’s clients and customers, to ensure the inclusion and utilization of minorities and women, and minority- and women-owned businesses in all business activities. Supplier must practice principles of equal employment opportunity and non-discrimination in all business activities under this Agreement and must require each Supplier Subcontractor to do the same. Supplier agrees to provide HWAY with reports on diversity composition of Supplier Subcontractors and any other information HWAY may reasonably request for purposes of complying with HWAY’s client and customer contracts.

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27.20	Drug-Free Workplace

Supplier shall comply, and shall require that all Supplier Subcontractors comply, with the applicable provisions of the Federal Drug-Free Workplace Act of 1988, 45 CFR Part 76, and the regulations promulgated thereunder, as amended (the “Drug-Free Workplace Act”). Supplier certifies that it has implemented appropriate policy in accordance with the Drug-Free Workplace Act and will comply with the notification requirements set forth therein in the event that an employee is convicted of violating a criminal drug statute.

27.21	Foreign Anti-Corruption Compliance

27.21.1
 Both Parties understand the provisions of the U.S. Foreign Corrupt Practices Act (the “FCPA”), and agree to comply with those provisions with respect to the Services and to take no action that might be a violation of the FCPA.

27.21.2
 HWAY has provided to Supplier a complete copy of HWAY’s written foreign anti-corruption compliance policies (“HWAY Anti-Corruption Policies”), which are attached to this Agreement as part of Schedule F (Policies and Procedures). In the event that the HWAY Anti-Corruption Policies are revised, HWAY shall promptly provide to Supplier copies of such revised HWAY Anti-Corruption Policies.

27.21.3
 Each Party will not, in connection with the transactions contemplated by this Agreement or in connection with any other business transactions involving the other Party, make, offer or promise to make any payment or transfer anything of value, directly or indirectly, (a) to any governmental official or employee (including employees of government-owned and government-controlled entities and public international organizations); (b) to any political party, official of a political party, or candidate for political office; (c) to an intermediary for payment to any of the foregoing; or (d) to any other person or entity if such payment or transfer would violate the Laws of the country in which the transfer would be made or the Laws of the United States. It is the intent of the Parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, influence trading, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business or gaining any improper or unlawful business advantage.  Each Party agrees that should it learn of or have reason to know of any payment, offer, or agreement to make a payment to a government official, political party, or political party official or candidate in connection with any transaction contemplated under this Agreement, such Party will immediately advise the other Party of such knowledge or suspicion.

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27.21.5	All payments pursuant to this Agreement shall be made by check, ACH or wire transfer only, and no requests for cash payments shall be accepted.

27.22	Attorneys’ Fees

Should either Party be required to bring legal action to enforce its rights under this Agreement, the prevailing Party in such action shall be entitled to recover from the losing Party its reasonable attorneys’ fees and costs in addition to any other relief to which it is entitled.

27.23	Changes in Laws

27.23.1
 Supplier shall affirmatively monitor Laws applicable to Supplier’s business (“Supplier Regulatory Requirements”). Supplier shall promptly identify and notify HWAY of any changes in Supplier Regulatory Requirements that affect Supplier’s provision of the Services or Supplier’s other obligations under this Agreement.  HWAY shall affirmatively monitor Laws applicable to HWAY’s business (“HWAY Regulatory Requirements”). HWAY shall promptly identify and notify Supplier of any changes in HWAY Regulatory Requirements that affect Supplier’s provision of the Services. The Parties shall mutually monitor all other Laws and promptly notify the other Party to the extent that such Party believes that a change in such other Laws may affect the Services. Supplier and HWAY shall work together to identify the impact of such changes on how HWAY uses, and Supplier provides, the Services, including any modifications to the Services reasonably necessary as a result of such changes.  Subject to Sections 27.23.2, 27.23.3 and 27.23.4 below, Supplier shall perform the Services regardless of changes in Laws.

27.23.2
 If any changes in Supplier Regulatory Requirements prevent, hinder or otherwise affect Supplier’s performance of its obligations under this Agreement, Supplier shall (a) continue to perform the Services, or in the event such continued performance would violate any Law, attempt to provide a mutually acceptable workaround that allows HWAY to receive the benefit of the Services and (b) conform the Services at its cost and expense to comply with applicable Supplier Regulatory Requirements, to the extent that the Services can comply with such Supplier Regulatory Requirements.

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27.23.3
 If any changes in HWAY Regulatory Requirements prevent, hinder or otherwise affect Supplier’s performance of its obligations under this Agreement, Supplier shall (a) attempt to continue to perform the Services, or in the event such continued performance would violate any Law, attempt to provide a mutually acceptable workaround that allows HWAY to receive the benefit of the Services and (b) promptly develop in conjunction with HWAY and, upon HWAY’s final approval, implement in accordance with the Change Control procedures a suitable plan to conform the Services to comply with applicable HWAY Regulatory Requirements.

27.23.4
 If any changes in Laws other than the Supplier Regulatory Requirements or the HWAY Regulatory Requirements prevent, hinder or otherwise affect Supplier’s performance of its obligations under this Agreement, subject to the Change Control procedures, the Parties shall implement a suitable plan to conform the Services to comply with the applicable changes in Laws.

27.23.5
 In the event such changes in Laws, other than the Supplier Regulatory Requirements, result in a material increase in Supplier’s costs to deliver the Services, such changes shall be at HWAY’s expense; provided, that Supplier shall equitably allocate any such expense between HWAY and other affected Supplier customers.  [______]*

27.24	Duty to Mitigate

Each Party has a duty to mitigate the damages that would otherwise be recoverable from the other pursuant to this Agreement by taking reasonable actions to reduce or limit the amount of such damages.

27.25	Joinder/Guaranty

Supplier’s obligations under this Agreement are unconditionally guaranteed by Hewlett-Packard Company (“Guarantor”) pursuant to a Guaranty in the form attached as Schedule O (Guaranty) and executed and delivered by Guarantor to HWAY on the date hereof.

27.26	Interpretation

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27.26.1	In this Agreement, unless the contrary intention appears:

(a)	words suggesting the singular include the plural, and vice versa;

(b)	words suggesting any gender include all other genders;

(c)	references to a person or entity include a company, corporation, firm, unincorporated or incorporated association, or statutory authority;

(d)	headings are for ease of reference only and shall not affect the interpretation of this Agreement;

(e)	references to any schedule, annex, agreement or instrument are to that schedule, agreement or instrument as amended or replaced from time to time;

(f)	use of the word “including” (and its derivatives such as “includes” or “include”) means including, without limitation;

(g)	a reference to any body is:

(i)	if that body is replaced by another organization, deemed to refer to that organization; and

(ii)	if that body ceases to exist, deemed to refer to the organization which most nearly or substantially serves the same purposes as that body;

(h)
references to any statute, enactment, order, regulation or other similar instrument shall be construed as a reference to the statute, enactment, order, regulation or instrument as amended by any subsequent statute, enactment, order, regulation or instrument, or as contained in any subsequent enactment thereof; and

(i)	references to Sections and Schedules are to sections of and schedules to this Agreement, and references to Annexes, Attachments and Exhibits are to annexes, attachments and exhibits to the Schedules.

27.26.2	No rule of construction will apply in the interpretation of any provision of this Agreement to the disadvantage of one Party on the basis that such Party put forward or drafted such provision.

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[Signature Page(s) and Schedules, Annexes and Exhibits Follow this Page.]

IN WITNESS WHEREOF, HWAY and Supplier have executed this Agreement to be effective on the above stated Effective Date.

Executed by HWAY:	Executed by Supplier:

Authorized Signature: ______________________	Authorized Signature: _____________________
Name: ___________________________________	Name: _________________________________
Title: ____________________________________	Title: __________________________________
Date: ____________________________________	Date: __________________________________

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Schedule A contains 14 pages

SCHEDULE A

DEFINITIONS

“ADM Service Commencement Date”	has the meaning set forth on Exhibit 1 to Annex C-4;
“Affiliate”	means, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity;
“Agreement”	has the meaning set forth in Section 3.1.1;
“Assigned Contracts”	has the meaning set forth in Section 8.3.1;
“Audit”	has the meaning set forth in Section 16.1.1;
“Audit Representative”
means HWAY and its appointed contractors (including internal audit staff), HWAY’s external auditors and their appointed contractors and regulator(s) and/or any other auditors, regulators, inspectors or contractors whom HWAY designates in writing from time to time; provided that none of the above shall be a competitor of Supplier;

“Authorized Representative”	means any person authorized from time to time by Supplier or HWAY to exercise any powers and/or undertake any activities of Supplier or HWAY under and in accordance with this Agreement;
“Benchmarker”	has the meaning set forth in Section 5.6.1;
“Business Associate Addendum”	has the meaning set forth in Section 12.6.1;
“Cap”	has the meaning set forth in Section 21.1.2;
“Change Control”	means the change control procedure set forth in Schedule E (Change Control) for agreeing and implementing a Scope Change or other Change as permitted pursuant to the terms of this Agreement;
“Change of Control”
means the purchase or sale by a person or other entity or group of persons or entities acting in concert in a single transaction or a series of related transactions of fifty percent (50%) or more of the Party’s voting shares or securities, or that the Party transfers to a third party a controlling interest or all or substantially all of its assets or business;

“Claim”	has the meaning set forth in Section 20.1.1;
“Colleagues”	means employees, officers and personnel of HWAY;
[______]*	[______]*

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“Confidential Information”
means all information (excluding Protected Health Information) whether commercial, financial, technical or otherwise, whether or not disclosed by one Party to the other Party, which information may be contained in or discernible from any form whatsoever (including oral, documentary, magnetic, electronic, graphic or digitized form or by demonstration or observation), whether or not that information is marked or designated as confidential or proprietary, and all matters arising prior to or during the Term including information belonging to or with respect to Supplier, any of its Affiliates and/or any of their customers or suppliers, which relates to research, development, trade secrets, know-how, ideas, concepts, formulae, processes, designs, specifications, past, present and prospective business, current and future products and services, internal management, information technology and infrastructure and requirements, finances, marketing plans and techniques, price lists and lists of, and information about, customers and employees, and all materials and information belonging to third parties with respect to which HWAY or Supplier or any of their Affiliates or any of their customers or suppliers owe obligations of confidence;

“Consequential Damages”	has the meaning set forth in Section 21.1.1;
“Control”
means, with respect to an entity, (i) the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to a class of the capital stock (or other ownership interest, if such entity is not a corporation) ordinarily having voting rights to elect or appoint the Board of Directors (or similar governing body if such entity is not a corporation) of such entity, or (ii) the power, directly or indirectly, to elect or appoint more than fifty percent (50%) of the Board of Directors (or similar governing body if such entity is not a corporation) of such entity, whether through ownership of voting securities, by contract, or otherwise;

“CTO”	has the meaning set forth in Section 3.4.2;
“Cut-Over Date”	means the actual date Supplier is required to begin performing a particular Service in the Transition Plan;
“Desktop Device”	means a desktop PC, laptop, printer or other related device;
“Developed IP”
means any Materials, Software and Intellectual Property Rights therein (i) developed by or on behalf of Supplier, whether solely or jointly with other(s), for HWAY as part of a Project or as part of any similar, discrete, non-recurring, specially authorized development; or (ii) identified as a deliverable, or to be owned by HWAY, in this Agreement, the Schedules, Annexes or Exhibits hereto, or in a project plan, or other writing by or between the Parties. Developed IP excludes incidental improvements in Supplier’s methods, processes, methodologies, systems and other incidental intellectual property developed in the normal course of performing Services;

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“Diligent Efforts”
means, for purposes of clarification, the good faith performance of obligations in a sustained manner consistent with the efforts a commercially reasonable entity that wants to obtain a favorable result would use in similar circumstances to obtain that result as expeditiously as practicable. Notwithstanding the foregoing, an obligation to use Diligent Efforts under this Agreement does not require a Party to take actions that would result in a material adverse change in the overall benefit of this Agreement or that would reasonably foreseeably result in a material adverse change in such Party’s business taken as a whole.  Without limiting the generality of the foregoing, and with respect to operational objectives, “Diligent Efforts” requires that a Party in good faith: (a) promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligations, and (c) consistently make and implement decisions and allocate commercially reasonable resources designed to advance progress with respect to such objectives;

“Disputes”	has the meaning set forth in Section 24;
“Disclosing Party”	has the meaning set forth in Section 18.1.1;
“Drug-Free Workplace Act”	has the meaning set forth in Section 27.20;
“Effective Date”	has the meaning set out in the first paragraph of this Agreement;
“End Users”
means those persons or entities who are authorized by HWAY from time to time to access and use the Services for the benefit of HWAY, including without limitation, its Colleagues, employees, contractors, licensors, service providers, staff, and vendors;

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“Equipment”	means the equipment, and the associated peripherals and connecting equipment and used in connection with the Services;
“Emergency Change”
means a Change of a critical business nature that must be processed immediately to avoid severe impacts and/or unintended disruptions to HWAY’s (or its Affiliate’s) business or use of the Services by HWAY, its clients and/or End Users.  If HWAY believes that any Change requested by it is an Emergency Change, it will so inform Supplier. If HWAY notifies Supplier of an Emergency Change, Supplier will begin implementing the Change in accordance with HWAY‘s written instructions, and the Parties will prepare the appropriate form of Change Order documenting the Change in parallel with Supplier carrying out the Change.  In doing so, the Parties may amend or vary any otherwise applicable aspect of the Change Control process by mutual agreement.  If the Parties are unable to agree on Supplier’s charges (if any) for carrying out an Emergency Change, the matter will be referred to the dispute resolution process described in this Agreement;

“Escrow Cap Amount”	has the meaning set forth in Section 6.7.2;
“Existing Equipment Leases”
means those lease agreements pursuant to which a third party is immediately prior to the Effective Date, furnishing or providing to HWAY the Existing Equipment. Existing Equipment Leases are those lease agreements identified as such in Schedule H (Equipment and Contracts);

“Existing Equipment”
means Equipment existing on the Effective Date and utilized by HWAY immediately prior to the Effective Date in performing functions that form part of the Services. Existing Equipment is the equipment identified in Schedule H (Equipment and Contracts) on the Effective Date;

“FCPA”	has the meaning set forth in Section 27.21.1;
“Force Majeure Event”	has the meaning set forth in Section 23.1.1;
“Guarantor”	has the meaning set forth in Section 27.25;
“HWAY Anti-Corruption Policies”	has the meaning set forth in Section 27.21.2;
“HWAY Assets”	has the meaning set forth in Section 19.4;

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“HWAY Audit Representatives”
means HWAY (including HWAY’s internal audit staff), professional contractors appointed by HWAY to conduct audits under this Agreement, HWAY’s external auditors and governmental regulators whom HWAY designates in writing from time to time, none of which shall be a competitor of Supplier;

“HWAY CIO”	has the meaning given in Section 13.1.1;
[______]*	[______]*
“HWAY Facilities”	has the meaning set forth in Section 7.1.1;
“HWAY Indemnitees”	has the meaning set forth in Section 20.1;
“HWAY Information”	means all Confidential Information of HWAY Personnel or any Authorized User;
“HWAY Material(s)”
means any Materials owned by HWAY or its Affiliates (including Material in which all of the Intellectual Property Rights are owned by HWAY), including without limitation any HWAY Materials created, developed or Modified hereunder;

“HWAY Personnel”	means all Colleagues, employees, officers, consultants, contractors and agents employed or engaged by HWAY from time to time;
“HWAY Regulatory Requirements”	has the meaning set forth in Section 27.23.1;
“HWAY Software”
means the Embrace platform and any Software which is owned by HWAY or its Affiliates (including any Intellectual Property Rights in such Software), including Software identified as such in Schedule Q (HWAY Software);

“HWAY Subcontractor”
means any contractor or agent of HWAY, its Affiliates or any Authorized User (other than Incidental Users) that provides any services related to the Services, or any part of the Services, to, or on behalf of, HWAY, its Affiliates or any Authorized User (other than Incidental Users);

“Incident”	means any event that is not part of the standard operation of a service and that causes, or may cause, an interruption to, or a reduction in, the quality of that service;
“Incidental IP”
means Software developed as a result of the performance of the Services, which Software (i) is not a Modification or derivative work of any HWAY Software or HWAY Materials, and (ii) is necessary  for the operation of the HWAY Software or HWAY’s provision of services to its clients, customers and End Users as provided to such clients, customers and End Users consistent with recent past practice prior to the Termination Date, including without limitation, the same functionality, features and quality as provided to such clients, customers and End Users prior to Termination;

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“Incidental Users”
means: (i) those persons or entities who are authorized by HWAY from time to time to access and use certain Services on an incidental basis for the convenience of such persons or entities; and (ii) governmental regulators and auditors;

“Indemnification Claim Notice”	has the meaning set forth in Section 20.4.1;
“Indemnified Party”	has the meaning set forth in Section 20.4.1;
“Indemnifying Party”	has the meaning set forth in Section 20.4.1;
“Indemnitee”	has the meaning set forth in Section 20.4.1;
“Information Breaches”	has the meaning set forth in Section 17.3.2;
“Infrastructure System(s)”	means all or any part of the Equipment and Software;
“IMAC”	means installs, moves, adds and changes;
“Insourced Services”	has the meaning set forth in Section 3.2.1;
“Intellectual Property Rights”
means patents (including submitted and pending patent applications and provisional patent applications), designs, trademarks and service marks (whether registered or otherwise), domain names, copyright, database rights, design rights and other intellectual property rights, including in other jurisdictions, that grant similar rights as the foregoing, including those subsisting in inventions, drawings, performances, software, semiconductor topographies, and in applications for the protection thereof, throughout the world;

“IT”	has the meaning set forth in Recital A;
“ITO Service Commencement Date”	has the meaning set forth on Exhibit 1 to Annex C-4;
“Key Supplier Positions”	means the positions listed in Schedule I (Key Supplier Positions);
“Knowledge Repository”	has the meaning set forth in Section 10;
“Law”
means, with respect to a Party, (a) any statute, regulation, or ordinance in force from time to time to which such Party is subject; (b) the common law and the law of equity as applicable to the Parties from time to time; (c) any binding court order, judgment or decree; or (d) any applicable direction, policy, rule or order that is binding on such Party and that is made or given by any government regulatory body having jurisdiction over such Party or any of such Party’s assets, resources or business, in any jurisdiction that is applicable to this Agreement, including to the extent applicable (i) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), (ii) the rules and regulations of the U.S. Food and Drug Administration (“FDA”), and the Center for Medicare and Medicaid Services (“CMS”), and (iii) the rules and regulations of governmental regulatory bodies applicable to such Party or its obligations under this Agreement;

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“Losses”
means all losses, liabilities, damages, reasonable and actual costs, claims and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties) paid to a third party, but excluding costs of inside counsel, management, related overhead and other internal charges of a Party;

“Lost Profits”	has the meaning set forth in Section 21.1.1;
“Material”
means any materials in whatever form (including written, magnetic, electronic, graphic or digitized), including any methodologies, processes, know-how, reports, specifications, business rules or requirements, manuals, user guides, training materials and instructions and material relating to Software and/or its design, development, Modification, operation, support or maintenance, but excluding Software produced by a Party to provide or receive the benefit of the Services;

“Modify”	means to add to, enhance, reduce, change, replace, vary, derive or improve, and “Modification” and “Modified” have corresponding meanings;
“Monthly Invoice Cap”	has the meaning set forth in Section 6.7.2;
“New Services”	means services which are materially different from and in addition to the Services;
“Non-Performing Party”	has the meaning set forth in Section 23.1.1;
“Objectives”	has the meaning set forth in Section 1.1;
[______]*	[______]*
[______]*	[______]*
“Out-of-Pocket Expenses”
means reasonable, demonstrable and actual out-of-pocket expenses incurred by Supplier for equipment, materials, supplies, or services in connection with providing the Services, excluding Supplier’s overhead costs (or allocations thereof), administrative expenses or other mark-ups associated with such expenses, and further excluding Pass-Through Expenses;

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“Party” or “Parties”	means either or both of HWAY and Supplier as the context requires;
“Pass-Through Expense”	means the categories of expenses specified in Schedule D (Pricing Form);
“Performance Standards”	means, individually and collectively, the performance standards and commitments for the Services contained in this Agreement, including the Service Levels;
“Policies and Procedures Manual”	means the standards and procedures set forth in Schedule F (Policies and Procedures);
“Pre-Existing Supplier Software”	means any Software existing as of the Effective Date, the Intellectual Property Rights in which are owned by Supplier, its Affiliates or any Supplier Personnel;
“Project”
means a mutually agreed upon, discrete unit of non-recurring work to be performed by Supplier, that (i) is not an inherent, necessary or customary part of the day-to-day (i.e., regular, not daily) Services or (ii) is not otherwise part of the Services to be provided within the Charges.

“Protected Health Information”	has the meaning set forth in Schedule L (Business Associate Agreement);
“Publicity Material”	has the meaning set forth in Section 27.2.3;
“Recipient”	has the meaning set forth in Section 18.1.1;
“Required Consents”
means such consents as may be required for the assignment to Supplier, or the grant to Supplier of rights of access and use, of resources otherwise provided for in this Agreement or with respect to a Termination as may be required for the assignment to HWAY; or the grant to HWAY of rights of access and use of resources used by Supplier in the terminated Services and required for HWAY to continue those Services in accordance with the Termination Assistance provided for under this Agreement;

“Retained Contracts”	means the contracts set forth in Schedule H (Equipment and Contracts);
“Retained Equipment”	means the Equipment as defined in Section 8.1.2;

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“Scope Change(s)” or “Change(s)”	means a change, reduction or addition to the Services or any other change to the Agreement which may include bringing a New Service within the scope of the Agreement;
“Separate Cap”	has the meaning set forth in Section 21.1.3;
“Service Charge(s)”	means the charges payable by HWAY to Supplier pursuant to this Agreement, but excluding the Pass-Through Expenses and Out-of-Pocket Expenses;
“Service Level(s)”	means those levels of performance of the Services set forth in Annex C-7 to Schedule C (Services Agreements);
“Service Level Credit”	has the meaning set forth in Schedule C (Services Agreements);
“Service Problem” or “Problem”	has the meaning set forth in Section 4.7;
“Service Tower”	means each collection of independent Services (e.g., ADM Services, Infrastructure Services, Transition Services and Security Services) to be provided under this Agreement;
“Service Sub-Tower”
means each subset of a Service Tower set forth in the Schedules attached hereto (e.g., Maintenance, Development, User Services, Help Desk, Network Administration, and Data Center Services) to be provided under  this Agreement;

“Services”	means the services, functions and responsibilities identified in Section 3.1;
“Services Agreements”	has the meaning set forth in Section 3.1.3;
[______]*	[______]*
[______]*	[______]*
[______]*	[______]*
[______]*	[______]*
“SMC”	has the meaning set forth in Section 16.2.1;
“Software”
means any computer program (including source code and object code), program interfaces and any Tools or object libraries embedded in that Software, which is used to provide, or which forms part of, the Services;

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“Source Code Materials”	has the meaning set forth in Section 18.7;
“SSAE 16 Type 2 Report”	has the meaning set forth in Section 16.2.2;
“Steering Committee”	has the meaning set forth in Section 14.3;
“Successful Change”
means (i) the performed actions described in the Change Request are completed within the agreed upon change window,  (ii) if the Change was successfully executed, but exceeded the agreed upon change window (for reasons other than those covered in (iii) below) without an impact to Client, and did not require any material additional action by Client, (iii) if the Change was successfully executed, but exceeded the agreed upon change window because limitations in the capabilities of the test environment for the Change precluded identification of the problem that caused Supplier to miss the change window; provided, that, notwithstanding the foregoing, is understood by the Parties that HWAY may request an upgrade to the test environment at any time during the Term, in HWAY's sole discretion, which shall be implemented via the Change Control Procedures;

“Successor Supplier”
means a third party to whom, on the termination of this Agreement for any reason, HWAY proposes or intends to contract the Services or any part of the Services or any other services as HWAY may require in substitution for or in addition to the Services;

“Supplier Account Manager”	has the meaning given in Section 14.1;
“Supplier Developed Software”	means Software developed by Supplier independently of this Agreement and not in connection with the Services;
“Supplier Information”	means the Confidential Information of Supplier, its Affiliates and any Supplier Personnel;
“Supplier Material(s)”
means Materials owned by the Supplier or its Affiliates (including Material in which the Intellectual Property Rights are owned by the Supplier) developed prior to the Effective Date or independently of this Agreement which is used to provide, or which forms part of, the Services;

“Supplier Personnel”	means all employees, officers, consultants, contractors and agents of Supplier assigned to perform the Services, or any part of the Services, pursuant to this Agreement;
“Supplier Regulatory Requirements”	has the meaning set forth in Section 27.23.1;
“Supplier Subcontractor”	means any contractor or agent of Supplier that provides any of the Services, or any part of the Services, to, or on behalf of, Supplier;

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“Supplier Transformation Manager”	has the meaning set forth in Section 3.4.2;
“Supplier Transition Manager”	has the meaning set forth in Section 3.3.2;
“System Changes”	means changes in the manner in which the Services are performed or provided, including changes in the Software or systems used in the Service;
“Systems Software”
means those programs and programming (including the supporting documentation, media, on-line help facilities, and tutorials) that perform tasks (i) basic to the functioning of the Equipment and which are required to operate the Software; or (ii) otherwise supporting the provision of the Services by Supplier.  Systems Software includes mainframe and mid-range operating systems, server operating systems, network operating systems, systems utilities (including measuring and monitoring tools), data security software, middleware, database management systems, database management software, development tools (other than development tools specific to a particular item of applications Software which is provided by the licensor of such applications Software);

“Technology Plan”	has the meaning set out in Section 14.6;
“Term”	has the meaning set forth in Section 2.1;
“Termination Date”	means the date of the termination or expiration of the Agreement;
“Termination”
means the expiration of this Agreement at the end of the Term without renewal, or the expiration of the Term  after extending the Agreement in accordance with Section 2.2) or the termination of this Agreement with respect to all of the Services, however caused;

“Termination Assistance”	has the meaning set forth in Section 26.8;
“Termination Assistance Period”	means the period during which Supplier provides Termination Assistance;
“Third Party Claim”	has the meaning set forth in Section 20.4.2;
“Third Party Material”	means Material used in connection with the Services which is not HWAY Material or Supplier Material;
“Third Party Software Contracts”
means those agreements pursuant to which a third party is, immediately prior to the Effective Date, furnishing or providing Third Party Software to HWAY. Third Party Software Contracts consists of those contracts identified as such in Schedule H (Equipment and Contracts);

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“Third Party Software”	means Software which is not HWAY Software, Pre-existing Supplier Software or Supplier Developed Software, including third party applications and systems software;
“Tools”
shall mean any software that is used for Software development or testing, data capture, system maintenance, data search, analysis, project management, measurement and monitoring, including related methodologies, processes and know-how;

“Transferred Equipment”	is the Equipment set forth in Schedule H (Equipment and Contracts);
“Transition Plan”	means the plan for transition which will be mutually agreed upon by the Parties in accordance with Section 3.3 and Exhibit 1 to Annex C-4 (Transition Framework);
“Transition”
means the transition of the Services, Transferred Equipment, and Assigned Contracts to Supplier as described in and in accordance with the terms of Exhibit 1 to Annex C-4 (Transition Framework), the Transition Plan and the terms otherwise set forth in this Agreement;

“Turnover Rate”	has the meaning given in Section 11.5;
“UCITA”	has the meaning set forth in Section 27.15;
“Unidentified Resources”	has the meaning set forth in Section 15.6.2;
“Unsuccessful Change”
means (i) the Change exceeded the agreed upon change window (for reasons other than those covered in Successful Change-Item (iii)) and impacted HWAY or required material additional action by HWAY, (ii) the service is impacted based upon a (Severity 1 or 2) Incident that occurs subsequent to the scheduled change window for a period of up to two weeks following the Change completion date and (iii) the Change Request was backed out and not implemented as planned;

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Schedule A contains 14 pages

“Virus”
means: (a) any program code, or programming routines or instructions intentionally constructed to damage, improperly interfere with, surreptitiously intercept or expropriate from, or otherwise adversely affect computer systems, information systems, programs, data, data files, systems, Equipment or operations; (b) any code typically designated to be a virus, worm, time or logic bomb, trojan horse, backdoor, trapdoor or similar device which is intended to damage, improperly interfere with, surreptitiously intercept or expropriate from, or otherwise adversely affect computer systems, information systems, programs, data, data files, systems, Equipment or operations; and/or (c) or any other code or routine commonly considered to be malicious or wrongfully disabling;

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SCHEDULE B
IN-FLIGHT AND TRANSFORMATION PROJECTS

This section describes Supplier’s obligations for in-flight projects.

Application Projects

Releases

Supplier will transition in-flight releases so that all those with a launch date past [______]* will become the responsibility of Supplier. According to the current release schedule provided by HWAY, the first Supplier release will be [______]*, and the first Roadmap release will be 5.1, scheduled for [______]*. Supplier will be responsible for all subsequent monthly [______]*.

[______]*

Project Management:

•	[______]*

•
Roadmap release: According to the schedule provided by HWAY, the [______]* release will be initiated in [______]* and will be launched in [______]*. The construction phase is scheduled to begin in [______]*. Supplier will infuse the current [______]* team with two (2) project managers and two (2) technical leaders in July 2011 to assume leadership for the remainder of the release.

Resources:

•	[______]*

Supplier will work with current mode resources during the Transition period to transition release tasks from current mode resources to Supplier for tasks that are to be completed beyond September 1, 2011. During September, Supplier’s resources will begin conducting project tasks and using the incumbent resources to assist when needed.

[______]* Transformation Projects

In order to further understand the performance of Embrace, Supplier will baseline the Embrace system and add instrumentation changes to provide more complete and accurate metrics.  The initial benchmarks from the baselining efforts will drive the Service Levels while Supplier aggressively remediates Embrace to drive to sustainable Service Levels at the contractual levels.

[______]* Each of these initiatives requires development effort that will follow the Fixed Price Projects process. These projects, a preliminary list of which is set forth in the table below, are designed to correspond with Service Level improvements, will be delivered in three (3) phases as additional services not included in the Base Pricing. The delivery of these projects will be in six (6) month increments beginning with the Effective Date.  A table describing the initiative and implementation phases is shown below:

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[______]*	[______]*	[______]*	[______]*	[______]*

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[______]*	[______]*	[______]*	[______]*	[______]*

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[______]*	[______]*	[______]*	[______]*	[______]*

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[______]*	[______]*	[______]*	[______]*	[______]*
[______]*	[______]*	[______]*	[______]*	[______]*
[______]*	[______]*	[______]*

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[______]*	[______]*	[______]*	[______]*	[______]*
[______]*	[______]*	[______]*	[______]*
Based on the information gathered on the performance of the [______]* during the SLA Baseline Period, HWAY and Supplier will determine how the system is performing against the Minimum and Target Service Levels. Supplier expects that the Service Levels will show incremental improvement with the implementation of the respective releases until the agreed upon Service Levels are reached.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule C contains 21 pages

SCHEDULE C
SERVICE LEVEL AGREEMENTS AND SERVICE LEVEL METHODOLOGY

Table of Contents

1.           GENERAL PROVISIONS
1.1           General
1.2           Reporting
1.3           Definitions
1.4           Notice Requirements for Additions, Deletions and Modifications
1.5           Service Level Credits
1.6           Modification of Service Level Credit Allocation Percentage
1.7           Commencement of Service Level Obligations
1.8           Adding and Deleting Service Levels
1.9           Cooperation
1.10           Improvement Plan for Key Measurements
1.11           Monitoring Tools
1.12           Times
1.13           Exceptions
1.14           Scheduled Uptime and Scheduled Maintenance

2.           KEY MEASUREMENTS

Annexes

Annex C-1                                Governance Services Agreement
Annex C-2                                ADM Services Agreement
Annex C-3                                Infrastructure Services Agreement
Annex C-4                                Transition Services Agreement
Annex C-5                                Security Services Agreement
Annex C-6                                Service Level Definitions
Annex C-7                                Service Level Matrix

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1.	GENERAL PROVISIONS

1.1	General.

(a)
This Schedule C, together with Annexes C-1 through C-7, describes the Services, Critical Service Levels, Key Measurements and General Performance Indicators comprising the Performance Standards against which Supplier’s performance of the Services will be measured.  The Services are described in Annexes C-1 through C-5; the Service Levels and related calculation methods are described in Section 2 of this Schedule C and Annexes C-6 and C-7.    The Parties acknowledge and agree that all Service Levels are important to the proper support and operation of HWAY’s business.  However, certain of the Service Levels are of particular importance to HWAY’s business and are therefore designated as CPIs and KPIs.  Certain of the Service Levels, while important to HWAY’s business operations, are less critical to HWAY and are designated as GPIs.

(b)
Supplier shall perform the Services at or above the levels of performance indicated in Annex C-7 (Service Level Matrix), and if Supplier fails to do so and is not otherwise excused from such failure, Supplier shall take the corrective actions and may be subject to the other remedial measures specified in this Schedule and the Agreement. New Service Levels and Key Measurements may be added or substituted by HWAY, subject to Change Control, in order to achieve a fair, accurate, and consistent measurement of Supplier’s performance of the Services.  For purposes of illustration, but not as a limitation, such additions or substitutions may occur in conjunction with changes to the environment and the introduction of new Equipment, Software or means of Service delivery.

(c)	For purposes of this Schedule C, “Commencement Date” means the start by Supplier of the Performance of the Services for a respective Service Tower. [______]*

1.2	Reporting.

Unless otherwise specified in this Schedule C or as modified pursuant to Section 1.1(b) herein, (i) at the Commencement Date, each Performance Standard for every Critical Service Level, Key Measurement, and General Performance Indicator will be monitored, measured, collected, recorded and reported to HWAY during the Term, including any Termination Assistance Period, (ii) all Service Levels will be measured by Supplier on a seven (7) days per week, twenty four (24) hours per day, three hundred sixty five (365) days per year basis, and (iii) each Critical Service Level, Key Measurement, and General Performance Indicator will be reported to HWAY [______]*, or as otherwise specified in this

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Schedule C. Supplier shall also provide ad hoc reports on performance measurement as and when required by HWAY, subject to reasonable notice for Supplier to prepare such information and present it to HWAY, and subject to the availability of such information from existing Key Measurement data.

Supplier will provide, as part of its monthly report to HWAY, a set of reports to verify Supplier’s performance and compliance with the Performance Standards.  Supplier will provide such reports to HWAY on or before the tenth (10th) business day of the month following the month for which Service performance is being measured.  The monthly performance report will provide at a minimum, the following with respect to Service Levels: (i) Supplier’s performance against and calculations with respect to each Service Level during the preceding month; (ii) the Service Level trending report; (iii) potential problems of which Supplier is aware that could reasonably be expected to result in a failure to meet a Service Level; (iv) remedial actions consistent with Section 1.12 below; and (v) summaries of the reports submitted to HWAY in accordance with Supplier’s obligation to periodically submit Service Level reports and Service Level Credits. [______]*

Upon request, Supplier will provide detailed supporting information for each report to HWAY in machine-readable form and in electronic form suitable for use on a personal computer, in a format requested by HWAY.  In addition, Supplier shall make such information available to HWAY on-line using commonly available technology.  The raw data and detailed supporting information shall be deemed to be HWAY Information and Supplier will have the ability to use the data for purposes of internal performance analysis. HWAY may access such information on-line at any time during the Term; provided, that Supplier may retain a copy of such data solely for its accounting records, subject to the provisions of Sections 17 and 18 of the Agreement.

If any monthly performance report provided by Supplier to HWAY does not have reasonably sufficient detail and accuracy for HWAY to determine whether Supplier achieved or failed to achieve the Service Level for each Service Level in the immediately preceding Measurement Interval, then HWAY may provide written notice thereof to Supplier, which notice must contain reasonable detail of the deficiencies in the subject monthly performance report.  If within ten (10) days after receiving such a notice Supplier fails to deliver to HWAY a revised or replacement monthly performance report containing reasonably sufficient detail and accuracy for HWAY to determine whether Supplier achieved or failed to achieve a Service Level in the applicable Measurement Interval, such failure shall constitute a Target Service Level Default with respect to such Service Level for such immediately preceding Measurement Interval.

1.3	Definitions.

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Terms used in this Schedule C and its Annexes and Exhibits with initial capital letters have the meanings set forth in this Section 1.3, or if they are not otherwise defined in this Schedule C, the meanings set forth in the Agreement or other Schedules to the Agreement.

(a)
“Actual Uptime” of a particular Equipment or Software item means the aggregate amount of time during Scheduled Uptime when such item is actually available for normal business use by Colleagues and End Users (i.e., Scheduled Uptime minus downtime other than actual downtime for such item during a period scheduled for maintenance in accordance with Section 1.14 of this Schedule C).

(b)
“At Risk Amount” means, for any month during the Term, [______]* of the portion of the Monthly Service Charge payable for such month, which is the amount that Supplier will have at risk for Service Level Credits.

(c)
“Availability” means, with respect to a particular Equipment or Software item, the percentage that results when the Actual Uptime for such item is divided by the Scheduled Uptime for such item and multiplied by 100 (i.e., Availability % = ((Actual Uptime / Scheduled Uptime) x 100)).

(d)	“Chronic Service Level Default” means a failure of Supplier to meet an applicable Service Level [______]* ending at the end of the applicable Measurement Interval.

(e)	“Critical Service Level” means a Service Level for which Service Level Credits will apply for failure to meet the Target Service Level or the Minimum Service Level.

(f)	“Target Service Level” means the desired level of performance for a Performance Standard.

(g)	“Target Service Level Default” means a failure of Supplier to meet the applicable Target Service Level for a Performance Standard during a Measurement Interval.

(h)	“Minimum Service Level” means the minimum acceptable level of performance for a Performance Standard.

(i)	“Minimum Service Level Default” means a failure of Supplier to meet the applicable Minimum Service Level for a Performance Standard during a Measurement Interval.

(j)
“Key Measurements” means those Service Levels for which no Service Level Credit is payable, but which are meaningful to HWAY’s business, use of the Services by End Users, or services to its clients.  Key Measurements are identified in Annex C-7 as KPIs.

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(k)
“General Performance Indicator” means those measurements designated as general performance indicators (each, a “General Performance Indicator” or “GPI”) which are reporting only measurements and will not be designated as Key Measurements or Critical Service Levels. Supplier shall measure its performance of the Services against the GPIs identified in Annex C-7 and report to HWAY on a periodic basis as set forth in Annex C-7. A GPI is not a Service Level.

(l)
“LAN” means the equipment, software, interconnect devices (e.g., bridges, routers, hubs, switches, and gateways), wiring, cabling and fiber that are used to create, connect and transmit data, within and among HWAY’s local area network segments housed within the Supplier-managed data center.  LANs commence with the interface to a WAN interconnect device (e.g., a router that connects to a telecommunications network or other device not managed by Supplier) and end with and include the LAN interface points (e.g., network interface cards (“NICs”)) that are in LAN-connected equipment (e.g., desktop equipment, servers).

(m)	“Measurement Interval” means the periodic evaluation and reporting frequency by which a Service Level will be measured.

(n)	“Monthly Service Charge” means, for each month during the Term, the Service Charges (excluding Pass-Through Expenses and taxes) payable during such month.

(o)
“Four-Month Measurement Period” means the four (4) consecutive months of measurements immediately preceding the month in which HWAY provides written notice to Supplier of its election to add a new Service Level pursuant to Section 1.8(a) of this Schedule C.

(p)	“Other Vendors” has the meaning provided in Section 1.11 of this Schedule C.

(q)	“Performance Standard” means the Target Service Levels and the Minimum Service Levels for every Critical Service Level, Key Measurement and General Performance Indicator.

(r)
“Resolution Time” means the elapsed time between (i) the moment a Problem ticket is opened by the Help Desk\Operations Bridge, until (ii) the moment the Problem ticket is resolved by the Help Desk\Operations Bridge in accordance with the procedures in Schedule F (Policies and Procedures) because (A) the Problem is resolved or (B) a temporary solution has been implemented which allows business functionality to resume (i.e., a “workaround”) is provided; or (C) the Problem has been properly referred for resolution to a Third Party Software or Equipment vendor.

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(s)
“Scheduled Uptime” means, with respect to a particular Equipment or Software item, seven (7) days per week, twenty-four (24) hours per day, unless otherwise mutually agreed, minus a mutually agreed period for scheduled maintenance, provided that time for such maintenance or other activity has been scheduled in accordance with Section 1.14 of this Schedule C.

(t)
“Service Levels” means a component of the Services that is measured in accordance with the criteria specified in this Schedule C.  The Parties intend that all Service Levels will be reasonable, quantifiable, measurable and objective.

(u)	“Service Level Credit” means the credits payable under this Schedule C as calculated pursuant to Section 1.6 of this Schedule C.

(v)	“Service Level Credit Percentage” means the percentage at which a Service Level Credit is payable to HWAY.

(w)	“Service Level Default” means a Minimum Service Level Default, a Target Service Level Default or a Chronic Service Level Default.

(x)
“WAN” means the equipment, software, telecommunications facilities, lines, interconnect devices (e.g., bridges, routers, hubs, switches, and gateways), wiring, cabling and fiber that are used to create, connect and transmit data, voice and video signals within and among HWAY’s wide area network segments.

1.4	Notice Requirements for Additions, Deletions and Modifications.

The HWAY Steering Committee may (a) add or delete Performance Standards pursuant to Section 1.10 of this Schedule C; (b) change the Service Level Credit Percentages for any Service Levels pursuant to Section 1.8 of this Schedule C; and (c) change the designation of a Critical Service Level to a Key Measurement or a Key Measurement to a Critical Service Level after the Commencement Date, in each case by sending written notice to Supplier at least sixty (60) days (or as mutually agreed) prior to the date that such modifications are to be effective, provided that HWAY may send only one (1) such notice (which notice may contain multiple changes) each calendar quarter.

1.5	Service Level Defaults and Credits.

For each Service Level, satisfaction of each and every metric, condition, component or element is necessary for the satisfaction of the corresponding Service Level. Supplier will promptly investigate and remediate all failures associated with Service Levels (whether or not such failure constitutes a Service Level Default) by:

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(i)	Promptly initiating incident investigations;

(ii)	Promptly reporting problems and findings to HWAY;

(iii)	Correcting problems and meeting or restoring Service Levels as soon as practicable;

(iv)
Performing a root cause analysis and advising HWAY of the root cause of the failure to meet the Service Level and the status of remedial efforts being undertaken with respect to Service Level Defaults;

(v)	Prepare and implement an improvement plan consistent with Section 1.12 below

(vi)	With respect to any failure to meet a GPI, upon HWAY’s request, recommending measures to ensure that the failure does not recur;

(vii)	Demonstrating to HWAY’s reasonable satisfaction that the remediation plans developed are being implemented and that such Service Level Defaults have been or will be corrected; and

(viii)	Making written recommendations to HWAY for improvement in procedures.

1.6	Supplier will minimize recurrences of all performance-related failures for which it is responsible in accordance with this Schedule C.

(a)	Supplier’s performance that results in a Service Level Default with respect to a Critical Service Level (to the extent not excused pursuant to this Schedule C) shall:

(i)	entitle HWAY to receive a Service Level Credit;

(ii)	be escalated to the Operational Oversight Committee; and

(iii)
result in Supplier promptly preparing a formal written recovery plan designed to prevent the reoccurrence of such Service Level Default and, once approved by HWAY, Supplier shall promptly implement at Supplier’s sole cost, such approved plan.

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Supplier shall, if needed, bring additional resources to implement such approved plan. The additional resources can be Supplier Personnel or any hardware, software or any other asset that the Supplier deems necessary to implement such approved plan, subject to the restrictions in this Agreement.

(b)	Supplier’s performance that results in a Service Level Default with respect to a Key Measurement (to the extent not excused pursuant to this Schedule C) shall:

(i)	be escalated to the Operational Oversight Committee; and

(ii)
result in Supplier promptly preparing a formal written recovery plan (consistent with Section 1.12 below) designed to prevent the reoccurrence of such Service Level Default and, once approved by HWAY, Supplier shall promptly implement at Supplier’s sole cost, such approved plan.

[______]*

[______]*

(c)	[______]*

(d)	[______]*

(e)	Supplier will provide a Service Level Credit to HWAY on the first invoice delivered to HWAY after the Service Level Credit is determined.

(f)
The Parties acknowledge and agree that Service Level Credits shall not be deemed or construed to be liquidated damages or a sole and exclusive remedy or in derogation of any other rights and remedies HWAY has hereunder or under the Agreement; provided, however, that any Service Level Credits shall be credited against any other damages finally awarded for the same event. Service Level Credits do not count against and do not reduce the amounts available under the limitations of liability set forth in Section 21 of the Agreement.

(g)
Supplier shall notify HWAY in writing if HWAY becomes entitled to a Service Level Credit, which notice shall be provided monthly and shall describe the Service Level Default in the report applicable to that Measurement Interval.

1.7	Earn Backs.

(a)
For any given Service Level Credit generated from a Service Level Default for a Critical Service Level with a monthly Measurement Interval, Supplier will have the ability to earn an earn back associated with such failure (an “Earn Back”) if, during the six (6) month period immediately following the Measurement Interval of the failure that generated the Service Level Credit, Supplier meets the required Target Service Level for each of the six (6) monthly Measurement Intervals.

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(b)
If Supplier fails to satisfy the requirement in Section 1.7(a) above, then Supplier shall not be capable of generating an Earn Back for that Service Level Credit and such Service Level Credit shall be credited or paid to HWAY as set forth in Section 1.7(e) below.

(i)	[______]*

(c)
Notwithstanding anything to the contrary herein, Supplier shall not have any opportunity to generate an Earn Back for (A) Service Level Credits associated with any Service Level with a semi-annual or annual Measurement Interval, or (B) Service Level Credits accrued from a Chronic or Catastrophic Service Level Default.

(d)
Upon the expiration of the Term, the Earn Back processes set forth above shall be undertaken with respect to the portion of the Service Level Measurement Interval that fell within the term, so that if the period available for earn back is less than the required period of time (e.g., six (6) months for monthly Measurement Intervals and three (3) quarters for quarterly Measurement Intervals), Supplier can earn back the straight-line, pro-rata value of the Service Level Credit for each consecutive month or quarter, as applicable, following the month or quarter, as applicable, in which the Service Level Default occurred and in which Supplier achieves the required Target Service Level for such CPI, up to the expiration of the Term.

(e)	Reconciliation of Service Level Credits and Earn Backs.

(i)
Upon occurrence of the events giving rise to a Service Level Credit, Supplier shall owe a debt to HWAY for the applicable Service Level Credit amount.  Each Service Level Credit will be accrued and held in account by Supplier until the earlier of achievement by Supplier of a corresponding Earn Back or foreclosure of the Earn Back opportunity pursuant to the terms of this Schedule C.  Supplier shall credit to HWAY against the next monthly invoice:

(A)	all accrued Service Level Credits that are not subject to an Earn Back opportunity (e.g., Chronic Service Level Defaults and semi-annual and annual Measurement Intervals); and

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(B)	all accrued Service Level Credits that are no longer eligible for an Earn Back (through failure to achieve required Earn Back performance).

(ii)
If there will be no further invoices, Supplier will pay the amount of such Service Level Credits to HWAY within thirty (30) calendar days.  At no time shall HWAY be obligated to pay an Earn Back directly to Supplier.  Earn Backs are capped at the amount of any accrued Service Level Credits and can only result in a net reduction of Service Level Credits.

1.8	Modification of Service Level Credit Percentages.

HWAY may modify the Service Level Credit Percentage for any Service Level by sending written notice in accordance with the Agreement, provided that the Service Level Credit for any Critical Service Level Service Level Default may not exceed [______]*.

1.9	Commencement of Service Level Obligations and Annual Review.

The number in the “C/O Date” column in Annex C-7 (Service Level Matrix) represents the number of months after the Commencement Date on which Supplier’s obligations commence to (i) meet or exceed the corresponding Performance Standard (except the general performance standard described in Sections 4.1.1(a) through (d) of the Agreement, which commence as of the applicable Commencement Date) and (ii) provide Service Level Credits to HWAY for any failures to attain the corresponding Service Level.  For example, Supplier’s obligations with respect to Service Levels that show zero (0) in the “C/O Date” column will commence on the Commencement Date; Supplier’s obligations with respect to Service Levels that show nine (9) in the “C/O Date” column will commence nine (9) months after the Commencement Date.  Supplier shall be responsible for, and have in place as of each applicable Commencement Date, all of the measuring, monitoring and reporting capabilities necessary for measuring, monitoring and reporting Supplier’s performance against the Service Levels as described in this Schedule C and the Agreement.

[______]*

The Parties agree to the concept of continuous improvement with respect to the Target Service Levels (but not Minimum Service Levels) for certain Critical Service Levels and Key Measurements available for continuous improvement.  Those Service Levels available for continuous improvement pursuant to this Section will be designed accordingly by HWAY in Annex C-7 (Service Level Matrix).  No later than twelve (12) months after each Service Level Commencement Date shall be initially designated the Service Level Improvement Date for that Service Level.  Beginning on the Service Level Improvement Date

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and on each annual anniversary of the Service Level Improvement Date (after all initial Service Level Commencement Dates have passed, the Parties shall agree to synchronize all Service Level Improvement Dates to a single date, recurring on an annual basis thereafter, for future use), and the Parties shall adjust the applicable Critical Service Levels and Key Measurements using the methodology described below.

[______]*

Within twelve (12) months after each applicable Service Level Commencement Date, and at least annually thereafter, or at either Party’s request, Supplier and HWAY will review the Service Levels and any proposed adjustments to them as appropriate pursuant to Change Control to reflect any improved performance capabilities associated with advances in the technology and methods used to perform the Services or material changes in volumes and metrics used to determine the Service Levels.  The Parties will also review any other considerations relating to the Service Levels raised by either Party.  As part of this review process, the Parties may jointly: (a) determine and agree on the addition and/or removal of Service Levels, (b) revise the categorization of Service Levels, and (c) revise the results of the automatic continuous improvement adjustment developed for a particular Service Level pursuant to this Schedule C or improve a particular Service Level not subject to the aforementioned automatic continuous improvement adjustments.

1.10	Addition, Reclassification and Deletion of Service Levels.

During the Term, HWAY may modify Service Levels or add new Service Levels in accordance with this Section 1.10.

(a)	Additions.

(i)
Where at least four (4) consecutive months of Service measurements exist for a particular Service (A) the Target Service Level will be defined as the average of such Service measurements for the Four-Month Measurement Period, and (B) the Minimum Service Level will be defined as the “lowest” service measurement achieved during the Four-Month Measurement Period.

(ii)
Where no measurements exist for a particular Service provided by Supplier, or less than four (4) consecutive months of Service measurements exist for a particular Service, the Parties will attempt in good faith to agree on a Target Service Level and a Minimum Service Level commitment, using industry standard measures or third-party advisory services (e.g., Gartner Group, etc.).  If the Parties fail to agree on a Target Service Level and a Minimum Service Level, then the following will apply:

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(A)
Supplier will begin providing monthly measurements within sixty (60) days (or as mutually agreed) after Supplier’s receipt of HWAY’s written request, subject to agreement on such measurements in accordance with Change Control.

(B)
After four (4) or more actual Service Level measurements have been (or should have been) made pursuant to Section 1.10(a)(ii)(A) above, and if not so measured, then constructed as described in Section 1.10(a)(ii)(B)(I) below, HWAY may at any time in writing request that Section 1.10(a)(i) of this Schedule C be used to establish the Target Service Level and Minimum Service Level.

(I)
If Supplier is responsible for measuring actual Service Level attainments for [______]* and fails to provide one or more measurements during the Four-Month Measurement Period such that [______]* are not available, the missing measurement(s) will be constructed according to the following: [______]*

(II)
If Supplier has provided twenty-four (24) actual Service Level attainment measurements for any particular Service provided by Supplier, and HWAY has not used Section 1.8(a)(i) of this Schedule C to establish Target Service Level and Minimum Service Level commitments, then continued provision of actual Service Level measurements will be subject to the Parties’ mutual agreement in accordance with Change Control.

(b)	Reclassifications.

HWAY may, in its sole discretion, [______]* and in accordance with Section 1.4 of this Schedule C, upon written notice prior to the date that such modifications are to be effective, require a reclassification of any Critical Service Levels and Key Measurements (e.g., from Critical Service Levels to Key Measurements or from Key Measurements to Critical Service Levels ), or as part of the reclassification request or separately, HWAY may also require a redistribution of the existing Allocation of Pool Percentages for one or more Critical Service Levels.  For the avoidance of doubt, changes made by HWAY pursuant to this Section:

(i)           shall not result in any impact to the Charges, Service Level metrics set forth in this Schedule C, or other terms and conditions of this Agreement; and

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(ii)           are not required to be processed through Change Control.

(c)	Deletions.

HWAY may delete Service Levels by sending written notice to Supplier in accordance with Section 1.4 of this Schedule C.  If HWAY deletes a Critical Service Level in accordance with this Section, but does not modify the Allocation of Pool Percentage corresponding to such Critical Service Level, then, until HWAY modifies such Allocation of Pool Percentage, the Allocation of Pool Percentage previously assigned to the deleted Critical Service Level shall be spread equally among the remaining Critical Service Levels.

1.11	Cooperation.

The achievement of the Service Levels by Supplier may require the coordinated, collaborative effort of Supplier with third party vendors (“Other Vendors”) that contract directly with HWAY, as well as the cooperation of End Users.  Supplier will provide a single point of contact for the prompt resolution of all Service Level Defaults, regardless of whether such Service Level Defaults, are caused by Supplier, Other Vendors or End Users.

1.12	Improvement Plan for Key Measurements.

If Supplier fails to meet any Key Measurement, at HWAY’s request, Supplier will provide HWAY with a written plan within thirty (30) days for improving Supplier’s performance with respect to such Key Measurement.  Supplier will promptly implement such plan once it has been approved by HWAY.

1.13	Measuring Tools.

(a)
Commencing on each applicable Service Level Commencement Date, Supplier shall provide, implement, maintain and utilize the necessary measurement and monitoring tools and procedures required to measure and report on Supplier’s performance of the Services against the applicable Service Levels.  Supplier’s measurement and monitoring of Service Level performance shall permit reporting at a level of detail reasonably sufficient to permit HWAY to verify compliance with the Service Levels, and shall be subject to audit by HWAY pursuant to the Agreement.  Supplier shall provide HWAY with information about and access to such procedures upon request for purposes of verification.

(b)
With respect to Service Levels for which a measurement tool or methodology is specified in the “Measurement Tool” column of Annex C-6 or C-7, Supplier will provide and implement such measurement tool or methodology for each Service Level prior to the date on which Supplier is required to begin measuring such Service Level under Section 1.9 of this Schedule C.

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Schedule C contains 21 pages

(c)
With respect to Service Levels for which a measurement tool or methodology is not specified in the “Measurement Tool” column of Annex C-6 or C-7, Supplier will propose a reasonably acceptable tool or methodology for measuring such Service Level at least sixty (60) days prior to the date Supplier is required to begin measuring such Service Level under Section 1.9 hereof.  The Parties will update the “Measurement Tool” column of Annex C-6 or C-7 to include all new measurement tools and methodologies.

(d)
Supplier will use the same tools and manual processes that HWAY used to measure and report upon its performance against the Service Levels prior to the Effective Date until such time as Supplier implements a new tool or methodology approved in writing by HWAY to measure such Service Levels.

(e)	Tools for new Service Levels established under Section 1.10 hereof will be implemented in accordance with Change Control.

1.14	Times.

Unless otherwise set forth herein, all references in this Schedule C to time of day will refer to local time in Nashville, Tennessee.

1.15	Exceptions.

Supplier shall use Diligent Efforts to perform and meet the affected Service Level(s) despite such failure or unavailability and shall notify HWAY [______]* of Supplier’s knowledge of such failure, unavailability or other action, and describe the effect on Supplier’s ability to meet the relevant Service Level and provide HWAY with the opportunity to mitigate such effect. Subject to Section 13.2 of the Agreement, Supplier will not be responsible for a failure to meet any Service Level solely to the extent that (i) such failure or unavailability was not caused by Supplier, its Supplier Subcontractor(s) or any Supplier Personnel, or (ii) such failure is solely and directly attributable to:

(a)
HWAY’s, its Affiliates’, or any of their respective subcontractors’ errors or breaches of the Agreement, including (i) the provision of any incomplete, untimely or inaccurate information to the extent Supplier reasonably requires such information in order to meet the Service Level, (ii) Supplier’s inability to obtain necessary access to a facility, approval, or consent, or (iii) HWAY’s failure to maintain (A) a next business day advance replacement hardware maintenance contract and a spare for critical Equipment as recommended by Supplier, and (B) a next business day hardware maintenance contract for other Equipment as recommended by Supplier;

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Schedule C contains 21 pages

(b)	Violations of Law by HWAY, its Affiliates, or any HWAY Subcontractor, unless caused by Supplier or Supplier Personnel;

(c)
Service or resource reductions requested or approved by HWAY and agreed to by the Parties through Change Control, provided that Supplier has previously notified HWAY in writing as part of such Change Control that the implementation of such request would result in such failure to meet the Service Level; provided further, that the Parties shall, in the applicable Change or work order, either quantify the effect on the impacted Service Level or establish a process for quantifying and re-establishing the impacted Service Level;

(d)
Execution of the Disaster Recovery Plan in accordance with its provisions; provided that, subject to Section 23 of the Agreement,  if the Force Majeure Event which caused the activation of the Disaster Recovery Plan results in more than temporary disruption or relocation of the Services (e.g., a disruption or relocation that can reasonably be resolved within sixty (60) days, more or less), Supplier will re-establish conformity with the Service Levels at the earliest possible date and the Parties will evaluate whether any Service Levels should be revised to reflect the change in circumstances resulting from the Force Majeure Event.  The Disaster Recovery Plan will set forth the mutually agreed period after which the pre-disaster Service Levels will be re-established and the responsibilities of each Party with respect to re-establishing the hardware and software environment necessary to support the pre-disaster Service Levels;

(e)	The occurrence of any other circumstance that the Agreement expressly identifies as grounds for excusing Supplier’s obligation to meet the Service Levels;

(f)
Hardware or software purchased by HWAY, which is put into service against the advice, documented in writing, of Supplier and demonstration that such hardware or software does not perform at the levels required to meet the applicable metrics; provided, however, that such advice and demonstration that such hardware or software does not perform at the levels required to meet the applicable metrics is provided in writing and in advance of implementation;

(g)
Changes implemented by HWAY in HWAY’s responsible infrastructure, functions, or business processes without notification to Supplier to accommodate such changes through the technical Change Control process; and

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Schedule C contains 21 pages

(h)	Failures impacting the Services that are caused by HWAY-owned facilities or facilities-related equipment.

1.16	Scheduled Uptime and Scheduled Maintenance.

For purposes of calculating the Availability of any Equipment or Software item, Scheduled Uptime will not include any scheduled downtime required for any reason (e.g., preventive maintenance, system upgrades, etc.) that occurs within a mutually-agreed scheduled window.  Supplier shall be permitted to schedule reasonable maintenance periods at times mutually agreed upon by HWAY and Supplier outside of peak usage hours.  Supplier will schedule maintenance at times selected to minimize the impact to HWAY’s business and will maintain availability of the affected systems during such periods.

1.17	Low Volumes.

Some Service Levels are expressed in terms of achievement of a level of performance over a percentage of items occurring during a Measurement Interval. In these instances, if the number of items occurring during a given Measurement Interval is (i) less than or equal to one hundred (100), or (ii) greater than one hundred (100) but the combination of the number of items and the Service Level metric would result in one miss causing a Service Level Default, the following algorithm will be used to determine the number of compliant items that Supplier must successfully complete to achieve the Service Level concerned (“Minimum Compliant Items”), notwithstanding the percentage expressed in  the Service Level Matrix.

(i)	The number of items occurring during such Measurement Interval shall be multiplied by the Target Service Level; and

(ii)	If the product of that multiplication is not a whole number, then such product shall be truncated to a whole number.

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Annex C-1 contains 18 pages

ANNEX C-1
GOVERNANCE SERVICES AGREEMENT

1.	Objectives and Desired Results

Governance Services are intended to facilitate HWAY’s management of the outsourcing relationship with reasonable efforts so that Services are delivered in a cost-effective way while minimizing any Problems.  HWAY’s desired governance results include:

•
A set of principles, guidelines and processes for the management of the relationship between the Parties and the performance of their respective obligations under the Agreement that provide that, regardless of all Changes throughout the Term, the Parties remain aligned on the realization of the business benefits to each Party that caused it to enter into the Agreement while respecting the economic imperatives of each Party;

•	An effective and consistent way for HWAY and Supplier to communicate;

•	A Supplier account team that delivers Services at or above applicable Key Measurements as defined in Schedule C (Service Level Agreements and Service Level Methodology);

•	Timely and accurate information regarding Supplier’s performance via status meetings, status reports and general performance reporting;

•	Each Party’s stakeholders continually understand the purpose and scope of the relationship, key contractual terms and milestones, and Supplier performance requirements;

•	Documented HWAY-approved policies and procedures that will identify how Supplier will deliver consistent and high-quality Services;

•	Integration of changes across business units, Service categories, and process platforms, through the use of a common and consistent Change Control procedure;

•
Adherence by Supplier to the Problem management and escalation procedures for the reporting and tracking of Problems by defined severity levels, as such severity levels are described in this Annex C-1;

•	Implementation of large-scale changes through the use of an effective Project management procedure;

•	Problem resolution in a timely and orderly manner so that each Party may resume duties as quickly as possible; and

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•	An environment that is scalable and flexible to support a merger, acquisition or divestiture through Change Control procedures.

2.	Operating Principles

A set of operating principles will be agreed upon by the Parties within thirty (30) days of the Effective Date.  These operating principles will be developed collaboratively working with the Supplier and will be directional statements regarding how the Parties expect to manage the relationship.

3.	Governance Operating Model

Supplier agrees to support the development and implementation of a governance operating model with four (4) major components:

•	Organization and staffing of governance focused roles;

•	Decision-making rights necessary for the effective execution of the governance major functions;

•	Governance processes necessary for the effective execution of the governance major functions; and

•	Enabling tools, technologies and reports to monitor, analyze and report the information required for effective governance.

4.	Governance Organization and Staffing

Subject to the other terms of the Agreement, the Parties shall together establish appropriate communication, management and interface processes among the HWAY Governance Organization, internal HWAY user groups, Supplier and any third parties within the terms of the Agreement.

HWAY shall designate the program management lead for HWAY’s lead governance role as of the Effective Date. Supplier shall designate the Account Executive as its lead governance role and the Supplier Service Delivery Manager as of the Effective Date.

Supplier shall put in place the roles required for the performance of its obligations under this Annex C-1 and to fulfill the objectives of governance as described herein.

The Parties shall confirm the responsibilities for and staff the following roles within thirty (30) days after the Effective Date:

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Key HWAY Roles and Responsibilities in the Governance Organization:

Position/Role	Area of Responsibility
HWAY (To be decided after Effective Date)
Overall responsibility for the HWAY governance team and accountable for the execution of HWAY’s relationship management and operations oversight obligations as described in this Annex C-1.  He/she acts as the primary contact between HWAY and Supplier executive management.

HWAY (To be decided after Effective Date)
Identifies, tracks, draft amendments, reviews, and processes changes to the Agreement and reviews and analyzes Supplier’s billing, authorizes payments, facilitates the allocation process with the business units, tracks financial benefits.  Responsible for financial management including all budgeting, forecasting and financial auditing functions associated with the Agreement.

HWAY Program Management Lead
Responsible for coordination, planning, and roll-out of major initiatives with the Supplier.  Understands and communicates HWAY’s overall requirements for such initiatives.  He/she manages overall ongoing projects/Service requests as a portfolio after the applicable Transition and transformation is complete.  He/she manages the approved projects, determines the sequence of Transition and transformation activities and implementation approach.

HWAY (To be decided after Effective Date)
Responsible for all Service quality issues related to Service Level achievement, issues management and any escalated operational issues related to incidents, problems, or Service requests.  Also responsible for managing overall demand and consumption.

HWAY (To be decided after Effective Date)
Responsible for ensuring that HWAY’s expectations are managed effectively, reviewing need for business requirement changes, evaluating user satisfaction, and managing the alignment between the Parties’ business strategies as circumstances change.  Overall responsibility for relationship management effectiveness, and identification of business changes which may affect the strategic direction of the relationship between the Parties.

HWAY (To be decided after Effective Date)	Responsible for monitoring Supplier’s compliance with the operational, technical and regulatory risk mitigation requirements in the Agreement.

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Annex C-1 contains 18 pages

Key Supplier Roles and Responsibilities in the Governance Organization:

Position/Role	Area of Responsibility
Account Executive
Has the responsibilities set forth in the Agreement.  He/she manages the overall relationship between HWAY and Supplier, escalations within Supplier, commercial aspects of the relationship, and Changes to the Agreement.  He/she has responsibility for overall delivery to HWAY.

Enterprise Program Manager
Has responsibility for overall projects on an ongoing basis and the effective management or oversight of those efforts.  He/she ensures that key service delivery processes related to project requests and initiation are in place and working.

Contract Manager
Has the responsibility of identifying, tracking, drafting amendments, reviewing, and processing Changes to the Agreement; reviews Supplier’s billing, and all invoices associated with the Agreement prior to such being sent to HWAY.

Account Delivery Executive	Has the responsibilities set forth in the Agreement. Manages and coordinates the Supplier delivery responsibilities and performance of the obligations described in the Agreement.
Transition Manager	Has responsibility for managing the overall Transition and transformation projects.

Supplier also recognizes that the Supplier Personnel it assigns to provide Services to HWAY are critical to the successful provision of Services.  Accordingly, Supplier will assign to the relationship an Account Executive who is qualified and approved by HWAY.  Supplier will replace this Supplier Account Executive at HWAY’s reasonable request with an individual approved by HWAY as provided in Section 11.2 of the Agreement.

In addition to the roles and responsibilities mentioned above, various joint committees will also be established by the Parties to provide a formal mechanism for working together on various governance tasks and decisions. These joint committees will be established within thirty (30) days of the Effective Date, and include, at a minimum:

[______]*

The agenda for each meeting of these committees shall be set to reflect the discussion items referred to above and any extraordinary items added at the request of either Party.

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Annex C-1 contains 18 pages

Copies of the agenda for meetings of each relevant committee, along with relevant pre-reading material, shall be distributed at least three (3) business days in advance of the relevant meeting by the representative nominated at the previous meeting, and by a Supplier representative in the case of the first such meetings.  The first such meeting of the Operations Oversight Committee shall be held within thirty (30) days after the Effective Date.  The first such meeting of the Relationship Management Committee shall be held within sixty (60) days after the Effective Date.  The first such meeting of the Executive Steering Committee shall be held within ninety (90) days after the Effective Date.

Minutes shall be taken by Supplier for each meeting of the committees outlined above by a representative to be agreed upon by the applicable committees.  The Parties at the next meeting of the relevant committee shall approve such minutes.  Copies of minutes shall be distributed to the Parties and each Party shall be responsible for retaining a copy as a record.

Either Party may call an extraordinary meeting of the Operations Oversight Committee on giving five (5) business days prior written notice where there are circumstances which the notifying Party reasonably considers exceptional.  Any such notice shall specify the reasons and background to the calling of an extraordinary meeting.  A quorum of two (2) representatives from each of the Parties is required for a valid meeting of a committee.

[Insert depiction of governance structure that the Parties intend to implement, once it is developed after the Effective Date]

5.	Governance Decision-Making Rights

A decision-making rights model shall be finalized by HWAY, in collaboration with Supplier within the first forty-five (45) days after the Effective Date.   These rights will include, at a minimum:

6.	Governance Processes

The Parties agree that there are certain governance processes that are required to be in place to effectively govern the Parties’ relationship and the Agreement including:

•	Service quality and performance management processes;

•	Change management and communication processes;

•	Contract management processes;

•	Risk and compliance management processes;

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Annex C-1 contains 18 pages

•	Financial management processes; and

•	Relationship management processes.

The Parties will implement these processes no later than ninety (90) days after the Effective Date. Supplier shall be responsible for preparing the Policies and Procedures Manual that outlines the roles of Supplier Personnel and operational policies and processes as well as joint governance processes as outlined in this Annex C-1.  HWAY shall work with Supplier to define these joint governance processes.  The Policies and Procedures Manual shall be maintained in a hardcopy and electronic format by the Supplier and the Supplier will update the Policies and Procedures Manual as required to keep it up-to-date.  HWAY shall review all changes to the Policies and Procedures Manual as part of any proposed changes and will work with Supplier to implement any agreed upon changes.

The Executive Management Committee, the Management Committee and the Operations Oversight Committees shall develop their own internal structure and processes within sixty (60) days of the Effective Date.  A working group with members appointed by both Parties shall document the agreed policies and procedures in the Policies and Procedures Manual.

Supplier also agrees to provide certain governance Services and to perform certain tasks to support effective governance as set forth in the Responsibility Matrix below.  Supplier is also required to perform all tasks described in Section 3.1 of the Agreement.  The scope of governance Services provided by Supplier will be identified, documented and measured against the stated and defined Service Levels, with associated Service Level Credits that may be assessed by HWAY, when Service Levels are not attained.

Supplier shall:

•	provide a qualified account service delivery team;

•	further develop, refine, modify, improve upon, and otherwise maintain the Policies and Procedures Manual as set forth in Schedule F (Policies and Procedures);

•	conduct and attend regularly scheduled status and review meetings pursuant to Schedule G (Meetings);

•	perform Change management in accordance with Change management procedures;

•	manage out of scope function requests through Change Control;

•	conduct performance reviews;

•	perform problem management;

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Annex C-1 contains 18 pages

•	perform resource management;

•	perform Project management;

•	perform contract change management pursuant to Schedule E (Change Control Procedures) and Schedule F (Policies and Procedures);

•	participate in cooperative strategy and planning sessions pursuant to Schedule G (Meetings);

•	develop and maintain documentation, status reporting and report management pursuant to Exhibit 1 to Annex C-1 (Sample Reports);

•	provide proper and timely billing and invoicing of HWAY’s account;

•	perform contract management for third parties engaged by the Supplier to deliver Services;

•
follow HWAY procedures and guidelines, each as provided to Supplier by HWAY, for information and physical security in accordance with the Agreement, Annex C-5 to Schedule C (Security Services Agreement) and Schedule F (Policies and Procedures);

•	provide Audit access and assistance to HWAY pursuant to Section 16 of the Agreement;

•
conduct, during the first six (6) months following the Effective Date, a baseline IT satisfaction survey for the HWAY Executive and End User groups, and, on or about the anniversary of such six (6)-month period thereafter, an annual IT satisfaction survey among such groups (see further details below); and

•	provide support to HWAY for mergers, acquisitions and divestitures, through Change Control; and

•
make recommendations to HWAY to improve productivity and Service Levels, achieve savings, manage Pass-Through Expenses and reduce complexities in IT processes. HWAY, conversely, shall render timely decisions regarding the recommendations provided by Supplier.

7.	HWAY Satisfaction Management

Within ninety (90) days of the Effective Date, the Parties shall appoint the appropriate representatives from the respective teams to take responsibility for measuring, managing and reporting on HWAY satisfaction as set forth in Exhibit 2 to Annex C-1 (Customer Satisfaction) in accordance with the process to be developed by Supplier as part of the Policies and Procedures Manual.

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Annex C-1 contains 18 pages

[______]*

8.	Governance Process Constraints

Listed below are certain qualifiers or limitations for the governance Services. HWAY requires that these constraints be followed in Supplier’s performance of the governance Services without additional price impacts wherever possible.  Supplier must take these constraints into account when developing revised pricing pursuant to the terms and conditions of the Agreement, developing project plans, or agreeing to new Service Levels.  This list is not exclusive and does not identify or define every constraint to be considered by Supplier, and Supplier shall abide by all requirements generally set forth in the Agreement.

•
Supplier will perform the governance Services in accordance with Schedule F (Policies and Procedures). Supplier will assign version numbers to each procedure and will only materially change procedures upon mutual written consent, documenting the date(s) on which any procedure was materially created, modified, revised or changed;

•	Scope Changes to the governance Services must be made in accordance with Schedule E (Change Control Procedures);

•
HWAY reserves the right to escalate the severity level of a Problem.  HWAY will take this action if Supplier has been unable to solve a Problem in a reasonable amount of time or the Problem has started to cause a greater negative impact on End Users than when first reported.  Also, HWAY may escalate the severity level of a Problem in the event it has sufficient business reasons to effect the escalation.  HWAY will expect Supplier to react to such escalation by providing the appropriate amount of attention and resources to resolve the Problem in accordance with the applicable Service Level associated with the revised Problem severity level;

•
HWAY reserves the right to request additional and reasonable supporting data from Supplier regarding Service Level measurement data for Audit purposes.  Supplier will provide such requested data in accordance with the Agreement.

Supplier will use its project management methodology to manage both in-scope and out-of-scope Projects.  An “out-of-scope Project” is defined as any additional services (other than the Services and the Termination Assistance Services) not contemplated by this Agreement with a defined start and end date.

Out-of-scope Projects will be billed on a separate invoice or as a separate line item on the monthly invoice as requested by HWAY.

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Annex C-1 contains 18 pages

Supplier will submit to the HWAY CIO for review and prior written approval any and all billable work Supplier performs with regard to out-of-scope Projects not included in the Service Charges or other monthly fees.  HWAY’s prior written approval, as provided in Section 15 of the Agreement and Schedule E (Change Control Procedures) for such work is required prior to commencement of such work.

Supplier will respond to HWAY in writing regarding any documented disputes in accordance with Section 24 of the Agreement;

Supplier will create, maintain and provide an annual Technology Plan in accordance with  Schedule K (Technology Plan).

Supplier will support HWAY’s environment resulting from a merger, acquisition or divestiture. Such Supplier support and involvement shall begin at the earliest practical point.

5.           Governance Tools, Technologies and Reports

HWAY shall evaluate Supplier’s governance and reporting tools and other system capabilities to ensure that they provide an automated, to the extent practicable, method of managing the various aspects of performance and Service delivery under the Agreement.  Unless otherwise agreed to by HWAY, or otherwise required by the Agreement, the governance and reporting tools and systems must include a web-based interface, which provides access to HWAY.  Such systems or Supplier tools shall be robust enough to manage the processes within the Services and shall be implemented in accordance with the Transition Plan. If as a result of HWAY’s evaluation, HWAY determines that the Supplier’s governance and reporting tools and systems do not meet the requirements described in the preceding paragraph, HWAY shall provide Supplier with written notice of its determination.  The notice shall include a request by HWAY that Supplier implement additional functionality to meet HWAY’s requirements.  If necessary, Supplier shall implement additional Supplier performance monitoring and reporting tools or systems in accordance with Change Control.

An essential report to be provided by Supplier to HWAY as part of the overall reporting package is the monthly governance scorecard report.  Supplier shall provide a monthly governance scorecard report for the Services within thirty (30) days from the Cut-Over Date, summarizing Supplier’s Service Level performance for the previous month.  Supplier shall deliver the monthly performance scorecard reports within ten (10) business days after the end of each month.  Such monthly performance scorecard report shall:

•	separately address Supplier’s performance in each area of the Services;

•	for each area of the Services, assess the degree to which Supplier has attained or failed to attain the pertinent objectives in that area, including with respect to the Service Levels;

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•	explain deviations from Service Levels and include a plan for corrective action where appropriate (improvement plans);

•	describe the status of Problem resolution efforts, ongoing Projects, and other initiatives;

•	set forth and describe planned changes to the HWAY Software, business process, HWAY systems and Key Supplier Personnel during the upcoming month that may affect the Services;

•	include such documentation and other information as agreed between Supplier and HWAY to verify compliance with, and meeting the Objectives of, the Agreement; and

•	update on progress of any joint process improvement efforts.

Within sixty (60) days after the Effective Date, the Parties shall meet to define other detailed reporting requirements for reports to be delivered to HWAY. Exhibit 1 to Annex C-1 (Sample Reports) describes a list of specific governance reports that must, at a minimum, be included in that list.  As stated earlier it is HWAY’s intention to use a third party tool to produce a number of these governance reports based on data interfaces from the Supplier.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Annex conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Exhibit 1 to Annex C-1 contains 5 pages

EXHIBIT 1 TO ANNEX C-1

SAMPLE REPORTS

The reports provided under this Exhibit 1 to Annex C-1 (Sample Reports) shall be issued at a daily, weekly, monthly, or other frequency as reasonably requested by HWAY

Each monthly report described below in this Exhibit 1 to Annex C-1 (Sample Reports) shall be delivered to HWAY within fifteen (15) days after the end of the prior month, commencing forty-five (45) days after completion of Transition, and shall describe Supplier’s performance of the Services in that month.  Such monthly report shall:

a.	separately address Supplier’s performance in each area of the Services, including the Services set forth in Schedule C (Services Agreements);

b.	for each area of the Services, assess the degree to which Supplier has attained or failed to attain the Service Levels;

c.	explain deviations from the Performance Standards and include a plan for corrective action (where appropriate);

d.	describe the status of Supplier-managed projects, problem resolution efforts, and other initiatives;

e.	set forth a record of all in-scope material Equipment and Software that pertain to the Services and describe planned changes during the upcoming month that may affect the Services;

f.	to the extent reasonably available, include such documentation and other information as HWAY may reasonably request to verify compliance with the Agreement; and

g.	be modified or revised from time to time in response to HWAY’s reasonable requests for additional or different content and using data fields available in Supplier’s leveraged tool set.

Supplier will provide the episodic and/or periodic reports regarding the Services and Supplier’s performance of the Agreement to HWAY that are (i) indicated in the table below, the Agreement or the Schedules and Annexes to the Agreement, or (ii) established from time-to-time by the HWAY Steering Committee or HWAY CIO, as such changes are submitted to Supplier through Change Control.

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Exhibit 1 to Annex C-1 contains 5 pages

Supplier’s Standard Reports
Overview: The standard reports listed below will be generated by Supplier as part of its standard and leveraged service delivery solution.
Report Name	Description	Frequency
Problem Management Report
• Report produced to show current and historical data for problems including: Problem type
• Problem status (opened, under analysis, fix pending, resolved, closed)
• Root Cause Analysis for Severity 1 Service Problems and Severity 2 Service Problems
Monthly
Change Management Report
Listing of requested changes showing information for each change, such as:
• request date
• priority
• change status (requested, approved, disapproved, scheduled)
• approval date
• affected service silo(s) (e.g. UNIX, NT)
• affected application system(s)
• business impact
Monthly
Database Metrics	Report showing key database metrics for supporting the in-scope Services including downtime, growth, and performance.	Monthly
Capacity Planning Report
Report comparing resource utilization against installed resource capacity.  The capacity planning report will address resource capacity and utilization in the following areas:
• CPU
• Memory
• Disk storage
• Enterprise data storage
Monthly
System Performance Reports
The System Performance Report will provide key performance statistics for each server platform that is capable of collecting the required underlying metrics.  The categories of performance statistics that will be reported are:
• CPU utilization
• Physical memory utilization
• Memory paging
• Disk I/O
• Disk utilization
• Internal response time
• NIC Statistics
Monthly

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Exhibit 1 to Annex C-1 contains 5 pages

Network Availability Report	This report provides a view of device availability for a specific month in previous 12 months.	Monthly
Root Cause Analysis Report	Report detailing the determined root cause and corrective actions for critical system problems where root cause analysis is required.	As Required
Desktop Device Support	• Desktop Device support incident resolution time percentage • IMAC request completion time percentage	Monthly
Help Desk	• Abandon Rate Report • Average Wait Time Report • First Contact Resolution Rate Report	Monthly

Defined Governance Reports
Report Name	Description	Frequency
Executive/Management Reports
Quarterly Business Review
Quarterly summary of tactical Service performance including: performance against Service Levels; highlights of Service delivery; status of major Service issues; major project implementation status.
Quarterly summary of strategic relationship performance including:  HWAY business updates; Supplier business updates; new initiatives; and challenges/obstacles/opportunities.
Quarterly
Executive Summary Scorecard	Summary of: Service performance against Service Levels; highlights of Service delivery; status of major Service issues: and project implementation status.	Monthly

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Financial Reporting
Invoice for Services by Pricing Element
The invoice lists all Charges to HWAY.  The information provided should include current month Services, and ARC / RRC elements from the previous month pursuant to Schedule D (Pricing Form) and related appendices, pricing element, rate, quantity and total amount billed.  In addition, ongoing Charges related to Service Changes should be clearly identified in the invoicing.
Monthly
Report of Monthly Invoicing
Monthly report to be provided to HWAY summarizing all invoice amounts for the Services that were provided to each HWAY business unit that month.  At a minimum, the report will include Service Tower, invoice number, invoice date, process, sub-process, number of Resource Units, Resource Unit rate and calculated Charges.  The report will include subtotals by company, process, and sub-process.  The report will also provide a year-to-date comparison of the same elements specified above by month for the current year.  HWAY will need to provide a sponsorship table to show how application charges should be distributed by appropriate metric.
Monthly
ARC/RRC Detail	The report lists all ARC/RRC Charges to HWAY. The information provided should include pricing element, ARC/RRC Rate, quantity and total amount billed.	Monthly
Project Related Charges
The report lists all Project related Charges billed to HWAY.  The information provided includes Project identification, Project name, hours billed, amount billed, amount budgeted and variance to budget.
Monthly
Out-of-Pocket Expenses Detail	The report lists all out-of-pocket expenses paid by Supplier and billed to HWAY. Copies of invoices and other out-of-pocket expense details will be provided to HWAY upon request.	Monthly
Service Request / Ad-Hoc Change Reporting

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Exhibit 1 to Annex C-1 contains 5 pages

Weekly Status Report
A weekly report covering the status of Service Changes and pending Change Orders.  To be provided by noon of the first day of each week.  This report provides status and a weekly summary on completed and ongoing Services activities including status of ad-hoc Services completed or in progress performed by the Supplier Personnel, Changes implemented during the prior week, Changes scheduled for the current week, and open issues associated with all Project activity.
Weekly
Monthly Change Management Report
A report providing summary and detailed information on: Changes implemented during the past month, issues associated with the implemented Changes, Changes identified and planned for the coming month, and the actual or expected impacts of these Changes on the Services.
Monthly
Satisfaction Survey Reporting
Please refer to Exhibit 2 to Annex C-1 (Customer Satisfaction).
Project Reporting
Transition and Transformation Status Report	A report that is part of the Transition governance process providing an overall status of Transition projects by Service Tower including risks, issues, dependencies, and mitigation approaches.	Monthly during Transition and Transformation
Monthly Projects/Service Request Status Report
A report that provides status on all completed, ongoing and planned Projects.  The report will include a brief description of the initiative as well as status check (stoplight view) on time, cost, and overall Project health.  This report will also provide summary level labor and cost tracking showing plan, actual and variance to plan.
Monthly

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-1 contains 3 pages

EXHIBIT 2 TO ANNEX C-1
CUSTOMER SATISFACTION

This Exhibit 2 to Annex C-1 (Customer Satisfaction) describes Supplier’s obligations relating to the development and conduct of satisfaction surveys throughout the Term.

a)
By the ADM Service Commencement Date (as defined in Exhibit 1 to Annex C-4 (Transition Framework)) or the ITO Service Commencement Date (as defined in Exhibit 1 to Annex C-4 (Transition Framework)), as applicable depending on the tower, Supplier shall develop each of the satisfaction surveys including the survey questions and methodology for HWAY’s review and approval.

b)
Periodically throughout the Term, at any time after the completion of the Transition, and in no event less than annually, the Parties shall review each of the surveys and agree to any required changes including as to the content and timing of such surveys.  Supplier shall update each of the surveys to reflect any change agreed to by the Parties.

c)
End User Satisfaction Surveys shall be administered in accordance with Supplier’s end user satisfaction methodology, as approved by HWAY.  Supplier shall conduct such End User Satisfaction Surveys on a regular basis and provide the results of such surveys to HWAY, including proposed action plans for the resolution of problems identified by such End User Satisfaction Surveys.

d)	The results of the satisfaction surveys shall be included as part of the Supplier Responsible Executive’s annual performance goals.

General Requirements

Supplier shall:
a)	conduct the following satisfaction surveys:
i.	End User Satisfaction Survey;
ii.	Project Level Satisfaction Survey;
iii.	Operations Support Satisfaction Survey; and
iv.	Annual Satisfaction Survey.
b)	measure HWAY satisfaction in all surveys for some or all of the following general attributes:
v.	responsiveness;
vi.	performance;
vii.	knowledge;
viii.	reliability;
ix.	courtesy;
x.	timeliness;
xi.	quality;
xii.	communication; and
xiii.	overall satisfaction.
c)	measure HWAY satisfaction for each component of the Services as applicable to the particular HWAY employees surveyed;
d)	develop the materials and methodology for each survey;
e)	submit the materials and methodology to HWAY for its approval at least thirty (30) days prior to the scheduled release date for each survey;
f)	track survey response rates;
g)	work with HWAY to communicate with the applicable surveyed HWAY employees on a proactive basis to achieve the minimum response rate for each survey, as specified by HWAY;
h)	receive completed surveys from the surveyed HWAY employees and tabulate the results of such surveys;
i)	report the results of each survey to the HWAY Responsible Executive and Executive Management Committee; and
j)	use the survey results to plan and implement measurable improvement programs for mutually agreed areas requiring attention.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-1 contains 3 pages

End User Satisfaction Survey

Supplier shall, on a regular basis, conduct an End User Satisfaction Survey, using Service Desk surveying methodology including survey approach, frequency, media delivery, and standard output reports for a subset of the problems, questions, or requests from HWAY End Users that are resolved by, or coordinated by the Service Desk.  In the conduct of such End User Satisfaction Surveys, Supplier shall:
a)	select, on a random basis, an agreed upon percentage of closed calls managed by the Service Desk;
b)	generate and send e-mails containing the End User Satisfaction Survey and instructions to the HWAY End Users making up the random sample of closed calls;
c)	deliver such e-mails to HWAY End Users promptly (within 1 hour) upon closing a call;
d)	follow up each overall dissatisfied survey with a call to the applicable HWAY End Users to better understand the reason for their response within one (1) business day;
e)	receive completed End User Satisfaction Surveys from HWAY End Users and tabulate results from the surveys;
f)	actively work with the HWAY Responsible Executive to follow-up with HWAY End Users to work to achieve a mutually agreed target response rate to the survey requests;
g)	report End User satisfaction survey results to HWAY on a monthly basis with historical and trending data; and
h)	use the results from the End User Satisfaction Surveys to tabulate trends and typical problems or requests submitted by HWAY End Users.

Project Level Satisfaction Survey

At the end of each Major Project, Supplier shall conduct a project level satisfaction survey of HWAY designated managers / stakeholders responsible for the Major Project (each, a “Project Level Satisfaction Survey”).  “Major Project” for purposes of this Exhibit 2 to Annex C-1 (Customer Satisfaction) shall mean any defined project [______]*.  In the conduct of such Project Level Satisfaction Surveys, Supplier shall:
a)
generate and send e-mails containing the Project Level Satisfaction Survey and instructions to the HWAY designated managers / stakeholders responsible for the project within one (1) week of completion of the Major Project;

b)
follow up each overall dissatisfied survey with a call to the applicable HWAY designated managers / stakeholders responsible for the Major Project to better understand the reason for their response within one (1) week of receipt of completed survey;

c)
actively work with the HWAY Responsible Executive to follow-up with HWAY designated managers / stakeholders responsible for the Major Project to work to achieve a mutually agreed target response rate to the survey requests;

d)	receive completed Project Level Satisfaction Surveys from HWAY designated managers / stakeholders responsible for the Major Project and tabulate results from the surveys; and
e)	report the results of the survey to the designated HWAY executives within one (1) week after the completion of the survey and report the results to the HWAY designated committees.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-1 contains 3 pages

Operations Support Satisfaction Survey

Supplier shall:
a)	conduct a quarterly Operations Support Satisfaction Survey of agreed upon Colleagues receiving data intake, customer implementation, and business reporting services from Supplier;
b)	generate and send e-mails containing the Operations Support Satisfaction Survey and instructions to the HWAY designated managers / stakeholders every three (3) months;
c)
follow up each overall dissatisfied survey with a call to the applicable HWAY designated managers / stakeholders to better understand the reason for their response within one (1) week of receipt of completed survey;

d)	actively work with the HWAY Responsible Executive to follow-up with HWAY designated managers / stakeholders to work to achieve a mutually agreed target response rate to the survey requests;
e)	receive completed Operations Support Satisfaction Surveys from HWAY designated managers / stakeholders and tabulate results from the surveys; and
f)	report the results of the survey to the designated HWAY executives within one (1) week after the completion of the survey and report the results to the HWAY designated committees.

Annual Satisfaction Survey

Supplier shall:
a)	conduct an Annual Satisfaction Survey (Voice of the Client Survey) of agreed upon Colleagues receiving the Services from Supplier;
b)
complete and report on the first Annual Satisfaction Survey by a date to be agreed between the HWAY Responsible Executive and the Supplier Responsible Executive, but in no event later than one year after the Effective Date;

c)	conduct ongoing Annual Satisfaction Surveys on an annual basis;
d)	work with the HWAY Responsible Executive to achieve at least a fifteen percent (15%) response rate to each Annual Satisfaction Survey;
e)	report the results of the survey to the designated HWAY executives within six (6) weeks after the completion of the survey and report the results to the HWAY designated committees.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Exhibit conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-2 contains 21 pages

ANNEX C-2
ADM SERVICES AGREEMENT

This is Annex C-2, Application Development and Maintenance Service Agreement, to Schedule C to the Agreement.  Unless otherwise defined herein, capitalized terms have the meanings set forth in the Agreement or in Schedule A (Definitions).
The Applications that Supplier will support in this Annex C-2 are limited to those set forth in Exhibit 1 to Annex C-2.

The Service Levels for this Annex C-2 are provided in Annex C-7.

1.0           Introduction
This Annex C-2 describes the major functions, tasks and activities set forth below which are related to the provision of application development and maintenance Services to be provided to HWAY by Supplier:

•	Application Development
•	Application Maintenance
•	Data Intake
•	Customer Implementations and Migrations
•	Business Reporting

2.0           Responsibility Matrix
Subject to the detailed descriptions contained in this Annex C-2, Supplier and HWAY shall be responsible for the tasks designated with an “X” in the respective columns as set forth in the table below.

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Annex conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-2 contains 2 pages

EXHIBIT 1 TO ANNEX C-2
APPLICATION PORTFOLIO
[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Exhibit conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-2 contains 1 page

EXHIBIT 2 TO ANNEX C-2
DATA INTERFACES
[______]*

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-3 contains 73 pages

ANNEX C-3

INFRASTRUCTURE SERVICES AGREEMENT

This is Annex C-3, Infrastructure Service Agreement, to Schedule C to the Agreement.  Unless otherwise defined herein, capitalized terms have the meanings set forth in the Agreement or in Schedule A (Definitions).
The Service Levels for this Annex C-3 are provided in Annex C-7.

1.0           Introduction

This Annex C-3 describes the major functions, tasks and activities set forth below, which are related to the provision of Infrastructure Services to be provided to HWAY by Supplier:

•	Data Center Services

•	Database Administration Services

•	Network and Telecom Services

•	Security Administration

•	Service Desk and Onsite Services

2.0           Responsibility Matrix
Subject to the descriptions contained in this Annex C-3, Supplier and HWAY shall be responsible for the tasks designated with an “X” in the respective columns as set forth in the table below.

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Annex conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-3 contains 30 pages

EXHIBIT 1 TO ANNEX C-3
IN-SCOPE HARDWARE DEVICES AND OS INSTANCES
Server Assets:

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Exhibit conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-3 contains 1 page

EXHIBIT 2 TO ANNEX C-3
HWAY Locations
Site	Datacenter Operations	Service Desk Services	Messaging and Collaboration	Network	Onsite Services	End-User Services
Healthways World Headquarters, Franklin, TN	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Peak 10, Nashville, TN	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Kapolei, HI	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Kaimuki, HI	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Waikiki, HI	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Annapolis, MD	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
OPM, Washington DC	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
DOI, Washington DC	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
GSA, Washington DC	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Bellevue, WA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Salt Lake City, UT	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
San Antonio, TX	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Chandler, AZ	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Morrisville, NC	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
St Louis, MO	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Des Moines, IA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Eagan, MN	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Sterling, VA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Pittsburgh, PA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Toledo, OH	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Westborough, MA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Boston, MA	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Columbia, MD	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Phoenix, AZ	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Tempe, AZ	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
São Paulo , Brazil	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
Hennigsdorf, Germany	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*
North Ryde, Australia	[______]*	[______]*	[______]*	[______]*	[______]*	[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Exhibit conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 3 to Annex C-3 contains 74 pages

EXHIBIT 3 TO ANNEX C-3
END USER COMPUTING EQUIPMENT

[______]*

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

ANNEX C-4

TRANSITION SERVICES AGREEMENT

1.	TRANSITION SERVICES AGREEMENT

1.1                      Overview

Supplier will perform the Services described in this Annex C-4 in accordance with the Agreement, Exhibit 1 (Transition Framework) and the Critical Milestones for this Annex C-4 attached as Exhibit 2). The Transition Services are intended to facilitate the transfer of responsibility for the Services from HWAY to Supplier in a low risk, efficient and timely manner while minimizing any problems.  This Annex C-4 establishes expectations and criteria for Supplier’s Transition Services and does not exclude or limit the terms or Services described in Exhibit 1 (Transition Framework).

1.2                      Transition Major Functions

The list below includes functions and key tasks the Supplier will provide to HWAY. Further details relating to each of these tasks are described in the Responsibility Matrix set forth in Section 1.13.  This list is not exclusive and does not identify or define every function to be performed by Supplier as a contracted service, and Supplier shall perform all tasks generally described in Section 3.1 of the Agreement and Exhibit 1 (Transition Framework).

The Supplier shall:

1.2.1	obtain written approval of detailed transition project plan;

1.2.2	plan all activities related to the Transition;

1.2.3	manage the Transition process;

1.2.4	implement the Transition with active participation and support of HWAY as described in the Transition Plan;

1.2.5	facilitate and participate in a cooperative and collaborative Transition strategy and planning process;

1.2.6	provide Transition status reporting;

1.2.7	as appropriate, practice continuous identification of methods and processes to improve the Transition Plan and expedite the process;

1.2.8	develop and maintain Transition reports and documentation;

1.2.9	transition HWAY’s Software licenses and warranties to Supplier, as applicable, receive Letter of Use or Letter of Agency as applicable with the active participation and support of HWAY; and

1.2.10	attend and facilitate regularly scheduled Transition status and review meetings.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

1.3                      Transition Desired Results

HWAY desires certain results from Supplier’s performance that HWAY considers necessary to fulfill its business objectives.  Supplier will, in accordance with the terms and conditions of the Agreement, Exhibit 1 (Transition Framework) and with active cooperation and collaboration of HWAY work to achieve such desired results. While Supplier is accountable for meeting the transition Milestones as defined in Exhibit 2, HWAY and Supplier agree that business objectives shall be prioritized over the Service Levels and (if the Service Levels do not advance HWAY’s business objectives), HWAY and Supplier will work together to determine whether or not alternative Service Levels would be more appropriate.  If HWAY and Supplier reach agreement pursuant to Section 1.10 of Schedule C (Service Agreements) to revise, modify, replace or delete Service Levels, then the new Service Levels will be implemented.  HWAY’s primary objective is the successful transfer of HWAY’s processes to Supplier.

1.4                      Transition Process Constraints

Listed below are certain qualifiers or limitations for the Transition Services. HWAY requires that these constraints be followed in Supplier’s performance of the Transition Services without additional price impacts wherever possible. HWAY and Supplier understand and agree that further revision and refinement of the Transition Plan and process will occur as applicable Transition workshops and project plans are implemented. This list is not exclusive and does not identify or define every constraint, risk or variant to be considered by Supplier, and Supplier shall abide by all requirements generally set forth in the Agreement.

1.4.1	The Transition should be completed with minimal impact on HWAY’s business operations, services, and related processes;

1.4.2	The Supplier will provide the Transition Schedules by work stream, subject to refinement, that identifies required HWAY resources.

1.4.3	The HWAY & Supplier Joint Transition Storyboard and Transition Schedule will be completed within thirty (30) days after the Effective Date.

1.4.4	The Transition will be completed in accordance with Exhibit 1 (Transition Framework), except as otherwise provided herein.

1.4.5
An initial Table of Contents and Policies and Procedures Manual framework will be completed within ninety (90) days after the Effective Date and a draft of the manual will be provided to HWAY for review within 180 days after the Effective Date and a final version thirty days after completion of the server wave migrations.

1.5           Transition Charges

1.5.1
Unless otherwise expressly agreed in writing between the Parties through the Change Control Process, the Transition Charges specified in Schedule D  (Pricing Form)are the total amount payable by HWAY for, or otherwise in relation to, the Transition Project.

1.6           Critical Transition Milestones

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

1.6.1	The Critical Transition Milestones for the Transition Project and the due date for each such Critical Transition Milestone are set out in the table in Exhibit 2.

1.6.2
Supplier shall receive a day-for-day extension, or other extension period as may be agreed by the Parties, for each day a Critical Transition Milestone due date is delayed if such delay is directly caused by a failure by HWAY to perform an expressed HWAY performance obligation specified in the Transition Plan, Critical Milestone and Transition Framework documents.

1.6.3
Supplier shall have an obligation to notify HWAY as soon as reasonably practicable of the relevant failure to meet the Transition Plan performance obligation and Supplier shall continue to use commercially reasonable efforts to continue to achieve the unadjusted Critical Transition Milestone due dates despite the relevant failure.

1.7           Failure to Achieve Critical Transition Milestones

1.7.1
Where a provision of the Transition Framework requires Supplier to obtain HWAY’s approval that is expressed as a dependency in Exhibit 1 to perform a Service or other responsibility under this Transition Plan, Supplier shall not be obligated to perform to the extent its performance is dependent on such approvals, unless and until HWAY provides such approval.

1.7.2
If Supplier does not achieve a Critical Transition Milestone by its due date as specified in the table in Exhibit 2 and such failure is not excused as set forth above, then Supplier must do all that is required to meet that Critical Transition Milestone as soon as possible after the due date, including allocating additional resources to the Transition Project at no additional charge to HWAY.

1.7.3
In respect of each Deliverable required to be delivered by Supplier as part of the Transition Project as specified in the Transition Plan, Supplier shall include the Acceptance Criteria reflecting the requirements of Section 1.8 below within the Transition Plan.  After HWAY approval of the Transition Plan, any subsequent changes to the Acceptance Criteria, and subsequent dependencies or timing issues, shall be agreed between the Parties in accordance with the Change Control Process.

1.8           Acceptance Criteria

The Acceptance Criteria will, include all applicable testing procedures and criteria for testing whether or not the Deliverable in question meets the relevant requirements including:

1.8.1	details of the criteria to be met and the results which must be produced if the Deliverable is to be considered to have met the Acceptance Criteria; and

1.8.2	the identity of the Party who shall undertake the acceptance tests.

1.9           Transition Reporting

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

During the Transition Period, Supplier shall provide a weekly report to HWAY and attend meetings/conference calls with HWAY to discuss the same, including:

1.9.1	performance of transition project activities against the Transition Plan;

1.9.2	milestones achieved and/or not achieved and (where not achieved) planned actions to address the failure;

1.9.3	risks and issues associated with the transition project and plans and actions undertaken or planned to be undertaken to mitigate such risks and issues;

1.9.4	any proposed changes to the current Transition Plan; and

1.9.5	such other information and planning as is reasonably necessary to provide that that all transition project activities are completed on schedule.

1.10           Transition Schedule Changes

Upon written notice from HWAY specifying that HWAY desires Supplier to delay suspend, extend or modify the timing of Transition Project activities, Supplier will accommodate such request for the requested period of time not to exceed 30 days unless mutually agreed by the Parties.  The completion dates for the Critical Transition Milestones and other date specific activities set out in the Transition Plan shall be extended on a day-for-day basis, or such other duration as agreed between the Parties, equal to the length of the Transition Project schedule extension, suspension or modification requested by HWAY, not to exceed 30 days unless mutually agreed by the Parties.

1.11           Financial Impacts

1.11.1
For all Transition project delays, suspensions, extensions or modifications for a period of time as provided under Section 1.10 above, the Parties will document such changes using the Change Control Procedures.  For all such Transition project changes, Supplier shall maintain the availability of the Supplier  Transition team and HWAY shall not be charged any additional Transition project Charges or other Charges if Supplier can redeploy its Transition project resources on other HWAY activities related to the Agreement, and where Supplier is not able to redeploy its Transition project resources, Supplier shall detail such costs in the applicable Change Order and HWAY shall pay Supplier for such agreed amounts.

1.11.2
To the extent Supplier incurs reasonable, unavoidable, incremental costs associated with resources that arise directly from a HWAY-requested Transition project delay, suspension, extension or modification under Section 1.10, then Supplier shall detail such costs in a Change Order and HWAY shall pay Supplier for such amounts.

1.11.3
To the extent that any delay, suspension, extension or modification (in excess of the thirty (30) day period referred to in Section 1.10), is caused by HWAY’s failure to perform its responsibilities or dependencies under the Transition Plan and such delay, suspension, extension or modification results in a failure to begin provision of Services on any scheduled Commencement Date, Supplier shall maintain the availability of the Supplier  Transition team and, after such Commencement Date, the Supplier resources necessary to provide such Services.  Supplier shall be entitled to invoice HWAY, and HWAY shall pay, for Supplier’s reasonable, unavoidable, costs associated with maintaining such resources.  Such costs relating to maintaining the Transition team shall be determined pursuant to Section 1.10.  Such costs relating to maintaining the resources necessary to provide the production Services shall not exceed the Base Charges that would have been due had production Services commenced in accordance with the Transition Plan.  Supplier and HWAY will consult with one another as to the types and amounts of such costs to be incurred and Supplier shall mitigate such costs using commercially reasonable efforts.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

1.12           Key Transition Plan Deliverables

The Supplier Transition Manager is responsible for integrating the work activity across the multiple Transition program work streams during the Transition Period.  Key Transition Plan deliverables to be produced and managed by Supplier throughout this process include:

1.12.1	an overall Transition Schedule with focus on Critical Transition Milestones and dependencies;

1.12.2	a Detailed Transition Schedule with detailed action steps

1.12.3	Critical Transition Milestones and Deliverables;

1.12.4	weekly status reporting to update key stakeholders for HWAY and Supplier on Transition progress and issues; and

1.12.5	an issue log, providing a summary of issues that must be addressed to ensure the Transition project is successful and timely.

1.13           Transition Change Management

HWAY and Supplier shall be jointly responsible for developing an integrated change management program for HWAY’s internal change management process that incorporates other related HWAY initiatives. Supplier shall participate on HWAY’s teams and workgroups and at HWAY’s direction develop relevant materials and communications, provide counsel on strategy and facilitate the alignment of Transition activities in support of the change management program, in accordance with the Transition Plan.

    1.14                      Transition Responsibility Matrix

The Responsibility Matrix indicates the Party ultimately responsible for the listed task. In instances where there are ticks in both columns, this indicates a shared responsibility or combined effort between the Parties.  A “P” indicates that a task is primarily that Party’s responsibility. The Responsibility Matrix is not exclusive and does not identify or define every process, activity or task to be performed by Supplier as a contracted function, and Supplier is required to perform all tasks generally described in Section 3.1 of the Agreement and Exhibit 1 to Annex C-4 (Transition Framework).

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-4 contains 7 pages

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Annex conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

EXHIBIT 1 TO ANNEX C-4

TRANSITION FRAMEWORK

Transition Framework

The Transition approach for the Services is detailed in the respective sections of this Transition Framework. This document will be superseded in its entirety by the detailed Transition Plan to be documented and agreed by the Parties following the Effective Date.  HWAY will appoint a single point of contact (SPOC) for all HWAY Transition activities. The Transition is scheduled to occur over six (6) months following the Effective Date. The Transition of the Application Services is scheduled to occur over a four (4)-month period during the Transition. The server wave migrations will start in Month 7 for three (3) months

Within thirty (30) days following the Effective Date, Supplier will develop and customize the details of the Transition Plan with input from HWAY. Material changes (e.g., changes to milestones listed in Exhibit 2 to Annex C-4 (Critical Milestones) will be processed via Change Control; other changes also may be processed via Change Control upon the request of either Party.

During the Transition period, Supplier will implement the following actions:

•	[______]*

•	[______]*

Supplier has formulated a balanced approach to transitioning for HWAY and to implementing risk management based on HWAY’s environment and unique circumstances as described below:

•	Build the foundation for a rewarding long-term relationship

•	Minimize business disruption during Transition

•	Exhibit collaborative transparency as one HWAY–Supplier Transition team

Activities for the transition of each Service are listed below:

•	Service area transition planning

•	Service area knowledge acquisition/transfer

•	Service area knowledge shadow/reverse shadow

•	Close down of the service area transition

The following definitions shall apply for purposes of this Exhibit 1 to Annex C-4 (Transition Framework):

•	“Transition Milestone” means an Interim Milestone, Major Milestone, Roll-up Milestone or Final Roll-up Milestone, as applicable.

•	“Effective Date” means the start of the Transition period.

•	“Contract Sign Date (CSD)” means the date the Agreement between Supplier and HWAY was signed.

•	“Service Commencement Date (SCD)” means the start date for the service area once transition is complete and Supplier is responsible for the delivery of the Services.

•	“KT” or “Knowledge Transfer” means the knowledge transfer activities for the applicable service area.

•	The “Transition” is the period from the Effective Date through the date the Transition of Services to Supplier is completed.

•	The Service Commencement Date for Supplier ITO Services shall be [______]* (the “ITO Service Commencement Date”).

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•	The Service Commencement Date for Supplier Applications Services shall be [______]* (the “ADM Service Commencement Date”).

Transition Approach

The Transition will begin as of the Contract Sign Date and will include the following activities:

•	Account, Administration and Business Office Implementation for Transition–Supplier will perform documented start-up activities for the administration and management of the Services.

•	On-boarding of the Transition team–Following the CSD, Supplier will assign its Transition resources and hold a Transition kickoff to level-set the team as to the detailed tasks and deliverables.

•	Operationalize PMO–Supplier will manage the Transition program through the Program Management Office (“PMO”) to provide execution of all Transition projects across the HWAY enterprise.

•
Client Storyboard and Kick-off–Supplier and HWAY will conduct a joint Transition storyboard and kick-off session to communicate the overall solution and Transition Plan to affected HWAY employees and business units (with such employees and business unit representation determined by HWAY with input from Supplier).

•	Commencement of Services–On the applicable Service Commencement Date, Supplier will begin providing the applicable Services as provided in the Agreement.

Assume Services

Supplier will transition a specified number of HWAY employees to Supplier’s employ, and the transitioned HWAY employees (“Transitioned Employees”) will continue to support HWAY in the fashion they did prior to their Supplier transition start date. These Transitioned Employees will continue to support HWAY during Transition in the same manner and using the same tools, processes and procedures as was done immediately prior to the Contract Sign Date. The Transitioned Employees also will support a number of the KT tasks without material adverse effect on the performance of their day-to-day support of the HWAY environment. The HWAY retained organization will continue to work as they have in the past, supporting HWAY as-is services. The HWAY managers that transition to Supplier will continue to manage the retained team for the as-is services during the Transition period.

Transition Activities

During Transition, there are four major activity groups:

•	Refining the Transition Plan
•	Developing communication plans for Transition
•	Executing and controlling the Transition Plan
•	Closing down the Transition

Transition Plan Refinement

The Transition team will focus on validating Transition activities presented in the Transition Plan. The team will also conduct the following activities:

•	Services Assessment Review: Supplier will:
–	Document the current mode of operation where necessary for the delivery of services;

–	Validate the processes in the Transition Plan as relates to the practical requirements for the move from the HWAY Services to Supplier;

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Exhibit 1 to Annex C-4 contains 36 pages

–
Conduct Process Integration Activity (PIA) workshops to integrate Supplier support processes with existing HWAY support processes. This includes integration requirements among Supplier and HWAY support groups. The purposes of the PIA are to finalize processes, establish support requirements and close process gaps. The workshops address CMMI and ITIL® processes; and

–	Finalize and document the transitioned HWAY environment processes in the Procedures Manual.

•	Detailed Transition Project Planning:
–
The Transition Plan will be a single integrated plan documented in Microsoft Project Server, which will have component parts for each service area. A copy of the plan will be made available for HWAY review and comment.

–	The Transition Plan will be designed with approximately two (2) calendar months’ planning activities prior to the transition of HWAY staff to Supplier.

–
The Transition project teams will refine the component parts of the Transition Plan with the active participation of both infrastructure and applications teams at HWAY and Supplier.  During this step, the teams will detail specific deliverables and tasks required for successful completion of the Transition Plan. This will include such items as specific activities related to data intake, reporting, and customer and infrastructure implementations.

–
Supplier will structure each such services area component to the necessary level of task detail, with established integration points (cross-project dependencies); HWAY will help identify HWAY-unique elements for inclusion; Supplier will make any such changes to the Transition Plan.

–	Each Supplier project manager will develop a project charter for each applicable service area for HWAY review and approval.

Transition Dependencies

The proposed Transition Plan is based on the following assumptions that are critical for successful transition in both the applications and ITO service areas:

•
HWAY will establish a clear Management of Change (MoC) process and will communicate to all stakeholders and HWAY service delivery staff about the new vendor transition plan and their expected participation.

•	HWAY and Supplier will execute knowledge transition from HWAY offices in Franklin, TN, and remotely, where feasible, to the greater Supplier staff in remote locations.

•	HWAY and/or contractor SMEs will be available during Transition.

•
The Supplier teams will be provided access to the HWAY physical site, as well as physical and logical access, as applicable, to HWAY knowledge repositories, documentation, applications, content management system (CMS), and so on, as required to accomplish a successful knowledge transition.

•	HWAY will provide virtual private network (VPN) access to Supplier staff during the Transition period until the proposed long-term solution is implemented.

•
Supplier teams will be provided a work area with desks, Internet connection, WAN access, printer, access to meeting rooms, phone, and other infrastructure required to work at the HWAY facility in Franklin, TN.

•	HWAY will assign a transition program manager to work with the Supplier transition program manager to plan, execute, and govern the overall transition activity.

•	HWAY will provide the development, testing, and staging environments for application development work assigned to Supplier.

•	HWAY will provide the software licenses being used for application development and testing.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Supplier Management Team Structure during Transition

Supplier’s Transition management team is a key element of Supplier’s governance framework and is responsible for implementing and managing the transition activities, deliverables, schedules, and risks across all projects. Quality checks will be performed by the transition team during transition to verify that all activities are being conducted in accordance with established transition practices.

Major functions of the Transition management team include:

•	Transition Program and Project Management – management of the activities pertaining to transition planning, management and control

•	Transition Communications and Reporting – planned activities that provide two-way, open communications related to transition, project status and performance

•
Transition Issue Management – a formalized mechanism for escalation of issues through the Transition management team and into the HWAY/Supplier governance structure for visibility or assistance in resolving

•	Supplier will designate and assign the Supplier Transition Manager who will be the primary interface to HWAY for all global transition activities. Responsibilities will include:

–	Drive and manage the Human Resources, Business, and Technical Services transition projects

–	Staff the Transition management team

–	Manage transition reporting to Governance

–	Create issue management processes

–	Manage cross-functional work stream activities

–	Manage the Transition quality assurance program

Supplier’s Transition Management team structure for HWAY is illustrated in the following diagram:

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Exhibit 1 to Annex C-4 contains 36 pages

Figure 1.	Transition Management team structure.

To support the various transition projects, Supplier will assign project managers for the key business and technical projects to coordinate global and regional sub-teams and provide for completion on time, on budget and aligned with Supplier and HWAY’s expectations.

Supplier Transition Team’s Roles and Responsibilities

The roles and responsibilities of the Supplier Transition team members are explained in the following table.

[______]*

HWAY Commitments during Transition

Jointly, Supplier and HWAY will be responsible for executing the Transition program. One of the key features of Supplier’s Transition and Transformation Methodology organizational design is the Two-in-a-Box approach, in which members of the HWAY team and members of the Supplier team work side by side during the Planning and Transition phases. Both an HWAY and a Supplier lead representative are assigned to each key functional area. The advantages of this Two-in-a-Box approach include joint ownership of the planning and adherence to common processes led by Supplier that will provide successful execution of the Transition plan. The experienced people chosen for these roles monitor the execution of the Transition Plan, communicate to the Governance structure, and facilitate a smooth transition.

To provide managerial support and bring a detailed understanding of HWAY’s business processes, HWAY resources will participate in the following Transition activities:

•	Transition program governance
•	Partner management functions
•	Third party vendor management functions
•	Tracking of business impact from IT services
•	SME involvement during transition (if applicable)
•	Management of Change
•	Communications
•	Change Management
•	Risk and Issue Management

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Exhibit 1 to Annex C-4 contains 36 pages

Supplier also requires HWAY cross-functional support from security, legal, contract, finance, and process governance.

HWAY’s involvement may extend to other roles and responsibilities based on the overall scope of work and types of risks identified as part of the evaluation process and ongoing project governance and will be detailed in the Transition Plan.

Supplier will provide resources to fulfill the following roles and the corresponding Transition activities:

•	Transition Program Manager

•	Project managers by business capability

•	Security, legal, contract, HR, and business finance functions

•	Delivery excellence (quality assurance) support for process integration, in-flight project health check, and ITIL alignment

•	Resourcing managers for workforce management

•	Trainers

•	Technology SMEs

•	Account and delivery executive leadership

In addition, HWAY will require its third-party vendors to provide the right representation of management, application, and technical expertise for the associated support functions for the transition’s success. The following list illustrates representation from HWAY third-party vendors; this list is not all-inclusive:

•	Executive representation in the governance process
•	SMEs by service capability
•	Functional support teams
•	Application and domain SMEs

The Transition staffing commitments herein are provided as a planning aid for Transition Management and are an estimate of the requirements for interaction with Supplier during the Transition process.

HWAY Staffing Commitments

[______]*

Project Charters

Supplier will develop project charters, which will include the Transition milestones and deliverables that serve as a guide for project management, scope definition, and verification during the Transition phases. The project charter incorporates all of the planned business and technical Transition projects as well as the associated schedules and expected results. It outlines expected outcomes and acceptance criteria for each activity. The initial version of the project charter will be developed by Supplier after the Contract Sign Date and submitted for HWAY review and approval, and will be finalized by Supplier following the Effective Date. HWAY and Supplier will refine the proposed project charters and provide joint final approval following the Effective Date.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Program Governance

Supplier Transition Program Manager will perform the following tasks relating to program governance, as appropriate:

•	Identify and obtain required Supplier delivery support resources
•	Define the project tracking and control systems and processes for Supplier and third party cost, scope, schedule, etc.
•	Define the Program’s Communication Plan
•	Define the change control processes that will be used between Supplier and HWAY, Supplier and third parties and the program team and internal Supplier support organizations
•	Define the process to be followed for HWAY and third party issues and escalations
•	Define the process that Supplier will use to accept third party deliverables
•	Define the process that will be used to obtain HWAY’s acceptance for deliverables
•	Define the approach to provide warranty for the Program’s products and or services
•	Update the Program File

Transition governance will take place at various levels in the program. Meetings, checkpoints, scope and risk/issue management, milestone completion and acceptance will be addressed in the APMO governance processes. There will be documented processes defining the criteria for reporting, review and approval. Status reporting, issue, risk and change management will be executed at both the project and program levels, as appropriate. Additional reporting and governance will be performed in an Executive Steering Committee. This will take place through regularly scheduled meetings and reports, as agreed to by Supplier and HWAY during the program initiation phase.

Close-Down

Upon completion of all Transition dates, a final review of the Services implementation will be conducted by Supplier to ensure that Supplier has completed all required activities, executed appropriate communications, and archived required project documentation.

Risk Management

To provide early and ongoing value to HWAY, Supplier will implement its risk management process which uses a modular and integrated structure. It manages risks tightly to minimize them and to save time and resources. This risk management process will evaluate and manage risks, issues, and assumptions on a continuous basis as part of the continuous risk management strategy.

[______]*

Transition Roles and Responsibilities

This section discusses the involvement and responsibility areas for HWAY, Supplier, and the HWAY third-party vendors during the Transition.

RACI Designations by Transition Phases

A detailed RACI matrix indicates the responsibilities of HWAY, third-party vendors (listed as “Third Party” in the matrix below), and Supplier in the key Transition activities.

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Roles and Responsibilities RACI Matrix (Key: R=Responsible, A=Accountable, C=Consulted, I=Informed)
Due Diligence and Initial Transition Planning	HWAY	Third Party	Supplier
Provide applications portfolio inventory according to HP template	R	A	A
Agree to SLA and coverage requirements for each application	R	C	A
Transfer third-party vendor agreements, if any, for current portfolio to Supplier	R	C	A
Coordinate and liaison with third-party vendor	R	C	C
Provide inputs on skills requirements for each application	R	C	A
Resolve any intellectual property, legal, and regulatory issues in existing application, software, and license transitions	R	A	C
Resolve any third-party contractual conflicts in ongoing contracts during transition	R	A	C
Make sure the third-party vendor staff structure does not change drastically once transition is announced; make sure critical third-party employees stay through the entire transition duration to aid a smooth transition
	R	A	C
Provide or facilitate access to knowledge repository and documentation assets	R	A	C
Share current and historic call volume data and deliver TKPIs for ongoing delivery	R	A	A
Provide information on discretionary in-flight project health check (cost, schedule, effort, and scope)	R	A	C
Delivery Readiness	HWAY	Third Party	Supplier
Review and approve transition plan	R	C	N/A
Provide VPN access to HWAY network	R	N/A	C
Provide necessary approvals for application, network access, and software and hardware licenses	R, A	N/A	C
Make sure there are no significant staffing changes in the third parties organizational structure serving HWAY	R, A	R	C
Ramp up Supplier team and conduct delivery storyboard to help familiarize the teams to the client and Supplier solution	I	N/A	R, A
Provide HWAY team requirements as part of transition planning	C	N/A	R, A
Provide organizational structure and SPOC details	R	R	A
Resolve escalations related to vendor/partner management during contract novation (if applicable). Address and resolve issues owing to lack of participation	A	R	C

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Make sure governance structure is in place for strategic, tactical, and operational governance	R	R	R, A
Program Start-Up	HWAY	Third Party	Supplier
Create a baseline of the transition plan for each work stream	C	C	A
Participate in operational, tactical, and strategic governance meeting	A	R	R
Arrange for travel and visas	C	I	R
Introduce key team members and SPOC formally to all; share profiles	R	R	A
Provide escalation matrix	R	R	A
Provide KT estimate and KT scheduling for each work stream	C	R	A
Provide application-level access and authorization matrix	A	R	C
Provide application-level access required for KT	R	R	A
Provide service governance process development	R	I	A
Provide KT infrastructure and production environment simulation, if required	I	R	A

Transition	HWAY	Third Party	Supplier
Set up application environment	R	C	R,A
Validate KT coverage	R	R	A
Design and implement HWAY University	C	C	R
Ensure availability of skilled KT staff strength in third-party organization	I	A,R	C
Ensure availability of skilled KT staff in HWAY organization	R,A	I	I
Govern the transition process—periodic reviews, reviews of status reports, and coordination	A	C	R
Participate in validation of KT effectiveness during reverse KT	R	R	A
Provide resolution for the query-related application, documentation, business rules, and so forth	C	R	N/A
Review query resolutions provided by the third party vendor	A	C	R
Make sure third-party staff travels to Supplier sites as required for KT and work out of Supplier sites	C	R	A
Conduct skill gap analysis and prepare cross-skilling matrix and plan	C	C	R
Make sure staffing forecast model is in place (running model)	C	N/A	R
Provide HWAY–specific training to Supplier staff—security policies	A	N/A	R
Conduct job shadowing—plan, implementation, and closure	C	R	A
Connect Supplier application support SME with key business users	R	C	I
Verify and validate the SAD	R	R	A
Reverse job shadowing—review identified solutions and fixes applied in the production environment	A	R	C
Review and contribute to lessons learned	C	I	R
Review and accept transition deliverables	A	C	R
Provide necessary signoff	A	C	R
Joint service delivery process and standards development	R	N/A	A

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Transition Tools and Processes	HWAY	Third Party	Supplier
Provide Service Delivery Plan and Service Maintenance Plan	C	N/A	R
Set up collaboration sites and provide access	C	I	R
Provide ITIL process gap analysis and implementation	C	N/A	R
Set up delivery tools required for delivery	C	N/A	R
Make sure cross-tower OLAs are in place	C	R	R,A
Make sure supplier and vendor UC is in place	R	R	A
Execute tools integration plans	R	R	A
Implement modified end-user workflow (where applicable)	C	N/A	R,A
Transformation	HWAY	Third Party	Supplier
Review and baseline Wave 2 projects based on ROI and inputs from Wave 1	C	I	R
Plan and execute Wave 2 projects	C	I	R
Achieve transformation cost-reduction goals	R	N/A	A, R

Transition of Individual Service Areas

The remaining sections of the document discuss Transition of the individual service areas, including:

•	Application Services
•	Security Services
•	Service Desk Services
•	Deskside Services
•	Asset Management
•	Software Packaging and Distribution
•	Server and Storage Services
•	Cross Functional Services
•	Supplier Services

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Application Services Transition

[______]*

Knowledge Transfer

To establish accountability, Supplier has planned for assuming responsibility for all in-scope services on the ADM Service Commencement Date for the applications service area.

Supplier’s KT process provides an efficient way to take over HWAY applications and move to the HP-managed mode of operations.

Supplier will deploy SMEs to work with HWAY and third-party vendor representatives, using the information to update HWAY University. The Supplier SMEs categorize the content as courses for efficient KT. The following diagram illustrates the process of updating HWAY University. Supplier will complete the updates to HWAY University before Day 1.

Knowledge Transfer Framework

KT activities occur during three phases: Planning, Acquisition, and Shadow and Closure (also referred to as “Parallel Operations”). The following diagram depicts the framework phases and activities for KT during transition.

[______]*

Planning

During the Planning phase of KT, Supplier will work jointly with HWAY application owners to perform detailed planning of KT sessions—including date, duration, objectives, owner, and outcome—and evaluate the plan’s breadth, depth, and effectiveness. During Planning, Supplier also will customize applicable tools and templates for HWAY and share this information with the third-party SMEs and HWAY representatives for further validation.

Acquisition

During the Acquisition phase, Supplier SMEs will acquire knowledge through questionnaires, face-to-face interaction sessions with third party SMEs, and hands-on exercises.

The 13-point KT agenda and industry-specific agenda helps Supplier teams capture information such as application architecture, summaries of support and development documentation, and descriptions of application support history.

The SAD will serve as a representative baseline of an application or group of applications. Supplier will use this template to document all facets of application knowledge captured using the 13-point KT agenda and industry specific agenda. The agenda covers details about the application, such as its history; its business, functional, technical, and implementation views; and testing- and support-related specifics.

Recognizing that the criteria for KT success are unique from application to application, Supplier will evaluate the effectiveness of KT by auditing the process and deliverables and assessing Supplier Personnel and contractors who receive KT training.

Shadow and Closure

On completion of knowledge acquisition, Supplier enters the third phase: Shadow and Closure. In this phase, the Supplier transition team gradually takes over the support responsibilities under the guidance of third-party SMEs and HWAY business representatives.

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This phase consists of shadow support and reverses shadow support activities. Initially, as a secondary team, the Supplier transition team works on any application incidents and problems alongside the incumbent. In addition, Supplier’s team conducts independent analyses and seeks verification of the findings from the incumbent SMEs. For any problems that cannot be replicated in a simulated environment, Supplier’s team observes as the incumbent SME resolves the issues. The incumbent SME is primarily responsible for issues resolution during shadow support.

During reverse shadow support, the Supplier team will take responsibility for problem and issues resolution, receiving support tickets and working with HWAY business representatives under the guidance of the third party SMEs. The Supplier team will replicate and analyze the problems and incidents to define the fixes required. The third-party-vendor SME subsequently verifies these remedial actions before they are applied to the production environment according to HWAY standard change processes. Throughout reverse shadow support, HWAY and Supplier will jointly evaluate the completeness, adequacy, and effectiveness of the knowledge and operational transfer.

Using best practices such as reverse presentation, Supplier will measure the level of competence for resources performing applications support. The Supplier team schedules a reverse presentation on all application areas in the portfolio with the third-party application representative. This step is required before completion of the Shadow and Closure phase. During the reverse presentation, the new support team provides its understanding of the knowledge gained and seeks feedback from HWAY. If there are no additional training needs, HWAY and Supplier approve the KT process as complete.

Throughout the Shadow and Closure phase, Supplier tracks the business impact of the Transition, including details about the affected systems and applications and any relevant database and environment information. In addition, Supplier uses exit criteria to track and report the progress and effectiveness of KT and operational readiness at the end of each phase.

Successful Knowledge Transfer

Successful KT depends on HWAY and Supplier adhering to the following critical guidelines:

• Establish joint governance involving HWAY representatives, third party, and Supplier points of contact to confirm alignment using one of the following governance models:

–	Two-in-a-box governance—involves the HWAY representative and the Supplier representative working together on all governance and decision-making processes

–	Three-in-a-box governance—involves the vendor representative in addition to those in the two-in-a-box governance model, if applicable

• Establish shared vision, objectives, and metrics

• Establish a detailed schedule, calendar appointments, and time line for availability of third party SMEs

• Mutually agree to and approve KT signoff and completion criteria

• Escalate in an effective and timely manner in case of course deviation

The HWAY–Supplier team executes the following key activities during this phase:

• Staffs for post-transition delivery

• Conducts KT and parallel operations

• Update HWAY University

• Executes infrastructure and connectivity projects

• Plans for maintaining and enhancing HWAY-specific technology standards used

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• Completes process gap analysis and optimization plans

• Updates Transformation Wave 2 plan

• Executes Wave 1 Transformation projects as specified in transition plan

• Sets up Day 1 command center for smooth cutover during the planned SCDs

The HWAY–Supplier team achieves the following milestones during this phase:

•	Service commencement

•	Operational command center in place

•	HWAY University setup

•	Parallel operations and reverse KT scorecard

•	Network and applications access in place

•	Tools implementation and integration plans in place

• Processes gap analysis completed and plan for bridging the gaps with clear milestones in place

• Post-transition governance structure baselined

• Transformation Wave 1 projects signed off

•	Transformation Wave 2 plan baselined

Transformation Wave 2

Supplier executes any agreed projects in line with the HWAY-Supplier contract. This phase involves planning and implementation activities. During planning, Supplier will optimize the list of contractually agreed transformation projects based on return on investment (ROI) derived from information collected through operational verification (OV).

Support Processes

• Monitoring and Control—a continuous monitor-and-control process prevents business disruption and course deviation during transition. HWAY and Supplier teams closely monitor and report the transition progress at operational, tactical, and strategic levels and confirm that appropriate actions occur at the right time and at the right levels of management.

• Operational Verification—Supplier conducts a detailed analysis of the HWAY business function landscape transitioning to Supplier-managed operations. The output from this analysis helps HWAY and Supplier make sure a proper business case exists for Transformation Wave 2 projects.

To make sure the transition is on track, Supplier uses controls and measures across work streams, monitoring transition progress from resource readiness to KT to change management. Defining quantified and measurable key performance indicators (TKPIs) enables Supplier to track a transition closely to successful completion.

[______]*

Transformation Stage

Supplier will implement its transformation program to suit the needs of HWAY. In this way, HWAY will achieve its future mode of operation with Supplier, and Supplier will meet its service delivery commitments to HWAY. Transformation for HWAY involves the following project categories:

• Execute transformation projects contractually agreed with HWAY

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• Execute transformation projects discovered during OV

• Execute Supplier standard projects to continually improve service quality and pass on committed cost savings to HWAY. Supplier will execute the following standard projects:

– Supplier team’s skill evaluation and skills improvement
– Process improvement
– HWAY University Version 2 upgrade
–	Productivity improvement

Applications Transition Models

Supplier’s strategy for HWAY efficiently transitions from the current mode of applications management to a desired future mode of operation (FMO). Transition, therefore, involves the following transition models:

• In-sourced work transitioning to Supplier—Internally managed applications management transitions to a Supplier-managed mode

• In-flight projects transitioning to Supplier—Application Project and/or systems integration activities that are in-flight transitioning to Supplier

In-sourced Work Transitioning to Supplier

Supplier will use the multiplication transition model for HWAY which involves transferring knowledge from the incumbent that is already providing most of the nondiscretionary services from the existing locations. These locations are Franklin, TN and Bangalore, India. Supplier has planned for KT and parallel operations to occur in the locations.

[______]*

Supplier has the overall understanding of how HWAY creates and executes activities of Data Intake and Customer Implementation as projects for each client. Supplier has planned to perform transition on these projects using the in-flight projects framework since each project will have client-specific information while following a set process and methodology. The details of how in-flight projects are transitioned to Supplier are described in the following section.

 In-Flight Project Work Transitioning to Supplier

The In-Flight project work Transitioned to the Supplier model involves discretionary work classified into sub-model activities that have the following characteristics:

•	In flight and in their late software development life cycle (SDLC) phases
•	In flight and in their early SDLC phases
•	Projects commencing during transition
•	Projects commencing after transition

Supplier will confirm the list and completion dates of projects with HWAY during Transition planning. Supplier recommends that any current in-flight projects be completed by their respective teams before transition of services, where feasible. However, the transition activities and approach will vary significantly depending on the current phase of the projects at HWAY.

In-Flight Projects in Late Systems Development Life Cycle (SDLC) Phases

Depending on the phase of the SDLC, Supplier will assume responsibility for in-flight projects after conducting a health check and establishing cost and schedule baselines, as required. Supplier will look for a logical milestone to cut over responsibilities from the incumbent to Supplier with or without a lean incumbent team

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acting as an extended project team to Supplier. Supplier will identify milestones on a case-by-case basis after assessing each in-flight project during transition.

Supplier has assumed that HWAY will allow projects to move to their logical closure using the existing incumbent team. When the applications are in their warranty period or in the “to be moved to production” stage, Supplier expects the current incumbent development team to extend its support until the end of the warranty period.

This sub-model includes these activities:

[______]*

In-Flight Projects in Early SDLC Phases

In this sub-model, Supplier will perform the following actions with HWAY oversight:

• Estimate the outstanding activities and produce the staffing requirements and time lines for completing this project until the warranty period

• Review the scope and user requirements and create functional requirements (if not available) with the help of the existing incumbent team

• Review and establish, if required, quality processes, templates, and procedures

• Review assumptions, constraints, dependencies, and risks to establish mitigation plans

• Review external dependencies and their impact on the schedule, cost, and quality

• Make sure there is a traceability matrix from previous stages of the development life cycle

• Review the cost and schedule plans for the outstanding activities and justify the changes required

• Identify the scope of responsibility transfer and initiate knowledge transfer for the same

• Review documentation and identify any gaps that need to be addressed by the existing incumbent team

• Review or validate the outcome with business users

• Establish interim deliverables and joint review sessions

Projects Commencing During Transition

Supplier has planned to complete the KT phases before taking up project work on applications that are under transition scope and where nondiscretionary KT is in progress. However, if the project work does not require in-depth functional knowledge of an existing application (as for new application development), HP requires only the lead time to secure the right staff needed to commence the SDLC phases.

If the business priorities are such that the project work needs to commence during transition, Supplier will work with HWAY to complete the shadowing activities with the incumbent team to gather application knowledge during the early stages of the SDLC. Supplier also provides additional staff for the nondiscretionary KT tracks to support the additional project workload.

Projects Commencing After Transition

During the KT phase of transition, Supplier, with input from HWAY, will assess the need for additional KT requirements for complex projects on an existing application.

Transition Tools

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Transition Visibility and Collaboration Portal

• The Transition Visibility and Collaboration (TVC) Portal is a Supplier IT-hosted extranet-accessible secure portal built on Microsoft SharePoint technology.

The following illustration shows some key screen captures from Supplier’s TVC Portal template. There are 10 tabs of functionality, as seen at the top of the picture. Supplier will provide the following functionality TVC Portal.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

                                                             A                                                                                            B

Home
Value Integration
Plans
Action Issue Decision
Knowledge Transfer
Reports
Collaborate
Reference Information
Feedback
Site Administration
Detailed Transition Plan
WBS
5/2/2010
5/9/2010
5/16/2010
5/23/2010
1
1.1
1.1.1
1.1.2
1.1.3
1.1.4
1.1.5
1.1.6
1.1.7
1 Account Transition 5/3/2010
1.1 Pre-planning 5/3/2010 31 days
1.1.1 Identify and assign HP Delivery Lead(s) 5/3/2010 4 wks
1.1.2 Plan and initiate HP governance and processes 5/3/2010 6 wks
1.1.3 Plan and form
1.1.4 Establish HP
1.1.5 Plan and initia
1.1.6 Customize pro
1.1.7 Develop initia
Knowledge Acquisition Calendar
Change The View:
Application Group View
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Scheduling View
Session Completed View
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KT Session Name
Business Group
Wave
Application Group
Session delivered by
HP Participants
Session completed: false
Planned Date: 07/05/2010
Session on order entry processing BG1 AppGroup2 Sanjay Ganesh H;Tony Perez
SAP-BW Overview BG1 AppGroup1 Sudhir Murthy K
Planned Date: 07/07/2010
Planned Date: 07/08/2010
SAP ABAP Performance Optimization Standards Presentation BG1 AppGroup2 Sudhir Murthy K
<Client> Company Overview BG2 AppGroup1 Sanjay Ganesh H
Knowledge Transfer Completion Progress
Edit Application Business Group A1 A2 A3 A4 A5 A6 A7 A8 A9 A10 A11 A12 A13 Percentage
Application Group : AppGroup1 (3)
Application 1 BG1 Yes No Yes Yes Yes No Yes No Yes No Yes No Yes 62
Application 4 Yes No No Yes Yes No No Yes Yes No No Yes Yes 54
Apllciation 5 No Yes Yes Yes No No Yes Yes No Yes No Yes Yes 62
Application Group : AppGroup2 (4)
Application 2 Yes Yes No Yes No Yes No Yes No Yes No No Yes 54
Application 3 No Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes 92
Application 6 Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes Yes 100
Application 7 Yes Yes No No No No Yes Yes Yes Yes No No No 46

HP Confidential

 C

Figure 2.
Sample Screens from TVC Portal:  (A) Visibility to latest transition plan in familiar WBS and Gantt views (B) Joint (Supplier + HWAY knowledge acquisition calendaring web part functionality (C) Transition Visibility and Collaboration Portal. Knowledge acquisition progress tracking against Supplier’s proven 13-Point Agenda framework for knowledge acquisition.

Supplier Virtual Rooms

Supplier will provide the following functionality as part of its use of Supplier’s Virtual Rooms capability:

• Flexible scheduling and easy access to meetings using custom-generated Web links or quick keys

• Microsoft Outlook integration for scheduling meetings and sending invitations

• In-room video and audio to enhance personal interaction

• Application and desktop sharing

• In-room document storage for easy access

• Persistence of room content between meetings

• Content organization and management tools to facilitate the presentation of images from Microsoft Office PowerPoint, Adobe Acrobat PDF, Web pages, and graphic files

• Whiteboard and editing tools such as font formatting, cut/copy/paste, and highlighting tools to facilitate collaboration

• Private and group chat

• A presenter profile area to create a “business card” containing picture and contact information

• Survey, question, and activity-timing tools to add variety to meeting agendas

• Advanced Encryption Standard (AES) 256-bit Secure Sockets Layer (SSL) encryption to safeguard HWAY’s confidential communication and information

• Above all, a convenient, easy-to-use interface

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Network Services

Initial Network Connectivity

Day-1 Connectivity. Within the initial two (2) weeks after the Contract Sign Date, HWAY will provide temporary connectivity to permit certain Supplier Personnel to access the HWAY environment as required for the provision of the Services.

Service Commencement Connectivity. By the Service Commencement Date (until the implementation of the long-term connectivity is complete as described below), through a combination of HWAY- and Supplier-provided Internet connectivity, the Transitioned Personnel will access Supplier HR and administration systems.

Each party will bear its own costs associated with such Day 1 and Service Commencement connectivity.

Establishment of Long-Term Network Connectivity

After the Contract Date, Supplier will architect, with the assistance of HWAY, procure and implement the Network Services.

•
As part of the long-term Supplier connectivity to HWAY, HWAY (through its third-party network services provider will connect to the Supplier network via the Supplier network attachment site in Alpharetta, GA.

Security Services

During Transition, Supplier will work closely with key HWAY personnel to conduct KT activities to ensure a successful Transition of the Security Services. As part of such KT, HWAY will notify Supplier of any changes to HWAY security policies and procedures.

Service Desk Services

Following the Effective Date for the Supplier Service Desk, Supplier will perform KT in accordance with the Transition Plan to ensure continuous delivery of the Service Desk Services. Supplier will coordinate timelines for the Service Desk implementation with the associated Deskside Services implementation.

Supplier will provide a single-point-of-contact (SPOC) Service Desk for HWAY.

The Supplier activities required for the coordinated implementation among the Service Desk and the Deskside Services will include the following:

•
Performing the tasks to set up and manage the operations of each Service Desk, including implementation of software tools and systems necessary to document, track and manage Contacts to each Service Desk

•	Providing training to the Supplier Personnel manning the Service Desk regarding HWAY-specific Applications and processes

•	Developing and implementing call-routing menus used to route user requests to the appropriate agent during the initial call

•	Conducting in-depth KT sessions with existing HWAY service desk staff so that the Service Desk operates using the most current and accurate information possible

•	Scheduling KT sessions to minimize disruption to HWAY existing service desks

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

•	Populating the Supplier request management system with user profile information, including user name, location, telephone number, e-mail address and work address

•	Populating the HP Enterprise Knowledge Management System (EKMS) with process information gathered from the KT sessions

•	Using PIA workshops and existing HWAY knowledgebase repositories for use by Service Desk agents to respond to and resolve HWAY requests

•	Defining and installing new Service Desk prompts that HWAY End Users will use when contacting the Service Desk.

Deskside Services (Deskside Services, AD, & Messaging & Collaboration)

Supplier will perform the tasks necessary for the Transition of the Deskside Services, including the following: KT; tools implementation; process integration; and employee transfers, all in coordination with the implementation of the Services Desk in support of HWAY’s requirements as provided in the Service Desk Services Transition section above.

Supplier will perform KT for Deskside Services from the Effective Date.

The activities to be performed by Supplier to accomplish the foregoing include the following:

•
Conduct PIA workshops with HWAY, Supplier, and HWAY and Supplier Subcontractors, to establish processes and procedures for the interaction between and among the same for the provision and receipt of the Services

•	Review, define, and modify required linkages into other Service Areas (e.g., asset management, procurement, service desk, network and cross-functional)

•	Review, define, and modify, as mutually agreed on, the escalation procedures

•	Review, define, and modify, as mutually agreed on, the equipment maintenance and software support processes

•	Review, define, and modify, as mutually agreed on, the IMAC processes;

•	Train Supplier Personnel, including Transitioned Personnel

Supplier’s support model employs the use of third parties to provide dispatch IMAC and break-fix support. In some cases, Supplier will provide dedicated employees to provide this support. To manage and support the desktop environment, Supplier will implement its System Reference Architecture (SRA) ticketing system to log and provide all reporting.

Asset Management

Starting on the Effective Date, Supplier will execute the tasks necessary to document an asset baseline as the foundation for the provision of the Asset Management Services and related Transition projects. Supplier will utilize the asset data provided by HWAY for the initial population of the asset database.

In parallel to the above, Supplier will perform KT for continuous delivery of asset management support. Supplier will perform KT for of Asset Management Services from the Effective Date.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Supplier will perform the tasks necessary for Transition of the Asset Management Services, including the following:

•
Conduct PIA workshops with HWAY, Supplier and HWAY and Supplier third-party service providers, to establish processes and procedures for the interaction between and among the same for the provision and receipt of the Asset Management Services

•	Implementation and population of the Asset Manager Module utilizing the asset data provided by HWAY

Software Packaging and Distribution

Transition of Software Packaging and Distribution focuses on identifying existing infrastructure that Supplier can leverage as distribution points in the environment.

Supplier will perform the tasks necessary for Transition of the Software Packaging and distribution Management Services, including the following:

•	Conduct PIA workshops

•	KT on HWAY SMS infrastructure and applications repository

•	KT for known issues

Supplier will apply the knowledge gained during these KT sessions to transition the HWAY services to the Supplier support solution.

Server and Storage Services

Overview

Supplier will perform the tasks necessary for Transition of the Server and Storage Services, including the following:

•	Knowledge Transfer

•	Implementing software tools

•	Developing and integrating processes and procedures

•	Implementation of Supplier server & storage management and monitoring tools

•	Implement Supplier remote management services

Server

From the Effective Date, in preparation for the performance of Server and Storage Services by Supplier, Supplier will perform KT to ensure continuous delivery of Server and Storage Services from the Service Commencement Date.

During Transition, Supplier will:

•	Use inventory and auto discovery information to assess the Servers

•	Provide HWAY a server & storage wave migration plan for all Servers and Storage

•	Provide HWAY with a migration plan for all databases running on Servers that are scheduled to be migrated to Supplier Service Management from Tulsa, OK.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 1 to Annex C-4 contains 36 pages

Storage/BUR

As part of the Transition for Server and Storage Services, Supplier will perform KT for continuous delivery of Storage Services.

The Transition performed by Supplier for storage Services will include the following major tasks:

•	Supplier will conduct KT of the current HWAY storage environment from the Effective Date through the fourth month

•	Perform an assessment of HWAY existing storage environment

•	Create the storage configuration to be implemented by Supplier

Supplier will implement the Storage Configuration to support the server wave migration transition.

The scope of the Storage Management Plan will include the following:

•	Data storage capacity requirements
•	Storage performance (data access performance)
•	Data backup
•	Data recovery
•	Data retention periods

Cross-Functional Services

Supplier will perform the following tasks necessary for Transition of the Cross-Functional Services:

•	From the Effective Date, Supplier will perform KT in accordance with the Transition Plan to ensure continuous delivery of the Cross-Functional Services.

•
Supplier will conduct PIA workshops with HWAY, Supplier, and HWAY and Supplier third-party service providers, to establish processes and procedures for the interaction between and among the same for the provision and receipt of the Services.

•
Prior to the end of the sixth month following the Effective Date, Supplier will conduct a  reporting gap analysis against HWAY’s reporting requirements, and will evaluate HWAY’s existing reports as well as the standard Supplier SRA reports.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Exhibit 2 to Annex C-4 contains 7 pages

EXHIBIT 2 to ANNEX C-4

CRITICAL MILESTONES

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

ANNEX C-5

SECURITY SERVICES AGREEMENT

1.1 Overview

Supplier will perform the services described in this Annex C-5 in accordance with the Agreement and as relates to logical security for the Supported Systems listed in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Exhibit 3 to Annex C-3 (End User Computing Equipment) and physical security for the Supplier sites listed in Schedule J (Approved Subcontractors / [______]*.

This Annex C-5 sets forth a description of Services, major functions, desired service results and constraints and it defines the responsibilities of the Parties in the execution of such Services.  Support for audits which is described or referenced in this Annex C-5 will be performed using the Audit Pool of hours described in Schedule D (Pricing Form) and, if such Audit Pool is depleted in accordance with the description for Obtaining Additional Audit Support, also set forth in Annex D-2 (Pricing Provision).

 It is understood by the Parties that Supplier will not be required to provide the Services set forth in this Annex C-5, other than making available the services of an Account Security Officer as described herein, until the Service Commencement Date (as defined in Exhibit 1 to Annex C-4 (Transition Framework)) for the respective Services. To the extent that the gap analysis described in Section 1.2 below is completed subsequent to the Service Commencement Date, Supplier shall perform the Services described in this Annex C-5 in accordance with the HWAY Security Policies that were established on or prior to the Effective Date

Following completion of the gap analysis described in Section 1.2 below, Supplier will perform the Services in accordance with mutually agreed and documented security policies described in Section 1.2 below, including changes as such changes to policies, requirements and needs are communicated to Supplier through Change Control and subject to the terms and conditions in the Agreement. Supplier shall implement and maintain the in-scope environment so as to provide protection of the confidentiality, integrity and availability of HWAY Supported Systems listed in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Exhibit 3 to Annex C-3 (End User Computing Equipment) in accordance with the Agreement.  Supplier shall provide the necessary information security tools, skills and knowledge to protect the security of the information systems, testing, implementation, operations and maintenance Services for the in-scope HWAY computing environment.  Supplier shall work jointly with HWAY to conduct an annual risk assessment and revise the HWAY risk management plan to reflect the then-current environment.  Supplier shall be flexible in adjusting the number of FTEs needed by HWAY as may be required to perform the security Services, subject to Change Control. The Services to be provided under this Annex C-5 also include any and all installation, internal Supplier training, maintenance and management services necessary to provide the foregoing.

Supplier shall assume responsibility for the provision of high quality, reliable, auditable, and regulatory compliant security Services; provided, that with respect to regulatory compliance, HWAY shall consult with Supplier to determine HWAY’s security requirements in accordance with the Change Control procedures. Supplier shall provide security Services in an integrated fashion with all other Service functions to provide seamless, secure Services to all supported End Users.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

1.2 Security Services Major Functions

The list below includes functions and key tasks the Supplier shall provide to HWAY. Further details relating to each of these tasks are described in the Responsibility Matrix in Section 2 below.  This list is not exclusive and does not identify or define every function to be performed by Supplier as a contracted service, and Supplier should perform all tasks generally described in Section 3.1 of the Agreement.

Supplier shall:

1.2.1
[______]*  Supplier and HWAY will work together to define the security policies that match HWAY needs and document those requirements in the Process Integration Activities (PIA) during Transition.  On a prospective basis, Supplier will adhere to all changes in HWAY information security policies and procedures, as such policies and procedures are communicated to Supplier through Change Control, including:

(a)	Adhere to HWAY security strategy;

(b)	Adhere to HWAY risk management plans and objectives;

(c)	Adhere to HWAY security roles and responsibilities;

(d)	Review and make recommendations to improve HWAY security policies and procedures; and

(e)	Provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.2	Participate in the HWAY security governance structure as set forth below:

(a)	Allocate senior-level personnel to represent Supplier within the HWAY security governance structure as set forth in Annex C-1 to Schedule C (Governance Services Agreement);

(b)	Participate in the HWAY Security and Standards Committee and other HWAY-related security leadership bodies;

(c)	Train Supplier employees and third party suppliers on applicable security policies, plans, progress, procedures and initiatives, as appropriate;

(d)	Provide Train-the-Trainer training for HWAY-designated trainers on security policies, plans, progress, procedures and initiatives.

(e)	Participate in the development of documentation to support the review and approval of future security initiatives

(f)	Brief and advise designated oversight or governance committees;

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(g)	Promote the visibility of information security programs within Supplier to provide for alignment with institutional business, risk management and compliance objectives;

(h)	Review and report to HWAY on information security incidents and physical security incidents affecting Services to HWAY or HWAY operations;

(i)	Establish and maintain infrastructure to govern logical access to HWAY network facilities;

(j)
Establish and maintain information technology, logical and, physical infrastructure within Supplier sites to govern positive control over Equipment and Software and account for their confidentiality, integrity and availability; and

(k)	Facilitate the periodic audit of security practices and procedures.

1.2.3	Implement and maintain the security of organizational information processing facilities and information assets accessed by approved Supplier Subcontractors following the agreed Security Policy;

1.2.4
Implement and maintain an information asset classification and control system for Supported Servers and other Equipment described in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Exhibit 3 to Annex C-3 (End User Computing Equipment) as mutually agreed, including:

(a)	Maintain an information asset classification and control system that adheres to a recognized industry standard (i.e. ISO, COBIT);

(b)	participate in categorizing information assets by criticality and sensitivity for each Software application; and

(c)	provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.5
Implement and maintain information technology and physical security controls in Supplier data centers designed to reduce the risk of human error, theft, fraud or misuse of HWAY information assets, including:

(a)	security responsibilities in Supplier job descriptions and performance evaluations;

(b)	Implement evaluation of Supplier Personnel to validate the levels of access to critical Infrastructure Systems;

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(c)	Work with HWAY to develop and implement confidentiality agreements with Supplier’s third-parties that reinforce HWAY security policies and procedures; and

(d)	Provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.6	Implement and maintain the ability to monitor and respond to security threats and vulnerabilities in the supported environment in a rapid manner, including:

(a)	Implement and maintain a 24x7 network security monitoring capability that validates the HWAY network security controls;

(b)	Implement and maintain systems security controls for in-scope operating systems, databases, and application;

(c)	Implement, and maintain an incident response process;

(d)	Implement, and maintain an incident reporting and escalation process;

(e)
Perform incident response in chain of custody and forensic activities to record and report on available logs using resources described in the Incident Response Pool section of Schedule D (Pricing Form); and

(f)	Provide information and support for periodic audits performed by HWAY or HWAY third party;

1.2.7
Implement and maintain physical security controls of HWAY assets located in areas that are subject to Supplier’s control.  In areas that are not within Supplier’s control, Supplier will work with the appropriate site management personnel to assist in their implementation of the security measures set forth below:

(a)	Maintain effective controls for systems which store or process HWAY information, including:

(i)
Restricted access to facilities, management authorization for physical access, logging of physical access, 24-hour video surveillance, and incident response procedures for dealing with physical access breaches; and

(ii)	Raised flooring, fire suppression mechanisms, redundant power supplies, backup power generators, and 24-hour facilities monitoring.

(b)
Implement and maintain a physically secure networking environment within the Supplier datacenter as mutually agreed upon by the Parties, including all Supplier controlled facilities that house equipment that support the HWAY equipment;

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(c)	Implement and maintain a physical security monitoring capability for Supplier data centers;

(d)	Implement and maintain an appropriate physical security access control process for Supplier data centers;

(e)	Implement and maintain the ability to periodically report or audit physical security accesses for Supplier data centers; and

(f)	provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.8	Develop, implement and maintain documented security procedures that address HWAY information security policies as relates to the in-scope environment, including:

(a)	Document security operating procedures that address security policies;

(b)
Work with HWAY to develop and deploy End User guidelines that contain, in easily understood language, an overview of HWAY policies, the impact of those policies to End Users, and the measures required by End Users to comply with HWAY security policies;

(c)
Deploy guidelines for Infrastructure System owners and system administrators that address HWAY information security policies and the measures required by Infrastructure System owners and systems administrators to comply with HWAY policy;

(d)	Document, and implement a change control process as defined in Schedule E (Change Control Procedures);

(e)	Document, and implement incident response procedures;

(f)	Document and implement procedures that segregate duties consistent with security checks and balances;

(g)	Document and implement appropriate controls between development, test and production environment;

(h)	Supplier to assist with documenting and implementing appropriate controls for the systems development life-cycle, including security acceptance testing criteria; and

(i)	Supplier will provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.9	Implement and maintain a robust Virus and vulnerability management program designed to protect HWAY information assets from malicious code, including:

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(a)	Assist HWAY with the implementation of a formal policy to establish compliance with Systems Software licenses and prohibiting the use of unauthorized Systems Software;

(b)
Install and update anti-Virus detection and repair software on the in-scope Wintel Servers and workstations described in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Exhibit 3 to Annex C-3 (End User Computing Equipment);

(c)	Conduct regular reviews of HWAY computing platforms under Supplier managed control to detect the presence of unauthorized software and files;

(d)	Implement controls to scan files prior to opening on Wintel based servers;

(e)	Implement controls to check all e-mail traffic for malicious code or activity; and

(f)	Supplier will provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.10	Implement and maintain a secure and auditable network perimeter, including:

(a)	Manage the in-scope HWAY network perimeter;

(b)	Implement controls to limit the exposure presented to HWAY via the supported network perimeter;

(c)	Implement controls for remote End User access to HWAY resources;

(d)	Implement controls for HWAY business associates that require access to HWAY assets or information;

(e)	Implement controls to proactively monitor and respond to intrusion attempts against the supported HWAY network perimeter;

(f)	Implement controls for the secure routing of HWAY traffic from end-to-end over HWAY owned, controlled, or secured networks (i.e. logical of all HWAY data);

(g)	Implement controls for the secure transmission of sensitive HWAY data as it routes over public networks; and

(h)	Provide information and support for periodic audits performed by HWAY or HWAY third party

1.2.11
As part of the security Services described in Section 1.2.1 herein, participate and maintain a data storage media security program for the on-going protection of HWAY information assets, within Supplier’s facility or under Supplier management to the extent being performed as of the Effective Date by HWAY, including:

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(a)	Develop and implement media handling procedures, including a formal means of sensitive media accountability;

(b)	Implement controls to restrict HWAY information from traveling through wireless devices (wireless routers, wireless access points, wireless handheld devices, etc.);

(c)	Implement data encryption mechanisms for sensitive information at rest and in-transit from HWAY through internal or public networks;

(d)	Assist in the definition of policies reflecting controls to minimize the propagation of HWAY information onto mobile media (if information is written to mobile media it must be encrypted, see above);

(e)	As mutually agreed through the Change Control Procedures, implement mutually agreed policies with regard to saving of HWAY data onto mobile storage media; and

(f)	Provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.12	Work jointly with HWAY to implement and maintain secure and reliable communications between HWAY and all third parties that rely on electronic communications, including:

(a)
Manage agreements between third parties that address the confidentiality, integrity and availability of sensitive information at-rest in and in-transit over the supported environment, including encryption at a level equal to or greater than that employed by Supplier;

(b)	Implement reasonable controls with third parties that address authentication, authorization, controlled access, and auditability of all third-party transactions; and

(c)	Supplier will provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.13	Maintain access controls based on the principle of least-privilege, consistent with HWAY policy, and adherent to regulatory requirements, including:

(a)	Develop and implement a procedure to manage End User accounts on Infrastructure Systems;

(b)	Develop and implement an End User account management program that addresses the principle of least privilege;

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

(c)	Develop and implement an End User registration system that includes granting authorities and Infrastructure System owners;

(d)	Periodically jointly review with HWAY, End User access rights and privileges and map End User accounts with the then-current job description of the End User role;

(e)	Implement access controls on unattended servers and Systems Software;

(f)	Implement network access controls, including controls on third parties with a need to access HWAY Infrastructure Systems;

(g)	Implement controls, in alignment with industry best practices, on secured resources that will capture attempts to circumvent security measures; and

(h)	Supplier will provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.14	Implement and maintain a security design process to integrate HWAY security policies into the Supported Systems implementation and operation life-cycle, including:

(a)	Develop and document a security design methodology to implement security controls during the systems implementation and operation life-cycle;

(b)	Develop clearly identified milestones to test and validate the implementation of security functionality during the systems implementation and operation life-cycle;

(c)	Develop and implement change control procedures as identified in Schedule E (Change Control Procedures);

(d)	Implement and follow systems security design procedures that are consistent with an industry-recognized systems implementation and operation standard (e.g. ISO 17799, NIST, COBIT);

(e)	Implement controls to validate the elimination of any malicious code (e.g. Backdoor or Trojan); and

(f)	Provide information and support for periodic audits performed by HWAY or HWAY third party.

1.2.15
Implement and maintain procedures and practices that adhere to HWAY’s interpretation of all applicable legal and regulatory compliance requirements (through Change Control) and provide information and support for periodic audits performed by HWAY or HWAY third party.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Annex C-5 contains 16 pages

1.3 Security Services Desired Results

HWAY desires certain results from Supplier’s performance which HWAY considers necessary to fulfill its business, risk management, and compliance objectives.  Supplier will, in accordance with the terms of the Agreement, work to achieve such desired results. While Supplier is accountable for meeting the Service Levels, HWAY and Supplier agree that business, risk management and compliance objectives are prioritized over the specific Service Levels and if the Service Levels do not advance HWAY’s business, risk management, and compliance objectives, then HWAY will determine whether or not alternative Service Levels would be more appropriate and submit those proposed Service Levels in accordance with Schedule E (Change Control Procedures). It is understood and agreed that the desired results listed below shall not be read to expand or contract the specific obligations of the Parties. HWAY’s desired results include:

1.3.1	A high level of availability for Infrastructure Systems to meet or exceed Service Levels;

1.3.2 A secure and stable operating environment for all Infrastructure Systems;

1.3.3	A high level of auditability for Infrastructure Systems that meet or exceed Service Levels;

1.3.4 A complete, timely and successful completion of all security Projects;

1.3.5	A proactive identification and implementation of methods and technologies to improve security Services and reduce security costs; and

1.3.6	A security program that maintains HIPAA, SOX, ISO, COBIT, SSAE 16 (formerly SAS 70) and other appropriate regulatory compliance and audit requirements.

1.4 Security Services Constraints

Listed below are certain qualifiers or limitations for security Services. Supplier must take these constraints into account when developing revised pricing pursuant to the terms of the Agreement, developing Project plans, or agreeing to new Service Levels.  Supplier shall abide by all requirements as such requirements are submitted to Supplier through Change Control.

Supplier shall:

1.4.1	use a Systems Software engineering life cycle methodology to analyze, design, construct, test and implement security controls in the supported information systems;

1.4.2
use a project management methodology to analyze, define product specifications, select, test and implement security controls in new information systems developed by a third party as requested through Change Control;

1.4.3	participate in the HWAY governance structure, program or project management meetings, and service delivery effort and adhere to documented HWAY standards for security;

1.4.4
implement technologies and processes to limit access to the supported Infrastructure Systems listed in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) and Exhibit 3 to Annex C-3 (End User Computing Equipment) consistent with HWAY policies;

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Annex C-5 contains 16 pages

1.4.5
implement technologies and processes to monitor Infrastructure Systems security at the network, application, operating system, and database levels, and respond to identified incidents in a timely manner;

1.4.6
respond to requests for information in support of  audits for End User-specific Infrastructure Systems access and aid in the response to periodic access request audits in a timely, accurate and complete manner;

1.4.7	implement Systems Software modifications designed to protect HWAY Infrastructure Systems from malicious code; and

1.4.8	provide that any Systems Software development and maintenance activity the Supplier participates in meets all regulatory requirements identified by HWAY.

2. Responsibility Matrix

Subject to the descriptions contained in this Annex C-5, Supplier and HWAY shall be responsible for the tasks designated with an “X” in the respective columns as set forth in the table below.

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Annex C-6 contains 14 pages

ANNEX C-6

Service Level Definitions

1.0	INTRODUCTION

1.1	Service Level Definitions. The purpose of this Annex C-6 is to set forth the definitions of the Service Levels.

1.2
Precedence of Obligations.  The Parties acknowledge that certain obligations may be set forth in both this Annex C-6 and elsewhere in the Agreement, and that in the event of a conflict, such conflict shall be resolved in accordance with Section 27.9 of the Agreement.

1.3	Section References. Unless otherwise specified, Section references in this Annex C-6 refer to the Sections of this Annex C-6.

1.4	Definitions. Capitalized terms used and not otherwise defined in this Annex C-6 shall have the meaning given to them in the Agreement.

1.5	Service Levels—Introduction

1.5.1	This Annex C-6 sets forth qualitative descriptions for each of the Critical Service Levels (CSL), Key Measurements (KM) and General Performance Indicators (GPI).

1.5.2
The Minimum Service Level and Target Service Level for each item of Critical Service Levels (CSL), Key Measurements (KM) and General Performance Indicators (GPI).are set forth in Annex C-7 (Service Level Matrix).

1.5.3	The Measurement Window for all Service Levels is monthly, unless otherwise noted in Annex C-7 (Service Level Matrix).

1.5.4	All Service Level measurements must be related to the Services and ticket count must be related to the Service Level being measured.

1.5.5	If a user of the Services is not a registered user for the Services or a device is not registered, that user or device is excluded from Service Level measurements.

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Annex C-6 contains 14 pages

2.0	CRITICAL SERVICE LEVEL - (CSL)

2.1	Cross Functional Performance Category

2.1.1	Severity 1 Response

Service Level Description: Percentage of Severity 1 Incidents responded to [______]*.

Measurement Calculation: The elapsed time between the earlier of (i) the moment the Supplier is notified of an Incident or the moment that the Supplier otherwise becomes aware of such Incident, and (ii) the moment the relevant Supplier Personnel accepts the problem ticket relating to such Incident and begins remote or on-site efforts to diagnose and resolve the Incident where the Incident occurred.

2.1.2	Severity 2 Response

Service Level Description: Percentage of Severity 2 Incidents responded to [______]*.

Measurement Calculation:  The elapsed time between the earlier of (i) the moment the Supplier is notified of an Incident or the moment that the Supplier otherwise becomes aware of such Incident, and (ii) the moment the relevant Supplier Personnel accepts the problem ticket relating to such Incident and begins remote or on-site efforts to diagnose and resolve the Incident where the Incident occurred.

2.1.3	Service Request Completion

Service Level Description: Percentage of Service Requests that Supplier delivers within the timeframe set forth in the Service Request Catalog.

Measurement Calculation:  (Number of Service Requests successfully completed within timeframes specified in Service Catalog / Total Number of Service Requests that should have been completed)  *100

2.1.4	IMAC Completed on Time – [______]*

Service Level Description: Percentage of IMACs (Hard and Soft) - Planned (i.e., Non-Project) Completed On-Time [______]*

[______]*

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Annex C-6 contains 14 pages

For purposes of this Service Level, a request for a Hard IMAC or Soft IMAC that involves different items for the same End User shall constitute a single Hard IMAC or Soft IMAC, as applicable, so long as the request for all such items is made on the same IMAC request and such request does not exceed [______]*.

2.1.5	Change Management Effectiveness

Service Level Description: Percentage of Changes that produced a successful result.

Measurement Calculation: [______]*

2.1.6	First Call Resolution

Service Level Description: Percentage of resolvable calls to Service Desk resolved successfully by Service Desk. Parties will mutually agree on resolvable versus non-resolvable calls. Excludes calls that require escalation to a technician or third party to resolve.

Measurement Calculation: (The total number of resolvable calls to the Service Desk that result in first call resolution/ (total number of calls answered by the Supplier’s Service Desk)

2.1.7	Speed to Answer - Voice

Service Level Description: Percentage of calls that have response time less than [______]*.

Measurement Calculation:  (Number of calls responded [______]*)/ Total number of calls responded).

2.2	Incident Management Performance Category

2.2.1	Severity 1 Restore

Service Level Description: Percentage of Severity 1 Incidents restored [______]*.

Measurement Calculation: [______]*

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Annex C-6 contains 14 pages

2.2.2	Severity 2 Restore

Service Level Description: Percentage of Severity 2 Incidents restored [______]*.

Measurement Calculation: [______]*

2.3	Datacenter Performance Category

2.3.1	Availability of production database (clustered)

Service Level Description: [______]*

Measurement Calculation: [______]*

2.3.2	Server Availability (HA Environment)

Service Level Description: [______]*

Measurement Calculation: [______]*

2.3.3	Successful Backup Completion

Service Level Description: [______]*

 Measurement Calculation:  [______]*

2.3.4	Availability of Tier-1 Storage

Service Level Description: [______]*

 Measurement Calculation:  [______]*

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Annex C-6 contains 14 pages

2.4	Messaging Performance Category

2.4.1	Availability of Microsoft Exchange Service

Service Level Description: [______]*

Measurement Calculation: [______]*

2.4.2	Availability of Mobile Services

Service Level Description: [______]*

Measurement Calculation: [______]*

2.5	ADM Performance Category

2.5.1	Application Serviceability – Tier 1

Service Level Description: [______]*

Measurement Calculation: [______]*

2.5.2	Performance to Schedule

Service Level Description: [______]*

Measurement Calculation: [______]*

2.5.3	Application Reliability – Tier 1

Service Level Description: [______]*

Measurement Calculation: [______]*

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Annex C-6 contains 14 pages

2.5.4	Application Availability – Tier 1

Service Level Description: [______]*

Measurement Calculation: [______]*

2.5.5	Performance to Budget (+/- 5% variance)

Service Level Description: [______]*

Measurement Calculation: [______]*

2.5.6	Incident Response

Service Level Description: [______]*

Severity 1—[______]*

Severity 2—[______]*

Severity 3—[______]*

Measurement Calculation: [______]*

2.5.7	Application Transaction Processing Time

Service Level Description: [______]*

Measurement Calculation:  [______]*

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Annex C-6 contains 14 pages

3.0	KEY MEASUREMENTS – (KM)

3.1	Cross Functional Performance Category

3.1.1	Severity 3 Restore

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.2	Severity 4 Restore

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.3	Patch Management

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.4	Asset Decommissioning Process

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.5	Security ID Management

Service Level Description: [______]*

Measurement Calculation: [______]*

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Annex C-6 contains 14 pages

3.1.6	Severity 1 & 2 Root Cause Analysis Completed

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.7	Speed to Answer - Chat

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.8	Speed to Answer – Web Portal

Service Level Description: [______]*

Measurement Calculation: [______]*

3.1.9	Service Desk will be available and fully functional during Scheduled Hours

Service Level Description: [______]*

Measurement Calculation: [______]*

3.2	Datacenter Performance Category

3.2.1	Server Availability (Non-HA Environment)

Service Level Description: [______]*

Measurement Calculation: [______]*

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Annex C-6 contains 14 pages

3.2.2	Server Availability (Remote Environment)

Service Level Description: [______]*

Measurement Calculation: [______]*

3.2.3	Disaster Recovery Services

Service Level Description: [______]*

Measurement Calculation: [______]*

3.2.4	Successful implementation of scheduled changes within the scheduled Maintenance Window

Service Level Description: [______]*

Measurement Calculation: [______]*

Maintenance Window: Sunday 12:01AM CT to Sunday 6:00AM CT or as otherwise agreed

3.3	ADM Performance Category

3.3.1	Application Serviceability – Tier 2

Service Level Description: [______]*

Measurement Calculation: [______]*

3.3.2	Application Reliability – Tier 2

Service Level Description: [______]*

Measurement Calculation: [______]*

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Annex C-6 contains 14 pages

3.3.3	Application Availability – Tier 2

Service Level Description: [______]*

Measurement Calculation: [______]*

3.3.4	Application Patches

Service Level Description: [______]*

Measurement Calculation: [______]*

3.3.5	Provide successful completion of scheduled batch jobs in the data center environment

Service Level Description: [______]*

Measurement Calculation: [______]*

[______]*

3.3.6	Performance to Schedule

Service Level Description: [______]*

Measurement Calculation: [______]*

4.0	GENERAL PERFORMANCE INDICATORS – (GPI)
(reporting only measurements-cannot be promoted to KM or CSL category)

4.1	Cross Functional Performance Category

4.1.1	Rating from Customer Satisfaction survey

Service Level Description: [______]*

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Annex C-6 contains 14 pages

Measurement Calculation: [______]*

4.2	Datacenter Performance Category

4.2.1	Availability of Tier-2 Storage

Service Level Description: [______]*

Measurement Calculation: [______]*

4.3	Network Performance Category

4.3.1	Availability of Cisco IP Telephony, VoIP, components by Service (e.g., CallManager Service, Gateway, Voicemail Service), not including handsets

Service Level Description: [______]*

Measurement Calculation: [______]*

[______]*

[______]*

[______]*

4.4	ADM Performance Category

4.4.1	User Acceptance Testing Defect Density

Service Level Description: [______]*

Measurement Calculation: [______]*

4.4.2	User Acceptance Testing Defect Removal Efficiency

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Annex C-6 contains 14 pages

Service Level Description: [______]*

Measurement Calculation: [______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Annex conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Annex C-7 contains 4 pages

ANNEX C-7

SERVICE LEVEL MATRIX

See attached.

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Annex C-7 contains 4 pages

Healthways

Annex C-7
Service Level Matrix

CRITICAL SERVICE LEVELS (CSL)

[______]*

Healthways

Annex C-7
Service Level Matrix

KEY MEASUREMENTS (KM)

[______]*

Healthways

AnnexC-7
Service Level Matrix

GENERAL PERFORMANCE INDICATORS (GPI) – non-promotable reporting only

[______]*

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Schedule D contains 111 pages

SCHEDULE D

PRICING FORM

See attached.

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Schedule D contains 111 pages

Healthways

SCHEDULE D – PRICING FORMS

[______]*

HP ADM Rate Card – Billing Level Structure Level of Subject Matter Knowledge	Experience

Intermediate level of subject matter knowledge	Min 2 years
Developed subject matter knowledge	Min 4-6 years
Advanced subject matter knowledge	Min 8-10 years
Unique mastery on relevant subject matter knowledge	Min 10-12 years
Management and Advanced subject matter knowledge	Min 10yrs & min 3 yrs mgmt
Management and Expert subject matter knowledge	Min 12yrs & min 5 yrs mgmt

[______]*

Position Level	Representative Job Titles	Skills	Experience
ADM

1	Project Manager
Project Managers provide overall leadership for a Project. They develop schedules, milestones, resource requirements and staffing plans to achieve project deliverables. They allocate tasks among team members and assess team progress toward project objectives. They monitor progress, recognize and help resolve technical problems. They serve as the primary point of contact with client technical management. Provide regular status reports and briefings. They assure recognition of project changes and execution of related change control procedures. They manage the project resources, including customer and contractor as required.
4 - 6 years in level and role, 15 years minimum overall
2	Senior Analyst
Prepares, reviews, approves, and executes associated validation protocols and related documents. They identify functional requirements and performance specification. Project Management activities will include organizing the validation teams, driving user and technical documentation, tracking deviations, and reporting on the progress of the project to management. This position will prepare, review, approve, and execute validation protocols for computer systems validation projects as well as provide Project Management leadership to the computer systems validation projects.
5 years validation experience 2 years experience as validation team lead
3	Analyst
Responsible for planning, organizing, developing and implementing computer information systems to meet user specifications. The work involves systems analysis and design, planning for short and long range information systems needs, and preparing documentation of program development
1-4 year IT experience
4	Senior QA Analyst
Establishes and promotes quality assurance practices for projects; including all standards, procedures, testing, training, checklists, templates, guidelines, developing, designing and implementing a quality process/system as well as a problem resolution system for the project; assist in root cause analysis and elimination; establish and maintain standards, procedures, checklists, templates, guidelines, plans and samples consistent with Quality Assurance testing and best practices
5 years validation experience

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Schedule D contains 111 pages

5	QA Analyst
Utilizes and promotes quality assurance practices for projects; including all standards, procedures, testing, training, checklists, templates, guidelines, developing, designing and implementing a quality process/system as well as a problem resolution system for the project; assist in root cause analysis and elimination; establish and maintain standards, procedures, checklists, templates, guidelines, plans and samples consistent with Quality Assurance testing and best practices
1-4 years validation experience
6	Technical Lead
Directs and mentors junior resources and small development teams through the full life cycle. Works with the overall manager to ensure project plans are accurate, properly resourced and that key deliverables are on target. Works within a matrixed team environment and is not required to "career manage" any resources
5 years IT experience 3 years experience as technical team lead
7	Senior Developer
Directs and mentors junior resources and small development teams through the full life cycle. Works with the overall manager to ensure project plans are accurate, properly resourced and that key deliverables are on target. Works within a matrixed team environment and is not required to "career manage" any resources
5 years IT experience
8	Developer	Hands on technical problem solving for one or more applications. Hands on technical development for one or more applications	1-4 years IT experience
9	Validation Lead
Prepares, reviews, approves, and executes associated validation protocols and related documents. Project Management activities will include organizing the validation teams, driving user and technical documentation, tracking deviations, and reporting on the progress of the project to management. This position will prepare, review, approve, and execute validation protocols for computer systems validation projects as well as provide Project Management leadership to the computer systems validation projects.
5 years validation experience 2 years experience as validation team lead

[______]*

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Schedule D contains 111 pages

HP Infrastructure Rate Card – Billing Level Structure Level of Subject Matter Knowledge	Experience

Basic subject matter knowledge	0 – 2 years
Intermediate level of subject matter knowledge	Min 2 years
Developed subject matter knowledge	Min 4-6 years
Advanced subject matter knowledge	Min 8-10 years
Unique mastery on relevant subject matter knowledge	Min 10-12 years
Management and Advanced subject matter knowledge	Min 10yrs & min 3 yrs mgmt
Management and Expert subject matter knowledge	Min 12yrs & min 5 yrs mgmt

[______]*

Skills	Experience

This position is designed for those who have senior level consultation expertise in a specific and defined area of systems. This position will have current subject matter experience not only in strategic vision, design and development but also in current deployment practices. He/she will have contacts within the industry that will allow for continuous updating of industry practice information. The key competency may include functional business expertise or area of technology experience e.g., web architecture and identity management.
5+ years in level and role, 20 years minimum overall
This position is designed for those who have extensive industry experience with process development and improvement. The consultant will be involved working directly with teams and providing deliverables as their work assignments. Tasks will be at a subordinate level to a Sr. Consultant although centered on similar areas of subject matter expertise. This will not be a team leader or a coprocess owner position. However he/she may for short periods of time perform such duties. This position will be functional in the other areas of meeting coordination, presentation preparation and research of best practices. The key competency may include functional business expertise or area of technology experience e.g., web architecture and identity management.
2 - 5 years in level and role, 7 years minimum overall

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Schedule D contains 111 pages

Project Managers provide overall leadership for a Project. They identify functional requirements and performance specification. They develop schedules, milestones, resource requirements and staffing plans to achieve project deliverables. They allocate tasks among team members and assess team progress toward project objectives. They monitor progress, recognize and help resolve technical problems. They serve as the primary point of contact with client technical management. Provide regular status reports and briefings. They assure recognition of project changes and execution of related change control procedures. They manage the project resources, including customer and contractor as required.
4 - 6 years in level and role, 15 years minimum overall
Trained professional staff capable of providing information resource planning, selecting, budgeting and administering. This technical support includes capacity planning and management, performance analysis, architecture development, systems analysis, Equipment and Software evaluation and quality planning and implementation. Equipment configuration and installation planning to define connectivity, Software support and Equipment.
2 - 5 years in level and role, 5 years minimum overall
Information Technology Professionals provide a broad range of skills in design, development, implementation, support and maintenance of application solutions and database management systems. They coordinate database design, development and administration. They provide data and processing modeling, application integration and application design, build, test and roll-out. They plan, organize and design systems with advanced technologies. They select development technologies and tools and tailor them to the specific requirements, developing standards for their use. Serve as the source for expert information on the development process. They advise in technology selection and collaborate to define processing, storage and other resource dependencies.
2 - 5 years in level and role, 5 years minimum overall
System programming is a trained professional staff capable of performing System Software programming for Systems and Networks and to perform a variety of Software support functions pertaining to third party-supplied or client developed System Software and program products. Included are modifications to the Operating System and utilities, analyzing System Software problems and writing utility programs extensions to the Operating System, Software planning and troubleshooting, computer utilization and performance management. Supported Operating Systems will include MVS, UNIX, Microsoft Windows, Tandem Guardian OS, Palm OS and Linux.
2 - 5 years in level and role, 7 years minimum overall
Systems management is a trained professional staff capable of managing computer systems and networks and performing all support functions related to the management of computer systems. Included are End-User support, training of operations personnel, planning computer installations and developing operating procedures and practices, managing end-user accounts and recommending configuration changes.
2 - 5 years in level and role, 5 years minimum overall
Admin support is a trained professional staff to provide data entry, print/plotter and I/O support functions.	1 - 3 years minimum in level and role, 3 years minimum overall

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Schedule D contains 111 pages

Database administrators shall provide application development support for database management, logical and physical database design, utilities for access control, database reorganization, data integrity, data recovery, image copies and optimization. Database administrators shall also provide support for the definition, creation, and support of the data residing in the database management system, including the data schemas at the application level and data dictionary, which includes data definitions, other metadata, and support of the data environment.
2 - 5 years in level and role, 7 years minimum overall
Under direct supervision, network engineers deploy and support a specific corporate I/S engineering platform (e.g., network, desktop, server). They support the Senior Systems and Network Analyst in the coordinated integration and implementation of key infrastructure components. Network engineers’ key customers include all internal users of specific platforms. In addition to following client policies and procedures, principal accountabilities of network engineers include, but are not limited to:
Accountability for a specific engineering platform product, including planning, testing, deployment, service and support, enhancements, and product retirement.
Providing input into product plans for platform area.
Using performance metrics and tools to ensure maximum reliability and availability of platform resources.
Enforcing guidelines for approved platform-specific products. Implements security solutions across the platform.
Participating in providing engineering, development, deployment, and support for worldwide I/S organization.
Communicating to I/S management how changes in the Infrastructure environment impact their platform
4 - 6 years in level and role, 10 years minimum overall

[______]*

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Annex D-1 contains 14 pages

ANNEX D-1
RESOURCE UNIT DEFINITIONS

INTRODUCTION

This is Annex D-1, Resource Unit Definitions, to the Agreement. This Annex D-1 describes the measures of resource utilization and the tracking of such utilization for the Services.

I.	DEFINITIONS

Terms used herein but not otherwise defined in Schedule A (Definitions) shall have the meanings ascribed to them below:

“Add/Change” means the addition, deletion or change of a component of Equipment or Software, and includes all associated tasks described in the applicable Schedule, Annex or Exhibit.

“Install” means the installation and/or removal of Equipment or Software, and includes all associated tasks described in the applicable Schedule, Annex or Exhibit.

“Move” means the relocation of Equipment and includes all associated tasks described in the applicable Schedule, Annex or Exhibit.

“IMAC” means Installs, Moves, Adds or Changes. For clarity: (i) IMACs do not include activities that can be performed without a physical visit to an End User or a HWAY service location (e.g., remote Software updates); (ii) all activity related to the Install, Move, Add or Change of a piece of hardware or Software shall be counted as a single IMAC in relation to any one End User regardless of the number of location visits or other activities required to complete a specific IMAC; provided, however, that if multiple visits are a result of HWAY failure to perform its responsibilities with regard to the IMAC, then charges for multiple visits will apply; (iii) all activities performed during a single location visit to each End User, including all Installs, Moves, Adds or Changes relating to a single IMAC Resource Unit (e.g. Voice IMAC, LAN IMAC, End User Compute IMAC) shall be charged a single IMAC; provided, however, that if multiple visits are a result of HWAY failure to perform its responsibilities with regard to the IMAC, then charges for multiple visits will apply; and (iv) if activities performed in a single location visit include activities relating to multiple IMAC Resource Units (e.g. Voice IMAC and LAN IMAC) then HWAY shall be charged multiple IMACs but no more than one IMAC for each type of IMAC Resource Unit relating to the activities completed for each End User. End User Moves between service locations shall not be considered a single Move resulting in a single IMAC charge. Rather, such a move would result in an IMAC for the de-installation relating to each applicable IMAC Resource Unit (e.g. Voice IMAC, LAN IMAC and End User Compute IMAC) from the existing site and another IMAC for the installation at the new site relating to each applicable IMAC Resource Unit (e.g. Voice IMAC, LAN IMAC and End User Compute IMAC), assuming that all such services are performed by Service Provider and/or its subcontractors.

“Operational” means, with respect to a personal computer or smartphone/handheld device, the point in time after which installation and configuration of the unit by Supplier have occurred and the unit is operating in accordance with manufacturer specifications.

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“Support” means labor, hardware maintenance (if applicable) and operating system software maintenance as required for Supplier to perform or provide the Services. To the extent that third party hardware maintenance is not provided for any Equipment, Support will not include third party hardware maintenance for purposes of calculating ARCs/RRCs.

“Total Help Desk Authorized Users” means End Users of the helpdesk services as set forth in Schedule D (Pricing Form) under Help Desk Authorized User Baseline which is calculated as the number of active logon IDs issued by HWAY to End Users, less any administrative IDs, training IDs, batch IDs, and multiple logon IDs issued to a single End User.

“Productive Hour” means an hour of work expended by Supplier Personnel performing Application Maintenance, Enhancement or Development functions corresponding to the Application Management Services roles and responsibilities that are more fully set forth in Annex C-2 to Schedule C (ADM Services Agreement).  For clarification, time related to company holidays, vacation, leaves of absence, illness, training or other Supplier administrative activities are not considered Productive Hours.

II.	Resource baselines

The Monthly Resource Baseline Volumes for each month of the Term are set forth in Schedule D (Pricing Form).

III.	APPLICATION DEVELOPMENT AND MAINTENANCE

A.	ADM Services - Application Maintenance

“Application Maintenance Services” are the set of tasks that are performed within the amount of monthly hours designated to keep the in-scope applications performing as designed by the manufacturer of the application and available according to the Parties’ agreed availability metric(s).  Application Maintenance Services will restore service to in-scope applications after Incidents and will identify errors and enhancements to minimize future Incidents arising from the applicable application.  Application Maintenance Services do not include the effort necessary to execute the proposed Projects required to implement identified programming changes to in-scope applications; instead such efforts will be included in the Application Enhancement pool.

Base Charges for the Application Maintenance Services portion of the application management Services are more fully set forth in Schedule D (Pricing Form) as applied to the list of applications set out in Schedule Q (HWAY Software). Base Charges for Application Maintenance Services shall not include any Charges involving enhancements. Also set forth in Schedule Q (HWAY Software), and subject to provisions set forth in section 2.5 of Annex D-2 ( Pricing Provision) is the information detailing the level of effort required to perform Application Maintenance Services for the in-scope applications, which correspond to the Baseline for the Application Maintenance Base Charge. Monthly Application Maintenance Base Charges are set forth in Schedule D (Pricing Form).

B.	Application Enhancement Pool

The “Application Enhancement Pool” is a defined level and mix of personnel that are engaged to make changes to the in-scope applications. The Enhancement Pool is used to:

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•	complete application modifications to those applications which were identified in the Application Maintenance Services as requiring correction of errors, increased stability and/or supportability;

•	complete data analysis, data entry and reconciliation tasks; and

•	support fluctuating demand such as approved application change requests, data intake, client implementations and migrations

The Application Enhancement Pool provides for flexibility in managing fluctuating short term demand by HWAY. This flexibility is accomplished through monthly planning sessions between the Parties whereby resources can be adjusted according to demand subject to a [______]* day notification period as outlined in Annex D-2 (Pricing Provision). Upon mutual agreement of the Parties, portions of the Application Enhancement Pool can be repurposed for other application efforts.

Base Charges pertaining to the application enhancements portion of the application management Services roles and responsibilities are more fully set forth in Schedule D (Pricing Form). Subject to the [______]* resource planning requirement set forth in Annex D-2 (Pricing Provision), and to the Minimum Revenue Commitment, HWAY will be allowed to adjust the consumption of Productive Hours on the Resource Baseline for Application Enhancements by up to [______]* with at least [______]* notice, and by up to [______]* with at least [______]* notice. Any such revisions to the Resource Baseline for Application Enhancement will result in a new Application Enhancement Baseline which will be referred to as the “Revised Application Enhancement Baseline”.  It is understood that any reduction or increase to the Application Enhancement Pool will result in a corresponding increase or reduction in the volume of Services provided by the Enhancement Pool.

The Resource Unit for the application Enhancement Base Charge is a Productive Hour of work expended by one Provider Personnel performing Enhancements. Monthly Enhancement Base Charges are set forth in Schedule D (Pricing Form).

C.	ADM Services-Application Development Pool

The “Application Development Pool” is a defined level and mix of personnel that are engaged in strategic projects defined in the Parties’ annual roadmap planning process. The Application Development pool is designed to provide resources to perform work of a nature which is characterized by long term demand and high predictability.  Upon mutual agreement of the Parties, portions of the Application Development Pool can be repurposed for other Application effort.

Base Charges pertaining to the Application Development Services portion of the Application Management Services roles and responsibilities are more fully set forth in Schedule D (Pricing Form), and will be based on the agreed to level of Productive Hours.

The Resource Unit for the application Development Base Charge is a Productive Hour of work expended by Supplier Personnel performing Development as outlined in the Resource Baseline set forth in Schedule D (Pricing Form). Monthly Development Base Charges are set forth in Schedule D (Pricing Form).

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IV.	data center

A.	Servers

1.
A “Unix/Linux or Wintel Instance is an Operating System Instance”, or “OSI” and shall mean a unique instance of an operating system running on a Server and all related software. Each physical and virtual Instance is counted as a separate OSI.  Instances in a clustered configuration (nodes) shall be deemed to be discrete Instances.

Resource usage for this category will be measured as the aggregate number of / OS Instances

2.
Unix and Linux Database Uplift: Database Management support provides the processes to install and support the Database Management Software (DBMS) software environment. Database Management support provides those services required to maintain the system-level components of the database.

Resource usage for Database Uplift will be measured as the aggregate number of servers requiring Database Management support.

3.
Unix and Linux High Availability Uplift: Cluster Management provides processes to deliver a High Availability (HA) server layer solution by configuring and clustering the servers together.  This service is delivered through the installation and maintenance of the system software and related tools, and database and application software that is required to provide a HA server configuration solution.

Resource usage for High Availability Uplift will be measured as the aggregate number of OSI’s configured in managed clusters.

4.
Unix and Linux Application Uplift:  Application Monitoring provides the operational support to monitor application events/alerts. Application Monitoring assumes standard third-party agent configurations will be applied. The creation and or testing of custom programming or scripting will be provided as an ad hoc option available for an additional cost at the time the service is rendered.

Resource usage for Application Uplift will be measured as the aggregate number of OSIs being provided operational support to monitor application events/alerts.

5.
Unix and Linux Middleware Uplift:  Application Management provides the operational and management processes to support middleware applications. Activities consist of middleware application build and test, middleware application management, and third-party supplier patch management support.

Resource usage for Middleware Uplift will be measured as the aggregate number of Middleware instances receiving application management support.

6.
Wintel Database Uplift:  Database Management support provides the processes to install and support the Database Management Software (DBMS) software environment. Database Management support provides those services required to maintain the system-level components of the database.

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Resource usage for Database Uplift will be measured as the aggregate number of servers requiring Database Management support.

7.
Wintel High Availability Uplift:  Cluster Management provides processes to deliver a High Availability (HA) server layer solution by configuring and clustering the servers together.  This service is delivered through the installation and maintenance of the system software and related tools, and database and application software that is required to provide a HA server configuration solution

Resource usage for High Availability Uplift will be measured as the aggregate number of OSI’s configured in managed clusters.

8.
Wintel Application Uplift:  Application Monitoring provides the operational support to monitor application events/alerts. Application Monitoring assumes standard third-party agent configurations will be applied. The creation and or testing of custom programming or scripting will be provided as an ad hoc option available for an additional cost at the time the service is rendered.

Resource usage for Application Uplift will be measured as the aggregate number of OSIs being provided operational support to monitor application events/alerts.

9.
Wintel Middleware Uplift:  Middleware Application Management provides the operational and management processes to support middleware applications. Activities consist of middleware application build and test, middleware application management, and third-party supplier patch management support.

Resource usage for Middleware Uplift will be measured as the aggregate number of Middleware instances receiving application management support.

10.	The Server Instance and Uplift Baseline set forth in Schedule D (Pricing Form) reflect the quantity of Resource Units (Instances and Uplifts) included in the Base Charge.

11.	ARCs and RRCs apply to these categories

a.	The ARC contains Support only.

b.	The RRC contains Support only.

B.	Server Storage

1.
“Departmental SAN” or “DSAN” means standard storage area network delivery, using tools and equipment for providing basic SAN services.  Basic backup strategies are deployed (e.g., daily incremental backups of critical data, and weekly full volume backups of all data).  Data protection as defined by storage tier for the most critical data elements [______]*.

2.
“Standard Enterprise SAN” or “ESAN” means all DSAN capabilities, plus improved availability and performance delivery through the utilization of hardware high-availability options, data protection as defined by storage tier, and larger cache memory allocations. The Parties agree that the EMC Clarion equipment as configured as of the Effective Date falls under the Standard Enterprise SAN Resource Unit.

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3.
“Departmental NAS” or “DNAS” means all standard DNAS capabilities, which includes access to storage via NFS or CIFS networking protocols.  CIFS protocol is typically used for Windows machines, while NFS is typically used by UNIX and LINUX servers.

4.
“BUR Storage” means a storage environment consisting of backup-to-disk, backup-to-tape, or a backup environment consisting of a virtual library system (VLS) which contains both disk and tape.  Disk-based backup solutions are much faster than tape-based backup systems because the disk media does not have the inherent mechanical inefficiencies of tape where the tape has to fast-forward or rewind in order to locate the appropriate place on tape to read or write data.  Disk-based solutions can reposition the disk head directly to the location on disk where the data resides, and then transfer data at a much greater rate than most tape solutions.

5.
“Archive Storage” means a platform for storing data that is not changing.  The idea is to use less expensive storage which has built-in retention capabilities so that the data stored on the archive platform can be protected from alteration for the entire retention period.

6.
Resource usage for these categories will be measured up to once daily and charged based on the highest such measurement during each month of the number of Allocated Gigabytes of disk storage utilized as determined using a mutually agreed automated tool.

7.
One (1) Raw Allocated Gigabyte of Storage equals one (1) Resource Unit.  A Raw Allocated Gigabyte is equal to one Gigabyte (or 1 billion bytes) of storage that has been assigned to a server, but is measured prior to any type of RAID (redundant array of independent disks) protection.  Typically, what is allocated to a server is logical disk drive that is protected using some level of RAID technology (RAID5, RAID1/0, RAID6, etc).  However, since these various RAID strategies provide different quantities of useable space, Supplier uses a Raw calculation, which is storage prior to RAID protection, as a way of measuring a neutral measurement criteria

8.	The Server Storage Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Storage Resource Units included in the Base Charge.

9.	ARCs and RRCs apply to this category.

a.	The ARC contains Support only.

The RRC contains Support only.

V.	End user computer

A.	“End User Computer Services” means the services to support End User computing, including software.

1.	Desktop Computers and Laptop Computer Baselines are set forth in Schedule D (Pricing Form).

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2.	Resource Usage for Desktop Computers, Laptop Computers and Thin Client devices will be the number of supported devices.

3.
One (1) Desktop Computer or Thin Client device equals one (1) Resource Unit.  A “Desktop Computer” or “Thin Client device” shall mean a device that (i) is not designed and engineered for portability (ii) that consists of a central processing unit, memory, storage, an external keyboard, pointing device and external monitor and will generally be positioned in a fixed location, (iii) runs HWAY’s defined standard operating environment, and (iv) the hardware and software meet HWAY’s defined standard configurations and architecture.

4.
One (1) Laptop Computer or Thin Client device equals one (1) Resource Unit. A “Laptop Computer” shall mean a portable device configuration that: (i) is designed and engineered as transportable; (ii) that consists of a central processing unit, memory, storage, built-in keyboard, pointing device, network broadband and WiFi, and a built-in monitor; (iii) is frequently transported by users and will run in a variety of locations including the office, home, HWAY’s sites and other temporary accommodation; (iv) frequently includes a docking station, external keyboard, external pointing device and external monitor as specified by the agreed standard configuration; and (v) runs HWAY’s defined standard operating environment, and the hardware and software meet HWAY’s defined standard configurations and architecture.

5.	The Desktop Computer and Laptop Computer Baselines are set forth in Schedule D (Pricing Form), and reflect the quantity of End User Desktop Computers and Laptop Computers included in the Base Charge.

6.	ARCs and RRCs apply to this category.

a.	The ARC contains Support only.

b.	The RRC contains Support only.

B.	“VIP Support” means the services to support selected End Users, as described in Annex C-3 (Infrastructure Services Agreement).

1.	The VIP Support Baselines are set forth in Schedule D (Pricing Form).

2.
Resource Usage for VIP Support will be the number of End Users designated and approved for VIP Service.  One (1) VIP End User equals one (1) Resource Unit.  The VIP Service Baseline set forth in Schedule D (Pricing Form) reflects the quantity of VIP End Users included in the Base Charge.

3.	ARCs and RRCs apply to this category.

2.	The ARC contains Support only.

3.	The RRC contains Support only.

C.
In those instances where multiple IMACs are going to be performed at the same location at essentially the same time, HWAY should request that Supplier provide Project IMAC pricing that will provide HWAY a lower price than the sum of the quantity of IMACs consumed times the stated IMAC rate.  The volume at which Project IMAC pricing must be provided by Supplier is established at five (5) or more IMACs.

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1.
A single IMAC includes determining requirements, procurement, scheduling, setup/staging, coordinating cabling, delivery, testing, user orientation, asset management and quality assurance.  Troubleshooting, break/fix, repair, the installation of necessary software patches and other day-to-day support activities are not included in the definitions of Install, Move, Add/Change and do not constitute an IMAC.

2.
Installs, Moves, Adds and Changes resulting from the execution of the plans set forth in Annex C-4 to Schedule C (Transition Services Agreement), Exhibit 1 to Annex C-4 (Transition Framework), the Transition Plan, Schedule B (In-Flight and Transformation Projects), or Schedule K (Technology Plan) shall not be counted as an IMAC.

3.	One (1) accepted IMAC equals one (1) Resource Unit.

4.	IMAC Baselines set forth in Schedule D (Pricing Form) reflects the quantity of IMACs Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

D.
“Thin Client Device” means a computing device in the HWAY environment whose main or sole functions is to process keyboard and mouse input and screen output and which accesses most or all application programs and data from a central server via a network.

1.	The Thin Client Device Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of Thin Client Devices supported.

3.	One (1) Thin Client Device equals one (1) Resource Unit.

4.	The Thin Client Device Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Thin Client Device Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

G.	“Email” means an active email account.

1.	The Email Baseline is set forth in Schedule D (Pricing Form).

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2.	Resource Usage for this category will be measured as the aggregate number of active / enabled Email Accounts supported.

3.	One (1) active Email Account equals one (1) Resource Unit.

4.	Email Account Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Email Accounts Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

H.
“Mobile Devices” means wireless handheld personal devices and support services as described in Annex C-3 (Infrastructure Services Agreement). For clarification, Mobile Devices also includes devices like smartphones, PDAs, and iPhones.

a.	One (1) Mobile Device equals one (1) Resource Unit

b.	Resource Usage for this category will be measured as the aggregate number of Mobile Devices supported.

c.	The Mobile Device Baseline set forth in Schedule D (Pricing Form), reflects the quantity of Mobile Devices included in the Base Charge.

d.	ARCs and RRCs apply to this category.

e.	The ARC contains Support only.

f.	The RRC contains Support only.

I.
“Application Packaging” support services is set forth in Annex C-3 (Infrastructure Services Agreement), and is a package for a single application with a single language (or a Microsoft multilingual user interface), where all application components can be installed with a single Microsoft Installation.  If an application has multiple components that must be packaged separately, then each component package is a separate package.  Each update/revision to a package counts as a separate package.  Packaging of applications for automated installation includes Microsoft Installation packaging and packaging for virtualization.  Application packages are (i) tested to ensure that they can be delivered with HWAY’s software distribution/management system, (ii) tested against a single platforms (OS images) in HWAY’s environment, and (iii) tested for successful installation in a Citrix-TS environment. The Application Packaging services are based on Supplier standard tools and are classified as Basic, Minor, Medium or Complex according to the complexity of the packaging tasks. Supplier classifies package complexity at its sole discretion. Where Application Packaging tasks exceed the level of complexity of a complex package, HWAY will be advised and these packaging tasks will be handled as project work.  For clarification, the Application Packaging Resource Unit does not include Life Cycle service.  It is the service to provide packaging requests and conduct user acceptance testing.

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a.	One (1) Application Package Request equals one (1) Resource Unit

b.	Resource Usage for this category will be measured as the aggregate number of Basic, Minor, Medium or Complex Application Packaging Requests.

c.	The Application Packaging Request Baseline set forth in Schedule D (Pricing Form), and reflects the quantity of Application Packaging Requests included in the Base Charge.

d.	ARCs and RRCs apply to this category.

e.	The ARC contains Support only.

f.	The RRC contains Support only.

J.	“Help Desk Authorized User” means an End User of the Help Desk services.

1.	The Help Desk Authorized User Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of Help Desk Authorized Users in a given month.

3.	One (1) Help Desk Authorized User equals one (1) Resource Unit.

4.	Help Desk Authorized User Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Help Desk Authorized User Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support and Service Provider leveraged Help Desk Hardware.

b.	The ARC contains Support and Service Provider leveraged Help Desk Hardware.

VI.	network

1.
“Small Router” means a network device which  has the characteristics of one or all of the following: (i) a router with limited interfaces and basic layer 3 services (e.g. EIGRP, BGP, WAN/VPN spoke); and (ii) other network devices performing basic layer 3 functions.  A Small Router is considered active when it is installed and activated for use and authorized for use by HWAY.

2.	“Medium Router” means a network device with similar characteristic of a small router however with greater bandwidth/processing density support

3.
“Large Router” means a network device which has the characteristics of one or all of the following devices: (i) a router with multiple interfaces and/or complex services enabled (e.g. WAN/VPN headend, voice gateway); and (ii) other network devices performing layers 4-7 functions, (e.g. load balancers).   A Large Router is considered active when it is installed and activated for use and authorized for use by HWAY.

A.

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1.	Resource usage for these three (3) Resource Units will be measured as the aggregate number devices

2.	One (1) Router equals one (1) Resource Unit.

3.	The Baseline for each Router is set forth in Schedule D (Pricing Form).

4.	The Baseline for each Router is set forth in Schedule D (Pricing Form) reflects the quantity of Resource Units for each Router included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

5.	“Remote Access / VPN Subscriber” means a unique End User of virtual private networking technology.

1.	The VPN Subscriber Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of VPN Subscribers in a given month.

3.	One (1) VPN Subscriber equals one (1) Resource Unit.

4.	VPN Subscriber Baseline set forth in Schedule D (Pricing Form) reflects the quantity of VPN Subscriber Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

~~6.~~	“Firewalls” means a device or appliance used to prevent intrusion into the network, placed at the egress of the network to un-trusted environments.

1.	The Firewall Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of Firewalls in a given month.

3.	One (1) Firewall equals one (1) Resource Unit.

4.	Firewall Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Firewall Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

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a.	The RRC contains Support.

b.	The ARC contains Support.

d.
WAN Accelerator. WAN optimization seek to accelerate a broad range of applications accessed by distributed enterprise users via eliminating redundant transmissions, staging data in local caches, compressing and prioritizing data, and streamlining chatty protocols. WAN optimization also helps avoid packet delivery issues common in shared WAN environments, like MPLS and Internet VPN.

i.	The WAN Accelerator Baseline is set forth in Schedule D (Pricing Form).

ii.	Resource Usage for this category will be measured as the aggregate number of WAN Accelerator devices in a given month.

iii.	One (1) WAN Accelerator device equals one (1) Resource Unit.

iv.	WAN Accelerator Baseline set forth in Schedule D (Pricing Form) reflects the quantity of WAN Accelerator Resource Units included in the Base Charge.

v.	ARCs and RRCs apply to this category.

1.	The RRC contains Support.

2.	The ARC contains Support.

7.
“Small Switch” means an installed network device that filters and forwards packets across a network making it more efficient than a normal hub.  A small switch has the characteristics of one or all of the following: (i) a device that performs basic layer 2 switching functions (e.g. non-modular/non-stacked switches); (ii) a network appliance such as a NIPS, NIDS, DNS/DHCP Server, or wireless LAN controller; and (iii) other network devices performing basic layer 2 functions.  A Small Switch is considered active when it is installed and activated for use and authorized for use by HWAY.

8.	“Medium LAN Switch.” A Medium LAN Switch has similar characteristics of a Small Switch with greater port density and processing.

9.
“Large Switch” means an installed network device that filters and forwards packets across a network making it more efficient than a normal hub A Large Switch  has the characteristics of one or all of the following devices: (i) a switch performing layer 2 switching and layer 3 routing functions; and (ii) a modular chassis switch or stackable switch in a stacked configuration. A Large Switch is considered active when it is installed and activated for use and authorized for use by HWAY.

1.	Resource usage for these three (3) Resource Units will be measured as the aggregate number devices

2.	One (1) Switch equals one (1) Resource Unit.

3.	The Baseline for each Switch is set forth in Schedule D (Pricing Form).

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4.	The Baseline for each Switch is set forth in Schedule D (Pricing Form) reflects the quantity of Resource Units for each Switch included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

10.	“Wireless Access Point” means a device that connects into the HWAY environment that receives signals from other wireless devices and enables such wireless devices to gain access to HWAY environment.

1.	The Wireless Access Point Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of Wireless Access Points in production in a given month.

3.	One (1) Wireless Access Point equals one (1) Resource Unit.

4.	Wireless Access Point Baseline set forth in Schedule D (Pricing Form) reflects the quantity of Wireless Access Point Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

11.	“VoIP Devices” means an active Voice Over IP device connected to the WAN.

1.	The VoIP Handset Device Unit Baseline is set forth in Schedule D (Pricing Form).

2.	Resource Usage for this category will be measured as the aggregate number of VoIP Handset Device Units installed in a given month.

3.	One (1) VoIP Handset Device Unit equals one (1) Resource Unit.

4.	VoIP Handset Device Unit Baseline set forth in Schedule D (Pricing Form) reflects the quantity of VoIP Handset Unit Resource Units included in the Base Charge.

5.	ARCs and RRCs apply to this category.

a.	The RRC contains Support.

b.	The ARC contains Support.

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12.
“VoIP Call Managers”: Cisco Unified Communications Manager (CUCM), formerly Cisco Unified Call Manager and Cisco Call Manager (CCM), is a software-based call-processing system developed by Cisco Systems. CUCM tracks all active VoIP network components; these include phones, gateways, conference bridges, transcoding resources, and voicemail boxes among others. Call Manager often utilizes the Skinny Client Control Protocol (SCCP) as a communications protocol for signaling the hardware endpoints of the system, such as IP Phones. H.323, Media Gateway Control Protocol (MGCP) or Session Initiation Protocol (SIP) is used to pass call signaling to gateways.

The VoIP Call Managers Unit Baseline is set forth in Schedule D (Pricing Form).

a.	Resource Usage for this category will be measured as the aggregate number of Delivery Numbers supported in a given month.

b.	One (1) VoIP Delivery Number equals one (1) Resource Unit.

c.	VoIP Call Managers Unit Baseline set forth in Schedule D (Pricing Form) reflects the quantity of VoIP Delivery Numbers Resource Units included in the Base Charge.

d.	ARCs and RRCs apply to this category.

(1)	The RRC contains Support.

(2)	The ARC contains Support.

13.	“VoIP Unity Users” means VoIP users that have a Voice mailbox assigned to them.

The VoIP Unity Users Unit Baseline is set forth in Schedule D (Pricing Form).

a.	Resource Usage for this category will be measured as the aggregate number of VoIP Users supported in a given month.

b.	One (1) VoIP User equals one (1) Resource Unit.

c.	VoIP User Unit Baseline set forth in Schedule D (Pricing Form) reflects the quantity of VoIP User Resource Units included in the Base Charge.

d.	ARCs and RRCs apply to this category.

(1)	The RRC contains Support.

(2)	The ARC contains Support.

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VII.	Infrastructure projects

A.	Infrastructure Project Hours

1.	HWAY may from time to time engage in Infrastructure Projects. Supplier labor required for such projects will be drawn from the Infrastructure Project Hours Resource Unit.

2.	Resource usage for this category will be measured as the aggregate number of Productive Hours utilized by HWAY within a given calendar month.

3.
Resource usage from this category may reduce the Resource usage in other Resource Baseline. For example, Infrastructure Project Hours may be applied to perform a series of IMACs across multiple HWAY locations. In this example, IMACs would not be consumed.

4.	One (1) Productive Hour equals one (1) Resource Unit.

5.	There are no monthly baselines, ARCs or RRCs associated with Infrastructure Project Hours.

IX.           OPERATIONAL SUPPORT DURING TMO

“Operational Support During TMO” (Transition Mode of Operations) means the services to support the HWAY environment performed by transitioned / rebadged employees or contractors starting at the effective date of employee transfer and ends at the Service Commencement Date.  There is no resource baseline associated with this support, and charges will reflect actual cost associated with transitioned personnel, including salary and fringe benefits, for the period.

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Annex D-2

PRICING PROVISION

To The

MASTER SERVICES AGREEMENT

By and Between

HWAY

And

SUPPLIER

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Annex D-2

Pricing Provision

SECTION 1.	OVERVIEW

Section 1.1. General

This Annex D-2 (Pricing Provision) describes the methodology for calculating, and sets forth in the other Annexes to Schedule D (Pricing Form), all of the Charges payable by HWAY to Supplier with respect to the Services that Supplier shall deliver to HWAY pursuant to the Services Agreements.  In addition, this Annex describes the methodology for measuring and tracking the resources provided by Supplier and consumed by HWAY for the purpose of calculating the Variable Charges.  All Charges described in this Annex are stated in U.S. Dollars and are to be invoiced in U.S. Dollars and subject only to the Inflation Adjustment set forth below in Section 2.7 of this Annex. If there is any disagreement or ambiguity about the interpretation of this Annex or any of the other attachments to this Annex (that are not clarified in the Agreement or other Schedules or Schedules to the Agreement) at any time, the Parties agree to use the pricing rules set forth in Section 1.4 below as a basis for settling the disagreement or clarifying any ambiguity pursuant to the dispute resolution processes described in Section 24 of the Agreement.

Section 1.2. No Other Charges Permitted

The Charges described in Schedule D (Pricing Form), when aggregated with (i) the other Charges and (ii) Pass-Through Expenses specified in the Agreement, shall fully compensate Supplier for providing the Services (as a whole) and for all of the resources and materials used to provide the Services pursuant to the Services Agreements.  If the Services are changed pursuant to the provisions of Schedule E (Change Control Procedures), the Charges herein will be adjusted only to the extent specifically stated in a signed approved Change Request agreed upon pursuant to Schedule E (Change Control Procedures).  There is no separate charge for Supplier's provision or HWAY's use of the underlying services that may be required for delivery of the Services (for example, there are no separate charges for Supplier's tools or equipment or parts).  However, Supplier shall invoice for travel charges pre-approved by HWAY. HWAY shall not be responsible for the payment (whether to Supplier or any other service provider) of any Charges, fees or other amounts not expressly set forth in this Annex or the Agreement in connection with the Services.  In determining the Charges, Supplier has taken into account its capital, operational, one-time start-up and any other incidental costs of providing all of the Services.

Section 1.3. Reporting

Supplier shall supply HWAY with copies of the Reports and, where available, electronic files that provide a detailed, auditable record of the resource usage for each Resource Unit (and any other measurement of usage of the Services provided in this Annex D-2 or otherwise in

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the Agreement) on a monthly basis, as described in Sections 6 and 14.4 of the Agreement and Exhibit 1 to Annex C-1 (Sample Reports).  This information will be available to HWAY for each invoice that Supplier submits to HWAY.

Section 1.4. Pricing Rules and Default

The Charges are calculated or governed by specific mechanics, formulas or specified rates, such as ARCs, RRCs, rate cards, inflation adjustments and other specifics regarding Charges ("Charge Mechanics").  The Charge Mechanics are set forth in this Annex, the other Annexes to Schedule D (Pricing Form) or elsewhere in Schedule D.  If any of the Services do not have Charge Mechanics in this Annex, the other Annexes to Schedule D or elsewhere in Schedule D, the Change Control Procedures in Schedule E  shall be used by the Parties in considering Charges for Services for which there are no documented Charge Mechanics.

Section 1.5. Definitions

Defined Terms.  As used in this Annex D-2, the following terms shall have the meanings set forth below:

[______]*	[______]*
[______]*	[______]*
"ARC"	means an additional resource charge to HWAY levied by Supplier pursuant to the ARC/RRC methodology described in Section 2.4 and Section 2.5 below.
"ARC/RRC Measurement Period"	means the period of time over which applicable Resource Unit usage is to be measured, to determine the applicability of an ARC or RRC.
"ARC Rates"
means the monetary rate per Resource Unit to be charged by Supplier to HWAY for any Resource Unit consumption for each applicable Resource Unit above the applicable Resource Baseline according to the formulas defined in Section 2.4 below.

"ARC/RRC Rates"
means the monetary rate per unit to be charged (or credited) by Supplier to HWAY for any Resource Unit consumption for each applicable Resource Unit above or below, as applicable, the  applicable Resource Baseline according to the methodology defined in Section 2.4 below.

"Base Charges"	means all of the recurring monthly baseline Charges arising from the Services which shall be invoiced in the manner described in Section 2.2 below.

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"Base Charges Index Adjustment"	has the meaning set forth in Section 2.7 below.
"Charges"	has the meaning set forth in Section 5.1 of the Agreement.
"Chargeable Project Work"
means the performance of Project activities to the extent such performance is (i) requested and approved by HWAY as evidenced by a signed Project schedule, and (ii) not otherwise required pursuant to the Services. Supplier is compensated for Chargeable Project work as specified below in Section 4.2 of this Annex.

“Other Agreed Amounts”	means the component of Termination Fees that does not correspond to the Termination Charges or Wind Down Expenses, which amount has been agreed by HWAY.
"Termination Charges"
means the component of Termination Fees that does not correspond to the  Other Agreed Amounts or Wind Down Expenses, which amount has been agreed by HWAY and is presented separately on a monthly basis in Schedule D, Section X (Pricing Form) as a  Termination Charge (if any).

"Inflation Anniversary"	has the meaning set forth in Section 2.7 below.
"Labor Index"
For Service Locations in the United States means the U.S. Employment Cost Index (ECI) for private sector employees for Professional, Scientific and technical services as published by Bureau of Labor Statistics.
[______]*

"Labor Rates Index Adjustment"	has the meaning set forth in Section 2.7 below.
"Non-Core Activities"
is a group of related, phased activities that may span multiple days, weeks, or months that are documented through written Project Schedules, with defined milestones and deliverables and are not required for Supplier to perform the Services as set forth in the applicable Schedule, Annex or Exhibit. For the avoidance of doubt, Non-Core Activities are intended to include special or one-time projects that (a) are not otherwise required as part of core service delivery as set forth in the applicable Schedule, Annex or Exhibit; and (b) in general require a specialized skill set not resident in the typical service delivery team and therefore staff augmentation is required to deliver the Services.

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"Pass-Through Expense"
means the expenses, if any, categorized in Section 5 of this Annex, as such list may be amended by the Parties from time to time, for which HWAY has agreed in advance to be financially responsible, following processing, review, and payment of the third party invoice by Supplier as set out in Section 5 below.

“Planning Process”
means a series of meetings in which the Parties plan the resources required to  meet the prioritized requests and development backlog in the short term and to meet the anticipated demand in the mid and long term.  The meetings are attended and the planning process is staffed with HWAY employees that are authorized to make staffing level decisions and Supplier representatives who are knowledgeable of the current work load and resources.

"Project Schedule"
means the documentation authorizing, as evidenced by HWAY's signature, the specific requirements, including scope, acceptance criteria, milestones, Service Locations and pricing for a particular Project.

"Resource Baseline"
for each Resource Unit, means that quantity of Resource Units that is included in the Monthly Base Charges set forth in Schedule D, Section IV (Pricing Form).  The Resource Baselines for each month of the Term are set forth in Schedule D, Section VII (Pricing Form).

"Resource Unit"	means, for each applicable Service Tower, the individual unit(s) of resource consumption used to calculate adjustments to Base Charges in the form of either an ARC or a RRC.
"RRC"	means a reduced resource credit issued to HWAY by Supplier pursuant to the ARC/RRC methodology described in Section 2.4 and Section 2.5 below.
"RRC Rates"
means the monetary rate per unit to be credited by Supplier to HWAY for any deficit in Resource Unit consumption for each applicable Resource Unit below the applicable Resource Baseline according to the formulas defined in Section 2.4 below.

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"Service Sub-Tower Sensitivity Percentage"	means, as indicated below in Section 2.7 of this Annex, the percentage of the corresponding Charges for each Service Tower that are sensitive to inflation changes in the Labor Index.
"Service Sub-Tower Country Mix Percentage"	means, as indicated below in Section 2.7 of this Annex, the percentage of the corresponding Charges for each Service Tower that are delivered from the United States or non-U.S. countries.
"Termination Fees"	shall mean the charges for certain termination events, as provided in Section 10 of this Annex.
"Variable Charges"	means, collectively, the ARCs/RRCs and Charges attributable to chargeable Project work.
"Wind Down Expenses"
means the component of Termination Fees corresponding to Supplier's reasonable and actual wind down expenses in the event of termination of the Agreement prior to its expiration according to terms. Wind Down Expenses shall be comprised of items such as severance, third party contract termination costs and redeployment costs for dedicated Supplier Personnel.

Other Terms.  Terms used in this Annex with initial capital letters and defined in this Section 1.5 shall have the respective meanings set forth in this Annex.  Terms used in this Annex with initial capital letters but not otherwise defined in this Section 1.5 shall have the respective meanings set forth in the Agreement or other Schedules, Annexes or Exhibits to the Agreement.  Unless otherwise specified, references to "Article" or "Section" refer to the applicable Article or Section of this Annex.

SECTION 2.	BASE CHARGES

Section 2.1. Service Towers

The Base Charges, as set forth in this Article 2, are listed for the Resource Units for each Service Tower for each month of each contract year as set forth in Schedule D (Pricing Form).

2.1.1 Initial Reconciliation of Baselines to Actuals

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[______]*

On or before the [______]* of the Effective Date, Supplier will have completed an analysis of the amount of effort that will be required to perform each of the respective Application Maintenance, Enhancement and Development portions of the Services.  There will be a pool of monthly Productive Hours to assign among each of the three types of application Services.  Following the analysis discussed above, Supplier and HWAY will allocate to each of the Application Maintenance, Enhancement and Development Services a fixed portion of the aggregate monthly Productive Hour pool so that when added together the number of monthly Productive Hours assigned to each of the three types of Application Services shall equal the aggregate ADM Resource Baseline.

2.1.3 Incident Response and Audit Support Pool

As set forth in the Security Services Agreement, Annex C-5, Sections 1.2.6 and 2.0, the Base Charges are inclusive of an Incident response pool of up to [______]* Productive Hours per year and an audit support pool of up to [______]* productive hours per year for use at HWAY’s reasonable discretion.  Underuse of the pool is not creditable against other activities and any additional resource usage in this category shall be charged at the appropriate hourly rates set forth in Schedule D, Section IX (Pricing Form).

Section 2.2. Calculation and Payment of Base Charges

Supplier shall invoice HWAY as set forth in Section 6 of the Agreement for all Charges arising from the Services, which may include Base Charges, Project Charges, ARCs/RRCs, billable Project Work, Termination Fees and Pass-Through Expenses if applicable.  The Base Charges set forth in Schedule D, Section IV (Pricing Form) shall be prorated, as appropriate (e.g., IMAC charges and Chargeable Project Work would not be subject to proration), for any initial partial month (e.g., where the Commencement Date is mid-month and where the expiration or termination date is mid-month), as applicable.

Section 2.3. ARCs/RRCs

The Parties agree and acknowledge that HWAY shall pay any applicable ARCs calculated in accordance with Section 2.4 below in addition to the Base Charges, and shall receive a credit for any RRCs calculated in accordance with Section 2.4 below against the Base Charges.

Section 2.4. Calculation of ARCs/RRCs

(a) General.  As of the Effective Date, the Resource Units, Resource Baselines, ARC/RRC Rates and ARC/RRC Measurement Periods for each of the Service Towers are as set forth in Schedule D (Pricing Form) as applicable.  The Resource Baselines are monthly amounts, unless otherwise noted.

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(b) Calculation.  Subject to Section 3.1 of this Annex, within ten (10) business days following the end of each applicable ARC/RRC Measurement Period, Supplier shall calculate and provide to HWAY the ARCs and RRCs applicable to such ARC/RRC Measurement Period (based on actual Services volume either exceeding or falling below the Resource Unit Baseline, as applicable, for each of the Resource Units as specified in Schedule D, Section VII (Pricing Form) in accordance with the following formulas:

(1)	ARC Measurement

(a)	If the actual Resource Unit consumption is less than or equal to the Resource Unit Baseline, then there will be no ARC.

(b)	If the actual Resource Unit consumption is greater than the Resource Unit Baseline, then the ARC calculation will be:

[______]*

(c)	[______]*

(2)	RRC Measurement

(a)	If the actual Resource Unit consumption is greater than or equal to the Resource Unit Baseline, then there will be no RRC.

(b)	If the actual Resource Unit consumption is less than the Resource Unit Baseline, then the RRC calculation will be:

[______]*

(c)	[______]*

2.5 Price Adjustments - Application Maintenance

The Base Charges for Application Maintenance Services, which are set forth in Schedule D, Section IV (Pricing Form), are the Charges to HWAY for Supplier’s provision of maintenance services for in-scope applications defined in the Applications Census Data for Applications listed in Schedule Q (HWAY Software). By the end of the [______]* following the Commencement Date, Supplier shall complete the allocation of Productive Hours from the pool of Application Maintenance and Support Services hours for each respective Applications discussed in Section 2.1 above.  Such fixed allocation of Productive Pool Hours among the three application Services shall be called the “Application Baseline”.  Upon completion of the Application Baseline, Supplier and HWAY will work together to mutually agree on an

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allocation of the hours of support and Base Charges for each respective application listed in the Applications Census Data. Upon such agreement, Supplier will propose a fixed service-based charge for maintenance of the respective applications listed in the Applications Census Data and such charge shall be based on the proportionate amount of effort required to perform maintenance on a particular application. It is expected that those charges would decline over time to reflect improved productivity and efficiencies.

[______]*

2.5.1.  New Applications.  In the event HWAY adds a new application (including any associated batch jobs, or new applications as determined during the Application Development/project process) to the then-current portfolio of Applications, the Parties will determine the applicable ARC for the Application Maintenance Base Charge as follows:

1.1.1.1.1.1
Supplier will evaluate the level of effort to provide Application Maintenance for the application and any associated batch jobs based on the following criteria:  Level of application customization, support requirements (e.g., 24x7x365, 9x5, etc.), change in data source systems or outputs to external systems, application data volume increases, changes in reports volumes / cube deliverables, change in transaction volume or transaction complexity, degree of business process change, user base change.

1.1.1.1.1.2

1.1.1.1.1.3
Based on the criteria, Supplier will propose to HWAY the increased number of Productive Hours of support required each month and will provide a reasonable level of supporting detail, including a breakdown of resources by role and information regarding Supplier’s plans, if any, to use existing resources.  The initial estimate is intended to provide a rough order of magnitude of the impact to Supplier’s level of effort and will be subject to refinement through collaboration.  Upon mutual agreement, Supplier will present the pricing for the additional applications based on application attributes rather than Resource expectations.

1.1.1.1.1.4
HWAY will have the opportunity to analyze and comment on the proposed additional number of Productive Hours.   Supplier will take into account HWAY comments in any further solutioning for the new application.  The parties will agree the number of Productive Hours allocable to the new application before the Application Maintenance Services commence.

1.1.1.1.1.5

1.1.1.1.1.6
Starting with the month in which the Application Maintenance Services commence, the Base Charge will be adjusted by an amount equal to the number of agreed Productive Hours multiplied by the (a) the blended rate per productive hour for Application Maintenance, or (b) as mutually agreed to by the Parties, by the hourly rates by respective labor category as defined in the ADM Rate Card contained in Schedule D, Section IXA (Pricing Form).  A look back on the actual Productive Hour usage will be performed [______]* after commencement of the new applications charge in order to validate the new Application ARC.  Based on the [______]* look back, the difference between actual Productive Hours for the [______]* and the new application ARC will be debited or credited to HWAY on the next invoice. In addition, the new application ARC will be adjusted to reflect the actuals as mutually agreed.

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1.1.1.1.1.7

1.1.1.1.1.8	[______]*

[______]*

2.5.2  Modification to Applications or Change in Data Volume.

In the event there is a material change in data volume, or in the event HWAY makes a material modification to an Application, such as major upgrade, platform change not including hardware refresh, addition or deletion of batch jobs, new interfaces or partial retirement (i.e., the system remains supported in an archival state), the Parties will determine the applicable ARC or RRC (if any) for the Application Maintenance Base Charge as follows:

(i)  Supplier will evaluate the level of effort to provide Application Maintenance for the modified Application based on the following criteria:  Nature of the modification, level of application customization, support requirements (e.g. 24x7x365, 9x5, etc.), change in data source systems or outputs to external systems, application data volume increases, changes in reports volumes / cube deliverables, change in transaction volume or transaction complexity, degree of business process change, user base change.

(ii)  Based on the criteria,  Supplier will propose to HWAY the increase or decrease (if any) in the number of Productive Hours of support required each month and will provide a reasonable level of supporting detail, including a breakdown of resources by role and information regarding  Supplier’s plans to use existing resources.  The initial estimate is intended to provide a rough order of magnitude of the impact to Supplier’s level of effort and will be subject to refinement through collaboration.

(iii)  HWAY will have the opportunity to analyze and comment on the proposed impact on the number of Productive Hours.  Supplier will take into account HWAY comments in any further solutioning for the modified Application.  The parties will agree the number of Productive Hours allocable to the modified Application before the Application Maintenance Services commence.

(iv)  [______]*

(v)  [______]*

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(vi)  [______]*

2.5.3  Removal of Applications.  In the event HWAY removes an application from the portfolio of Applications, including as a result of retirement, such that  Supplier will no longer be required to perform Application Maintenance Services for the application or any associated batch jobs, the Parties will determine the applicable RRC for the Application Maintenance Base Charge as follows:

(i)  Based on the then-current Application Census Data set forth in Schedule Q (HWAY Software), the Parties will determine the number of Productive Hours by which the Application Maintenance Services can be reduced.  Such analysis will take into account the ability of Supplier to remove or reduce the number of Productive Hours required to deliver the Services.

(ii)  HWAY will have the opportunity to analyze and comment on the proposed reduction in the number of Productive Hours.   Supplier will take into account HWAY comments in any further determination of the impact of the removal.  The Parties will agree on the number of Productive Hours allocable to the removal of the Application before the application is decommissioned or otherwise removed from support.

(iii) If the Parties agree to a decrease in the applicable Productive Hours, starting with the month after which the Application Maintenance Services cease for the removed or decommissioned Application, the Base Charge will be adjusted by an RRC equal to the number of agreed Productive Hours multiplied by (a) the blended rate per Productive Hour for Application Maintenance, or (b) as mutually agreed to by the Parties, by the hourly rates by respective labor category as defined in the ADM Rate Card, set forth in Schedule D, Section IXA (Pricing Form).

[______]*

2.5.4.  [______]*

2.6 [______]*

2.7 [______]*

2.7.2	[______]*

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2.7.3	[______]*

2.7.4	[______]*

SECTION 3.	[______]*

SECTION 4.	[______]*

SECTION 5.	[______]*

SECTION 6.	[______]*

SECTION 7.	[______]*

SECTION 8.	[______]*

SECTION 9.	[______]*

SECTION 10.	[______]*

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ANNEX D-3

FINANCIAL RESPONSIBILITY MATRIX

See attached.

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Healthways

Annex D-3 Financial Responsibility Matrix

[______]*

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Annex D-4 contains 1 page

ANNEX D-4

FORM OF INVOICE

1.1 General.  This Annex D-4 describes Supplier’s obligations and HWAY's requirements with respect to the invoicing of the Charges. This invoice is just a sample. The Services listed are not inclusive of all Services provided under this Agreement. There are different invoice layout formats Supplier can supply to HWAY. All descriptions in the invoice are subject to tax approval. If the benefit of the Services is provided in multiple states, the invoice will break out the various locations with the tax calculations for that state.

1.2 Format.  Invoices furnished by Supplier shall be provided in the format attached to this Annex D-4.

1.3 Supporting Documentation. Each invoice shall be submitted with supporting documentation sufficient to support the Charges on the invoice. At a minimum, the supporting documentation shall include a breakdown of Charges by Resource Unit for both Base Charges and any ARC/RRC Charges.

1.4 Allocation Guidelines.  Within ninety (90) days of the Effective Date, HWAY shall provide Supplier the necessary details, including but not limited to any formulaic allocation model, to enable Supplier to invoice the Allocated Global Service Charges as requested by HWAY using data fields available in Supplier’s invoicing system.  To the extent that additional information or data fields are required either initially or during the Term, the changes will be handled through Change Control.

Example Invoice:1

1 [______]*

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Schedule E contains 3 pages

SCHEDULE E
CHANGE CONTROL PROCEDURES

The Parties shall use the following Change Control Procedures to implement Scope Changes.
1.           General.

(a)           Scope Changes.  Scope Changes shall be implemented only by mutual written agreement of the Parties through these Change Control Procedures.  All requests for Scope Changes shall include a reasonably detailed description of the requested Scope Change together with the basis for such Scope Change as described in Sections 2 or 3, as the case may be.  All requests for Scope Changes by HWAY shall be communicated to Supplier in writing through the HWAY CIO or his or her authorized designee, and all requests for Scope Changes by Supplier shall be communicated in writing to HWAY through the Supplier Account Executive.  A Scope Change may result in an increase or decrease in Services and/or an increase or decrease in applicable fees, charges and/or expenses.  A Party is obligated to consider and respond to any Scope Changes requested or proposed by the HWAY CIO or his/her designee (but not any other HWAY Personnel) or the Supplier Account Executive or his/her designee (but not any other Supplier Personnel) of the other Party, reasonably, in good faith and in a timely manner.

(b)           Meetings.  HWAY and the Supplier Account Executive shall, at a minimum, meet on a mutually agreed schedule, as provided in Schedule G (Meetings) for the purposes agreed to by the Parties, which may include the review of Scope Change requests submitted by either Party in accordance with these Scope Change Control Procedures.  Further, HWAY may, at any time, request an interim meeting for the purpose of reviewing any Scope Change requests submitted by HWAY, and the Supplier Account Executive shall use commercially reasonable efforts to accommodate such meeting request.

(c)           Implementation of Scope Changes.  Unless Sections 4 or 5 below apply, Scope Changes shall be implemented promptly after mutual agreement in writing on a Scope Change by the HWAY CIO and the Supplier Account Executive, and the Parties shall evidence such mutual agreement by executing amendments to this Agreement and/or the relevant Schedule(s) or Work Orders to incorporate the Scope Change and the Parties will jointly communicate their requirements to their project teams as appropriate.

2.           Scope Changes Initiated by HWAY.

Scope Changes, except those designated in Section 4 below, shall be proposed, reviewed and implemented according to the following procedure:

(a)
within ten (10) business days (or such longer period as the Parties may agree depending on the complexity of the requested Scope Change) after Supplier receives a request or proposal from HWAY for a Scope Change (which shall describe the Scope Change in reasonable detail), Supplier shall prepare and provide to HWAY a written response detailing:

(i)	any applicable schedule for performing the Scope Change;

(ii)	HWAY’s obligations, if any, with respect to implementing the Scope Change;

(iii)
the positive or negative impact, if any, of the Scope Change on the Services, applicable Service Levels, the resources required to perform the Services, the charges for the Services related to the Scope Change and any additional areas that, in Supplier’s opinion, are likely to be impacted by the proposed Scope Change;

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(iv)	any incremental resource usage anticipated to be incurred by Supplier solely as a result of the Scope Change; and

(v)	other factors that Supplier believes are relevant.

The foregoing response shall be sufficiently detailed to allow HWAY to understand and analyze reasonably and thoroughly the effect of the Scope Change.

(b)	within twenty (20) business days after receiving the information designated in Sections 2(a)(i) through (2)(a)(v) above, HWAY shall:

(i)	reject Supplier’s response or withdraw the request for such Scope Change; or

(ii)	approve Supplier’s response and categorize the Scope Change.

Scope Changes that are approved by HWAY shall be completed by Supplier as defined and agreed upon within the applicable amendment or Work Order executed in accordance with Section 1(c) above.

(c)
HWAY’s failure to approve or reject Supplier’s response as set forth in Section 2(b) above shall be deemed a rejection of Supplier’s response, and the Scope Change shall not be implemented unless Sections 4 or 5 below apply.

3.           Scope Changes Initiated by Supplier.  Concurrent with the submission of a request for a Scope Change by Supplier, Supplier shall provide to HWAY a written proposal detailing (i) any applicable schedule for performing the Scope Change; (ii) HWAY’s obligations, if any, with respect to implementing the Scope Change; (iii) the positive or negative impact, if any, of the Scope Change on the Services, applicable Service Levels, the resources required to perform the Services, the charges for the Services related to the Scope Change and any additional areas that, in Supplier’s opinion, are likely to be impacted by the proposed Scope Change; (iv) any incremental resource usage anticipated to be incurred by Supplier solely as a result of the Scope Change; and (v) other factors that Supplier believes are relevant.  The proposal shall be sufficiently detailed to allow HWAY to understand and analyze reasonably and thoroughly the effect of the Scope Change.  Within thirty (30) days after receiving such proposal, HWAY shall approve or reject the requested Scope Change.  HWAY’s failure to approve or reject the requested Scope Change within this time period shall be deemed a rejection of such request, and the Scope Change shall not be implemented unless Sections 4 or 5 below apply.

4.           Scope Changes Mandated by Law or Emergency. If a Party believes that a Scope Change is necessary, either to attain or maintain compliance with any applicable Law (“Scope Changes Mandated by Law”), or to continue to perform under the Agreement in the face of an emergency that is not caused by such party and is significant in gravity to threaten such party’s ability to perform (“Emergency Scope Changes”), such Party may notify the other Party of the proposed Scope Change and the basis and need for such Scope Change. If the other Party agrees with the proposed Scope Change, it shall be implemented without delay, with financial responsibility for such Scope Change to be allocated in accordance with the Agreement, and the Parties shall resolve by mutual agreement the positive or negative impact, if any, of the Scope Change on the Services, applicable Service Levels, the resources required to perform the Services, the Charges for the Services related to the Scope Change, and any additional areas that, in either Party’s reasonable opinion, are likely to be affected by the Scope Change. If the other Party does not agree as to the necessity of the proposed Scope Change, the issue shall be submitted to the dispute resolution procedure articulated in Section 24 of the Master Services Agreement.

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Schedule E contains 3 pages

5.           [______]*

6.          [______]*

7.          Escalation Procedures.  Notwithstanding the foregoing, either Party may elect to proceed with informal dispute resolution pursuant to Section 24 of the Agreement if the Parties do not agree on implementation or impact of a Scope Change, a Scope Change Mandated by Law or an Emergency Scope Change.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule F contains 1 page

SCHEDULE F
POLICIES AND PROCEDURES

Within a reasonable time after the Effective Date, Supplier will provide HWAY with a copy of its Policies and Procedures Manual, which will be developed during the Transition period.  Supplier’s Policies and Procedures Manual shall have contents which address at least the following matters as applicable: (1) HWAY’s existing policies and procedures (to be provided by HWAY), and (2) description of Supplier’s standard policies and procedures governing the Services that apply across all customers (to be provided by Supplier).

In addition, the following HWAY policies are attached to and incorporated into this Schedule F:
-	HWAY record retention policy
-	HWAY FCPA policy

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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SCHEDULE G
MEETINGS

Supplier and HWAY will participate in at least the episodic and/or periodic meetings regarding the Services and Supplier’s performance of the Agreement that are indicated in the table below.  Additional meeting requirements may be established from time-to-time by the Supplier’s Account Executive and HWAY. Such meetings shall include, but not be limited to, the HWAY Steering Committee and regularly scheduled meetings between the members of the HWAY CIO and Supplier Account Executive.

At the initial meeting, the participants will establish procedures and administrative details, including exchanging contact information, calendaring meeting dates (if applicable), and responsibility for preparing and circulating meeting agendas and meeting minutes.

At the end of each contract year; the Parties shall hold a meeting to:

a.
review the overall operation of this Agreement to ensure that the Services continue to meet HWAY’s Objectives, and Supplier shall work with HWAY and provide advice and guidance to HWAY with regard to technology trends and technology planning specific to HWAY’s business requirements;

b.	review the Performance Standards and make adjustments to them as appropriate to reflect improved performance capabilities, if any;

c.	review satisfaction surveys as defined in Exhibit 2 to Annex C-1 (Customer Satisfaction); and

d.           review any other matters reasonably required by HWAY.

Supplier shall prepare and circulate an agenda sufficiently in advance of each scheduled meeting to give participants an opportunity to prepare for the meeting.  Supplier shall incorporate into such agenda items that HWAY desires to discuss.  Supplier shall prepare and circulate minutes promptly after a meeting for the review and approval of HWAY.

HWAY and Supplier may modify, revise, add or delete meetings as necessary and required by business operations.  Meeting times and dates may also be modified as required by business operations, as mutually agreed.

Proposed preliminary meetings are provided below:

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Committee	Key Functions	Required Supplier Participants	Minimal Meeting Frequency
Executive Steering Committee

• Provide guidance for the strategic direction of the relationship in alignment with HWAY business and outsourcing strategies

• Receive, facilitate, review and serve as the final point of escalation for unresolved change requests in accordance with the Change Control Procedures

• Receive, facilitate, review and serve as the final point of escalation for unresolved disputes according to the escalation procedure set in the Agreement

• Review progress on continuous improvement and innovations to the Services

		TBD after contract signing	Quarterly
Relationship Management Committee

• Receive, facilitate, review and serve as the point of escalation for unresolved disputes according to the escalation procedure set forth in the Agreement

• Maintain dialogue between key executives at HWAY and Supplier

• Review whether relationship between the Parties under the Agreement is aligned with the expectations of each of the Parties’ executive management, and review recommendations from Supplier and HWAY governance team members on how to take corrective action where needed

• Review and address findings of satisfaction surveys on Supplier’s performance of the Services

• Discuss Supplier’s outlook in the areas of technology and outsourcing relevant to the Services, and HWAY’s business goals

• Discuss Supplier technology and investment plans relevant to the Services

		TBD after contract signing	Monthly

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Operational Oversight Committee

• Receive, facilitate, review and serve as point of escalation for unresolved change requests in accordance with the Change Control Procedures.  Analyze and review reports on Supplier’s performance of the Services.

• Validate that the Service delivery model is being followed

• Make recommendations to Executive Steering Committee based on the outcome of Service delivery reviews e.g., root cause analysis, benchmarking studies

• Drive enhancements to the Services, or processes and practices at HWAY which would enable enhancements to the Services

• Oversee the transition of the Services

	TBD after contract signing	Monthly

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule H contains 1 page

SCHEDULE H
EQUIPMENT AND CONTRACTS

Intentionally Left Blank.

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Schedule I contains 1 page

SCHEDULE I
KEY SUPPLIER POSITIONS

Listed below are the Key Supplier Positions and their respective responsibilities.

Position/Role	Area of Responsibility
Account Executive
Has the responsibilities set forth in the Agreement.  He/she manages the overall relationship between HWAY and Supplier, escalations within Supplier, commercial aspects of the relationship, and Changes to the Agreement.  He/she has responsibility for overall delivery to HWAY.

Enterprise Program Manager
Has responsibility for overall projects on an ongoing basis and the effective management or oversight of those efforts.  He/she ensures that key service delivery processes related to project requests and initiation are in place and working.

Applications Services Executive	Responsible for the overall delivery of Application services to HWAY.
Account Delivery Executive	Responsible for the overall delivery of Infrastructure Services to HWAY.
Chief Technology Officer (CTO)	Leads overall technology direction in support of HWAYS.
Lead Product Designer	Develops the overall product design for Embrace.
First Alternate to Lead Product Designer	Supports the Lead Product Designer in executing the overall product design for Embrace.

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule J contains 2 pages

SCHEDULE J

APPROVED SUBCONTRACTORS/
[______]*

1.0	INTRODUCTION

This Exhibit sets forth the list of Approved Subcontractors [______]* in conjunction with the Supplier’s Services for the Agreement.

2.0	LIST OF APPROVED SUBCONTRACTORS

•	[______]*

3.0	[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule K contains 5 pages

SCHEDULE K

TECHNOLOGY PLAN

Overview

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

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Schedule L contains 4 pages

SCHEDULE L
BUSINESS ASSOCIATE ADDENDUM

This Business Associate Addendum (the “Business Associate Addendum”) amends and is made part of the Master Services Agreement dated May 25, 2011 (the “Agreement”) by and between Healthways, Inc. (“Healthways”) and HP Enterprise Services LLC (“Contractor”). To the extent that there are any inconsistencies between this Business Associate Addendum and the Agreement, this Business Associate Addendum shall govern. The parties enter into this BAA in order to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the American Recovery and Reinvestment Act of 2009 (Pub. L. 111-5) (“ARRA”) and their implementing regulations set forth at 45 CFR Parts 160 and 164 (the “Privacy and Security Rule”) (collectively, HIPAA, ARRA, the Privacy Rule and Security Rule and any other state or federal legislation relating to the confidentiality of health information are referred to herein as “Applicable Privacy Law”).  Healthways contracts to provide care enhancement services to, and is considered a Business Associate of health plans (“Clients”) that are subject to the Privacy Rule and Security Rule. As a business associate of its Clients, Healthways is required to obligate its subcontractors to the terms of this Business Associate Addendum. Contractor is a subcontractor of Healthways and may create or receive PHI (as defined below) in providing services to Healthways. Therefore, Healthways and Contractor desire to enter into this Business Associate Addendum in order to set forth the permitted uses and disclosures of PHI by Contractor.

DEFINED TERMS

Unless otherwise indicated in this Business Associate Addendum, all capitalized terms shall have the meanings provided in Applicable Privacy Law, as may be amended from time to time. “PHI” refers to Protected Health Information that is created or received by Contractor (directly or indirectly) for or from HEALTHWAYS or its Clients. “EPHI” refers to PHI that is transmitted by, or maintained, in electronic media. “Services” shall mean the services specified in the underlying service relationship between the parties (“Service Relationship”) and any additional services specified below:

SECTION 1. Use and Disclosure of PHI.

Contractor shall not use or disclose PHI except as Required By Law or as permitted or required by this BAA. Contractor will not sell PHI or use or disclose PHI for purposes of marketing or fundraising, as defined and proscribed in the Privacy and Security Rule and ARRA. Contractor may: (i) use and disclose PHI as necessary to provide the Services, provided that such use or disclosure would not violate Applicable Privacy Law if done by Healthways’ Clients; (ii) use PHI for the proper management and administration of Contractor or to carry out the legal responsibilities of Contractor; and (iii) disclose PHI for the purposes described in (ii) above, if Required By Law or if Contractor obtains reasonable assurances in writing from the recipient of such information that the PHI will be kept confidential and only used or further disclosed if Required By Law or for purposes described in (ii) above and that the recipient will notify Contractor of any instances of which it is aware in which the confidentiality of the information has been breached. In the event Contractor becomes aware of a restriction request that would restrict a use or disclosure otherwise permitted by this BAA, Contractor shall comply with the terms of the restriction request. In all cases, Contractor will limit its uses and disclosures of, and requests for, PHI (i) when practical, to the information making up a Limited Data Set; and (ii) in all other cases subject to the requirements of 45 CFR §164.502(b), to the minimum amount of PHI necessary to accomplish the intended purpose of the use, disclosure or request.

SECTION 2.	SAFEGUARDS; SECURITY

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Schedule L contains 4 pages

Contractor shall maintain appropriate safeguards to prevent the use or disclosure of PHI other than as provided herein, including but not limited to maintaining policies and procedures to detect, prevent or mitigate identity theft based on PHI or information derived from PHI. Contractor agrees to implement administrative, technical and physical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of EPHI and that meet the requirements applicable to Business Associates under 45 CFR §§ 164.308, 164.310, 164.312 and 164.316. Without limiting the foregoing, Contractor shall ensure that all EPHI that Contractor transmits to Healthways or (as permitted by this BAA) to any third party is rendered unusable, unreadable or indecipherable to unauthorized individuals through the use of a technology or methodology specified in guidance issued by the Secretary of Health and Human Services (“Secretary”) in accordance with ARRA.

SECTION 3.	ADDITIONAL RESTRICTIONS

Unless Healthways gives its prior, express written consent, Contractor will not disclose any PHI to any agent, subcontractor or other person or entity that is located or organized outside of the United States of America. Further, Contractor shall not allow any PHI to be transmitted to, received by, or stored at any location outside of the United States of America and shall not permit any person outside of the United States of America to access or view PHI. Unless Healthways gives its prior, express written consent, Contractor shall not de-identify any PHI except as necessary to provide the Services or for Contractor’s management, administration and legal responsibilities as described in Section 2. Contractor shall train or adequately inform its employees, agents and subcontractors regarding its obligations to handle PHI confidentially.

SECTION 4.	REPORT BREACHES

To the extent known to or discovered by Contractor, Contractor shall report to Healthways any (i) use or disclosure of PHI in violation of this BAA; (ii) any Security Incident; (iii) any Red Flag (as defined at 16 CFR §681.2(b)) related to any individual who is the subject of PHI; and (iv) any Breach of Unsecured Protected Health Information. Such reports shall be made within 24 hours of Contractor becoming aware of or discovering the Breach, incident or other reportable item. Contractor will be deemed to have discovered a Breach, incident or other reportable item if the item is known, or would have been known by exercising reasonable diligence, to Contractor or any employee or agent of Contractor. Contractor shall take reasonable steps as reasonably requested by Healthways to respond appropriately to, assist in any investigation by a government agency and mitigate to the extent reasonable and practical the harm caused by any item required to be reported pursuant to this provision. Contractor will implement appropriate monitoring of Contractor’s employees and agents and require Contractor’s employees and agents to report actual or suspected Breaches, Red Flags, non-permitted uses and disclosures and Security Incidents. Notwithstanding the foregoing, the parties acknowledge and agree that this section constitutes notice by Contractor to Healthways of the ongoing existence and occurrence of attempted but Unsuccessful Security Incidents (as defined below) for which no additional notice to Healthways shall be required. “Unsuccessful Security Incidents” shall mean pings and other broadcast attacks on Contractor’s firewall, port scans, unsuccessful log-on attempts, denials of service and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of EPHI or the disruption of services.

SECTION 5.	DOWNSTREAM CONTRACTS

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Schedule L contains 4 pages

Prior to disclosing PHI to any agent (including subcontractors) of Contractor (collectively “BA Subcontractors”), Contractor shall ensure that BA Subcontractors agree in writing to the same restrictions and conditions as those contained herein with respect to PHI.

SECTION 6.	MEMBER ACCESS

To the extent Contractor maintains PHI in a Designated Record Set, Contractor at the sole cost and expense of Healthways shall provide access to individuals receiving services from Clients to PHI about such individuals as required for Clients to comply with Applicable Privacy Law and in the time and manner requested by Healthways. Upon request and at the sole cost and expense of Healthways such PHI shall be provided in electronic form.

SECTION 7.	AMENDMENT AND CORRECTION

To the extent Contractor maintains PHI in a Designated Record Set, Contractor shall at the sole cost and expense of Healthways make PHI available for amendment and amend or correct such PHI as required by Applicable Privacy Law and in the time and manner reasonably requested by Healthways and consistent with Applicable Privacy Law.

SECTION 8.	ACCOUNTING

For each disclosure by Contractor of PHI required to be recorded under 45 CFR § 164.528 or ARRA, Contractor will record will record such information as would be required for a Client to respond to a request for an accounting of disclosures in compliance with Applicable Privacy Law. Contractor shall provide such accounting information to Healthways upon its reasonable request.  The information shall include the date of the disclosure, the name and address (if known) of the recipient of such PHI, a brief description of the PHI disclosed, and a statement of the purpose of such disclosure of PHI.

SECTION 9.	ACCESS TO BOOKS AND RECORDS

Contractor shall make available to the Secretary, upon request, Contractor’s internal practices, books and records relating to the use or disclosure of PHI for purposes of determining any Client’s compliance with the Privacy and Security Rule. To the extent permitted by law, Contractor shall notify Healthways within 24 hours of receipt of a request from the Secretary or other regulatory agency to access Contractor’s internal practices, books or records relating to PHI.

SECTION 10.	RETURN/DESTRUCTION OF PHI

Upon termination or expiration of this Business Associate Addendum or the Agreement for any reason, Contractor will, at its expense, either securely destroy or return to Healthways all PHI that Contractor has or maintains in any form (including copies of such PHI).  To the extent that it is not feasible for Contractor to return or destroy all PHI, Contractor shall extend the protections of this BAA to such PHI and limit its further use and disclosure to those purposes that make return or destruction of such PHI infeasible, for so long as Contractor maintains such PHI.

SECTION 11.	BREACH/TERMINATION

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Schedule L contains 4 pages

Section 11.1. In the event of a breach by Contractor of a material term of this Business Associate Addendum Healthways may terminate the Agreement pursuant to the terms forth in the Agreement.  Whether such termination constitutes a termination arising pursuant to Section 26.1 or 26.2 of the Agreement shall depend on whether such breach constitutes a material breach of the entire Agreement.  This Business Associate Addendum shall automatically terminate upon termination of the Agreement.

Section 11.2. Contractor’s obligations under this Business Associate Addendum shall survive termination of this Business Associate Addendum for any reason and shall remain in effect (a) until Contractor has completed the return or destruction of PHI as required by Section 11 hereof, and (b) to the extent Contractor retains any PHI pursuant to Section 11 hereof.

SECTION 12.	OBLIGATIONS OF HEALTHWAYS

Section 12.1. Healthways shall forward copies of privacy notices that it receives from Clients within ten (10) business days of receipt of Contractor’s request and shall provide Contractor with a copy of any material changes to such notices that it receives from Clients.

Section 12.2. Healthways shall notify Contractor of any changes in, or revocation of, permission by an individual to use or disclose PHI, of which Healthways becomes aware, if such changes affect Contractor’s permitted or required uses and disclosures.

SECTION 13.	CHANGES IN LAW

To the extent there are material changes to HIPAA, the Privacy Rule, the Security Rule, other Applicable Privacy Law (including state law not preempted by HIPAA) or provisions of Healthways’ contracts with Clients related to privacy or security following the date that this Business Associate Addendum is executed, then the terms of this Business Associate Addendum shall be amended, mutually agreed and implemented pursuant to the Change Control procedures as set forth in Schedule E (Change Control Procedures) to account for such changes.

SECTION 14.	MISCELLANEOUS

Section 14.1. Regulatory References. A reference in this Business Associate Addendum to a section in the Privacy Rule or Security Rule means the section as in effect or as amended.

Section 14.2. Interpretation. Any ambiguity in this Business Associate Addendum shall be resolved to the extent reasonable in favor of a meaning that permits Clients and Healthways to comply with Applicable Privacy Law. Nothing in this Business Associate Addendum shall be construed to create any rights or remedies in any third parties or any agency relationship between the parties.

Section 14.3. Effective Date. This Business Associate Addendum shall be effective as of the effective date of the Agreement.

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Schedule M contains 9 pages

SCHEDULE M
EXIT SERVICES AND TERMINATION ASSISTANCE PLAN

Supplier will provide Termination Assistance in accordance with this Schedule M (Exit Services and Termination Assistance Plan) and Section 3.2.2 of the Agreement in the event some or all of the Services are terminated. The purpose of Termination Assistance, and Supplier’s goal in providing it, shall be to (i) facilitate the orderly transfer of the terminated Services to HWAY or its designee, and (ii) minimize any adverse effect of transferring Services provided by Supplier to HWAY.  If the Agreement is terminated in part, Supplier’s obligation to provide Termination Assistance shall apply to the Services so terminated.  Upon receiving notice of termination, Supplier will prepare a Termination Assistance Project Plan that outlines the tasks required so that Services being terminated can be transferred back to HWAY or to a successor supplier.  These tasks, and the associated durations, are subject to change based upon Project Initiation Workshops that will be conducted to accurately establish the required activities. All work and tasks described in this Schedule M (Exit Services and Termination Assistance Plan) will be performed at rates set forth on the Rate Card in Schedule D (Pricing Form) or, if not provided thereon, at then existing standard Supplier rates.

As part of the Termination Assistance Project Plan, the following issues and tasks will be addressed in accordance with the provisions of Section 26.8 of the Agreement:

1.           GENERAL

Supplier’s general responsibilities with respect to Termination Assistance shall include the following:

1.1	Supplier shall cooperate with HWAY or its designee and shall assist in the preparation and implementation of a plan for the transfer of the Services from Supplier to HWAY or to its designee.

1.2
Supplier shall provide HWAY or its designee with reasonable information regarding the Services to support HWAY or its designee in assuming responsibility for, and continuing the performance of, the Services in an orderly manner.  Such information shall include identifying key support contacts (names, email addresses, and telephone numbers) of Supplier Personnel and third party providers.

1.3
Supplier shall provide to applicable personnel of HWAY or its designee training about how the Services are performed, including: (a) the use as permitted under this Agreement of Supplier’s Software and of Third Party Software that are to be transferred, (b) third party suppliers of goods and services required for performance of the Services, and (c) performance with respect to help desk Services.

1.4	Supplier shall comply with Sections 17 and 18 of the Agreement, with respect to returning or destroying Protected Health Information and Confidential Information and ceasing all use thereof.

1.5
Supplier shall provide to HWAY or its designee logical access to Equipment, Software and other resources then being used by Supplier to provide the terminated Services to HWAY.  With regard to Software, Supplier shall provide documentation, the Knowledge Database maintained in accordance with Section 10 of the Agreement, and other similar information necessary for HWAY or its designee to use the Supplier Software without disruption to HWAY’s operations.

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Schedule M contains 9 pages

1.6
At HWAY’s request, Supplier shall provide HWAY reasonable assistance with respect to HWAY’s conducting a bid process for performance of the Services.  This shall include providing reasonable information regarding updated performance histories, accurate asset inventories, then-current work volumes and projects underway.  Supplier shall reasonably cooperate with prospective vendors during a due diligence period as part of the bid process, including (a) making requested personnel available for interviews; (b) providing information and records with respect to the Equipment, Software, personnel, third parties, and other resources used to provide the Services (except information about Supplier’s internal cost of providing the Services, unless otherwise provided in the Agreement); and (c) answering questions about the Equipment, Software, and the Services.

1.7
The Exit Services described in this Schedule (“Exit Services”) will apply to each of the terminating or expiring Services, regardless of the reason for the cessation or termination of the relevant Services.  Accordingly, in the event that one or more of the Services, but not all of the Services, are terminated or expire on different dates, then the Exit Services will apply only to the terminating or expiring Services.

1.8
For the avoidance of doubt, the Exit Services will not include the provision of the Services, which the Supplier will continue to provide in accordance with the terms of this Agreement until the applicable Services end date.  The Exit Services will accordingly overlap with the provision of the relevant Services.

2.           PRE-TRANSFER SERVICES

Supplier’s pre-transfer responsibilities with respect to Termination Assistance shall include the following:

2.1
Supplier will submit a draft exit plan (“Exit Plan”) to HWAY no later than ninety (90) days after the ITO Service Commencement Date (as defined in Exhibit 1 to Annex C-4 (Transition Framework)). HWAY and Supplier will negotiate in good faith to agree on the Exit Plan as soon as reasonably practicable thereafter. The Exit Plan shall:

2.1.1           Be provided in electronic format;

2.1.2	Detail the full scope of the Exit Services, and the manner in which they will be provided;

2.1.3	Specify the timetable, process and critical controls for conducting the Exit Services;

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Schedule M contains 9 pages

2.1.4
Provide details of the process for producing a list of Supplier Subcontractors performing the terminated Services, showing their expiry dates and the Services they provide.  This list will be provided at the start of the exit period and also on the exit period end date; and

2.1.5
Describe the process for HWAY and Supplier to each appoint an Exit Manager who will be responsible for: (i) managing the respective party’s compliance with its respective obligations under this Schedule M and the relevant Exit Plan; (ii) managing the respective party’s employees, agents and subcontractors’ compliance with this Schedule M and the relevant Exit Plan; (iii) managing the exit process; and (iv) liaising with each other on matters relating to the implementation of the relevant Exit Plan and the Exit Services;

2.2	Assisting in HWAY’s, or its designee’s, development of a transition project plan outlining tasks, dates and responsibilities for the transfer, exchange and cutover of data and the Services;

2.3	Providing to HWAY, or its designee, the plans and status of current and pending projects;

2.4
Delivering then-existing systems support profiles, Knowledge Database, enhancement logs, problem tracking/resolution documentation, function point data, and status reports associated with the Services;

2.5	Identifying Software changes in progress and, unless otherwise requested by HWAY, freezing Software changes (other than maintenance modifications necessary to address processing problems);

2.6	Identifying, recording, and providing to HWAY or its designee release levels and maintenance release levels for HWAY Software;

2.7	Reviewing the test and production Software libraries with HWAY or its designee’s operations staff;

2.8	Assisting HWAY or its designee in the analysis of the space required for Software and data file libraries;

2.9
Providing HWAY Software, master file and field descriptions, record layouts, and related documentation and, subject to HWAY’s and Supplier’s rights and obligations with respect to such Software, providing documentation for any other Software which HWAY is licensed or otherwise authorized to use, including providing the non-proprietary Software and parameters for capacity, performance, system monitoring, and automation in the format in which it then exists in the ordinary course of business in the performance of the Services;

2.10
To the extent used to provide the Services, and subject to the terms of the Agreement, delivering source materials (and documentation with respect to such), object libraries and reference files, and embedded software tools;

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Schedule M contains 9 pages

2.11
As requested by HWAY, providing to HWAY or its designee one copy of HWAY’s storage volumes, including, as applicable, files, data sets, programs, load modules, libraries, and script files in the format in which it then exists in the ordinary course of business in the performance of the Services;

2.12
Assisting HWAY or its designee in transferring or establishing naming conventions, including, as requested by HWAY, providing documentation regarding the naming conventions used by Supplier in providing the Services;

2.13	As and if requested by HWAY, providing a workable image copy of each operating system environment;

2.14	Providing appropriate status of, listing of, software for, and procedures for all electronic data transfers;

2.15	Providing asset listings for Equipment, Software, and dedicated Third Party Contracts, including maintenance, and firmware levels;

2.16
Subject to Paragraph 2.17 below, at HWAY’s request, Supplier will procure the transfer of title to the assets listed in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances) to HWAY or an in-coming supplier of each of the In-Scope Contracts (as defined below) that HWAY nominates for transfer at a price equal to the Equipment’s book value at the time of transfer;

2.17
Where, during the Term, it is pre-agreed in writing between HWAY and Supplier that it will not be possible or practical to procure the transfer of an asset listed in Exhibit 1 to Annex C-3 (In-Scope Hardware Devices and OS Instances), Supplier will assist HWAY to obtain for itself or for an in-coming supplier equipment which is equivalent to (or substantially similar to) the Equipment on terms which are favourable to HWAY;

2.18
Providing how security and access arrangements will be transferred so that HWAY and each applicable in-coming supplier can gain access to systems and data to provide services equivalent to the Services immediately following the exit period end date;

2.19
Providing necessary information and assistance with respect to HWAY or its designee’s arrangements for physical de-installation, transportation, and relocation of Equipment and physical assets; provided, however, that HWAY will be financially responsible for all such de-installation, transportation and relocation;

2.20	Cooperating with HWAY or its designee in the preparation of migration testing;

2.21	In conjunction with HWAY, assisting HWAY or its designee to conduct rehearsal(s) of the transfer prior to cutover at times reasonably designated by HWAY;

2.22
Providing reasonable assistance to support HWAY’s requirements for business continuity during the transition, including (a) supplying (and updating, if otherwise required by the Agreement) documentation used by Supplier to provide business continuity Services (including testing procedures and frequencies, redundancy diagrams, and plans in Supplier’s possession); and (b) informing HWAY or its designee of then-current policies and procedures with regard to backup and business continuity; and (c) as requested by HWAY, participating in business continuity/disaster recovery testing as described in the Agreement prior to the transition, if necessary;

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Schedule M contains 9 pages

2.23	Identifying and documenting the demarcation points for each portion of the Services, including any operating level agreements with other HWAY or Supplier groups at those demarcation points;

2.24
Provide documentation and diagrams for HWAY data, and other communications networks under Supplier management, including device (modem, router, controller, bridge, etc.) configurations, router tables, IP addressing schema, managed device thresholds, and configurations;

2.25	Providing security and TCP/IP/SNA networking resource assistance during cutover of the Services from Supplier to HWAY or its designee;

2.26	Providing assistance to HWAY or its designee in notifying relevant vendors of the procedures to be followed during the transfer;

2.27
Providing an inventory of third party and other material telephone numbers, email addresses, and IP addresses (i.e. third party vendors and HWAY-unique toll free numbers) being used by Supplier in conjunction with performing the Services;

2.28
Providing to HWAY or its designee reasonable access to Supplier Personnel who are performing the Services and to a Supplier representative familiar with the provision of the relevant Services, in order that these personnel may answer HWAY or its designee’s reasonable questions;

2.29           Providing an inventory of the documentation and media stored off-site;

2.30	Providing to HWAY or its designee copies of documentation, including the Policies and Procedures Manual, used by Supplier in performing the Services;

2.31
Answering reasonable questions from HWAY’s or its designee’s operations staff, with respect to the Policies and Procedures Manual, the Change Control procedures and other standards and procedures used by Supplier to provide Services; and

2.32
Providing to HWAY or its designee the End User profiles from the help desk and the requested problem management records, in the form and format in which they exist as of the effective date of Termination.

3.           TRANSFER SERVICES

Supplier’s transfer responsibilities with respect to Termination Assistance shall include the following:

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Schedule M contains 9 pages

3.1	Providing reasonable assistance to HWAY or its designee related to the cutover of the Services;

3.2	Providing reasonable assistance to HWAY or its designee with the turnover of operational responsibility, including providing assistance and cooperation in the execution of parallel operation testing;

3.3	Providing reasonable assistance to HWAY or its designee with the movement of data from the then existing databases to the new environment;

3.4
If requested by HWAY, (a) unloading requested HWAY Information from the systems used to provide the Services, and (b) returning to HWAY or providing to its designee HWAY Information on electronic media as specified by HWAY or its designee;

3.5	Delivering then existing tapes or other media containing HWAY-requested data files (with content listing) and printouts of control file information to HWAY or its designee;

3.6	Providing information to HWAY or its designee as relates to loading the data files;

3.7	Transferring responsibility to HWAY or its designee for off-site tape and document storage;

3.8	Assist HWAY in porting designated telephone numbers and IP addresses to HWAY or its designee;

3.9	Using reasonable efforts to minimize or eliminate any potential transfer fees or taxes that might be incurred as a result of the transition;

3.10	Transferring billing, executing legal documents, and performing other functions necessary to effect the assignment of third party service contracts, to the extent commercially reasonable; and

3.11	Preparing bills of sale or taking reasonable actions necessary to effect mutually agreed transfers of ownership of resources.

4.           UPDATING THE EXIT PLAN

4.1
Supplier will be responsible for maintaining and updating the Exit Plan annually, (including each Service Tower Exit Plan and local Exit Plan, if applicable) on the anniversary of the ITO Service Commencement Date (or more frequently, at HWAY’s reasonable request in the event of any significant change to the Services, the Agreement or any other applicable circumstances) throughout the Term.  Such updates will be made so that the Exit Plan and each Service Tower Exit Plan and local Exit Plan, as applicable:

a)	accurately reflects the scope of the Services and the Supplier’s resources and infrastructure involved in providing the Services;

b)	accurately reflects all of the Supplier’s Exit Services obligations; and

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Schedule M contains 9 pages

c)	contains all current and relevant information and plans to enable the Exit Services to be provided in accordance with the requirements of this Agreement in a timely manner.

4.2
Supplier will promptly notify HWAY, in writing, if it believes circumstances have occurred or are likely to occur which would require an update to the Exit Plan, any Service Tower Exit Plan or local Exit Plan.  In this instance, HWAY will consider the notification from the Supplier and advise the Supplier whether or not it requires an updated version of the Exit Plan.

4.3	Supplier will comply with the reasonable request of HWAY in this respect and will consider any requested changes to the Exit Plan and reflect those changes agreed by the Parties in the Exit Plan.

5.           CHANGES DURING THE EXIT PERIOD

5.1
During the exit period, both Parties agree to keep Changes to the Services and Service Levels to a minimum in order to minimize material disruption or risk to the on-going Services during this period, recognizing that changes to the Services may become necessary in order to support the business of HWAY.

5.2
During the exit period, both Parties agree to settle existing Changes that are going through Change Control, in an effort to minimize or, where possible, eliminate the number of outstanding or incomplete Change requests at the commencement of the exit period.

5.3
At the commencement of the exit period, the Supplier will generate an up-to-date list of all work back-log. This list will identify all Services and other Supplier obligations that are over due for completion at the date the list is produced.  The Supplier will provide a copy of this list to HWAY.  HWAY and the Supplier will agree to a plan to complete the work back log by the exit period end date and where necessary and agreed by the Parties, the Supplier will bring additional resources onto the account at rates set forth in Schedule D (Pricing Form) in order to complete such work.

6.           IN-SCOPE CONTRACTS

6.1
The Exit Plan and each Service Tower Exit Plan or local Exit Plan will include a detailed list of all Software licences, maintenance agreements, support agreements, Equipment leases, subcontractor contracts and other third party contracts relating to the provision of the Services (collectively, “In-Scope Contracts”).

6.2	Subject to Paragraph 6.3 below, at HWAY’s request, the Supplier will procure a novation to HWAY or an in-coming supplier of each of the In-Scope Contracts that HWAY nominates for novation.

6.3
Where, during the Term, it is pre-agreed in writing between HWAY and the Supplier that it will not be possible or practical to procure the novation of an In-Scope Contract, the Supplier will provide reasonable assistance to HWAY in its efforts to obtain for itself a new contract with the same third party for equivalent goods or services on terms which are favourable to HWAY.

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Schedule M contains 9 pages

7           RETENDERING SUPPORT

7.1
Supplier will provide, and will procure that its Affiliates and Supplier Subcontractors provide, HWAY with any advice, assistance, documentation and information reasonably required by HWAY to support a retendering of the Services (or any part of the Services).  Such assistance will be provided at any time, at HWAY’s request which, for the avoidance of doubt, may be prior to the start of any exit period.

8           DUE DILIGENCE SUPPORT

8.1
As part of any re-tendering process or as a result of HWAY selecting one or more actual or potential in-coming suppliers, it may be necessary for HWAY and/or third parties to conduct due diligence on the Services. This may also involve some of the Supplier Personnel answering questions or explaining certain aspects of the Services to HWAY and/or any actual or potential in-coming supplier(s).  The Supplier and each of its Affiliates and Supplier Subcontractors will support such due diligence activities and provide the information and answers to questions, as may be reasonably requested by HWAY either directly to HWAY or, at HWAY’s request, to one or more in-coming supplier(s).

8.2
HWAY will, and will procure that all actual or potential in-coming suppliers will, use reasonable endeavours to minimise the disruption caused to the Supplier and the Supplier’s provision of the Services as a result of the Supplier supporting a due diligence exercise and shall enter into appropriate confidentiality and security undertakings.

9.           PERIOD FOR THE EXIT SERVICES

9.1
HWAY may, on no less than [______]* notice prior to the Services end date, require the Supplier to continue to provide all or any part of the Exit Services on the terms of this Agreement for a period, to be specified by HWAY, of up to six months following the exit period end date. The relevant Charges and all other provisions of this Agreement will continue to apply during this extension period.

9.2
If HWAY elects to extend the period for provision of any Services for which Exit Services are (or should be) already being provided by the Supplier, then HWAY may elect to extend the period during which Exit Services are provided for such Services by giving notice in writing to the Supplier specifying such extension, and the relevant Exit Period will be deemed to be extended accordingly.

10.           POST-TRANSFER SERVICES

Supplier’s post-transfer responsibilities with respect to Termination Assistance shall include the following:

10.1	Providing additional information as requested by HWAY to provide for continuity of operations for a period of [______]* following the exit period end date

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule M contains 9 pages

a)	answer any ad hoc questions raised by HWAY, by e-mail or telephone, seeking clarification on any matter or thing for which the Supplier was responsible during the Term;

b)
provide HWAY with any information or copies of records, reports or other documentation that the Supplier provided or was due to provide to HWAY or an in-coming supplier on or before the exit period end date which are found to be missing, incomplete, incorrect or out of date at the date they were issued by HWAY or an in-coming supplier; and

c)
return any HWAY Materials, HWAY data or other assets or materials or items which belong to HWAY or a party contracted to HWAY which are found in the possession of the Supplier, any of its Affiliates or Supplier Subcontractors whether by mistake or otherwise.

10.2
Returning to HWAY all remaining property of HWAY in Supplier’s possession, including remaining reports, data, and all HWAY Confidential Information; alternatively, as required by HWAY, Supplier shall destroy such property;

10.3	Certifying that HWAY Information has been removed from Supplier’s systems, premises, and control and returned or destroyed; and

10.4	Vacating HWAY’s premises, if applicable, in an orderly manner.

10.5
If requested by HWAY, in writing, prior to the exit period end date, the Supplier will provide such Supplier Personnel, as HWAY will request, on a full time or part time consultancy basis, to support HWAY and/or an in-coming supplier for any period specified by HWAY of up to six (6) months following the exit period end date.  Except where such consultancy support is required to overcome errors, omissions or delays by the Supplier in providing the Exit Services or any of the Supplier’s other obligations under the Agreement, the Charges for such consultancy support will be borne by HWAYS, at the relevant rates in Schedule D (Pricing Form).

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule N contains 1 page

SCHEDULE N
DISASTER RECOVERY PLAN

Intentionally Left Blank.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule O contains 4 pages

SCHEDULE O

GUARANTY

See attached.

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Schedule O contains 4 pages

GUARANTY

THIS GUARANTY (this “Guaranty”) is entered into and effective this 24th day of May, 2011, by Hewlett-Packard Company, a Delaware corporation (“Guarantor”), with its principal offices at 3000 Hanover Street, Palo Alto, California 94304, in favor of Healthways, Inc., a Delaware corporation (“Beneficiary”), with its principal offices at 701 Cool Springs Boulevard, Franklin, TN 37067.

1.           Guaranty.  In consideration of the Beneficiary entering into that Master Services Agreement dated effective May 24, 2011 (the “Agreement”) with HP Enterprise Services, LLC, a Delaware limited liability company and wholly-owned subsidiary of Guarantor (“HP Subsidiary”), Guarantor hereby guarantees to Beneficiary performance of all of the obligations owing to Beneficiary by HP Subsidiary and by any other relevant subsidiary or affiliate of Guarantor (collectively, the HP Subsidiary and such other subsidiaries are referred to as “Relevant Subsidiary”) under the Agreement (the “Guaranteed Obligations), on the terms and conditions set forth herein.  Beneficiary shall not take any action against Guarantor under this Guaranty unless and until each of the following conditions has been satisfied: (a) the Guaranteed Obligations have become due and payable and have not been performed by HP Subsidiary within any applicable cure period; (b) Beneficiary has followed the dispute resolution processes described in the Agreement and has used reasonable efforts to enforce the obligations owing to Beneficiary directly against the HP Subsidiary; (c) all related obligations of Beneficiary have been fulfilled by Beneficiary and (d) Beneficiary has provided notice in accordance with the requirements of Section 3.  Guarantor shall have the right to assert against Beneficiary all of the claims, offsets and defenses that HP Subsidiary or any other Relevant Subsidiary has against Beneficiary, including limitation of liabilities; provided, that Guarantor hereby waives any and all rights and defenses under common law principles applicable to guarantors and/or sureties, or similar laws, that would allow Guarantor to terminate, reduce, or avoid the Guaranteed Obligations on any basis other than a defense or right available to the HP Subsidiary against the Beneficiary.  This Guaranty is a guaranty of payment and performance and not of collection.  Guarantor hereby waives any right to require that an action be brought against Relevant Subsidiary or any other person or to require that resort be had to any collateral in favor of Beneficiary prior to discharging its obligations hereunder.

2.           Limit on Liability.  Notwithstanding anything to the contrary in this Guaranty, Guarantor’s liability for any Obligations under this Guaranty shall not exceed the HP Subsidiary’s liability set forth in Section 21 of the Agreement.

3.           Delivery of Notice.  Payment by Guarantor under this Guaranty shall be subject to the delivery of (a) a written demand by Beneficiary to Guarantor stating the fact of HP Subsidiary’s and/or any Relevant Subsidiary’s default under the Agreement and that all conditions set forth in Section 1 have been satisfied and (b) reasonable evidence that all the conditions set forth in Section 1 have been satisfied.

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Schedule O contains 4 pages

4.           Term.  The terms of this Guaranty and the survival of its terms and conditions shall be co-terminous with this Agreement.  The obligations of Guarantor hereunder shall not be released or impaired by any amendment to or modification of any of the terms of the Guaranteed Obligations made by Beneficiary and Relevant Subsidiary; provided, that only to the extent any such amendment or modification of the terms of the Guaranteed Obligations releases or reduces the obligations of a Relevant Subsidiary, Guarantor’s obligations hereunder shall be so amended or modified.

5.           Corporate Authority; Enforceability.  Guarantor has the power and authority to execute, deliver and perform its obligations under this Guaranty and has taken all necessary action to authorize the execution, delivery and performance thereof.  This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and to general equitable principles (whether considered in a proceeding in equity or at law).

6.           Assignment.  Should the Agreement be assigned by Beneficiary in accordance with Section 27.16 of the Agreement, Beneficiary shall be entitled to assign this Guaranty to the assignee to which the Agreement has been assigned.  This Guaranty shall be binding upon Guarantor and Guarantor’s representatives, successors, successors-in-title and assigns, and shall inure to the benefit of Beneficiary, its representatives, successors, successors-in-title and assigns.  Should circumstances arise in which this Guaranty is invoked, the Guarantor shall be entitled to assign its performance obligations to one or more of its Affiliates or, as regards payment obligations, to any third party being a bank or other financial institution at its sole discretion, provided that the Guarantor shall remain fully liable for the due and punctual performance of any assigned performance obligations by the assignee(s).  For the purpose of this Clause 6, ‘Affiliate’ shall mean either a directly or indirectly wholly owned subsidiary of the Guarantor.

7.           Entire Agreement.  This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof.

8.           Bankruptcy.  The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of any Relevant Subsidiary in any receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of any Relevant Subsidiary or the estate of Relevant Subsidiary in bankruptcy, or of any remedy for the enforcement of any of the Guaranteed Obligations resulting from the operation of any present or future provision of the Federal bankruptcy law or any other statute or the decision of any court, or (c) the proper assignment or transfer, in accordance with the terms of this Guaranty, of any of the Guaranteed Obligations by Beneficiary.

9.           Governing Law; Waiver of Jury Trial.  This Guaranty shall be interpreted in accordance with the laws of the State of Tennessee, without regard to conflict of law principles.  The state or federal courts located in Davidson County, Tennessee shall have exclusive jurisdiction to hear and determine any claims or disputes between Beneficiary and Guarantor relating to this Guaranty.  By acceptance of this Guaranty by Beneficiary, each of Guarantor and Beneficiary hereby waives trial by jury in connection with this Guaranty.

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Schedule O contains 4 pages

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first written above.
HEWLETT-PACKARD COMPANY

By: /s/ Paul T. Potrini________________
Name:         Paul T. Potrini
Title:           Vice President, Deputy General
    Counsel and Assistant Secretary

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule P contains 2 pages

SCHEDULE P
SUPPLIER ACCOUNT INFORMATION

See attached.

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule P contains 2 pages

          HP ENTERPRISES SERVICES, LLC (or EDS)
Electronic Funds Transfer Instructions
For Accounts Receivable Payments

Credit Bank:	Bank of America
Bank Routing:	ABA# 111000012 – ACH

SWIFT code:	[______] *
Bank Address	6000 Feldwood Rd, Lockbox 281935, College Park, GA 30349
Contact Name	[______]
Credit Account:	[______] *
Vendor Address:	[______] *

Bank Account No.:	[______] *
Account Type:	[______] *

Dun & Bradstreet #:	[______] *
Federal ID:	[______]

ACH Payment:	To insure proper payment application, the EDS invoice number(s) must be included in the description field or in the invoice field as specified by some ACH software applications.

Acceptable EFT	ACH	CTX in EDI 820 Format [EDS Preferred Format]
Format:	ACH	CCD+
FED	Wire Transfer

Note: ACH CCD format is not acceptable except by special
permission.

Direct questions regarding these instructions to the following email address:
usarsupport@hp.com
For Attn: Rafael Lopez – Manager AR – US

Revision Date: 3/12/2010

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION
Schedule Q contains 1 page

SCHEDULE Q
HWAY SOFTWARE

[______]*

Nothing herein shall be construed or interpreted in any way to supersede or conflict with the Master Services Agreement between the Parties, in whole or in part. If and to the extent anything in this Schedule conflicts or is otherwise inconsistent with the terms of the Master Services Agreement or any provision thereof, the terms of the Master Services Agreement shall control.